UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Liberty Media Corporation

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Information in this proxy statement/notice/prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement/notice/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/notice/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.
Subject to completion, dated [           ], 2025
LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400
Dear Stockholder:[           ], 2025
On behalf of the board of directors of Liberty Media Corporation, a Delaware corporation (Liberty Media), we are pleased to enclose the accompanying proxy statement/notice/prospectus and proxy card (the materials) relating to the proposed transaction for Liberty Media to split-off its Liberty Live Group to form a new, independent public company.
In the transaction, Liberty Media would separate the Liberty Live Group from Liberty Media by means of a redemptive split-off of Liberty Live Holdings, Inc., a Nevada corporation and wholly owned subsidiary of Liberty Media (Liberty Live).
In connection with the Split-Off, Liberty Media contributed a portion of its shares of common stock (Live Nation Common Stock), par value $0.01 per share, of Live Nation Entertainment, Inc., a Delaware corporation (Live Nation) to a wholly owned special purpose subsidiary of Liberty Live (LNSPV) (collectively, the First Contribution). Prior to the completion of the Split-Off, Liberty Media will contribute its remaining shares of Live Nation Common Stock to Liberty Live in the Second Contribution (as defined below), such that Liberty Live will beneficially own Liberty Media’s entire interest in Live Nation, which represents approximately 30% of the outstanding shares of Live Nation Common Stock as of July 31, 2025.
Immediately prior to the completion of the Second Contribution, Liberty Media’s wholly owned subsidiary, QuintEvents, LLC, Liberty Media’s interest in certain private assets and cash (which cash amount will be determined based on relative valuations of the assets that are being reattributed) (collectively, the Reattributed Assets) will be reattributed (the Reattribution) from the Formula One Group to the Liberty Live Group in exchange for Liberty Media’s interests in certain other private assets (collectively, the Liberty Live Group Excluded Assets).
Further, prior to the completion of the Split-Off, Liberty Media and Liberty Live will enter into a Reorganization Agreement (as may be amended from time to time, the Reorganization Agreement). The Reorganization Agreement will govern, among other things, the terms and conditions of the Split-Off, pursuant to which all of the businesses, assets and liabilities attributed to the Liberty Live Group immediately prior to the Redemption (as defined below) will be contributed to and assumed by (or, to the extent such assets and liabilities are already held by Liberty Live or its subsidiaries prior to the Redemption, will be retained by) Liberty Live or its subsidiaries, including, among others, Liberty Media’s shares of Live Nation Common Stock, Liberty Media’s interest in certain private assets, Liberty Media’s 2.375% Exchangeable Senior Debentures due 2053, a margin loan (which is undrawn as of the date hereof) incurred by a wholly owned special purpose subsidiary of Liberty Media, which is secured by shares of Live Nation Common Stock, the variable forward contracts incurred by LNSPV, the Reattributed Assets and corporate cash, (the Second Contribution and together with the First Contribution, the Contributions), subject to the terms and conditions of the Reorganization Agreement. Additionally, pursuant to the Reorganization Agreement, following the Contributions, each outstanding share of Liberty Media’s Series A Liberty Live common stock, par value $0.01 per share (LLYVA), Series B Liberty Live common stock, par value $0.01 per share (LLYVB) and Series C Liberty Live common stock, par value $0.01 per share (LLYVK and, together with LLYVA and LLYVB, collectively, Liberty Live common stock) will be redeemed for one share of the corresponding series of New Liberty Live Group common stock of Liberty Live, par value $0.01 per share

(New Liberty Live Group common stock) (such redemption and exchange, the Redemption). The Liberty Live Group Excluded Assets will not be contributed to Liberty Live and instead will be reattributed to the Formula One Group immediately prior to the completion of the Second Contribution in the Reattribution. We refer to the Reattribution, Contributions, Redemption and the resulting separation of Liberty Live from Liberty Media pursuant to the Redemption as the Split-Off.
Liberty Live expects to list its shares of Series A Liberty Live Group common stock (New LLYVA) and Series C Liberty Live Group common stock (New LLYVK) on the Nasdaq Global Select Market under the symbols, “LLYVA” and “LLYVK”, respectively. Liberty Live currently expects that its shares of Series B Liberty Live Group common stock (New LLYVB) will be quoted on the OTC Markets under the symbol “LLYVB”.
Liberty Media will hold a special meeting of holders of record, as of the record date for such meeting, of shares of LLYVA and LLYVB at [      ], Mountain time, on [           ], 2025 (the Special Meeting), at which meeting such stockholders will be asked to consider and vote on a proposal to approve the Redemption (the Split-Off Proposal). The Special Meeting will be held via the Internet and will be a completely virtual meeting of stockholders. Holders of record of shares of LLYVA and LLYVB outstanding as of the record date for the Special Meeting may attend the Special Meeting, submit questions and vote their shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/[           ]. To enter the Special Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card. Liberty Media recommends logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on [           ], 2025.
If the Split-Off Proposal is approved and certain other conditions are satisfied (or, if permissible, waived), we expect to complete the Split-Off as soon as practical after the Special Meeting and we will announce the date and time of the Split-Off shortly following the Special Meeting.
The Liberty Media board of directors has [unanimously] (a) approved and declared advisable and in the best interests of Liberty Media and its stockholders (including the holders of Liberty Live common stock) the Split-Off and the transactions contemplated thereby, including the Reattribution, the Contributions and the Redemption and the resulting separation of Liberty Live from Liberty Media pursuant to the Redemption, and (b) recommended that holders of shares of LLYVA and LLYVB, voting together as a separate class, vote “FOR” each of the Split-Off Proposal and the Adjournment Proposal (as defined below), as presented and further described in the accompanying materials.
Liberty Media is seeking approval from holders of shares of LLYVA and LLYVB of the Split-Off Proposal (and the Adjournment Proposal). You are encouraged to vote “FOR” all of the proposals presented and further described in the accompanying proxy statement/notice/prospectus.
Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting, please vote as soon as possible to make sure that your shares are represented.
Thank you for your cooperation and continued support and interest in Liberty Media.
Very truly yours,

Derek Chang
President and Chief Executive Officer
Liberty Media Corporation
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of any of the proposals or the securities being offered in the Split-Off or has passed upon the adequacy or accuracy of the accompanying materials. Any representation to the contrary is a criminal offense.
Investing in the securities of Liberty Live or Liberty Media involves risks. See “Risk Factors” beginning on page 25.
The accompanying proxy statement/notice/prospectus is dated [           ], 2025 and is first being mailed on or about [           ], 2025 to the stockholders of record of LLYVA and LLYVB as of 5:00 p.m., New York City time, on [           ], 2025.

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be Held on [           ], 2025
NOTICE IS HEREBY GIVEN of the special meeting of holders of record of shares of Series A Liberty Live common stock, par value $0.01 per share (LLYVA), and Series B Liberty Live common stock, par value $0.01 per share (LLYVB), of Liberty Media Corporation (Liberty Media) to be held at [      ], Mountain time, on [           ], 2025 (the Special Meeting). The Special Meeting will be held via the Internet and will be a completely virtual meeting of stockholders to consider and vote on the following proposals:

1.
A proposal (the Split-Off Proposal) to approve the redemption by Liberty Media of each outstanding share of LLYVA, LLYVB, and Liberty Media’s Series C Liberty Live common stock, par value $0.01 per share (LLYVK), for one share of the corresponding series of New Liberty Live Group common stock, par value $0.01 per share, of a newly formed, wholly owned subsidiary of Liberty Media, Liberty Live Holdings, Inc., a Nevada corporation (Liberty Live). In connection with the Split-Off, Liberty Media will effect the reattribution of certain assets and liabilities between the Formula One Group and the Liberty Live Group, and following such reattribution, contribute all of the businesses, assets and liabilities attributed to the Liberty Live Group, which are not already owned by Liberty Live, to Liberty Live. We refer to such reattribution, contributions and the redemption and the resulting separation of Liberty Live from Liberty Media pursuant to the redemption as the Split-Off. After the Split-Off, Liberty Live will hold all of the businesses, assets and liabilities attributed to the Liberty Live Group immediately prior to the redemption, including, among others, Liberty Media’s shares of common stock (Live Nation Common Stock), par value $0.01 per share, of Live Nation Entertainment, Inc., Liberty Media’s interest in certain private assets, Liberty Media’s 2.375% Exchangeable Senior Debentures due 2053, a margin loan (which is undrawn as of the date hereof) incurred by a wholly owned special purpose subsidiary of Liberty Media, which is secured by shares of Live Nation Common Stock, the variable forward contracts incurred by a wholly owned special purpose subsidiary of Liberty Live, Liberty Media’s wholly owned subsidiary, QuintEvents, LLC and corporate cash.

2.
A proposal (the Adjournment Proposal) to approve the adjournment of the Special Meeting by Liberty Media from time to time to solicit additional proxies in favor of the Split-Off Proposal, if there are insufficient votes at the time of such adjournment to approve the Split-Off Proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate.

Liberty Media will transact no other business at the Special Meeting, except such business as may properly be brought before the Special Meeting or any adjournments or postponements thereof by or at the direction of the Liberty Media board of directors in accordance with Liberty Media’s amended and restated bylaws. The accompanying proxy statement/notice/prospectus and proxy card (the materials) describe the proposals listed above in more detail. Please refer to the materials, including the form of the proposed restated articles of incorporation of Liberty Live and Liberty Live’s amended and restated bylaws and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the Special Meeting. You are encouraged to read the entire document carefully before voting. In particular, please see “Risk Factors” beginning on page 25 of the accompanying proxy statement/notice/prospectus for an explanation of the risks associated with the Split-Off.
Holders of record of shares of LLYVA and LLYVB, in each case, outstanding as of 5:00 p.m., New York City time, on [           ], 2025 (such date and time, the record date for the Special Meeting), will be entitled to notice of the Special Meeting and to vote on the proposals at the Special Meeting or any adjournment or postponement thereof. Holders of shares of LLYVK, and the holders of shares of Liberty Media’s Series A Liberty Formula One common stock, par value $0.01 per share, Series B Liberty Formula

One common stock, par value $0.01 per share, or Series C Liberty Formula One common stock, par value $0.01 per share, are not being asked to vote, and are not entitled to vote, on the proposals because such vote is not required by Liberty Media’s restated certificate of incorporation, Liberty Media’s bylaws or the laws of the State of Delaware.
The Split-Off Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the aggregate voting power of the shares of LLYVA and LLYVB outstanding as of the record date, in each case, entitled to vote on such matter and that are present in person or by proxy at the Special Meeting, voting together as a separate class. Pursuant to Liberty Media’s restated certificate of incorporation, with respect to the Split-Off Proposal and the Adjournment Proposal, each holder of record of shares of LLYVA is entitled to one vote per share and each holder of record of shares of LLYVB is entitled to ten votes per share.
The Liberty Media board of directors has approved and declared advisable each enumerated proposal, and the transactions contemplated by each of them, and recommends that the holders of shares of LLYVA and LLYVB vote “FOR” each proposal.
Liberty Media is seeking approval from holders of shares of LLYVA and LLYVB of each of the Split-Off Proposal and the Adjournment Proposal. You are encouraged to vote “FOR” both of the proposals presented and further described in the accompanying proxy statement/notice/prospectus.
A list of stockholders entitled to vote at the Special Meeting will be available at Liberty Media’s offices in Englewood, Colorado for review by its stockholders for any purpose germane to the Special Meeting for ten days ending on the day before the Special Meeting.
You may cast your vote electronically during the Special Meeting via the Internet or by proxy prior to the meeting via the Internet, by telephone, or by mail. You may attend the Special Meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/[           ]. To enter the Special Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on [           ], 2025.
YOUR VOTE IS IMPORTANT. Liberty Media urges you to vote as soon as possible via the Internet, by telephone, or by mail.
By order of the board of directors,

Michael Hurelbrink
Assistant Vice President and Secretary
Englewood, Colorado
[           ], 2025
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE PROMPTLY ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. ALTERNATIVELY, PLEASE COMPLETE, SIGN AND RETURN BY MAIL THE ENCLOSED PROXY CARD.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of any of the proposals or the securities being offered in the Split-Off or has passed upon the adequacy or accuracy of the accompanying materials. Any representation to the contrary is a criminal offense.

ABOUT THIS PROXY STATEMENT/NOTICE/PROSPECTUS
This proxy statement/notice/prospectus, which forms part of a registration statement on Form S-4 (File No. 333-288960) filed with the Securities and Exchange Commission (the SEC) by Liberty Live Holdings, Inc., a Nevada corporation and wholly owned subsidiary of Liberty Media and which is referred to as Liberty Live, constitutes a proxy statement of Liberty Media under Section 14(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and a notice of meeting and action to be taken with respect to the Special Meeting at which certain Liberty Media stockholders will consider and vote on the Split-Off Proposal and the other proposal described in this proxy statement/notice/prospectus. It also constitutes a prospectus of Liberty Live under Section 5 of the Securities Act of 1933, as amended (the Securities Act), with respect to the shares of New Liberty Live Group common stock (as defined below) to be distributed to certain stockholders of Liberty Media pursuant to the Redemption.
This proxy statement/notice/prospectus describes the businesses and assets of Liberty Live as though they were its businesses, assets and liabilities for all historical periods described.
Liberty Live is a newly formed entity, and Liberty Media will cause all of the businesses, assets and liabilities attributed to the Liberty Live Group immediately prior to the Redemption to be contributed to and assumed by (or, to the extent such assets and liabilities are already held by Liberty Live or its subsidiaries prior to the Redemption, retained by) Liberty Live or its subsidiaries. Unless otherwise specified herein, references in this proxy statement/notice/prospectus to the historical assets, liabilities, businesses or activities of Liberty Live’s businesses or the businesses in which it has interests are intended to refer to the historical assets, liabilities, businesses or activities as they were conducted by or attributed to the Liberty Live Group immediately prior to the Redemption, which will consist of the businesses, assets and liabilities contributed to Liberty Live pursuant to the Contributions, including the Reattributed Assets (and excluding the Liberty Live Group Excluded Assets). Upon completion of the Split-Off, Liberty Live will be an independent company and Liberty Media will have no continuing stock ownership in Liberty Live. This proxy statement/notice/prospectus contains and incorporates by reference, as applicable, certain historical financial information of Liberty Media as well as certain historical financial information relating to the business, assets and liabilities that will be held by Liberty Live upon the completion of the Split-Off. This historical financial information is not necessarily indicative of Liberty Media’s or Liberty Live’s future financial position, future results of operations or future cash flows, nor does it reflect what the financial position, results of operations or cash flows of Liberty Live would have been had it been operated as a stand-alone company during the periods presented.
Information contained in, incorporated by reference in or included as an annex to this proxy statement/notice/prospectus relating to Liberty Media, Liberty Live and the Split-Off has been supplied by Liberty Media. You should rely only on the information contained in, incorporated by reference in or included as an annex to this proxy statement/notice/prospectus. No person has been authorized to provide you with information that is different from what is contained in, incorporated by reference in or included as an annex to, this proxy statement/notice/prospectus, and, if given or made by any person, such information must not be relied upon as having been authorized. You should not assume that the information contained in this proxy statement/notice/prospectus is accurate as of any date other than the date set forth on the cover page of this proxy statement/notice/prospectus or as otherwise specifically set forth herein. Changes to the information contained herein may occur after that date and neither of Liberty Live or Liberty Media undertake any obligation to update the information unless required to do so by law. Further, you should not assume that the information incorporated by reference into this proxy statement/notice/prospectus is accurate as of any date other than the date of the incorporated document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this document modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document. Neither the mailing of this document to the holders of record of shares of LLYVA and LLYVB, nor the issuance of New Liberty Live Group common stock in the Split-Off and pursuant to the Reorganization Agreement, will create any implication to the contrary.
This proxy statement/notice/prospectus also includes information concerning Live Nation, Liberty Media’s equity method affiliate that files reports and other information with the SEC in accordance with

(i)

the Exchange Act. Information in this proxy statement/notice/prospectus concerning Live Nation has been derived from the reports and other information filed by Live Nation with the SEC. If you would like further information about Live Nation (including beneficial ownership information), the reports and other information that it and certain of its beneficial owners and directors and/or officers file with the SEC (including proxy statements and statements or forms filed pursuant to Sections 13(d), 13(f), 13(g) or 16(a) of the Exchange Act) can be accessed on the Internet website maintained by the SEC at http://www.sec.gov. Unless explicitly stated herein, those reports and other information are not incorporated by reference in this proxy statement/notice/prospectus.
ADDITIONAL INFORMATION
This proxy statement/notice/prospectus incorporates important business and financial information from other documents that are not included in or delivered with this proxy statement/notice/prospectus. For a listing of the documents incorporated by reference into this proxy statement/notice/prospectus, see “Additional Information — Where You Can Find More Information.” This information is available to you without charge upon your written or oral request. You can obtain copies of documents filed with the SEC, including the documents incorporated by reference in this proxy statement/notice/prospectus, through the SEC website at http://www.sec.gov or by writing or telephoning the office of Investor Relations of Liberty Media at the following address and telephone number:
Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (877) 772-1518
Attention: Investor Relations
After the Split-Off, holders of New Liberty Live Group common stock who have any questions relating to Liberty Live should contact Liberty Live at:
Liberty Live Holdings, Inc.
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (844) 826-8736
Attention: Investor Relations
Liberty Live’s investor relations website (http://www.[    ]) will be operational on or around the completion of the Split-Off. Neither the Liberty Media website nor the Liberty Live website and the information contained therein or connected thereto are incorporated into this proxy statement/notice/prospectus, or in any other filings with, or any information furnished or submitted to, the SEC.
If you would like to request any documents, please do so at least five business days before the date of the Special Meeting (i.e., by [           ], 2025), in order to receive them before the Special Meeting.

(ii)

i

ii

QUESTIONS AND ANSWERS
The questions and answers below highlight only selected information about the Split-Off and the Special Meeting. You should read carefully the entire proxy statement/notice/prospectus, including the Annexes and the additional documents incorporated by reference herein, because the information in this section does not provide all of the information that might be important to you with respect to the Split-Off and the Special Meeting.
Q:
What will be the result of the Split-Off?

A:
If the Split-Off (as defined below) is consummated, the Split-Off would result in Liberty Live becoming a new, independent public company. Its businesses, assets and liabilities would be compromised of, among other items, all of Liberty Media’s shares of common stock, par value $0.01 per share (Live Nation Common Stock), of Live Nation Entertainment, Inc., a Delaware corporation (Live Nation), which represents approximately 30% of the outstanding shares of Live Nation Common Stock as of July 31, 2025, corporate cash, Liberty Media’s interest in certain private assets, including Liberty Media’s wholly owned subsidiary, QuintEvents, LLC (Quint), Liberty Media’s 2.375% Exchangeable Senior Debentures due 2053 (the 2.375% Exchangeable Senior Debentures due 2053), a margin loan (which is undrawn as of the date hereof) incurred by a wholly owned special purpose subsidiary of Liberty Media, which is secured by shares of Live Nation Common Stock (the Margin Loan) and the variable forward contracts incurred by a wholly owned special purpose subsidiary of Liberty Live (LNSPV) (the 2025 Forward Contracts). Additionally, as part of the Split-Off, each outstanding share of Liberty Media’s Series A Liberty Live common stock, par value $0.01 per share (LLYVA), Series B Liberty Live common stock, par value $0.01 per share (LLYVB) and Series C Liberty Live common stock, par value $0.01 per share (LLYVK and, together with LLYVA and LLYVB, collectively, Liberty Live common stock) will be redeemed for one share of the corresponding series of New Liberty Live Group common stock of Liberty Live, par value $0.01 per share (New Liberty Live Group common stock) (such redemption and exchange, the Redemption).

Q:
How will the Split-Off be effected?

A:
In connection with the Split-Off, Liberty Media contributed a portion of its shares of Live Nation Common Stock to LNSPV (collectively, the First Contribution). Prior to the completion of the Split-Off, Liberty Media will contribute its remaining shares of Live Nation Common Stock to Liberty Live in the Second Contribution (as defined below), such that Liberty Live will beneficially own Liberty Media’s entire interest in Live Nation, which represents approximately 30% of the outstanding shares of Live Nation Common Stock as of July 31, 2025. Immediately prior to the completion of the Second Contribution, Quint, Liberty Media’s interest in Meyer Shank Racing LLC and cash (which cash amount will be determined based on relative valuations of the assets that are being reattributed) (collectively, the Reattributed Assets) will be reattributed (the Reattribution) from the Formula One Group to the Liberty Live Group in exchange for Liberty Media’s interests in Kroenke Arena Company, LLC, Overtime Sports, Inc. and Griffin Gaming Partners II, L.P. (collectively, the Liberty Live Group Excluded Assets). Prior to the completion of the Split-Off, Liberty Media and Liberty Live expect to enter into a Reorganization Agreement (as may be amended from time to time, the Reorganization Agreement), pursuant to which all of the businesses, assets and liabilities attributed to the Liberty Live Group immediately prior to the Redemption (as defined below) will be contributed to and assumed by (or, to the extent such assets and liabilities are already held by Liberty Live or its subsidiaries prior to the Redemption, will be retained by) Liberty Live or its subsidiaries (which, for the avoidance of doubt, excludes the Liberty Live Group Excluded Assets, but includes, among other businesses, assets and liabilities, the Reattributed Assets) (the Second Contribution and together with the First Contribution, the Contributions), subject to the terms and conditions of the Reorganization Agreement. Additionally, pursuant to the Reorganization Agreement, following the Contributions, each outstanding share of Liberty Live common stock will be redeemed for one share of the corresponding series of New Liberty Live Group common stock. The Redemption will be effected in accordance with the terms of Liberty Media’s restated certificate of incorporation (Liberty Media’s certificate of incorporation).

The Reattribution, Contributions, Redemption and the resulting separation of Liberty Live from Liberty Media pursuant to the Reorganization Agreement are referred to as the Split-Off. After the Split-Off, Liberty Live will hold all of the businesses, assets and liabilities attributed to the Liberty Live Group immediately prior to the Redemption (which, for the avoidance of doubt, excludes the Liberty Live Group Excluded Assets, but includes, among other businesses, assets and liabilities, the Reattributed Assets), including, among others, (1) all of Liberty Media’s shares of Live Nation Common Stock, (2) corporate cash, (3) Liberty Media’s interest in certain private assets, including the Reattributed Assets, (4) the 2.375% Exchangeable Senior Debentures due 2053, (5) a Margin Loan and (6) the 2025 Forward Contracts.
Q:
What is the Split-Off Proposal for which holders of shares of LLYVA and LLYVB are being asked to vote?

A:
Liberty Media will hold a special meeting of holders of record, as of the record date (as defined below) for such meeting, of shares of LLYVA and LLYVB at [           ], Mountain time, on [          ], 2025 (the Special Meeting), at which meeting such stockholders will be asked to consider and vote on a proposal to approve the Redemption (the Split-Off Proposal). The Split-Off Proposal requires the affirmative vote of the holders of record of a majority of the aggregate voting power of the shares of LLYVA and LLYVB outstanding as of the record date, in each case, entitled to vote on such matter and that are present in person or by proxy at the Special Meeting, voting together as a separate class (the Liberty Split-Off Stockholder Approval). With respect to the Split-Off Proposal, each holder of record of shares of LLYVA is entitled to one vote per share and each holder of record of shares of LLYVB is entitled to ten votes per share. For more information, see “The Proposed Transactions” and “The Split-Off Proposal” below.

Completion of the Split-Off is conditioned on, among other things, the holders of shares of LLYVA and LLYVB, voting together as a separate class, approving the Split-Off Proposal. The completion of the Split-Off is not conditioned on the approval of the Adjournment Proposal (as defined below).
Q:
Why is Liberty Media completing the Reattribution in connection with the Split-Off?

A:
Immediately prior to the completion of the Second Contribution, Liberty Media will reattribute the Reattributed Assets from the Formula One Group to the Liberty Live Group in exchange for the Liberty Live Group Excluded Assets. The Reattribution is intended to attribute assets to the Liberty Live Group which Liberty Media believes are appropriate to be contributed to Liberty Live in connection with the Split-Off. When making this determination, Liberty Media considered the potential post-Split-Off assets and liabilities for both Liberty Media and Liberty Live and what it believes is the appropriate mix and capitalization for both entities. Accordingly, the Reattributed Assets will be contributed to, and the Liberty Live Group Excluded Assets will be excluded from, Liberty Live. The amount of cash to be included in the Reattribution will depend on the fair value of the Reattributed Assets and the Liberty Live Group Excluded Assets at the time of such Reattribution. If the latter exceeds the former, another asset, such as cash, must be added to the reattributed asset pool to eliminate that deficit.

Pursuant to Liberty Media’s certificate of incorporation, and its management and allocation policies, Liberty Media’s board of directors is vested with the discretion to reattribute assets and liabilities from one tracking stock group to another tracking stock group without the approval of any of its stockholders, and the only limitations on its exercise of such discretion are that the reattribution be in the best interest of all of Liberty Media’s stockholders and that the Reattribution be done on a fair value basis.
Q:
Does Liberty Media expect to convert any shares of Liberty Live common stock prior to the Split-Off?

A:
Liberty Media does not expect to exercise its option to convert any shares of Liberty Live common stock into shares of the corresponding series of Liberty Formula One common stock, as permitted under Liberty Media’s certificate of incorporation; however, subject to the terms of Liberty Media’s certificate of incorporation, each share of LLYVB may be converted, at the option of the holder thereof, into one fully paid and non-assessable share of LLYVA. If completed prior to the record date for the Special

Meeting, any holder of shares of LLYVB whose shares have been converted to shares of LLYVA may vote such shares of LLYVA at the Special Meeting and will be entitled to one vote per share of LLYVA. Shares of LLYVA and LLYVK are not convertible at the option of the holder. For more information, see the table set forth in “Description of Liberty Live Capital Stock and Comparison of Stockholder Rights” under the headings “Conversion of Common Stock at Option of Holder” and “Conversion of Common Stock at Option of Issuer”.
Q:
What will the holders of Liberty Media common stock receive as a result of the Split-Off?

A:
If the Split-Off is effected, at the effective time of the Redemption (the Split-Off Effective Time), each outstanding share of LLYVA, LLYVB and LLYVK, will be redeemed for one share of the corresponding series of New Liberty Live Group common stock. Holders of shares of Liberty Media’s Series A Liberty Formula One common stock, par value $0.01 per share (FWONA), Series B Liberty Formula One common stock, par value $0.01 per share (FWONB), and Series C Liberty Formula One common stock, par value $0.01 per share (FWONK and, together with FWONA and FWONB, collectively, Liberty Formula One common stock), will not receive any new or additional shares or other consideration pursuant to the Split-Off.

Q:
What are the voting and conversion rights of the New Liberty Live Group common stock?

A:
Holders of record of shares of Liberty Live’s Series A Liberty Live Group common stock (New LLYVA) will be entitled to one vote for each share of such stock and holders of record of shares of Liberty Live’s Series B Liberty Live Group common stock (New LLYVB) will be entitled to ten votes for each share of such stock on all matters submitted to a vote of stockholders. Holders of record of shares of Liberty Live’s Series C Liberty Live Group common stock (New LLYVK) will not be entitled to any voting rights, except as otherwise required by Nevada law, in which case, each such holder of record of shares of New LLYVK will be entitled to 1/100 of a vote per share.

Each share of New LLYVB will be convertible, at the option of the holder, into one share of New LLYVA. Shares of New LLYVA and New LLYVK are not convertible at the option of the holder.
Q:
What will happen to outstanding Liberty Live equity awards in connection with the Split-Off?

A:
Certain directors and current and former employees of Liberty Media and its subsidiaries have been granted options to purchase shares of Liberty Live common stock (original Liberty Live options) and restricted shares and restricted stock units (RSUs), in either case, in respect of Liberty Live common stock (original Liberty Live restricted shares and original Liberty Live RSUs, respectively, and together with the Liberty Live options, the original Liberty Live Equity Awards) pursuant to various stock incentive plans of Liberty Media. As described in more detail below under “The Split-Off Proposal — Effect of the Split-Off on Outstanding Original Liberty Live Equity Awards,” each original Liberty Live option and original Liberty Live RSU outstanding at the Split-Off Effective Time will receive, in substitution for such Liberty Live option and Liberty Live RSU, respectively, an option to purchase shares of the corresponding series of New Liberty Live Group common stock or an RSU in respect of the corresponding series of New Liberty Live Group common stock, as applicable, and each original Liberty Live restricted share at the Split-Off Effective Time will be redeemed for one restricted share of the corresponding series of New Liberty Live Group common stock (each resulting award, a Liberty Live option, Liberty Live restricted share or Liberty Live RSU, as applicable, and collectively, Liberty Live Equity Awards).

The Liberty Live Equity Awards will be subject to the terms and conditions of the Transitional Plan (as defined below) and, except as described above, all other terms of the Liberty Live Equity Awards will, in all material respects, be the same as those of the corresponding original Liberty Live Equity Award.
Q:
What are the U.S. federal income tax consequences of the Split-Off?

A:
It is a nonwaivable condition to the Split-Off that Liberty Media receives the opinion of Skadden, Arps, Slate, Meagher & Flom LLP (Skadden Arps), dated as of the date on which the Redemption will be effective (the Redemption Date) and in form and substance reasonably acceptable to Liberty Media, to the effect that, for U.S. federal income tax purposes, (a) the Redemption, taken together with the Contributions, will qualify as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Internal Revenue Code of 1986, as amended (the Code), (b) no gain or loss will be recognized by Liberty Media in the Contributions or the transfer of New Liberty Live Group common stock pursuant to the Redemption, and (c) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Live common stock upon the receipt of shares of New Liberty Live Group common stock pursuant to the Redemption.
For a summary of U.S. federal income tax consequences of the Redemption to holders of Liberty Live common stock, please see the section entitled “U.S. Federal Income Tax Consequences.”
Q:
Are there any material conditions to the Split-Off?

A:
Yes. In addition to receipt of the requisite stockholder approval for the Split-Off Proposal, the Redemption is conditioned on:

•
the receipt of the opinion of Skadden Arps, dated as of the Redemption Date and in form and substance reasonably acceptable to Liberty Media, to the effect that, for U.S. federal income tax purposes, (i) the Redemption, taken together with the Contributions, will qualify as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code, (ii) no gain or loss will be recognized by Liberty Media in the Contributions or the transfer of New Liberty Live Group common stock pursuant to the Redemption, and (iii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Live common stock upon the receipt of shares of New Liberty Live Group common stock in the Redemption;

•
the effectiveness under the Securities Act of the registration statement, of which this proxy statement/notice/prospectus forms a part, relating to the Split-Off and the issuance of the shares of New LLYVA, New LLYVB and New LLYVK in the Split-Off;

•
the effectiveness of the registration of the shares of New LLYVA and New LLYVK under Section 12(b) of the Exchange Act;

•
the approval of The Nasdaq Stock Market LLC (Nasdaq) for the listing of the shares of New LLYVA and New LLYVK;

•
(i) any waiting period (and any extension thereof), and any commitments not to close before a certain date under a timing agreement entered into with a governmental authority, applicable to any Liberty Media representative’s receipt of New Liberty Live Group common stock under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the HSR Act) shall have expired or early termination thereof shall have been granted and (ii) any approval of a governmental authority required under any other law set forth in an exhibit attached to the Reorganization Agreement shall have been obtained or deemed to have been obtained under such applicable law; and

•
the receipt of any other regulatory or contractual approvals that Liberty Media’s board of directors determines to obtain.

None of the conditions listed above, except the last two, may be waived by Liberty Media. Liberty Media’s board of directors reserves the right to waive the last two conditions listed above. In the event the Liberty Media board of directors waives a material condition to the Split-Off, Liberty Media intends to promptly issue a press release and file a Current Report on Form 8-K to report such event.
Q:
Can Liberty Media decide not to complete the Split-Off?

A:
Yes. Liberty Media’s board of directors has reserved the right, in its sole discretion and notwithstanding receipt of the Liberty Split-Off Stockholder Approval, to amend, modify, delay or abandon the Split-Off and related transactions at any time prior to the Split-Off Effective Time. In addition, the Split-Off is subject to the satisfaction of certain conditions, two of which may be waived by the Liberty Media board of directors in its sole discretion. See “The Split-Off Proposal — Conditions to the Split-Off.” In the event the Liberty Media board of directors amends, modifies, delays or abandons the

Split-Off, Liberty Media intends to promptly issue a press release and file a Current Report on Form 8-K to report such event.
Q:
What is the accounting treatment for the Split-Off?

A:
Liberty Media prepares its financial statements in accordance with accounting principles generally accepted in the U.S. The Split-Off will be accounted for at historical cost due to the fact that New Liberty Live Group common stock will be exchanged pro-rata for shares of Liberty Live common stock. For more information, see “The Split-Off Proposal — Accounting Treatment.”

Q:
Why am I receiving this proxy statement/notice/prospectus?

A:
We are delivering this proxy statement/notice/prospectus to holders of shares of LLYVA and LLYVB because it serves as a proxy statement being used by the board of directors of Liberty Media to solicit proxies of holders of shares of LLYVA and LLYVB in connection with approval of the Split-Off Proposal and related matters. This document contains important information about the proposals being voted on at the Special Meeting, including the Split-Off Proposal. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of LLYVA or LLYVB voted by proxy without attending the Special Meeting. Your vote is important and we encourage you to submit your proxy as soon as possible.

This document also serves as a prospectus that is being delivered to holders of Liberty Live common stock because, in connection with the Split-Off, shares of New Liberty Live Group common stock will be distributed to holders of Liberty Live common stock, and a notice of meeting and action to be taken with respect to the Special Meeting at which certain Liberty Media stockholders will consider and vote on the Split-Off Proposal and the other proposal described in this proxy statement/notice/prospectus.
Q:
How can I find more information about Liberty Media?

A:
You can find more information about Liberty Media from various sources described in “Additional Information — Where You Can Find More Information.”

Q:
When and where is the Special Meeting?

A:
The Special Meeting will be held at [           ], Mountain time, on [         ], 2025. The Special Meeting will be held via the Internet and will be a completely virtual meeting of the holders of shares of LLYVA and LLYVB. Holders of record of shares of LLYVA and LLYVB outstanding as of the record date for the Special Meeting may attend the Special Meeting, submit questions and vote their shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/[           ]. To enter the Special Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card. It is recommended that you log in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on [           ], 2025.

Q:
What is the record date for the Special Meeting?

A:
The record date for the Special Meeting is 5:00 p.m., New York City time, on [           ], 2025.

Q:
What is the purpose of the Special Meeting?

A:
To consider and vote on the Split-Off Proposal and a proposal (the Adjournment Proposal) to approve the adjournment of the Special Meeting by Liberty Media from time to time to solicit additional proxies in favor of the Split-Off Proposal, if there are insufficient votes at the time of such adjournment to approve the Split-Off Proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate.

Q:
How does the Liberty Media board of directors recommend that I vote?

A:
The Liberty Media board of directors recommends that you vote “FOR” the Split-Off Proposal and the Adjournment Proposal.

Q:
Do the directors and executive officers of Liberty Media have any interests that may differ from the interests of other holders of Liberty Live common stock?

A:
When considering the recommendation of the Liberty Media board of directors with respect to the Split-Off Proposal and the Adjournment Proposal, holders of shares of LLYVA and LLYVB should be aware that certain of Liberty Media’s directors and executive officers may be deemed to have interests in the Split-Off that are different from, or in addition to, those of holders of Liberty Live common stock. These interests may present such persons with actual or potential conflicts of interest. The Liberty Media board of directors was aware of these interests during the deliberations of the merits of the Split-Off, and in deciding to recommend that you vote for each of the Split-Off Proposal and the Adjournment Proposal. These interests include the following:

Derek Chang, President and Chief Executive Officer and a director of Liberty Media will serve on the board of directors of Liberty Live following the completion of the Split-Off. Robert R. Bennett, who is expected to serve as the Chairman of the board of directors of Liberty Live, is also the Vice Chairman of the board of directors of Liberty Media. Chad R. Hollingsworth, who is expected to serve as President and Chief Executive Officer of Liberty Live following the completion of the Split-Off, is also a Senior Vice President of Liberty Media. See “Risk Factors — Factors Relating to Liberty Live’s Corporate History and the Split-Off — Liberty Live is expected to have overlapping directors and officers with Liberty Media, which may lead to conflicting interests” for a discussion of the conflicts that could arise as a result of their positions with Liberty Media and Liberty Live. Holders of shares of LLYVA and LLYVB should also be aware that certain current executive officers of Liberty Media will also serve as executive officers of Liberty Live immediately following the Split-Off. In addition, Liberty Live and Liberty Media will enter into the Services Agreement (as defined below) pursuant to which Liberty Live will pay Liberty Media a monthly management fee on a fixed fee basis, the amount of which will be subject to quarterly review by Liberty Live’s audit committee, in exchange for the provision of certain administrative and management services by Liberty Media and its employees, including the services of its executive officers. Liberty Live may establish, and grant directly to, certain employees Liberty Live’s allocable portion of the employees’ annual equity-based awards. See “Executive Compensation of Liberty Live” beginning on page 105 for more information on the Services Agreement and certain other aspects of the executive officers’ compensation. Furthermore, the directors and executive officers of Liberty Media and Liberty Live currently have indemnification protections for their service as directors and executive officers pursuant to the organizational documents of Liberty Media and Liberty Live, as applicable, and the directors and executive officers of Liberty Media and Liberty Live have entered and/or will enter into indemnification agreements with Liberty Media and Liberty Live, respectively. In addition, directors and executive officers of Liberty Media and Liberty Live have insurance protections under Liberty Media’s director and officer liability insurance policies. For any directors or executive officers of Liberty Media that will serve as directors or executive officers of Liberty Live following the completion of the Split-Off, Liberty Live will obtain director and officer liability insurance to cover all directors and executive officers of Liberty Live from and after completion of the Split-Off.
Executive officers and directors of Liberty Media, other than Mr. Malone, hold original Liberty Live options and original Liberty Live RSUs. As described in more detail below under “The Split-Off Proposal — Effect of the Split-Off on Outstanding Original Liberty Live Equity Awards,” in connection with the Split-Off:
•
each holder of an original Liberty Live option outstanding at the Split-Off Effective Time will receive, in substitution for such original Liberty Live option, a Liberty Live option, whereby the exercise price of and the number and series of shares of New Liberty Live Group common stock subject to the Liberty Live option will be the same as those associated with the original Liberty Live option award prior to the Split-Off and, except as described above, all other terms of the Liberty Live option (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the original Liberty Live option; and

•
each holder of an original Liberty Live RSU outstanding at the Split-Off Effective Time will receive, in substitution for such original Liberty Live RSU, a Liberty Live RSU, whereby the number and series of shares of New Liberty Live Group common stock subject to such Liberty Live RSU will be the same as the number and series of shares of Liberty Live common stock subject to the corresponding original Liberty Live RSU and, except as described above, all other terms of the Liberty Live RSUs (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the original Liberty Live RSU.

In addition, Liberty Media has previously entered into an exchange agreement (the Liberty Media Exchange Agreement) with John C. Malone and a revocable trust of which Mr. Malone is the sole trustee and beneficiary (the JM Trust), whereby, among other things, Mr. Malone agreed to an arrangement under which his aggregate voting power in Liberty Media would not exceed 49% plus 0.5% (under certain circumstances). The terms and conditions of the Liberty Media Exchange Agreement will continue to apply to Liberty Media and the Liberty Formula One common stock upon completion of the Split-Off. Mr. Malone is not expected to be an officer or director of Liberty Live, thus, pursuant to the terms of the Liberty Media Exchange Agreement, Liberty Live and Mr. Malone will not be required to and are not expected to enter into such an arrangement in connection with the Split-Off, and therefore Mr. Malone could acquire beneficial ownership of (x) [      ] additional shares of New LLYVA or (y) [      ] additional shares of New LLYVB (which represents all of the outstanding shares of New LLYVB that will not be owned by Mr. Malone as of immediately following the Split-Off) and [      ] additional shares of New LLYVA (assuming the issuance of [       ] shares of New LLYVA and [      ] shares of New LLYVB based on (i) the exchange of [       ] shares of LLYVA and [      ] shares of LLYVB outstanding as of [         ], 2025 and (ii) the assumption that no shares of LLYVB are converted into shares of LLYVA prior to the Split-Off) to control approval of general matters submitted to shareholders for approval, pursuant to which holders of shares of New LLYVA and New LLYVB would vote together as a single class. Immediately following the Split-Off, Mr. Malone is expected to beneficially own [      ] shares of New LLYVA and [       ] shares of New LLYVB (estimated based on the number of shares of Liberty Live common stock held by Mr. Malone as of [          ], 2025), and therefore, it is expected that Mr. Malone may continue to be deemed to be in a position to influence significant corporate actions, including corporate transactions such as mergers, business combinations or dispositions of assets.
[As of the date of this proxy statement/notice/prospectus, to Liberty Media’s knowledge, Liberty Media’s executive officers and directors intend to vote all of the shares of LLYVA and LLYVB beneficially owned by them and that are entitled to vote in favor of the Split-Off Proposal and the Adjournment Proposal.] As of the record date, Liberty Media’s executive officers and directors beneficially owned and were entitled to vote, in the aggregate, approximately [     ]% of the voting power of the shares of LLYVA and LLYVB outstanding as of that date.
For a detailed discussion of these and other interests, see “The Proposed Transactions — Interests of Certain Persons — Interests of Directors and Executive Officers of Liberty Media in the Split-Off” below.]
Q:
Why is Liberty Media proposing the Split-Off?

A:
In determining to approve the Split-Off, the Liberty Media board of directors believes that the Split-Off will benefit Liberty Media and its businesses and result in the creation of stockholder value (and consequent benefits to Liberty Media and Liberty Live) because, among other things, the aggregate trading value of New Liberty Live Group common stock and Liberty Formula One common stock is expected to exceed the aggregate trading value of Liberty Media’s existing common stock, although there can be no assurance that this will occur. The Liberty Media board of directors determined that separating Liberty Live from Liberty Media through the Split-Off is appropriate, advisable and in the best interests of Liberty Media and its stockholders. The Liberty Media board of directors determined that the Split-Off would be more beneficial to Liberty Media and its businesses and result in greater stockholder value (and consequent benefits to Liberty Media and Liberty Live) as compared to alternative transactions. The Liberty Media board of directors took into account a number of factors (none of which can be guaranteed to occur) when approving the Split-Off, including the following:

•
Reduction of historical trading discount.   The Split-Off is expected to cause the trading discount applied to the Liberty Live common stock and the Liberty Formula One common stock, respectively, to be reduced. As a result of the Split-Off, Liberty Media and Liberty Live will be separately traded companies, and neither company will have tracking stock outstanding immediately following the consummation of the Split-Off. The elimination of the tracking stock structure should serve to reduce the key drivers associated with the historical discount applied to Liberty Media’s tracking stocks, including a reduction of the complexity of Liberty Media’s capital structure and uncertainty surrounding the allocation of capital resources and future corporate opportunities.

•
Eligibility for Certain Stock Indices.   Liberty Media’s tracking stock structure currently limits its investor base because tracking stocks are excluded from certain indices. Following the Split-Off and the elimination of Liberty Media’s tracking stock structure, the Series C Liberty Formula One common stock would become eligible for inclusion in the S&P 500, which could create net incremental buying demand for such stock if selected for inclusion.

•
Acquisitions by Liberty Media and Liberty Live.   The improved market recognition of the value of the businesses and assets of Liberty Media and Liberty Live resulting from the Split-Off, including the more efficiently priced acquisition currencies in the Liberty Formula One common stock and New Liberty Live Group common stock, would enhance the ability of each of Liberty Media and Liberty Live to issue its equity for purposes of making strategic acquisitions with less dilution to each company’s respective stockholder base. Further, following the Split-Off and the creation of independent pure-play companies, the stock of each of Liberty Media and Liberty Live is expected to be a more attractive and less complicated form of acquisition currency for target companies and their stockholders.

•
Capital raising by Liberty Media and Liberty Live.   The Split-Off will provide Liberty Media and Liberty Live with their own independent equity currency that each company will be able to use to raise capital at more efficient valuations for organic growth and in responding to strategic opportunities.

•
Attract and retain qualified personnel.   The Split-Off is expected to enhance the ability of Liberty Media and Liberty Live to retain and attract qualified personnel by enabling each company to grant equity incentive awards based on its own publicly traded equity with less dilution to its stockholders (as a result of the expected reduction in the discount associated with its equity) and will further enable each company to more effectively tailor employee benefit plans and retention programs and provide improved incentives to the management, employees and future hires of each company that will better and more directly align the incentives for each company’s management and employees with their performance.

•
Expectation for tax-free transaction.   The Liberty Media board of directors’ expectation is that the Split-Off will be completed in a manner that is generally tax-free to Liberty Media and its stockholders.

Q:
Did the Liberty Media board of directors consider any potential negative aspects and risks in approving the Split-Off?

A:
The Liberty Media board of directors also considered a number of potential negative aspects and risks in approving the Split-Off, including the following:

•
the risk of being unable to achieve the benefits expected from the Split-Off;

•
the potential disruption of the businesses of Liberty Media, as its management and employees devote time and resources to completing the Split-Off;

•
the substantial costs of effecting the Split-Off and continued compliance with legal and other requirements applicable to two separate public reporting companies;

•
the significant potential tax liabilities that could arise if the U.S. Internal Revenue Service (the IRS) were to successfully assert that the Split-Off is taxable to Liberty Media and/or to the holders of Liberty Live common stock;

•
the significant potential indemnification obligations of Liberty Live to Liberty Media under the Tax Sharing Agreement (as defined below) if the IRS were successful in such a claim and that such indemnification obligations are not subject to a cap;

•
the risk that Liberty Live may determine to forgo certain transactions that might otherwise be advantageous for some period of time following the Split-Off as a result of Liberty Live’s potential indemnification obligations to Liberty Media under the Tax Sharing Agreement; and

•
the interests of Liberty Media’s directors and executive officers in the Split-Off described under “The Proposed Transactions — Interests of Certain Persons”.

The Liberty Media board of directors evaluated the costs and benefits of the Split-Off as a whole and did not find it necessary to assign relative weights to the specific factors considered. The Liberty Media board of directors concluded, however, that the potential benefits of the Split-Off outweighed, in each case, the potential costs of the Split-Off, and that separating Liberty Live from Liberty Media by redeeming each outstanding share of LLYVA, LLYVB and LLYVK for one share of the corresponding series of New Liberty Live Group common stock is generally tax efficient, necessary, appropriate, advisable and in the best interests of Liberty Media and its stockholders.
The Liberty Media board of directors unanimously recommends that the holders of shares of LLYVA and LLYVB vote “FOR” the Split-Off Proposal.
Q:
What will the relationship be between Liberty Live and Liberty Media after the Split-Off?

A:
Upon completion of the Split-Off, Liberty Live and Liberty Media will operate independently and neither will have any ownership interest in the other. In connection with the Split-Off, however, Liberty Live and Liberty Media (and/or one or more of their subsidiaries) are entering into certain agreements in order to govern the ongoing relationships between Liberty Live and Liberty Media after the Split-Off and to provide for an orderly transition. Such agreements will include (i) a tax sharing agreement with Liberty Media that governs Liberty Media’s and Liberty Live’s respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters (the Tax Sharing Agreement); (ii) a services agreement with Liberty Media, pursuant to which Liberty Media will provide Liberty Live with specified services, including insurance administration and risk management services, other services typically performed by Liberty Media’s legal, investor relations, tax, accounting, treasury and internal audit departments, and such other services as Liberty Media may obtain from its officers, employees and consultants in the management of its own operations that Liberty Live may from time to time request or require (the Services Agreement); (iii) a facilities sharing agreement with a wholly owned subsidiary of Liberty Media, pursuant to which Liberty Live will share office facilities with Liberty Media (the Facilities Sharing Agreement); and (iv) an aircraft time sharing agreement with Liberty Media, pursuant to which Liberty Media will lease an aircraft to Liberty Live and provide a fully qualified flight crew for all operations on a periodic, non-exclusive time sharing basis (the Aircraft Time Sharing Agreement). In addition, prior to the completion of the Split-Off, Liberty Live will enter into the Reorganization Agreement with Liberty Media, which will provide for mutual indemnification obligations, which are designed to make Liberty Live financially responsible for substantially all of the liabilities that may exist relating to the businesses included in Liberty Live at the time of the Split-Off together with certain other specified liabilities, as well as for all liabilities incurred by Liberty Live after the Split-Off, and to make Liberty Media financially responsible for all potential liabilities of Liberty Live which are not related to Liberty Live’s businesses, including, for example, any liabilities arising as a result of Liberty Live having been a subsidiary of Liberty Media, together with certain other specified liabilities. These indemnification obligations exclude any matters relating to taxes, which matters are governed by the Tax Sharing Agreement. See “Certain Relationships and Related Party Transactions — Agreements Relating to the Split-Off.”

Q:
Where will the New Liberty Live Group common stock trade?

A:
If the Split-Off is consummated, Liberty Live expects to list the shares of New LLYVA and New LLYVK on the Nasdaq Global Select Market under the symbols, “LLYVA” and “LLYVK”, respectively. Liberty Live currently expects that its shares of New LLYVB will be quoted on the OTC Markets under the symbol “LLYVB”.

Q:
What will happen to the listing of Liberty Live common stock and Liberty Formula One common stock?

A:
If the Split-Off is consummated, at the Split-Off Effective Time, the shares of LLYVA and LLYVK will cease to be listed on the Nasdaq Global Select Market, and the shares of LLYVB will cease to be quoted on the OTC Markets. In addition, registration of the Liberty Live common stock under the Exchange Act will be terminated. The Liberty Formula One common stock will then become the only outstanding common stock of Liberty Media. The Liberty Formula One common stock thus will cease to function as a tracking stock and will effectively become an asset-backed stock. However, under the terms of Liberty Media’s certificate of incorporation, the Liberty Formula One common stock will still have features that are consistent with tracking stocks, and it may become a tracking stock without the approval of the holders of Liberty Formula One common stock.

Q:
If the Split-Off is implemented, what do I need to do with my existing Liberty Live shares?

A:.
Accounts holding shares of Liberty Live common stock in book-entry form will, at the Split-Off Effective Time, be automatically debited for the applicable series and number of shares to be redeemed as of the Split-Off Effective Time, and promptly thereafter credited with the applicable number of shares of New Liberty Live Group common stock. Registration in book-entry form refers to a method of recording stock ownership when no physical share certificates are issued to stockholders, as is the case in the Split-Off. Holders of only book-entry shares of Liberty Live common stock will not need to take any action to receive their shares of New Liberty Live Group common stock in the Split-Off. No letters of transmittal will be delivered to holders of shares in book-entry form.

In the Split-Off, only book-entry shares will be delivered and no physical share certificates will be issued to any Liberty Live stockholders.
Q:
Will Liberty Live be considered a “controlled company” under applicable exchange listing standards?

A:
Following the Split-Off, Liberty Live will not be deemed a “controlled company” under applicable exchange listing standards.

Q:
Who is the redemption agent for the consideration issuable in the Split-Off and the transfer agent for New Liberty Live Group common stock?

A:
Liberty Media has selected Broadridge Corporate Issuer Solutions, Inc. to serve as redemption agent and transfer agent for the purposes of redeeming shares of Liberty Live common stock for shares of New Liberty Live Group common stock in the Split-Off and for the shares of New Liberty Live Group common stock from and after the Split-Off Effective Time, respectively.

Q:
When does Liberty Media expect to complete the Split-Off?

A:
Liberty Media is working to complete the Split-Off as soon as practicable.

We expect to complete the Split-Off in the fourth quarter of 2025. Liberty Media cannot predict, however, the actual date on which the Split-Off will be completed because it is subject to conditions beyond the company’s control.
Q:
Am I entitled to appraisal rights in connection with the Split-Off?

A:
Under the General Corporation Law of the State of Delaware (the DGCL), the holders of Liberty Live common stock will not be entitled to exercise appraisal rights in connection with the Split-Off.

Q:
Will the rights of holders of Liberty Live common stock change as a result of the Split-Off?

A:
The holders of Liberty Live common stock will have different rights than they do now once they become stockholders of Liberty Live due to differences between the governing documents of Liberty Media and Liberty Live and differences between the laws of the State of Delaware and the State of Nevada. The terms of Liberty Live’s restated articles of incorporation (Liberty Live’s restated articles) and the amended and restated bylaws of Liberty Live (Liberty Live’s amended and restated bylaws) are in some respects materially different than the terms of Liberty Media’s certificate of incorporation and the Amended and Restated Bylaws of Liberty Media (Liberty Media’s bylaws), which currently govern the rights of holders of Liberty Live common stock. In addition, with regard to rights of stockholders, the statutory corporate laws of Nevada, as governed by the Nevada Revised Statutes (NRS), materially differ in certain respects from those of Delaware, as governed by the DGCL. However, we do not believe there are material differences to stockholders in voting rights, dividends or securities distributions under the NRS compared to the DGCL that are applicable to Liberty Live and Liberty Media, respectively. See the summary of certain differences in the section entitled “Description of Liberty Live Capital Stock and Comparison of Stockholder Rights — Comparison of Stockholder Rights.” See also “Risk Factors — Factors Relating to Liberty Live’s Corporate History and the Split-Off — The shares of New Liberty Live Group common stock to be received by holders of Liberty Live common stock upon the completion of the Split-Off will have different rights from shares of Liberty Live common stock.”
Q:
What is the impact of being an “emerging growth company”?

A:
Liberty Live qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, including as modified by the Jumpstart Our Business Startups Act of 2012 (JOBS Act). As a result, for so long as Liberty Live qualifies as an emerging growth company, it is eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. These exemptions include:

•
being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this proxy statement/notice/prospectus;

•
not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the Sarbanes-Oxley Act);

•
reduced disclosure obligations regarding executive compensation in Liberty Live’s periodic reports, proxy statements and registration statements, including in this proxy statement/notice/prospectus;

•
not being required to comply with certain audit-related requirements that Liberty Live would otherwise be subject to but for its status as an emerging growth company; and

•
exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Liberty Live has elected to take advantage of certain of the reduced disclosure obligations in this proxy statement/notice/prospectus and may elect to take advantage of other reduced reporting requirements in its future filings with the SEC. As a result, the information that Liberty Live provides to its stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
The JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, but Liberty Live has elected not to avail itself of this exemption. Rather, it will adopt new or revised accounting standards on the relevant dates in which adoption of such standards is required for other public companies.
Liberty Live may take advantage of these provisions until the last day of its fiscal year following the fifth anniversary of the date of the first sale of its common equity securities pursuant to an effective registration statement under the Securities Act. Such fifth anniversary will occur in 20[30]. However, if certain events occur prior to the end of such five-year period, including if Liberty Live becomes a “large accelerated filer,” its gross revenues for any fiscal year equal or exceed $1.235 billion or Liberty Live issues more than $1.0 billion of non-convertible debt in any three-year period, it will cease to be an emerging growth company prior to the end of such five-year period.

Q:
What is the Ventures Group common stock?

A:
Immediately following the Split-Off, Liberty Live will not have issued any shares of capital stock other than its New Liberty Live Group common stock. In accordance with Liberty Live’s restated articles of incorporation (Liberty Live’s restated articles), Liberty Live will also authorize a group of common stock to be designated the Ventures Group common stock, which may be issued in three series (the Ventures Group common stock). No shares of Ventures Group common stock will be outstanding at the time of the Split-Off.

Q:
Is New Liberty Live Group common stock a tracking stock?

A:
No. Immediately upon the completion of the Split-Off, New Liberty Live Group common stock will not be a tracking stock. A tracking stock is a type of common stock that the issuing company intends to reflect or “track” the economic performance of a particular business or “group,” rather than the economic performance of the company as a whole. Upon the completion of the Split-Off, all of Liberty Live’s businesses, assets and liabilities will be attributed solely to the New Liberty Live Group (as defined below). Thus, New Liberty Live Group common stock should reflect the economic performance of Liberty Live as a whole and the Company will not have a tracking stock structure. However, under the terms of Liberty Live’s restated articles, New Liberty Live Group common stock will have features that are consistent with tracking stocks, and it may become a tracking stock without the approval of Liberty Live’s stockholders. Liberty Live’s restated articles will authorize the Ventures Group common stock, which is also common stock of Liberty Live. As a result, the Liberty Live board of directors may, without the approval of Liberty Live’s stockholders, issue one or more series of Ventures Group common stock and reattribute certain Liberty Live businesses, assets and liabilities to the Ventures Group (as defined below), which will result in Liberty Live having a tracking stock structure consisting of two tracking stocks, the New Liberty Live Group common stock and the Ventures Group common stock. See “Description of Liberty Live Capital Stock and Comparison of Stockholder Rights — Group Policies.”

The ability of the Liberty Live board of directors to implement a tracking stock structure without the approval of Liberty Live’s stockholders will provide Liberty Live with the potential for greater operational and financial flexibility in executing its business strategies.
The ability of the Liberty Live board of directors to implement a tracking stock structure involves risks. Any of the following risks, if realized, could have a material adverse effect on the value of New Liberty Live Group common stock: a tracking stock structure may cause market confusion; a tracking stock structure could create conflicts of interest; holders of shares of stock relating to a particular group may not have any remedies if any action by Liberty Live’s directors or officers has an adverse effect on only that stock; the Liberty Live board of directors may, in its sole discretion, elect to convert the common stock relating to one group into common stock relating to the other group, thereby changing the nature of a holder’s investment and possibly diluting its economic interest in Liberty Live; a tracking stock structure may dilute the voting power of shares of New Liberty Live Group common stock; and holders of common stock of tracking stock groups will vote together and will have limited separate voting rights. See “Risk Factors — Factors Relating to Ownership of New Liberty Live Group Common Stock — If the Liberty Live board of directors determines to issue the shares of Ventures Group common stock, New Liberty Live Group common stock will become a tracking stock and a tracking stock structure may cause market confusion,” “Risk Factors — Factors Relating to Ownership of New Liberty Live Group Common Stock — If the Liberty Live board of directors decides to implement a tracking stock capital structure, such structure could create conflicts of interest, and the Liberty Live board of directors may make decisions that could adversely affect only some holders of Liberty Live’s common stock” and “Risk Factors — Factors Relating to Ownership of New Liberty Live Group Common Stock — Liberty Live may dispose of its assets, even if they are attributed to a tracking stock group, without your approval (except to the extent such approval is required under Nevada law or Liberty Live’s restated articles).”

Q:
What stockholder vote is required to approve each of the proposals?

A:
The Split-Off Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the aggregate voting power of the shares of LLYVA and LLYVB outstanding as of the record date, in each case, entitled to vote on such proposal and that are present in person or by proxy at the Special Meeting, voting together as a separate class. Holders of other classes and series of Liberty Media stock, including Liberty Formula One common stock and/or LLYVK, are not being asked to vote, and are not entitled to vote, on either of the Split-Off Proposal or the Adjournment Proposal because such vote is not required by Liberty Media’s certificate of incorporation, Liberty Media’s bylaws or the laws of the State of Delaware.

[As of the date of this proxy statement/notice/prospectus, to Liberty Media’s knowledge, Liberty Media’s executive officers and directors intend to vote all of the shares of LLYVA and LLYVB beneficially owned by them and that are entitled to vote in favor of the Split-Off Proposal and the Adjournment Proposal.] As of the record date, Liberty Media’s executive officers and directors beneficially owned and were entitled to vote, in the aggregate, approximately [   ]% of the voting power of the shares of LLYVA and LLYVB outstanding as of that date.
Q:
How many votes do stockholders have?

A:
At the Special Meeting:

•
with respect to each of the Split-Off Proposal and the Adjournment Proposal, each holder of record of shares of LLYVA will be entitled to one vote per share and each holder of record of shares of LLYVB will be entitled to ten votes per share; and

•
only shares of LLYVA and LLYVB owned as of the record date are eligible to vote at the Special Meeting.

On the record date, there were [   ] shares of LLYVA outstanding and [   ] shares of LLYVB outstanding.
Q:
Why is Liberty Media seeking approval of the Split-Off Proposal by the holders of shares of LLYVA and LLYVB and does my vote matter?

A:
Under the terms of Liberty Media’s certificate of incorporation, the Liberty Media board of directors may, subject to the requisite approval of the holders of shares of LLYVA and LLYVB voting together as a separate class, redeem all of the outstanding shares of Liberty Live common stock for outstanding shares of New Liberty Live Group common stock. The approval of the Split-Off Proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of LLYVA and LLYVB outstanding as of the record date, in each case, entitled to vote on such matter and that are present in person or by proxy at the Special Meeting, voting together as a separate class. Holders of other classes and series of Liberty Media stock, including Liberty Formula One common stock and/or LLYVK, are not being asked to vote, and are not entitled to vote, on the Split-Off Proposal because such vote is not required by Liberty Media’s certificate of incorporation, Liberty Media’s bylaws or the laws of the State of Delaware.

Your vote matters. An abstention with respect to the Split-Off Proposal will have the same effect as a vote “AGAINST” such proposal. If you fail to submit a proxy or to vote via the Internet during the Special Meeting or you do not provide your broker, bank or other nominee with voting instructions, as applicable, with respect to the Split-Off Proposal, this will have no effect on determining whether the Split-Off Proposal is approved (if a quorum is present). The Liberty Media board of directors unanimously recommends that holders of shares of LLYVA and LLYVB vote “FOR” the Split-Off Proposal.
Q:
Why is Liberty Media seeking approval of the Adjournment Proposal?

A:
To ensure that a sufficient number of shares are present and entitled to vote at the Special Meeting on the Split-Off Proposal, Liberty Media may need to approve the adjournment of the Special Meeting from time to time to solicit additional proxies in favor of the Split-Off Proposal, if there are insufficient votes at the time of such adjournment to approve the Split-Off Proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate. If no adjournment were effected and the Split-Off Proposal does not receive the requisite approval at the Special Meeting because there were insufficient votes represented at the Special Meeting, Liberty Media would need to call a new stockholders meeting at which it may again seek approval from the holders of shares of LLYVA and LLYVB of such proposals, which could significantly delay Liberty Media’s ability to implement the Split-Off.
Q:
What if the Split-Off Proposal is not approved?

A:
If the Split-Off Proposal is not approved, the Split-Off will not be completed, which means the existing shares of LLYVA, LLYVB and LLYVK will not be redeemed for shares of New Liberty Live Group common stock and the Reattribution and the Second Contribution will not occur.

Q:
What constitutes a quorum?

A:
In order to conduct the business of the Special Meeting, a quorum must be present. This means that the holders of a majority in aggregate voting power represented by the shares of LLYVA and LLYVB outstanding on the record date and entitled to vote at the Special Meeting must be represented at the Special Meeting either in person or by proxy. For purposes of determining a quorum, your shares of LLYVA and LLYVB will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. Because applicable rules of the New York Stock Exchange and Nasdaq do not permit discretionary voting by brokers with respect to any of the proposals to be acted upon at the Special Meeting, if you hold your shares of LLYVA and LLYVB through banks, brokers or other nominees, your shares will not count as present and entitled to vote for purposes of determining a quorum, unless you instruct your bank, broker or other nominee on how to vote your shares. This may make it more difficult to establish a quorum at the Special Meeting. If a quorum is not present at the Special Meeting, Liberty Media expects the chairman of the meeting to adjourn the meeting in accordance with the terms of Liberty Media’s bylaws for the purpose of soliciting additional proxies.

Q:
What do I, as a holder of shares of LLYVA or LLYVB, need to do to vote on the proposals?

A:
After carefully reading and considering the information contained in or incorporated by reference into this proxy statement/notice/prospectus, you should submit your proxy before the Special Meeting in one of the following ways:

•
Via the Internet — visit the website shown on your proxy card to vote via the Internet;

•
Telephone voting — use the toll-free number shown on your proxy card; or

•
Mail — complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you send the proxy by mail, there may be unexpected delays in mail processing times. You should allow a sufficient number of days to ensure delivery as your proxy must be received by the day immediately prior to the date of the Special Meeting.
If you are a stockholder of record, you may also vote via the Internet during the Special Meeting by visiting www.virtualshareholdermeeting.com/[           ]. To enter the Special Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card. It is recommended that you log in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on [           ], 2025.
If your shares are held in “street name,” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. Your broker, bank or other nominee may have an earlier deadline by which you must provide instructions to it as to how to vote your shares, so you should read carefully the materials provided to you by your broker, bank or other nominee or intermediary.

Liberty Media recommends that you vote by proxy even if you plan to attend the Special Meeting. You may change your vote at the Special Meeting. If a proxy is properly executed and submitted by a record holder without indicating any voting instructions, the shares of LLYVA and LLYVB represented by the proxy will be voted “FOR” the approval of each of the proposals.
Q:
If shares are held in “street name” by a broker, bank or other nominee, will the broker, bank or other nominee vote those shares for the beneficial owner on the proposals?

A:
If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any of the proposals. Accordingly, your broker, bank or other nominee will vote your shares held in “street name” on the proposals only if you provide instructions on how to vote. If you do not instruct your broker, bank or nominee how to vote your shares, they will have no effect on each of the Split-Off Proposal and the Adjournment Proposal (if a quorum is present). You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of LLYVA and LLYVB or when granting or revoking a proxy.

Q:
What if I, as a holder of shares of LLYVA or LLYVB, do not vote on the proposals?

A:
If you do not submit a proxy and you do not vote online at the Special Meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum. Your failure to vote will have no effect on determining whether the Split-Off Proposal and the Adjournment Proposal are approved (if a quorum is present). If you submit a proxy but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” each of the proposals.

Q:
What if I, as a holder of shares of LLYVA or LLYVB, respond and indicate that I am abstaining from voting?

A:
If you submit a proxy in which you indicate that you are abstaining from voting, your shares will count as present for purposes of determining a quorum, but your proxy will have the same effect as a vote “AGAINST” each of the proposals.

Q:
May stockholders who are entitled to vote change their vote after returning a proxy card or voting by telephone or over the Internet?

A:
Yes. Any stockholder of record giving a proxy has the power to revoke it at any time subject to compliance with the below procedures. If you are a stockholder of record, you may revoke your proxy in any of the following ways:

•
by logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case, if you are eligible to do so;

•
by sending a notice of revocation or a completed proxy card bearing a later date than your original proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

•
by attending and voting at the Special Meeting.

Any signed proxy revocation or new signed proxy must be received by the day immediately prior to the date of the Special Meeting.   In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 11:59 p.m., New York City time, on [           ], 2025.
Your attendance at the Special Meeting will not, by itself, revoke a prior vote or proxy from you.
If your shares are held in an account by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

Q:
What happens if I sell my shares of LLYVA or LLYVB after the record date but before the Special Meeting?

A:
The record date for the Special Meeting (5:00 p.m., New York City time, on [           ], 2025) is earlier than the date of the Special Meeting and earlier than the date that the Split-Off will be completed. If you sell or otherwise transfer your shares of LLYVA or LLYVB after the record date but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting. However, you will not have the right to receive shares of Liberty Live in the Split-Off. In order to receive shares of Liberty Live in the Split-Off, you must hold your shares through the completion of the Split-Off.

Q:
Are there any risks that I should consider in deciding whether to vote in favor of the Split-Off Proposal?

A:
Yes. You should carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 25, of which the principal factors are also summarized in the section entitled “Summary — Summary Risk Factors.” You should also read and carefully consider the risk factors of Liberty Media contained in documents that are incorporated by reference into this proxy statement/notice/prospectus, including Liberty Media’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. See “Where You Can Find More Information.”

Q:
Where can I find the voting results of the Special Meeting?

A:
The preliminary voting results will be announced at the Special Meeting. In addition, within four business days of the Special Meeting, Liberty Media intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q:
Who is the transfer agent for Liberty Live common stock and who will be the transfer agent for the New Liberty Live Group common stock?

A:
Broadridge Corporate Issuer Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Q:
What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the applicable virtual meeting website?

A:
Broadridge Corporate Issuer Solutions, Inc. will have technicians ready to assist you with any individual technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time for the Special Meeting, please call the technical support number that will be posted on the virtual meeting website log-in page at www.virtualshareholdermeeting.com/[           ].

If Liberty Media experiences technical difficulties during the Special Meeting (e.g., a temporary or prolonged power outage), it will determine whether the Special Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Special Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, Liberty Media will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/[           ].
Q:
What do I do if I have additional questions?

A:
If you have any questions prior to the Special Meeting or if you would like copies of any document referred to or incorporated by reference in this proxy statement/notice/prospectus, please call Liberty Media’s Investor Relations at (877) 772-1518 or Liberty Media’s proxy solicitor, D.F. King & Co., Inc. at (212) 269-5550 (brokers and banks only) or (800) 549-6697 (toll free) or libertymedia@dfking.com. After the Split-Off, holders of New Liberty Live Group common stock who have any questions relating to Liberty Live should contact Liberty Live Holdings, Inc.’s Investor Relations at (844) 826-8736.

SUMMARY
This summary highlights information contained elsewhere in this proxy statement/notice/prospectus. This summary does not contain all of the important information that you should consider before voting on the proposals. You should read carefully the entire proxy statement/notice/prospectus, including the Annexes and the documents incorporated by reference herein. In addition, the information set forth under the caption “Questions and Answers” above is deemed part of, and hereby incorporated into, this summary by reference thereto.
The Companies
Liberty Media.   Liberty Media owns interests in subsidiaries and other companies that are engaged in the media and entertainment industries primarily in North America and the United Kingdom. Its principal businesses and assets include Formula 1, Quint and Dorna Sports, S.L. (MotoGP), and its equity affiliate, Live Nation.
Liberty Media’s common stock is comprised of two tracking stocks. A tracking stock is a type of common stock that the issuing company intends to reflect or “track” the economic performance of a particular business or “group,” rather than the economic performance of the company as a whole.
While the Formula One Group and the Liberty Live Group have separate collections of businesses, assets and liabilities attributed to them, neither group is a separate legal entity and therefore cannot own assets, issue securities or enter into legally binding agreements. Holders of tracking stock have no direct claim to the group’s stock or assets and therefore, do not own, by virtue of their ownership of shares of Liberty Media tracking stock, any equity or voting interest in a public company, such as Live Nation, in which Liberty Media holds an interest that is attributed to a Liberty Media tracking stock group, in this case the Liberty Live Group. Holders of tracking stock are also not represented by separate boards of directors. Instead, holders of tracking stock are stockholders of the parent corporation, with a single board of directors and subject to all of the risks and liabilities of the parent corporation.
Following the completion of the Split-Off, Liberty Media and Liberty Live will be separate publicly traded companies, and Liberty Media’s outstanding common stock, the Liberty Formula One common stock, will no longer be a tracking stock. However, under the terms of Liberty Media’s certificate of incorporation, the Liberty Formula One common stock will still have features that are consistent with tracking stocks, and it may become a tracking stock without the approval of the holders of Liberty Formula One common stock.
Following the completion of the Split-Off, Liberty Media’s principal businesses and assets will primarily include Formula 1 and MotoGP, and the Liberty Live Group Excluded Assets.
As of June 30, 2025, the Liberty Live Group was primarily comprised of Liberty Media’s interest in Live Nation, corporate cash, certain private assets, the 2.375% Exchangeable Senior Debentures due 2053 and the undrawn Margin Loan. As of June 30, 2025, the Liberty Live Group had cash and cash equivalents of approximately $308 million.
Liberty Media is a Delaware corporation that was incorporated on August 10, 2012. Liberty Media’s principal executive offices are located at 12300 Liberty Blvd., Englewood, Colorado 80112 and its main telephone number is (720) 875-5400.
Liberty Live.   Liberty Live is a newly formed, wholly owned subsidiary of Liberty Media. Upon completion of the Split-Off, Liberty Live will be an independent company and Liberty Media will not retain any ownership interest in Liberty Live. Upon the completion of the Split-Off, Liberty Live’s businesses, assets and liabilities will be comprised of, among other things, all of Liberty Media’s shares of Live Nation Common Stock, which represents approximately 30% of the outstanding shares of Live Nation Common Stock as of July 31, 2025, corporate cash, Liberty Media’s interest in certain private assets, including Liberty Media’s wholly owned subsidiary, Quint, the 2.375% Exchangeable Senior Debentures due 2053, the undrawn Margin Loan, and the 2025 Forward Contracts, and will exclude the Liberty Live Group Excluded Assets (collectively, the Liberty Live Assets and Liabilities). The Reattributed Assets will be contributed to, and the Liberty Live Group Excluded Assets will be excluded from, Liberty Live for purposes of achieving what Liberty Media believes is the appropriate asset and liability mix and capitalization for Liberty Live. A more complete description of the businesses and assets that will be held by Liberty Live at the time of the Split-Off can be found in “Description of Business of Liberty Live” in this proxy statement/notice/prospectus. In connection with the Split-Off, Liberty Live expects to enter into certain agreements, including the Reorganization Agreement and the Tax Sharing Agreement, pursuant to which, among other things, Liberty Live and Liberty Media will indemnify each other against certain liabilities that may arise from their respective businesses. See “Certain Relationships and Related Party Transactions — Relationships Between Liberty Live and Liberty Media.”
Liberty Live is a Nevada corporation that was incorporated on January 16, 2025. Liberty Live’s principal executive offices are located at 12300 Liberty Blvd., Englewood, Colorado 80112. Prior to the completion of the Split-Off, Liberty Live’s main telephone number will be that of Liberty Media listed above and following the Split-Off, Liberty Live’s main telephone number will be (720) 875-5200.
Summary Risk Factors
In evaluating the proposals set forth in this proxy statement/notice/prospectus, you should carefully read this proxy statement/notice/prospectus, including the annexes, and especially consider the discussion of principal risk factors discussed in this section. This summary of principal risk factors to consider in deciding whether to vote in favor of the Split-Off Proposal should be read in conjunction with the section titled “Risk Factors” beginning on page 25 and should not be relied upon as an exhaustive summary of the principal risks in connection with the Split-Off and an investment in Liberty Live. You should also read and carefully consider the risk factors of Liberty Media contained in documents that are incorporated by reference into this proxy statement/notice/prospectus, including Liberty Media’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. See “Where You Can Find More Information.”
Factors Relating to Liberty Live’s Corporate History and the Split-Off:
•
The historical financial information of Liberty Live included in this proxy statement/notice/prospectus is not necessarily representative of Liberty Live’s future financial position, future results of operations or future cash flows.

•
Liberty Live will incur additional costs as a result of its separation from Liberty Media.

•
Liberty Live’s inter-company agreements are being negotiated while it is still a subsidiary of Liberty Media.

•
Liberty Live has no operating history as a separate company upon which you can evaluate its performance.

•
The Split-Off could result in significant tax liability.

•
Liberty Live may have a significant indemnity obligation to Liberty Media, which is not limited in amount or subject to any cap, if the Redemption, taken together with the Contributions, are treated as a taxable transaction.

•
Liberty Live may determine to forgo certain transactions that might otherwise be advantageous in order to avoid the risk of incurring significant tax-related liabilities.

•
Liberty Live and/or Liberty Media may not realize the potential benefits from the Split-Off in the near term or at all.

•
The aggregate trading value of the Liberty Formula One common stock and the New Liberty Live Group common stock following the Split-Off may not be the same as or exceed the aggregate trading value of the Liberty Formula One common stock and the Liberty Live common stock had the Split-Off not occurred.

•
Liberty Live is expected to have overlapping directors and officers with Liberty Media, which may lead to conflicting interests.

•
Liberty Live may become subject to the Investment Company Act.

Factors Relating to Ownership of New Liberty Live Group Common Stock:
•
It is not certain that an active trading market will develop or be sustained after the Split-Off, and following the Split-Off, New Liberty Live Group common stock’s stock prices may fluctuate significantly.

•
Liberty Live’s multi-series structure may depress the trading price of the shares of New Liberty Live Group common stock.

•
Liberty Live may dispose of its assets, even if they are attributed to a tracking stock group, without your approval (except to the extent such approval is required under Nevada law or Liberty Live’s restated articles).

•
Following the Split-Off, Liberty Live will have significant indebtedness.

Factors Relating to Liberty Live’s Business:
•
Liberty Live and Live Nation will have different management teams, which means Liberty Live will not have direct control over how Live Nation will operate on a day-to-day basis.

•
Live Nation’s and Quint’s businesses are highly sensitive to consumer preferences (with Live Nation’s business being dependent on its ability to secure popular artists and other live music events), and Live Nation and their ticketing clients and Quint may be unable to anticipate or respond to changes in consumer preferences, which may result in decreased demand for Live Nation’s and Quint’s services, respectively.

•
Live Nation’s and Quint’s businesses depend, respectively, on relationships between key promoters, executives, agents, managers, artists and clients, as applicable, and any adverse changes in these relationships could adversely affect Live Nation’s and/or Quint’s business, financial condition and results of operations, respectively.

•
Live Nation faces intense competition in the live music and ticketing industries, and they may not be able to maintain or increase their current revenue, which could adversely affect Live Nation’s business, financial condition and results of operations.

•
Live Nation’s and Quint’s success depends, in significant part, on entertainment, sporting and leisure events and economic and other factors adversely affecting such events could have a material adverse effect on Live Nation’s and Quint’s respective business, financial condition and results of operations.

•
Weak and uncertain economic conditions may reduce consumer demand for services and events offered by Live Nation’s and/or Quint’s respective businesses.

The Proposed Transactions
Please refer to the information included in “Questions and Answers” above for a summary of the terms and conditions of the Split-Off.
For ease of reference, set forth below are illustrative diagrams intended to supplement your understanding of the structure of the Split-Off. Please also see “The Split-Off Proposal.”

Current Liberty Media Structure

(1)
Includes Liberty Media’s 2.375% Exchangeable Senior Debentures due 2053, an undrawn Margin Loan incurred by a wholly owned special purpose subsidiary of Liberty Media, which is secured by shares of Live Nation Common Stock, and the variable forward contracts incurred by LNSPV.

(2)
Includes certain other assets and liabilities currently attributed to the Liberty Live Group.

(3)
Includes certain other assets and liabilities currently attributed to the Formula One Group.

The Reattribution

The Second Contribution and the Redemption

(1)
Includes certain other assets and liabilities attributed to the Liberty Live Group immediately prior to the Redemption.

(2)
Includes Liberty Media’s 2.375% Exchangeable Senior Debentures due 2053, an undrawn Margin Loan incurred by a wholly owned special purpose subsidiary of Liberty Media, which is secured by shares of Live Nation Common Stock, and the variable forward contracts incurred by LNSPV.

(3)
Includes certain other assets and liabilities attributed to the Formula One Group immediately prior to the Redemption.

After the Split-Off

(1)
Includes former holders of Liberty Live Common Stock that receive shares of Liberty Live in the redemption.

(2)
Includes certain other assets and liabilities attributed to the Liberty Live Group immediately prior to the Redemption.

(3)
Includes the 2.375% Exchangeable Senior Debentures due 2053, an undrawn Margin Loan incurred by a wholly owned special purpose subsidiary, which is secured by shares of Live Nation Common Stock, and the variable forward contracts incurred by LNSPV.

(4)
Includes certain other assets and liabilities attributed to the Formula One Group immediately prior to the Redemption.

Comparative Per Share Market Price
Liberty Media Market Price
Each of FWONA, FWONK, LLYVA and LLYVK trade on the Nasdaq Global Select Market. FWONB and LLYVB are quoted on the OTC Markets. Stock price information for securities traded on the Nasdaq Global Select Market can be found on the Nasdaq website at www.nasdaq.com.
The following tables set forth the range of high and low sales prices of FWONB and LLYVB for the quarters listed below. There is no established public trading market for FWONB and LLYVB, which are quoted on OTC Markets. The over-the-counter market quotations for FWONB and LLYVB reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.
	Liberty Formula One common stock Series B (FWONB)
	High	Low
2023
First Quarter	$68.02	54.31
Second Quarter	$68.00	63.00
Third Quarter(1)	$66.00	55.00
Fourth Quarter	$56.02	56.02
2024
First Quarter	$65.00	60.00
Second Quarter	$66.50	58.51
Third Quarter	$72.13	63.96
Fourth Quarter	$85.00	69.00
2025
First Quarter	$88.00	81.00
Second Quarter	$90.00	70.00
Third Quarter (through September 11, 2025)	$95.00	$87.25
	Liberty Live common stock Series B (LLYVB)
	High	Low
2023
Third Quarter (from the initial quoting of LLYVB on August 4, 2023 through September 29, 2023)(1)	$34.35	28.38
Fourth Quarter	$33.50	31.18
2024
First Quarter	$39.00	36.00
Second Quarter	$40.00	33.50
Third Quarter	$50.00	33.30
Fourth Quarter	$75.25	50.00
2025
First Quarter	$90.00	68.38
Second Quarter	$95.00	70.20
Third Quarter (through September 11, 2025)	$110.01	$86.00

(1)
On August 3, 2023, Liberty Media completed the reclassification of its then-existing common stock. Each outstanding share of Liberty Formula One common stock was reclassified into one share of the corresponding series of new Liberty Formula One common stock and 0.0428 of a share of the corresponding series of Liberty Live common stock. No adjustments were made to the presented stock prices in the first three quarters of 2023 to reflect these events.

As of November 12, 2024, the last trading day prior to the public announcement of Liberty Media’s plan to pursue the Split-Off, FWONB closed at $72.65 and LLYVB closed at $68.54.
Summary Financial Data
Summary Financial Data for Liberty Live
The following tables present summary historical combined information relating to the business, assets and liabilities of Liberty Live upon the completion of the Split-Off, which represents the business, assets and liabilities contributed to and assumed by Liberty Live or its subsidiaries in the Contributions, including its financial condition as of June 30, 2025 and December 31, 2024 and 2023 and its results of operations for the six-month periods ended June 30, 2025 and 2024 and for the years ended December 31, 2024 and 2023. All significant intercompany accounts and transactions have been eliminated in the combined financial statements. The financial data as of June 30, 2025 and December 31, 2024 and 2023 and for the six-month periods ended June 30, 2025 and 2024 and for the years ended December 31, 2024 and 2023 has been derived from the historical combined financial statements of Liberty Live included elsewhere in this proxy statement/notice/prospectus.
	June 30, 2025	December 31, 2024	December 31, 2023
	amounts in thousands
Summary Balance Sheet Data:
Cash and cash equivalents	$378,448	402,641	304,929
Investments in equity securities	$166,889	173,349	309,112
Investments in affiliates, accounted for using the equity method	$560,866	430,435	305,249
Goodwill	$127,018	125,495	—
Intangible assets subject to amortization, net	$129,659	141,782	—
Deferred tax assets	$273,146	234,097	184,515
Total assets	$1,737,093	1,585,026	1,103,910
Deferred revenue	$133,979	126,752	—
Long-term debt, including current portion	$1,768,965	1,556,399	1,316,617
Total liabilities	$2,075,834	1,762,148	1,327,873
Total equity (deficit)	$(338,741)	(177,122)	(223,963)
	Six months ended		Year ended
	June 30, 2025	June 30, 2024	December 31, 2024	December 31, 2023
	amounts in thousands, except per share amounts
Summary Statement of Operations Data:
Total revenue, net	$185,662	172,018	340,493	—
Cost of revenue, including stock-based compensation	$126,625	126,515	224,347	—
Related party cost of revenue	$25,337	20,653	68,888	—
Selling, general and administrative expenses, including stock-based compensation and acquisition costs	$40,576	31,170	69,019	17,376
Impairment of intangible assets	$—	—	67,066	—
Operating income (loss)	$(19,933)	(20,279)	(116,274)	(17,376)
Share of earnings (loss) of affiliates, net	$72,896	55,047	237,666	140,217
Realized and unrealized gains (losses), net	$(305,824)	19,282	(262,733)	(226,427)
Income tax benefit (expense)	$50,124	(11,449)	30,034	24,366
Net earnings (loss) attributable to Liberty Live	$(209,799)	41,383	(112,764)	(90,253)
Unaudited Pro Forma basic net earnings (loss) attributable to Series A, Series B and Series C Liberty Live Group shareholders per common share	$(2.28)	NA	(1.23)	NA

Summary Unaudited Pro Forma Condensed Consolidated Financial Data of Liberty Media
The following tables present selected pro forma information relating to Liberty Media’s financial condition as of June 30, 2025, and its results of operations for the six-month period ended June 30, 2025 and for the year ended December 31, 2024 to show the pro forma impact of the Split-Off. The pro forma balance sheet information assumes that the Split-Off had occurred as of June 30, 2025. The pro forma results of operations data assumes the Split-Off had occurred as of January 1, 2024. The pro forma information has been derived from the unaudited historical financial statements of Liberty Media for the six-month period ended June 30, 2025 and the audited historical financial statements of Liberty Media for the year ended December 31, 2024, which are incorporated by reference into this proxy statement/notice/prospectus. See the section entitled “Additional Information — Where You Can Find More Information.”
June 30, 2025
amounts in millions
Summary Balance Sheet Data:
Cash and cash equivalents	$3,070
Goodwill	$3,956
Intangible assets subject to amortization, net	$2,490
Total assets	$12,070
Long-term debt, including current portion	$3,030
Total liabilities	$4,375
Total equity	$7,695
	Six months ended June 30, 2025	Year ended December 31, 2024
	amounts in millions, except per share amounts
Summary Statement of Operations Data:
Total revenue	$1,629	3,411
Cost of Formula 1 revenue	$1,067	2,299
Operating income (loss)	$219	394
Income tax benefit (expense)	$(49)	(70)
Net earnings (loss) attributable to Liberty stockholders	$411	56
Basic net earnings (loss) from continuing operations attributable to Liberty stockholders per common share	$1.65	0.23
Diluted net earnings (loss) from continuing operations attributable to Liberty stockholders per common share	$1.58	0.23
Dividends
Liberty Media.   Liberty Media has never paid cash dividends on any series of its common stock. All decisions regarding payment of dividends by Liberty Media are made by its board of directors in accordance with applicable law after taking into account various factors, including its financial condition, operating results, current and anticipated cash needs, plans for expansion and possible loan covenants which may restrict or prohibit payment of dividends.
Liberty Live.   Liberty Live has no present intention to pay cash dividends on its stock. All decisions regarding payment of dividends by Liberty Live will be made by its board of directors in accordance with applicable law after taking into account various factors, including its financial condition, operating results, current and anticipated cash needs, plans for expansion and possible loan covenants which may restrict or prohibit payment of dividends.

RISK FACTORS
In addition to the other information contained in, incorporated by reference in or included as an annex to this proxy statement/notice/prospectus, including the matters addressed in “Cautionary Statements Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding whether to vote to approve the Split-Off Proposal.
The risk factors described in this section have been separated into three groups:
•
risks relating to Liberty Live’s corporate history and the Split-Off;

•
risks relating to an investment in New Liberty Live Group common stock; and

•
risks relating to Liberty Live’s business.

The risks described below and elsewhere in this proxy statement/notice/prospectus are considered to be the most material but are not the only ones that relate to the Split-Off and to an investment in Liberty Live. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that also could have material adverse effects on Liberty Live. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods especially given the current economic environment. Additionally, Liberty Media’s annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this proxy statement/notice/prospectus, describes the most material risks that relate to an investment in Liberty Media.
If any of the events described below were to occur, the businesses, prospects, financial condition, results of operations and/or cash flows to be attributed to Liberty Live could be materially adversely affected. In any such case, the price of the New Liberty Live Group common stock could decline, perhaps significantly.
For the purposes of the risk factors relating to the Split-Off enumerated below, unless the context otherwise indicates, it is assumed that the Split-Off Proposal is approved and that the Split-Off has been completed.
Factors Relating to Liberty Live’s Corporate History and the Split-Off
The historical financial information of Liberty Live included in this proxy statement/notice/prospectus is not necessarily representative of Liberty Live’s future financial position, future results of operations or future cash flows.
Investors should recognize that the historical financial information of Liberty Live included in this proxy statement/notice/prospectus has been extracted from Liberty Media’s historical consolidated financial statements and the businesses, assets and liabilities contributed to and assumed by Liberty Live or its subsidiaries in the Contributions do not necessarily reflect Liberty Live’s results of operations, financial condition and cash flows if it had been a separate, standalone company pursuing independent strategies during the periods presented.
The unaudited pro forma condensed consolidated financial statements included in this document are presented for illustrative purposes only and do not purport to represent what Liberty Media’s financial position actually would have been had the Split-Off occurred on the dates indicated or to project Liberty Media’s operating results for any future period.
The unaudited pro forma condensed consolidated financial statements of Liberty Media in this document are presented for illustrative purposes only and do not purport to represent what Liberty Media’s financial position actually would have been had the Split-Off occurred on the dates indicated or to project Liberty Media’s operating results for any future period. The divestiture of Liberty Media’s interest in Live Nation is expected to represent a strategic shift that will have a major effect on Liberty Media’s operations due to the relative materiality of Live Nation. Accordingly, Liberty Media intends to present its divestiture of Live Nation as a discontinued operation. For more information, see “Summary Financial Data” and “Liberty Media Corporation’s Pro Forma Condensed Consolidated Financial Statements (unaudited).”

Liberty Live will incur additional costs as a result of its separation from Liberty Media.
Liberty Live will incur costs and expenses not previously incurred as a result of the Split-Off. These increased costs and expenses may arise from various factors, including financial reporting, costs associated with complying with the federal securities laws (including compliance with the Sarbanes-Oxley Act), tax administration and human resources-related functions. Although Liberty Media will provide many of these services for Liberty Live under the Services Agreement, neither Liberty Live nor Liberty Media can assure you that the Services Agreement will continue or that these costs will not be material to Liberty Live’s business.
Liberty Live’s inter-company agreements are being negotiated while it is still a subsidiary of Liberty Media.
Liberty Live will enter into a number of inter-company agreements in connection with the completion of the Split-Off, covering matters such as tax sharing and allocation of responsibility for certain liabilities previously undertaken by Liberty Media for certain of Liberty Live’s businesses. In addition, Liberty Live will enter into the Services Agreement with Liberty Media pursuant to which Liberty Media will provide Liberty Live certain management, administrative, financial, treasury, accounting, tax, legal and other services, for which Liberty Live will reimburse Liberty Media on a fixed fee basis. The terms of all of these agreements are being established while Liberty Live is a newly formed, wholly owned subsidiary of Liberty Media, and, therefore, the agreements with Liberty Media may not be the result of arms’ length negotiations. Liberty Live believes that the terms of these inter-company agreements are and will be commercially reasonable and fair to all parties under the circumstances; however, conflicts could arise in the interpretation or any extension or renegotiation of the foregoing agreements after the Split-Off is consummated. See “Certain Relationships and Related Party Transactions — Agreements Relating to the Split-Off.”
Liberty Live has no operating history as a separate company upon which you can evaluate its performance.
Although a significant portion of the assets of Liberty Live have been attributed to the Liberty Live Group of Liberty Media, Liberty Live does not have an operating history as a separate public company. Accordingly, there can be no assurance that its go-forward business will be successful on a long-term basis. Liberty Live may not be able to grow its businesses as planned and may not be profitable.
The Split-Off could result in significant tax liability.
The Redemption is conditioned upon, among other things, the receipt by Liberty Media of the opinion of Skadden Arps, tax counsel to Liberty Media, to the effect that, among other things, for U.S. federal income tax purposes, the Redemption, taken together with the Contributions, will qualify as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code to Liberty Media and to holders of Liberty Live common stock. The condition to the Redemption relating to the receipt by Liberty Media of the opinion of Skadden Arps may not be waived.
The opinion of Skadden Arps will be based on the law in effect as of the time of the Redemption and will rely on certain assumptions, as well as statements, representations, and undertakings made by officers of Liberty Media, Liberty Live and certain other individuals. If any of those statements, representations, or assumptions is incorrect or untrue in any material respect or any of those undertakings is not complied with, or if the facts upon which the opinion of Skadden Arps is based are materially different from the actual facts that exist at the time of the Redemption, the conclusions reached in such opinion could be adversely affected. Liberty Media will not obtain a private letter ruling from the IRS regarding the qualification of the Split-Off under Section 355, Section 368(a)(1)(D) and related provisions of the Code. The legal authorities on which the opinion of Skadden Arps will be based are subject to change or differing interpretations at any time, possibly with retroactive effect. Opinions of counsel are not binding on the IRS or the courts, and there can be no assurance that the IRS will not challenge the conclusions reached in such opinion or that a court would not sustain such a challenge. If it is subsequently determined that the Redemption, taken together with the Contributions, do not qualify under Section 355, Section 368(a)(1)(D) and related provisions of the Code, Liberty Media and the holders of Liberty Live common stock who receive New Liberty Live Group common stock pursuant to the Redemption could incur significant tax liabilities. For a more complete discussion of the tax opinion and the tax consequences if the Redemption, taken together with the

Contributions, do not qualify for the intended U.S. federal income tax treatment, please see “U.S. Federal Income Tax Consequences — Tax Opinion” and “— U.S. Federal Income Tax Treatment of the Split-Off.”
Even if the Redemption, taken together with the Contributions, otherwise qualify under Section 355, Section 368(a)(1)(D) and related provisions of the Code, the Redemption would result in a significant U.S. federal income tax liability to Liberty Media (but not to holders of Liberty Live common stock) under Section 355(e) of the Code if one or more persons acquire, directly or indirectly, a 50% or greater interest (measured by vote or value) in the stock of Liberty Media or Liberty Live (or any successor corporation) (excluding, for this purpose, the acquisition of New Liberty Live Group common stock by holders of Liberty Live common stock in the Redemption) as part of a plan or series of related transactions that includes the Redemption. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual in nature, and subject to a comprehensive analysis of the facts and circumstances of the particular case. Notwithstanding the opinion of Skadden Arps described above, Liberty Media or Liberty Live might inadvertently cause or permit a prohibited change in the ownership of Liberty Media or Liberty Live to occur. If the Split-Off were determined to be taxable to Liberty Media under Section 355(e) of the Code, Liberty Media would incur significant tax liabilities. For a more complete discussion of the tax consequences if the Split-Off is determined to be taxable to Liberty Media under Section 355(e) of the Code, please see “U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Treatment of the Split-Off.”
Liberty Live may have a significant indemnity obligation to Liberty Media, which is not limited in amount or subject to any cap, if the Redemption, taken together with the Contributions, are treated as a taxable transaction.
Pursuant to the Tax Sharing Agreement that Liberty Live and Liberty Media will enter into in connection with the Split-Off, Liberty Live will be required to indemnify Liberty Media, its subsidiaries and certain related persons for taxes and certain losses resulting from the failure of the Redemption, taken together with the Contributions, to qualify as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code, except to the extent that such taxes and losses (a) result primarily from, individually or in the aggregate, the breach of certain covenants made or to be performed by Liberty Media (applicable to actions or failures to act by Liberty Media and its subsidiaries following the completion of the Split-Off), or (b) result from the application of Section 355(e) of the Code to the Redemption as a result of the treatment of the Redemption as part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, a 50% or greater interest (measured by vote or value) in the stock of Liberty Media (or any successor corporation).
Liberty Live’s indemnification obligations to Liberty Media, its subsidiaries and certain related persons will not be limited in amount or subject to any cap. If Liberty Live is required to indemnify Liberty Media, its subsidiaries or such related persons under the circumstances set forth in the Tax Sharing Agreement, Liberty Live may be subject to substantial liabilities, which could materially adversely affect its financial position.
For a more detailed discussion of the Tax Sharing Agreement, see “Certain Relationships and Related Party Transactions — Agreements Relating to the Split-Off — Tax Sharing Agreement.”
Liberty Live may determine to forgo certain transactions that might otherwise be advantageous in order to avoid the risk of incurring significant tax-related liabilities.
Under the Tax Sharing Agreement, Liberty Live will agree not to take any action, or fail to take any action, following the Split-Off, which action or failure to act would be inconsistent with the Redemption, taken together with the Contributions, qualifying for tax-free treatment under Section 355, Section 368(a)(1)(D) and related provisions of the Code. Further, the Tax Sharing Agreement will require that Liberty Live generally indemnify Liberty Media for taxes and certain losses resulting from the failure of the Split-Off Transactions to qualify as a tax-free transaction that are incurred by Liberty Media (or its subsidiaries), except to the extent that such taxes and losses (a) result primarily from, individually or in the aggregate, the breach of certain covenants made by or to be performed by Liberty Media (applicable to actions or failures to act by Liberty Media and its subsidiaries following the completion of the Split-Off), or (b) result from the application of Section 355(e) of the Code to the Redemption as a result of the treatment of the Redemption as part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, a 50% or greater interest (measured by vote or value) in the stock of Liberty Media (or any successor corporation).
Under Section 355(e) of the Code, an acquisition of Liberty Live’s stock would generally be presumed to be part of a plan (or series of related transactions) with the Redemption if such acquisition occurs within two years before or after the Split-Off (or if such stock is received in the Split-Off in exchange for Liberty Live common stock that was acquired within the two years before the Split-Off). This presumption, however, may be rebutted based upon an analysis of the facts and circumstances related to the Redemption and the particular acquisition in question, including a weighing of certain plan and non-plan factors set forth in U.S. Treasury Regulations promulgated under Section 355(e) of the Code. Further, these U.S. Treasury Regulations provide certain safe harbors under which an acquisition will be deemed not to be part of a plan (or series of related transactions) with the Split-Off for purposes of Section 355(e) of the Code.
In light of the Tax Sharing Agreement and the requirements under Section 355 of the Code, including the factors and safe harbors described above, Liberty Live may determine to forgo certain transactions that might otherwise be advantageous. In particular, Liberty Live may determine to continue to operate certain of its business operations for the foreseeable future even if a sale of such business operations might otherwise be advantageous. Moreover, in light of the requirement of Section 355(e) of the Code, Liberty Live might determine to forgo certain transactions, including share repurchases, stock issuances, certain asset dispositions and other strategic transactions, for some period of time following the Split-Off. In addition, Liberty Live’s indemnity obligation under the Tax Sharing Agreement might discourage, delay or prevent its entering into a change of control transaction for some period of time following the Redemption.
The shares of New Liberty Live Group common stock to be received by holders of Liberty Live common stock upon the completion of the Split-Off will have different rights from shares of Liberty Live common stock.
Upon the completion of the Split-Off, holders of Liberty Live common stock will no longer be stockholders of Liberty Media, a Delaware corporation. Instead, former holders of Liberty Live common stock will become holders of New Liberty Live Group common stock and their rights as Liberty Live stockholders will be governed by the terms of Nevada corporation law and Liberty Live’s restated articles and Liberty Live’s amended and restated bylaws, which are to be included as Annex A and Annex B, respectively, to this proxy statement/notice/prospectus. The terms of Liberty Live’s restated articles and Liberty Live’s amended and restated bylaws are in some respects materially different than the terms of Liberty Media’s certificate of incorporation and Liberty Media’s bylaws, which currently govern the rights of holders of Liberty Live common stock. In addition, with regard to rights of stockholders, the statutory corporate laws of Nevada, as governed by the NRS, materially differ in certain respects from those of Delaware, as governed by the DGCL. For instance, under the NRS, a stockholder may inspect a Nevada corporation’s articles of incorporation, bylaws and stock ledger, subject to certain limitations, if such stockholder holds at least 5% of the outstanding shares of stock of the Nevada corporation or has been a holder of shares for at least six months. The DGCL, by comparison, does not require that a stockholder hold a certain number of shares or hold such shares for a stated period of time prior to exercising their books and records inspection rights and permits the inspection of more than just the corporation’s certificate of incorporation, bylaws and stock ledger, such as the minutes of a meeting of the board of directors and certain materials provided to the board in connection with actions taken by such board. However, we do not believe there are material differences to stockholders in voting rights, dividends or securities distributions under the NRS compared to the DGCL that are applicable to Liberty Live and Liberty Media, respectively. See the summary of certain differences in the section entitled “Description of Liberty Live Capital Stock and Comparison of Stockholder Rights — Comparison of Stockholder Rights”.
The announcement and pendency of the Split-Off could divert the attention of management and cause disruptions in the businesses of Liberty Media, which could have an adverse effect on Liberty Media’s business and financial results.
Management of Liberty Media may be required to divert a disproportionate amount of attention away from their respective day-to-day activities and operations, and devote time and effort to consummating the Split-Off. The risks, and adverse effects, of such disruptions and diversions could be exacerbated by a delay in the completion of the Split-Off. These factors could adversely affect the financial position or results of operations of Liberty Media, regardless of whether the Split-Off is completed.
Liberty Live and/or Liberty Media may not realize the potential benefits from the Split-Off in the near term or at all.
Liberty Media anticipates the realization of strategic and financial benefits to Liberty Live and Liberty Media as a result of the separation of Liberty Live from Liberty Media. See “The Proposed Transactions — Liberty Media’s Reasons for the Split-Off.” In particular, Liberty Media believes that the Split-Off will benefit Liberty Media and its businesses and result in the creation of stockholder value because, among other things, the aggregate trading value of New Liberty Live Group common stock and Liberty Formula One common stock is expected to exceed the aggregate trading value of Liberty Media’s existing common stock, although there can be no assurance that this will occur. Accordingly, there can be no assurance that the market will react favorably to the Split-Off, that the Split-Off will result in a trading price of the New Liberty Live Group common stock that reflects a reduced valuation discount than that currently applied to the Liberty Live common stock or that the trading discount associated with the Liberty Formula One common stock will be reduced. In this case, Liberty Live and Liberty Media may not experience the anticipated reduction in dilution to its stockholders when using its common stock for purposes of making strategic acquisitions and other capital raising initiatives and for retention and attraction of qualified personnel. Given the added costs associated with the completion of the Split-Off, including the separate accounting, legal and other compliance costs of being a separate public company, the failure of Liberty Live and/or Liberty Media to realize the anticipated benefits of the Split-Off in the near term or at all could adversely affect their respective companies.
The Liberty Media board of directors also considered a variety of risks, uncertainties and other potentially negative factors in its deliberations concerning the Split-Off, including the following (which are not necessarily presented in order of relative importance): the risk of being unable to achieve the benefits expected from the Split-Off; the potential disruption of the businesses of Liberty Media, as its management and employees devote time and resources to completing the Split-Off; the substantial costs of effecting the Split-Off and continued compliance with legal and other requirements applicable to two separate public reporting companies; the significant potential tax liabilities that could arise if the IRS were to successfully assert that the Split-Off is taxable to Liberty Media and/or to the holders of Liberty Live common stock; the significant potential indemnification obligations of Liberty Live to Liberty Media under the Tax Sharing Agreement if the IRS were successful in such a claim and that such indemnification obligations are not subject to a cap; the risk that Liberty Live may determine to forgo certain transactions that might otherwise be advantageous for some period of time following the Split-Off as a result of Liberty Live’s potential indemnification obligations to Liberty Media under the Tax Sharing Agreement; and the interests of Liberty Media’s directors and executive officers in the Split-Off described under “The Proposed Transactions — Interests of Certain Persons.”
Liberty Live may not realize the benefits of acquisitions or other strategic investments and initiatives.
Liberty Live’s business strategy and that of its subsidiaries may include selective acquisitions, other strategic investments and initiatives that allow its subsidiaries to expand their business. The success of any acquisition depends upon effective integration and management of acquired businesses and assets into the acquirer’s operations, which is subject to risks and uncertainties, including the realization of the growth potential, any anticipated synergies and cost savings, the ability to retain and attract personnel, the diversion of management’s attention from other business concerns and undisclosed or potential legal liabilities of acquired businesses or assets.
Following the Split-Off, both Liberty Media’s and Liberty Live’s financial profile will change, and each of the companies will be a smaller, less diversified company than Liberty Media prior to the Split-Off.
Following the Split-Off, each of Liberty Media and Liberty Live will be a smaller, less diversified company than Liberty Media prior to the Split-Off. As a result, Liberty Media and Liberty Live may each be more vulnerable to changing market conditions, which could have a material adverse effect on their respective business, financial condition and results of operations. In addition, the diversification of Liberty

Media’s and Liberty Live’s costs and cash flows will diminish for each as a standalone company, such that their respective results of operations, cash flows, working capital and financing requirements may be subject to increased volatility and the ability to fund capital expenditures and investments and service debt may be diminished.
The aggregate trading value of the Liberty Formula One common stock and the New Liberty Live Group common stock following the Split-Off may not be the same as or exceed the aggregate trading value of the Liberty Formula One common stock and the Liberty Live common stock had the Split-Off not occurred.
Liberty Media believes that the aggregate trading value of the Liberty Formula One common stock and the New Liberty Live Group common stock following the Split-Off will exceed the aggregate trading value of the Liberty Formula One common stock and the Liberty Live common stock in the absence of the Split-Off. However, there can be no assurance that the aggregate trading value of the Liberty Formula One common stock and the New Liberty Live Group common stock following the Split-Off will be higher than, or the same as, the aggregate trading value of the Liberty Formula One common stock and the Liberty Live common stock had the Split-Off not occurred.
Liberty Live is expected to have overlapping directors and officers with Liberty Media, which may lead to conflicting interests.
Certain executive officers of Liberty Media, Liberty Broadband Corporation (Liberty Broadband) and GCI Liberty, Inc. (GCI Liberty) will also serve as executive officers of Liberty Live pursuant to the Services Agreement that will be entered into between Liberty Media and Liberty Live in connection with the completion of the Split-Off, and Derek Chang, President and Chief Executive Officer and a director of Liberty Media will also serve on the board of directors of Liberty Live following the completion of the Split-Off. Robert R. Bennett, who is expected to serve as the Chairman of the board of directors of Liberty Live, is also the Vice Chairman of the board of directors of Liberty Media. Chad R. Hollingsworth, who is expected to serve as President and Chief Executive Officer of Liberty Live following the completion of the Split-Off, is also a Senior Vice President of Liberty Media. The executive officers and the members of Liberty Live’s board of directors will have fiduciary duties to its stockholders. Likewise, any such persons who serve in similar capacities at Liberty Media, Liberty Broadband and GCI Liberty or any other public company, have fiduciary duties to that company’s stockholders. For example, there may be the potential for a conflict of interest when Liberty Live, Liberty Broadband or Liberty Media pursues acquisitions and other business opportunities that may be suitable for each of them. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting more than one of the companies to which they owe fiduciary duties. Further, as allowed by Nevada law, Liberty Live’s restated articles will renounce any interest or expectancy in certain business opportunities involving directors and officers of Liberty Live, which will allow such directors and officers to pursue those business opportunities without being liable to Liberty Live or its stockholders arising out of any duty or obligation to permit Liberty Live to pursue such opportunities. Each of Liberty Broadband and GCI Liberty has also renounced its rights to certain business opportunities and their respective restated certificates of incorporation provide that no director or officer of either company will be liable to their respective company or their stockholders by reason of the fact that any such individual directs a corporate opportunity to another person or entity instead of the respective company, or does not refer or communicate information regarding such corporate opportunity to Liberty Live, unless (x) such opportunity was expressly offered to such person solely in his or her capacity as a director or officer of their respective company or as a director or officer of any of the respective company’s subsidiaries, and (y) such opportunity relates to a line of business in which their respective company or any of its subsidiaries is then directly engaged.
Moreover, immediately following the completion of the Split-Off, certain of Liberty Live’s directors and officers will continue to own Liberty Media common stock, RSUs and options to purchase Liberty Media common stock. These ownership interests could create, or appear to create, potential conflicts of interest when these individuals are faced with decisions that could have different implications for Liberty Live or Liberty Media.
In addition, any potential conflict that qualifies as a “related party transaction” (as defined in Item 404 of Regulation S-K) will be subject to review by the audit committee of Liberty Live’s board of directors or another independent body of Liberty Live’s board designated to address such actual or potential conflicts. Any other potential conflicts that arise would be addressed on a case-by-case basis, keeping in mind the applicable fiduciary duties owed by the executive officers and directors of each company. From time to time, Liberty Media, Liberty Broadband and/or their respective subsidiaries or other affiliates may enter into transactions with Liberty Live and/or its subsidiaries or other affiliates. There can be no assurance that the terms of any such transactions will be as favorable to Liberty Live, Liberty Media, Liberty Broadband or any of their respective subsidiaries or affiliates, as would be the case where there is no overlapping officer or director.
It is expected that Mr. Malone will own shares of New Liberty Live Group common stock representing approximately [      ]% of the aggregate voting power of Liberty Live, which may be deemed to put him in a position to influence significant corporate actions and may discourage others from initiating a potential change of control transaction that may be beneficial to Liberty Live stockholders.
As of [      ], 2025, Mr. Malone beneficially owned shares of Liberty Live common stock representing the power to direct approximately [      ]% of the aggregate voting power of the Liberty Live common stock and immediately following the Split-Off, Mr. Malone is expected to beneficially own shares of New Liberty Live Group common stock (assuming the issuance of [      ] shares of New LLYVA and [      ] shares of New LLYVB based on (i) the exchange of [      ] shares of LLYVA and [      ] shares of LLYVB outstanding as of the record date and (ii) the assumption that no shares of LLYVB are converted into shares of LLYVA prior to the Split-Off) representing the power to direct approximately [      ]% of the aggregate voting power of the New Liberty Live Group common stock. Furthermore, although Mr. Malone is a party to an Exchange Agreement with Liberty Media whereby, among other things, Mr. Malone agreed to an arrangement under which his aggregate voting power in Liberty Media would not exceed 49% plus 0.5% (under certain circumstances), Mr. Malone is not expected to be an officer or director of Liberty Live, thus, pursuant to the terms of the Liberty Media Exchange Agreement, Liberty Live and Mr. Malone will not be required to and are not expected to enter into such an arrangement in connection with the Split-Off, and therefore Mr. Malone could acquire beneficial ownership of (x) [     ] additional shares of New LLYVA or (y) [     ] additional shares of New LLYVB (which represents all of the outstanding shares of New LLYVB that will not be owned by Mr. Malone as of immediately following the Split-Off) and [     ] additional shares of New LLYVA (assuming the issuance of [     ] shares of New LLYVA and [     ] shares of New LLYVB based on (i) the exchange of [     ] shares of LLYVA and [     ] shares of LLYVB outstanding as of [     ], 2025 and (ii) the assumption that no shares of LLYVB are converted into shares of LLYVA prior to the Split-Off) to control approval of general matters submitted to shareholders for approval, pursuant to which holders of shares of New LLYVA and New LLYVB would vote together as a single class. Immediately following the Split-Off, Mr. Malone is expected to beneficially own [     ] shares of New LLYVA and [     ] shares of New LLYVB (estimated based on the number of shares of Liberty Live common stock held by Mr. Malone as of [     ], 2025), and therefore, it is expected that Mr. Malone may continue to be deemed to be in a position to influence significant corporate actions, including corporate transactions such as mergers, business combinations or dispositions of assets. Immediately following the Split-Off, Mr. Malone will own [      ] shares of New LLYVA and [      ] shares of New LLYVB (estimated based on the number of shares of Liberty Live common stock held by Mr. Malone as of the record date), and therefore, it is expected that Mr. Malone may continue to be deemed to be in a position to influence significant corporate actions, including corporate transactions such as mergers, business combinations or dispositions of assets. This concentration of ownership could discourage others from initiating any potential merger, takeover or other change of control transaction that may otherwise be beneficial to Liberty Live stockholders.
Liberty Media’s board of directors may abandon the Split-Off at any time, or its board of directors may determine to amend the terms of any agreement Liberty Media enters into relating to the Split-Off.
No assurance can be given that the Split-Off will occur, or, if it occurs, that it will occur on the terms described in this proxy statement/notice/prospectus. In addition to the conditions to the Split-Off described herein (two of which may be waived by the Liberty Media board of directors in its sole discretion), the Liberty Media board of directors may abandon the Split-Off at any time prior to the Split-Off Effective Time for any reason or for no reason. Additionally, the agreements to be entered into by Liberty Live with Liberty Media in connection with the Split-Off (including the Reorganization Agreement, the Tax Sharing

Agreement, the Services Agreement, the Facilities Sharing Agreement and the Aircraft Time Sharing Agreement) may be amended or modified prior to the Split-Off Effective Time in the sole discretion of Liberty Media, as applicable. If any condition to the Split-Off is waived or if any material amendments or modifications are made to the terms of the Split-Off or to such ancillary agreements prior to the Split-Off, Liberty Media intends to promptly issue a press release and file a Current Report on Form 8-K informing the market of the substance of such waiver, amendment or modification.
Liberty Live is a holding company, and may be unable to obtain cash in amounts sufficient to service its financial obligations or meet its other commitments.
Liberty Live’s ability to meet its current and future financial obligations and other contractual commitments depends upon its ability to access cash. Concurrently with the completion of the Split-Off, Liberty Live will enter into a supplemental indenture by which Liberty Live will assume all obligations under the 2.375% Exchangeable Senior Debentures due 2053. See “Risk Factors — Factors Relating to Ownership of New Liberty Live Group Common Stock — Following the Split-Off, Liberty Live will have significant indebtedness” for a discussion of Liberty Live’s future financial obligations. Liberty Live is a holding company, and its sources of cash include its available cash balances, distributions from its subsidiaries and other investments and proceeds from any asset sales or other forms of asset monetization it may undertake in the future. In addition, even though Liberty Live’s ownership of approximately 30% of the outstanding shares of Live Nation Common Stock will enable it to exercise significant influence over Live Nation, Liberty Live is not entitled to distributions or other cash from Live Nation, other than in Liberty Live’s capacity as a stockholder of Live Nation Common Stock. Further, Liberty Live’s ability to receive dividends or payments or advances from its subsidiaries’ businesses depends on their individual operating results and any statutory, regulatory or contractual restrictions to which they may be, or may become, subject and the terms of their indebtedness and any additional debt they may incur in the future. From time to time, Liberty Live’s subsidiaries may consider opportunities to refinance such debt, including through use of cash on hand and capital markets transactions. Accordingly, Liberty Live’s ability to make payments to third parties and to otherwise meet its financial obligations at the holding company level is constricted.
Liberty Live may become subject to the Investment Company Act.
Liberty Live does not believe that, immediately following the Split-Off, it will be subject to regulation under the Investment Company Act because its ownership of approximately 30% of the outstanding shares of Live Nation Common Stock will enable it to exercise significant influence over Live Nation. Liberty Live expects to have substantial involvement in the management and affairs of Live Nation, including through its board nominees. Two current directors of Live Nation were originally nominated by Liberty Media. In connection with the merger between Live Nation and Ticketmaster Entertainment, Inc. (Ticketmaster), on February 10, 2009, a predecessor of Liberty Media, Live Nation and Ticketmaster entered into a Stockholder Agreement (the Live Nation Stockholder Agreement), which provides Liberty Media certain rights, including the right to nominate up to two directors to the board of directors of Live Nation for so long as Liberty Media satisfies certain ownership requirements of Live Nation Common Stock. Liberty Media’s rights pursuant to the Live Nation Stockholder Agreement will be assigned to Liberty Live in connection with the Split-Off. If, however, following the Split-Off, Liberty Live’s ownership of approximately 30% of the outstanding shares of Live Nation Common Stock is deemed to become passive (such as in the event that its equity interests are significantly diluted and its nominees ceased to serve as directors of Live Nation), Liberty Live could become subject to regulation under the Investment Company Act. In such event, Liberty Live would be required to register as an investment company, which could result in significant registration and compliance costs, could require changes to its corporate governance structure and financial reporting and could restrict its activities going forward. If Liberty Live was to become inadvertently subject to the Investment Company Act and failed to register as an investment company in violation of the Investment Company Act, such violation could subject it to material adverse consequences, including potentially significant regulatory penalties and the possibility that its contracts would be deemed unenforceable.

Factors Relating to Ownership of New Liberty Live Group Common Stock
It is not certain that an active trading market will develop or be sustained after the Split-Off, and following the Split-Off, New Liberty Live Group common stock’s stock prices may fluctuate significantly.
Although Liberty Live common stock currently trades on Nasdaq or is quoted on the OTC Markets, as applicable, there is currently no public market for the New Liberty Live Group common stock that will be received by holders of Liberty Live common stock in the Split-Off. Although Liberty Media believes the aggregate value of the New Liberty Live Group common stock and the Liberty Formula One common stock following the Split-Off will exceed the aggregate value of the Liberty Live common stock and the Liberty Formula One common stock if the Split-Off did not occur, Liberty Media cannot predict the prices at which New Liberty Live Group common stock may trade after the Split-Off, the effect of the Split-Off on the trading prices of the Liberty Formula One common stock or whether the aggregate market value of the shares of New Liberty Live Group common stock and Liberty Formula One common stock after the Split-Off will be less than, equal to or greater than the aggregate market value of the shares of Liberty Live common stock and Liberty Formula One common stock prior to the Split-Off.
The market price of New Liberty Live Group common stock may fluctuate significantly due to a number of factors (none of which can be guaranteed to occur), some of which may be beyond Liberty Live’s control, including:
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actual or anticipated fluctuations in Liberty Live’s operating results;

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changes in earnings estimated by securities analysts or Liberty Live’s ability to meet those estimates;

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the operating and stock price performance of comparable companies; and

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domestic and foreign economic conditions.

Liberty Live’s multi-series structure may depress the trading price of the shares of New Liberty Live Group common stock.
Liberty Live’s multi-series structure may result in a lower or more volatile market price of the shares of New Liberty Live Group common stock or in adverse publicity or other adverse consequences. Several stockholder advisory firms have announced their opposition to the use of multiple-class structures. As a result, the multi-series structure of New Liberty Live Group common stock may cause stockholder advisory firms to publish negative commentary about Liberty Live’s corporate governance practices or otherwise seek to cause Liberty Live to change its capital structure. Any actions or publications by stockholder advisory firms critical of Liberty Live’s corporate governance practices or capital structure could also adversely affect the value of the shares of New Liberty Live Group common stock.
If the Liberty Live board of directors determines to issue the shares of Ventures Group common stock, New Liberty Live Group common stock will become a tracking stock and a tracking stock structure may cause market confusion.
Pursuant to the Split-Off, holders of Liberty Live common stock on the Redemption Date will not receive any shares of capital stock other than New Liberty Live Group common stock, which will constitute 100% of the issued and outstanding common equity interest in all of Liberty Live’s businesses, assets and liabilities at the time of the distribution, but Liberty Live’s restated articles will authorize the issuance of another group of common stock without the approval of Liberty Live’s stockholders, the Ventures Group common stock. In the event that Liberty Live issues Ventures Group common stock, New Liberty Live Group common stock will become a tracking stock. A tracking stock is a type of common stock that the issuing company intends to reflect or “track” the economic performance of a particular business or “group,” rather than the economic performance of the company as a whole. In the event that the New Liberty Live Group common stock and the Ventures Group common stock become tracking stocks, the New Liberty Live Group common stock would be intended to track the economic performance of particular businesses, assets and liabilities of Liberty Live and its subsidiaries (the New Liberty Live Group) as determined by the Liberty Live board of directors and the Ventures Group common stock would be intended to track the economic performance of other particular businesses, assets and liabilities of Liberty Live and its subsidiaries (the Ventures Group) as determined by the Liberty Live board of directors. Liberty Live would attribute, for financial reporting purposes, all of its consolidated assets, liabilities, revenue, expenses and cash flows between the New Liberty Live Group and the Ventures Group. However, notwithstanding such attribution, Liberty Live and its subsidiaries would retain legal title to all of Liberty Live’s consolidated assets, and Liberty Live’s tracking stock capitalization would not limit Liberty Live’s legal responsibility, or that of Liberty Live’s subsidiaries, for the liabilities included in any set of financial statement schedules.
Holders of New Liberty Live Group common stock or Ventures Group common stock would not have any legal rights related to specific assets attributed to their associated group and, in any liquidation, holders of New Liberty Live Group common stock and Ventures Group common stock would be entitled to receive a proportionate share of Liberty Live’s available net assets based on their respective number of liquidation units. See “Description of Liberty Live Capital Stock and Comparison of Stockholder Rights.” Depending on the composition of the assets underlying Liberty Live’s tracking stock groups from time to time, confusion in the marketplace may occur if holders of Liberty Live’s tracking stock mistakenly believe they own stock of a company attributed to the applicable tracking stock group or they have any equity or voting interests with respect to companies attributed to one of Liberty Live’s tracking stock groups.
The Liberty Live board of directors has discretion to create the Ventures Group and to reattribute businesses, assets and liabilities that are attributed to one tracking stock group to another tracking stock group, without the approval of any of Liberty Live’s stockholders. Any such reattribution made by the Liberty Live board of directors, as well as the existence, in and of itself, of the right to effect a reattribution, may impact the ability of investors to assess the future prospects of the businesses and assets attributed to a tracking stock group, including liquidity and capital resource needs, based on past performance.
In addition, the assets attributed to one group are potentially subject to the liabilities attributed to another group, even if those liabilities arise from lawsuits, contracts or indebtedness that are attributed to such other group. No provision of Liberty Live’s restated articles prevents Liberty Live from satisfying liabilities of one group with assets of another group, and Liberty Live’s creditors will not in any way be limited by Liberty Live’s tracking stock capitalization from proceeding against any assets they could have proceeded against if Liberty Live did not have a tracking stock capitalization.
Liberty Live cannot assure you that the market price of the common stock related to a group will, in fact, reflect the performance of the group of businesses, assets and liabilities attributed to that group. Holders of New Liberty Live Group common stock and Ventures Group common stock (if and when issued) will be common stockholders of Liberty Live as a whole and, as such, will be subject to all risks associated with an investment in Liberty Live and all of Liberty Live’s businesses, assets and liabilities. As a result, the market price of each tracking stock may, in part, reflect events that are intended to be reflected or tracked by a different tracking stock of Liberty Live.
If the Liberty Live board of directors decides to implement a tracking stock capital structure, such structure could create conflicts of interest, and the Liberty Live board of directors may make decisions that could adversely affect only some holders of Liberty Live’s common stock.
If the Liberty Live board of directors decides to issue the Ventures Group common stock, such tracking stock structure could give rise to occasions when the interests of holders of stock related to one group might diverge or appear to diverge from the interests of holders of stock of the other group. Liberty Live’s officers and directors owe fiduciary duties to Liberty Live as a whole and all of Liberty Live’s stockholders, as opposed to only holders of a particular group. Decisions deemed to be in the best interest of Liberty Live and all of Liberty Live’s stockholders may not be in the best interest of a particular group when considered independently. For a more detailed discussion of the Ventures Group common stock, please see “What is the Ventures Group common stock” and “Is New Liberty Live Group common stock a tracking stock” in the section entitled “Questions and Answers.” See also “Risk Factors — Factors Relating to Ownership of New Liberty Live Group Common Stock — If the Liberty Live board of directors determines to issue the shares of Ventures Group common stock, New Liberty Live Group common stock will become a tracking stock and a tracking stock structure may cause market confusion” and “Risk Factors — Factors Relating to Ownership of New Liberty Live Group Common Stock — Liberty Live may dispose of its assets, even if they are attributed to a tracking stock group, without your approval (except to the extent such approval is required under Nevada law or Liberty Live’s restated articles).”

Holders of shares of stock relating to a particular group may not have any remedies if any action by Liberty Live’s directors or officers has an adverse effect on only that stock, or on a particular series of that stock.
If the Liberty Live board of directors decides to implement a tracking stock capital structure, Nevada law and the provisions of Liberty Live’s restated articles may protect decisions of the Liberty Live board of directors that have a disparate impact upon holders of shares of stock relating to a particular group, or upon holders of any series of stock relating to a particular group. Under Nevada law, the Liberty Live board of directors has a duty to act with due care and in the best interests of all of Liberty Live’s stockholders, regardless of the stock, or series, they hold. Under Nevada law and Liberty Live’s restated articles, Liberty Live’s board of directors owes fiduciary duties to act in good faith and with a view to the interests of Liberty Live, including the interests of all common stockholders, and does not have separate or additional duties to any subset of those stockholders. There is no statutory or judicial authority in Nevada establishing that decisions by directors or officers involving differing treatment of holders of tracking stocks would be judged by a standard other than Nevada’s statutory business judgment rule. In addition, Liberty Live’s board of directors, in acting with a view to the interest of the corporation, may consider other relevant facts, circumstances, contingencies or constituencies, which may include interests beyond those of just the stockholders, such as the interests of employees, customers or creditors, as well as considerations about the economy or society, among other interests. In some circumstances, Liberty Live’s directors or officers may be required to make a decision that might be viewed as relatively disadvantageous to the holders of shares relating to a particular group or to the holders of a particular series of that stock. Under the principles of Nevada law, including the business judgment rule referred to above, you may not be able to successfully challenge decisions that you believe have a disparate impact upon the stockholders of one of Liberty Live’s groups if the Liberty Live board of directors acts through disinterested and independent members, in good faith and with a view to the interests of Liberty Live, including all of Liberty Live’s stockholders and other constituencies which the board of directors is permitted to consider. Additionally, if the presumption that a director or officer so acted is rebutted, it must also be proven that such breach of a duty involved intentional misconduct, fraud or a knowing violation of law.
Liberty Live may dispose of its assets, even if they are attributed to a tracking stock group, without your approval (except to the extent such approval is required under Nevada law or Liberty Live’s restated articles).
Nevada law requires stockholder approval only for a sale or other disposition of all of the property and assets of Liberty Live taken as a whole, and Liberty Live’s restated articles do not require a separate class vote in the case of a sale of any amount of assets of the tracking stock groups of Liberty Live. Pursuant to Liberty Live’s restated articles, Liberty Live may approve sales and other dispositions of any amount of the assets of a tracking stock group without any stockholder approval unless the Liberty Live board of directors seeks to classify a group disposition (as defined below) as an exempt disposition (as defined below).
If Liberty Live disposes of all or substantially all of the assets attributed to any group (which means, for this purpose, assets representing at least 80% of the fair market value of the total assets of the disposing group, as determined by the Liberty Live board of directors), Liberty Live would be required under the terms of Liberty Live’s restated articles, if the disposition is not an exempt disposition under the terms of Liberty Live’s restated articles, to choose one or more of the following three alternatives:
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declare and pay a dividend on the disposing group’s common stock;

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redeem shares of the disposing group’s common stock in exchange for cash, securities or other property; and/or

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convert all or a portion of the disposing group’s outstanding common stock into common stock of the other group at a specified premium.

Pursuant to Liberty Live’s restated articles, an “exempt disposition” includes the following with respect to each tracking stock group:
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the disposition of all or substantially all of Liberty Live’s assets in connection with the liquidation, dissolution or winding up of Liberty Live;

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a dividend, other distribution or redemption in accordance with Liberty Live’s restated articles;

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a disposition of all or substantially all of the assets of such tracking stock group (group disposition) to a party controlled by Liberty Live;

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a group disposition in connection with any disposition of all or substantially all of the assets of such tracking stock group in which Liberty Live receives equity securities of the purchaser, if a significant portion of the business of such purchaser is similar or complementary to the businesses attributable to such group prior to such disposition; or

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a group disposition as to which the Liberty Live board of directors obtains the requisite approval of the applicable voting stockholders to classify such group disposition as an exempt disposition.

See “Description of Liberty Live Capital Stock and Comparison of Stockholder Rights.”
In this type of a transaction, holders of the disposing group’s common stock may receive less value than the value that a third-party buyer might pay for all or substantially all of the assets of the disposing group.
The Liberty Live board of directors will decide, in its sole discretion, how to proceed, and it is not required to select the option that would result in the highest value to holders of any stock related to a particular group.
The Liberty Live board of directors may, in its sole discretion, elect to convert the common stock relating to one group into common stock relating to the other group, thereby changing the nature of your investment and possibly diluting your economic interest in Liberty Live, which could result in a loss in value to you.
Liberty Live’s restated articles will permit the Liberty Live board of directors, in its sole discretion, to convert all of the outstanding shares of common stock relating to one of Liberty Live’s groups into shares of common stock of the other group on terms described in [                 ] of Liberty Live’s restated articles, the form of which is to be filed as an exhibit to the registration statement of which this proxy statement/notice/prospectus forms a part. The foregoing conversion would be made at a ratio based on the relative trading prices of Series C New Liberty Live Group common stock (or another series of New Liberty Live Group common stock subject to certain limitations) and Series C Ventures Group common stock (or another series of Ventures Group common stock, subject to certain limitations) over a specified 20-trading day period. A conversion would preclude the holders of stock related to each group involved in such conversion from retaining their investment in a security that is intended to reflect separately the performance of the relevant group. Liberty Live cannot predict the impact on the market value of Liberty Live’s common stock of (1) the Liberty Live board of directors’ ability to effect any such conversion or (2) the exercise of this conversion right by the Liberty Live board of directors. In addition, the Liberty Live board of directors may effect such a conversion at a time when the market value of Liberty Live’s different stocks could cause the stockholders of one group to be disadvantaged.
Liberty Live’s multi-series voting structure may limit your ability to influence corporate matters and future issuances of New Liberty Live Group common stock or Ventures Group common stock may further dilute the voting power of shares of New Liberty Live Group common stock.
New Liberty Live Group common stock will be divided into three series of common stock: New LLYVA, New LLYVB and New LLYVK. Holders of record of shares of New LLYVA are entitled, and holders of record of shares of Series A Ventures Group common stock, if issued, will be entitled, to one vote for each share of such stock and holders of record of shares of New LLYVB are entitled, and holders of record of shares of Series B Ventures Group common stock, if issued, will be entitled, to ten votes for each share of such stock on all matters submitted to a vote of stockholders. Holders of record of shares of New LLYVK are not entitled, and holders of record of shares of Series C Ventures Group common stock, if issued, will not be entitled, to any voting rights, except as otherwise required by Nevada law, in which case, each such holder of record of shares of New LLYVK or holder of record of shares of Series C Ventures Group common stock will be entitled to 1/100th of a vote per share. Liberty Live’s restated articles will not provide for cumulative voting in the election of directors and will permit future issuances of shares of each series of New Liberty Live Group common stock and Ventures Group common stock following completion of the Split-Off. Any future issuances of New Liberty Live Group common stock and Ventures Group common stock may dilute your interest in Liberty Live and the New Liberty Live Group common stock.
Although New LLYVB shares are expected to be quoted on the OTC Markets, it is expected to be sparsely traded and will not have an active trading market. Only New LLYVA shares and New LLYVK shares are expected to be listed and traded on the Nasdaq Global Select Market. As a result, your ability to purchase New LLYVB shares will be limited. Future issuances of shares of New LLYVB or Series B Ventures Group common stock will dilute the aggregate voting power of the issued and outstanding shares of New Liberty Live Group common stock or Ventures Group common stock, respectively, and may further concentrate the aggregate voting power of Liberty Live’s issued and outstanding shares of common stock among the holders of shares of New LLYVB or Series B Ventures Group common stock, respectively. The voting and conversion rights of the New LLYVB shares, Liberty Live’s ability to issue additional New LLYVB shares and your limited ability to purchase New LLYVB shares may limit your ability to influence corporate matters and adversely affect the value of New LLYVA shares and New LLYVK shares.
Holders of the common stock of tracking stock groups will vote together and will have limited separate voting rights.
Holders of the common stock of tracking stock groups will vote together as a single class, except in certain limited circumstances prescribed by Liberty Live’s restated articles or under Nevada law. If Liberty Live attributes assets, liabilities and businesses to the Ventures Group and issues shares of Ventures Group common stock, each share of Series B common stock of each group will have ten votes per share, and each share of Series A common stock of each group will have one vote per share. Holders of Series C common stock of each group will have no voting rights, other than those required under Nevada law and in such case, will have 1/100th of a vote per share. When holders of New Liberty Live Group common stock and the Ventures Group common stock vote together as a single class, holders having a majority of the votes will be in a position to control the outcome of the vote even if the matter involves a conflict of interest among Liberty Live’s stockholders or has a greater impact on one group than another. Except as required under Nevada law, the holders of any shares of any class or series of Liberty Live capital stock can validly approve a proposal that has been submitted by the Liberty Live board of directors to the stockholders for approval to amend Liberty Live’s restated articles in any manner that affects one or more classes or series of New Liberty Live Group common stock.
For as long as Liberty Live is an emerging growth company, it will not be required to comply with certain reporting requirements, including disclosures about its executive compensation, that apply to other public companies.
Liberty Live is classified as an “emerging growth company” under the JOBS Act. As a result, it has reduced Sarbanes-Oxley Act compliance requirements, as discussed elsewhere, for as long as it is an emerging growth company, which may be up to five full fiscal years. Unlike other public companies, Liberty Live will not be required to, among other things, (i) comply with certain audit-related requirements that Liberty Live would otherwise be subject to but for its status as an emerging growth company, (ii) provide certain disclosures regarding executive compensation required of larger public companies or (iii) hold nonbinding advisory votes on executive compensation.
To the extent that Liberty Live relies on any of the exemptions available to emerging growth companies, you will receive less information about its executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find New Liberty Live Group common stock to be less attractive as a result, there may be a less active trading market for New Liberty Live Group common stock and its stock price may be more volatile.
If, following the Split-Off, Liberty Live is unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, or Liberty Live’s internal control over financial reporting is not effective, the reliability of Liberty Live’s financial statements may be questioned and New Liberty Live Group common stock’s stock prices may suffer.
Section 404 of the Sarbanes-Oxley Act requires any company subject to the reporting requirements of the U.S. securities laws to complete a comprehensive evaluation of its and its consolidated subsidiaries’

internal control over financial reporting. To comply with this statute, Liberty Live will be required to document and test its internal control procedures, Liberty Live’s management will be required to assess and issue a report concerning Liberty Live’s internal control over financial reporting, and Liberty Live’s independent auditors will be required to issue an attestation regarding its internal control over financial reporting. However, as an emerging growth company, Liberty Live will not be required to have its independent auditors attest to the effectiveness of its internal control over financial reporting until Liberty Live’s first annual report subsequent to ceasing to be an emerging growth company. As a result, Liberty Live may not be required to have its independent auditors attest to the effectiveness of its internal control over financial reporting until as late as the annual report for the year ending [December 31, 2030]. Although Liberty Media does not expect the annual costs to comply with Section 404 to be significant (based on Liberty Media’s preliminary assessments), the rules governing the standards that must be met for Liberty Live’s management to assess its internal control over financial reporting are complex, subject to change, and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, Liberty Live’s management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. If Liberty Live’s management cannot favorably assess the effectiveness of its internal control over financial reporting when it’s required to do so or Liberty Live’s auditors identify material weaknesses in its internal control, investor confidence in Liberty Live’s financial results may weaken, and Liberty Live’s stock price may suffer.
It may be difficult for a third party to acquire Liberty Live, even if doing so may be beneficial to Liberty Live stockholders.
Certain provisions of Nevada law and Liberty Live’s restated articles that will be in effect as of the Split-Off Effective Time and Liberty Live’s amended and restated bylaws that will be in effect as of the Split-Off Effective Time may discourage, delay or prevent a change in control of Liberty Live that a stockholder may consider favorable. These provisions include the following:
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authorizing a capital structure with multiple series of common stock of each group: a Series B share that entitles the holders to ten votes per share, a Series A share that entitles the holders to one vote per share, and a Series C share that, except as otherwise required by applicable law, entitles the holders to no voting rights;

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establishing a classified board of directors for Liberty Live, with staggered three-year terms, which may lengthen the time required to gain control of Liberty Live’s board of directors;

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allowing the authorized number of directors on the board of directors to be changed only by resolution of the board of directors;

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permitting only the board of directors to fill vacancies on the board;

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Nevada law providing that incumbent directors may be removed only by the vote of stockholders representing not less than 66 2∕3% of the voting power of the issued and outstanding stock of Liberty Live entitled to vote;

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limiting who may call special meetings of stockholders;

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prohibiting stockholder action by written consent (subject to certain exceptions), thereby requiring stockholder action to be taken at a meeting of the stockholders;

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requiring stockholder approval by holders of at least 66 2∕3% in voting power of all then-outstanding shares of Liberty Live entitled to vote thereon, voting together as a single class, with respect to certain extraordinary matters, such as a merger or consolidation of Liberty Live, a sale of all or substantially all of Liberty Live’s assets or an amendment to Liberty Live’s restated articles (except in the event approved by at least 75% of Liberty Live’s board of directors);

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establishing advance notice requirements for nominations of candidates for election to Liberty Live’s board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and

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the existence of authorized and unissued stock, including “blank check” preferred stock, which could be issued by Liberty Live’s board of directors to persons friendly to its then current management, thereby protecting the continuity of its management, or which could be used to dilute the stock ownership of persons seeking to obtain control of Liberty Live.
Case law in Nevada may be less likely to provide guidance for specific fact scenarios than in Delaware.
Liberty Live is a Nevada corporation. Because of Delaware’s prominence as a state of incorporation for many large corporations (including Liberty Media), the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law under certain sets of facts. While Nevada also has adopted comprehensive, modern and flexible corporate law statutes, because the volume of Nevada case law concerning the effects of its statutes and regulations is more limited, Liberty Live and its stockholders may experience less predictability with respect to the legal requirements in connection with corporate affairs and transactions, and stockholders’ rights to challenge them in specific situations where the application of the statute may be open to differing interpretations.
Directors and officers of Liberty Live are protected from liability for a broad range of actions.
Nevada law, by default, with certain specific exceptions, eliminates the liability of directors and officers, to a corporation or its stockholders, except where (i) the presumption that such director or officer has acted in good faith, with a view to the interests of the corporation has been rebutted, and (ii) it is proven that such director’s or officer’s act or failure to act was a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law. Liberty Live’s restated articles will provide that, to the fullest extent permitted by Nevada law, Liberty Live’s directors and officers will not be individually liable to Liberty Live or any of its stockholders or creditors for damages as a result of any act or failure to act in his or her capacity as a director or officer.
Following the Split-Off, Liberty Live will have significant indebtedness.
Following the Split-Off, Liberty Live will have significant indebtedness. As of [      ], 2025, on a pro forma basis after giving effect to the Split-Off (assuming the holders of the 2.375% Exchangeable Senior Debentures due 2053 do not exercise their repurchase right or exchange right as a result of the Split-Off), Liberty Live would have had an aggregate principal amount of approximately $[      ] billion of indebtedness outstanding and $[      ] billion of consolidated indebtedness outstanding. Liberty Live’s indebtedness increases its vulnerability to general adverse economic and industry conditions; requires Liberty Live to dedicate a portion of its cash flow from operations to payments on indebtedness, reducing the availability of cash flow to fund capital expenditures, marketing and other general corporate activities; limits Liberty Live’s ability to borrow additional funds; and may limit Liberty Live’s flexibility in planning for, or reacting to, changes in its business and the live entertainment industry.
Liberty Live’s ability to incur additional indebtedness to fund its operations could be limited, which could negatively impact its operations.
Liberty Live’s ability to incur additional indebtedness may be subject to covenant restrictions set forth in its future, or its subsidiaries’ future, or existing, debt instruments. Accordingly, Liberty Live’s and its subsidiaries’ ability to obtain significant financing in the future, on favorable terms or at all, may be limited. If additional debt financing is not available to Liberty Live or its subsidiaries in the future, Liberty Live may obtain liquidity through the issuance and sale of its equity securities. If additional funds are raised through the issuance of equity securities, Liberty Live’s stockholders may experience significant dilution. If Liberty Live is unable to obtain sufficient liquidity in the future, Liberty Live may be unable to continue to develop its business, complete acquisitions or otherwise take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on Liberty Live’s business, financial condition and results of operations.
Liberty Live’s restated articles will provide that the Eighth Judicial District Court of the State of Nevada shall be the exclusive forum for certain litigation that may be initiated by Liberty Live stockholders, and that the federal courts shall be the exclusive forum for claims under the Securities Act; these provisions could limit Liberty Live stockholders’ ability to obtain a favorable judicial forum for disputes with Liberty Live or its directors, officers or employees.
Liberty Live’s restated articles will provide that, subject to limited exceptions, the Eighth Judicial District Court of the State of Nevada in Clark County, Nevada (the Nevada Eighth Judicial District Court)

(or if the Nevada Eighth Judicial District Court does not have jurisdiction, any other state district court located in the State of Nevada, and if no state district court in the State of Nevada has jurisdiction, any federal court located in the State of Nevada) shall, to the fullest extent permitted by law, be the exclusive forum for certain specified types of “internal actions” as defined under Nevada law, including (a) those brought in the name or right of Liberty Live or on its behalf; (b) those for or based upon a breach of fiduciary duty against any director, officer, employee or agent of Liberty Live in such capacity; (c) those arising pursuant to, or to interpret, apply, enforce or determine the validity of, any provision of the Nevada statutes with respect to business entities, the articles of incorporation or the bylaws of Liberty Live, or certain voting agreements or trusts to which it may be a party.
In addition, Liberty Live’s restated articles will provide that unless Liberty Live consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be, to the fullest extent provided by law, the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Liberty Live’s restated articles will further provide that, for the avoidance of doubt, this exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, to the fullest extent permitted by law, Liberty Live’s restated articles will provide that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, which creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or rules and regulations thereunder.
These choice of forum provisions may otherwise limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Liberty Live or its directors, officers, employees or agents, which may discourage such lawsuits against Liberty Live and its directors, officers, employees and agents. Stockholders who do bring a claim in the Nevada Eighth Judicial District Court could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Nevada. The Nevada Eighth Judicial District Court may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to Liberty Live than to its stockholders. Similarly, the federal district courts may also reach different judgments in Securities Act cases than state courts. Alternatively, if a court were to find the choice of forum provision contained in Liberty Live’s restated articles to be inapplicable or unenforceable in an action, Liberty Live may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect Liberty Live’s business and financial condition.
The holders of any series of New Liberty Live Group common stock, or the holders of New Liberty Live Group common stock as a whole, may not have any remedies if an action by its directors or officers prioritizes other interests or has a disparate effect on New Liberty Live Group common stock or any series thereof.
Principles of Nevada law and the provisions of Liberty Live’s restated articles may protect decisions of its board of directors that weigh interests different from those of the holders of New Liberty Live Group common stock, or any series thereof, or that have a disparate impact upon holders of any series of New Liberty Live Group common stock. Under Nevada law, the board of directors has the duty to exercise its powers in good faith and with a view to the interests of the corporation. In doing so, the board of directors may consider all relevant facts, circumstances, contingencies or constituencies, including, without limitation, the interests of the corporation’s employees, suppliers, creditors or customers; the economy of the state or the nation; the interests of the community or of society; the long-term or short-term interests of the corporation, including the possibility that these interests may be best served by the continued independence of the corporation; or the long-term or short-term interests of the corporation’s stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. Directors may consider or assign weight to the interests of any particular person or group, or to any other relevant facts, circumstances, contingencies or constituencies and are not required to consider, as a dominant factor, the effect of a proposed corporate action upon any particular group or constituency having an interest in the corporation. Under the principles of Nevada law referred to above and the business judgment rule, you may not be successful in challenging these decisions if a majority of Liberty Live’s board of directors, or a committee thereof, is disinterested, independent and adequately informed with respect to decisions of the board and acts in good faith and with a view to the interests of the corporation, including all of Liberty Live’s stockholders.
Although New LLYVB is expected to be quoted on the OTC Markets, there is no meaningful trading market expected for the stock.
The shares of New LLYVB will not be widely held, with approximately [      ]% of the outstanding shares of New LLYVB immediately following the Split-Off expected to be beneficially owned by Mr. Malone (based on [      ] shares of LLYVB outstanding as of [      ], 2025). Although New LLYVB is expected to be quoted on the OTC Markets, it is expected to be sparsely traded and will not have an active trading market. The OTC Markets tend to be highly illiquid, in part, because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is also a greater chance of market volatility for securities that are quoted on the OTC Markets as opposed to a national exchange or quotation system. This volatility is due to a variety of factors, including a lack of readily available price quotations, lower trading volume, the absence of consistent administrative supervision of “bid” and “ask” quotations, and market conditions. Each share of New LLYVB will be convertible, at any time at the option of the holder, into one share of New LLYVA, which is expected to be listed and traded on the Nasdaq Global Select Market under the symbol “LLYVA.”
Factors Relating to Liberty Live’s Business
Liberty Live and Live Nation will have different management teams, which means Liberty Live will not have direct control over how Live Nation will operate on a day-to-day basis.
Liberty Live and Live Nation will have different management teams, which means Liberty Live will not have direct control over how Live Nation will operate on a day-to-day basis. While Liberty Live’s ownership of approximately 30% of the outstanding shares of Live Nation Common Stock and board representation rights will enable it to exercise influence over the management or policies of Live Nation, Liberty Live and Live Nation will have different management teams and Live Nation management will not report directly to Liberty Live’s board of directors. Therefore, Liberty Live will not have direct control over how Live Nation will operate on a day-to-day basis.
Liberty Live’s equity method investment in Live Nation may have a material impact on net earnings (loss) of Liberty Live.
Liberty Live accounts for its investment in Live Nation under the equity method of accounting. Under the equity method, Liberty Live reports its proportionate share of the net earnings or losses of an equity affiliate in its statement of operations under “share of earnings (losses) of affiliates,” which contributes to its earnings (loss) before income taxes. Due to the impact of COVID-19, Live Nation recorded significant losses during the years ended December 31, 2021 and 2020. If the earnings or losses of Live Nation are material in any year, those earnings or losses may have a material effect on Liberty Live’s net earnings or losses. Notwithstanding the impact on Liberty Live’s net earnings or losses, Liberty Live does not have the ability to cause Live Nation to pay dividends or make other payments or advances to its stockholders, including Liberty Live. In addition, Liberty Live’s investment in Live Nation is in publicly traded securities, which is not reflected at fair value on Liberty Live’s balance sheet and is subject to market risk that is not directly reflected in Liberty Live’s statement of operations.
The businesses of Live Nation and Quint are subject to a number of risks and uncertainties, including the following:
Live Nation’s and Quint’s businesses are highly sensitive to consumer preferences (with Live Nation’s business being dependent on its ability to secure popular artists and other live music events), and Live Nation and their ticketing clients and Quint may be unable to anticipate or respond to changes in consumer preferences, which may result in decreased demand for Live Nation’s and Quint’s services, respectively.
Live Nation’s and Quint’s businesses are highly sensitive to rapidly changing consumer preferences and Live Nation’s business is dependent on the availability of popular artists and events. Live Nation’s and Quint’s respective live entertainment businesses depend in part on their ability to anticipate the tastes of consumers and to offer events that appeal to them. Since Live Nation relies on unrelated parties to create and perform at live music events, any unwillingness to tour or lack of availability of popular artists could limit their ability to generate revenue. In particular, there are a limited number of artists that can headline a major North American or global tour or who can sell out larger venues, including many of Live Nation’s amphitheaters. If those artists do not choose to tour, or if Live Nation is unable to secure the rights to their future tours, then their concerts business would be adversely affected. Live Nation’s artist management business could be adversely affected if the artists it represents do not tour or perform as frequently as anticipated, or if such tours or performances are not as widely attended by fans as anticipated due to changing tastes, general economic conditions or otherwise. Live Nation’s ticketing business and Quint’s business relies, respectively, on third parties to create and perform live entertainment, sporting and leisure events and to price tickets and/or hospitality packages, as applicable, to such events. Accordingly, the respective success of Live Nation’s ticketing business and Quint’s business depends, in part, upon the ability of these third parties to correctly anticipate public demand for particular events, as well as the availability of popular artists, entertainers and teams.
In addition, Live Nation’s live entertainment business typically books its live music tours four to eight months in advance of the beginning of the tour and often agrees to pay an artist a fixed guaranteed amount prior to Live Nation receiving any revenue. Therefore, if the public is not receptive to the tour, or Live Nation or an artist cancel the tour, Live Nation may incur a loss for the tour depending on the amount of the fixed guarantee or incurred costs relative to any revenue earned, as well as revenue they could have earned at booked venues. Live Nation has cancellation insurance policies in place to cover a portion of their losses if an artist cancels a tour but such policies may not be sufficient and are subject to deductibles. Furthermore, consumer preferences change from time to time, and Live Nation’s failure to anticipate, identify or react to these changes could result in reduced demand for their services, which would adversely affect Live Nation’s business, financial condition and results of operations.
Similarly, Quint’s business model requires certain upfront payments for ticket inventory and event costs. Therefore, if the public is not receptive to a particular event or events, or any such event is canceled, Quint may incur a loss for the event depending on the amount of the fixed guarantee or incurred costs relative to any revenue earned. Furthermore, cash flow timing mismatches between costs incurred and revenue recognized could create liquidity pressures for Quint. Quint mitigates cancellation risk through favorable provisions in its ticketing terms and conditions, but such provisions do not guarantee that Quint will be able to realize a full recovery of losses incurred as a result of cancellations. Furthermore, consumer preferences change from time to time, and Quint’s failure to anticipate, identify or react to these changes could result in reduced demand for their services, which would adversely affect Quint’s business, financial condition and results of operations.
Live Nation’s and Quint’s businesses depend, respectively, on relationships between key promoters, executives, agents, managers, artists and clients, as applicable, and any adverse changes in these relationships could adversely affect Live Nation’s and/or Quint’s business, financial condition and results of operations, respectively.
The live music business and the live sports and entertainment events business is each uniquely dependent upon personal relationships, as promoters and executives within live events companies such as Live Nation and Quint leverage, respectively, their existing network of relationships with artists, agents, managers and other rightsholders, as applicable, in order to secure the rights to live music tours and other live events, as applicable, which are critical to Live Nation’s and Quint’s respective success. Due to the importance of those industry contacts to Live Nation’s and Quint’s businesses, the loss of any of their promoters, officers or other key personnel, or inability to hire such personnel, could adversely affect Live Nation’s and Quint’s businesses. Although Live Nation and Quint have each entered into long-term agreements with certain of those individuals described above to protect their interests in those relationships, they can give no assurance that all or any of these key employees or managers will remain with Live Nation and/or Quint or will retain their associations with key business contacts, including music artists, sports teams and/or other entertainers, as some agreements between a manager and an artist are not for a fixed period of time and are instead terminable at will, or that they will be able to procure favorable rights from all or any of these key promoters.

The success of Live Nation’s ticketing business depends, in significant part, on Live Nation’s ability to maintain and renew relationships with existing clients and to establish new client relationships. Live Nation anticipates that, for the foreseeable future, the substantial majority of their Ticketing segment revenue will be derived from both online and mobile sales of tickets. Live Nation also expects that revenue from primary ticketing services, which consists primarily of their portion of per ticket convenience charges and per order service fees, will continue to comprise the substantial majority of Live Nation’s Ticketing segment revenue. Live Nation cannot provide assurances that they will be able to maintain existing client contracts, or enter into or maintain new client contracts, on acceptable terms, if at all, and the failure to do so could have a material adverse effect on Live Nation’s business, financial condition and results of operations.
Similarly, the success of Quint’s business depends, in significant part, on Quint’s ability to maintain and renew relationships with existing rightsholders and to establish new relationships with other rightsholders. Quint cannot provide assurances that they will be able to maintain existing contracts with key rightsholders, such as Formula 1® or the NBA, or enter into or maintain new contracts with other rightsholders, on acceptable terms, if at all, and the failure to do so could have a material adverse effect on Quint’s business, financial condition and results of operations.
Another important component of Live Nation’s and Quint’s success is their respective abilities to maintain existing and to build new relationships with third-party distribution channels, advertisers, sponsors and service providers. Any adverse change in these relationships, including the inability of these parties to fulfill their obligations to Live Nation’s and/or Quint’s businesses for any reason, could adversely affect Live Nation’s and/or Quint’s business, financial condition and results of operations, as applicable.
Live Nation faces intense competition in the live music and ticketing industries, and they may not be able to maintain or increase their current revenue, which could adversely affect Live Nation’s business, financial condition and results of operations.
Live Nation’s businesses are in highly competitive industries, and Live Nation may not be able to maintain or increase their current revenue due to such competition. The live music industry competes with other forms of entertainment for consumers’ discretionary spending and within this industry Live Nation competes with other venues to book artists, and, in the markets in which they promote music concerts, Live Nation faces competition from other promoters and venue operators. Live Nation’s competitors compete with them for key employees who have relationships with popular music artists and who have a history of being able to book such artists for concerts and tours. These competitors may engage in more extensive development efforts, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential artists. Due to increasing artist influence and competition to attract and maintain artist clients, Live Nation may enter into agreements on terms that are less favorable to them, which could negatively impact their financial results. Live Nation’s competitors may develop services, advertising options or music venues that are equal or superior to those they provide or that achieve greater market acceptance and brand recognition than they achieve. Within the live music industry, Live Nation’s artist management business also competes with numerous other artist management companies and individual managers in the United States alone, both to discover new and emerging artists and to represent established artists. Across the live music industry, it is possible that new competitors may emerge and rapidly acquire significant market share.
Live Nation’s ticketing business faces significant competition from other national, regional and local primary ticketing service providers to secure new and retain existing clients on a continuous basis. Additionally, Live Nation faces significant and increasing challenges from companies that sell self-ticketing systems and from clients who choose to self-ticket, through the integration of such systems into their existing operations or the acquisition of primary ticket services providers or by increasing sales through venue box offices and season and subscription sales. Live Nation also faces competition in the resale of tickets from resale marketplaces and from other ticket resellers with online distribution capabilities. The advent of new technology, particularly as it relates to online ticketing, has amplified this competition. The intense competition that Live Nation faces in the ticketing industry could cause the volume of their ticketing services business to decline. As Live Nation is also a content provider and venue operator they may face direct competition with their prospective or current primary ticketing clients, who primarily include live event content providers. This direct competition with Live Nation’s prospective or current primary ticketing clients could result in a decline in the number of ticketing clients they have and a decline in the volume of their ticketing business, which could adversely affect Live Nation’s business, financial condition and results of operations.
In the secondary ticket sales market, Live Nation has restrictions on their business that are not faced by Live Nation’s competitors, imposed as a result of agreements entered into with the Federal Trade Commission, the Attorneys General of several individual states, and various international governing bodies. These restrictions include: a requirement to clearly and conspicuously disclose on any primary ticketing website where a link or redirect to a resale website owned or controlled by Live Nation is posted, that the link is directing the user to a resale website and that ticket prices often exceed the ticket’s original price; and a requirement to make certain clear and conspicuous disclosures and in certain instances disclose when a ticket being offered for resale is not “in-hand” as well as a requirement to monitor and enforce the compliance of third parties offering tickets on Live Nation’s websites with such disclosure requirements. There are certain state laws that now ban such speculative ticket listings, and the New York Attorney General has in the past brought lawsuits against resale companies for these practices; Live Nation does not, however, allow the use of such speculative ticketing practices on its websites.
Other variables related to the competitive environment that could adversely affect Live Nation’s financial performance by, among other things, leading to decreases in overall revenue, the number of sponsors, event attendance, ticket prices and fees or profit margins include:
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an increased level of competition for advertising dollars, which may lead to lower sponsorships as Live Nation attempts to retain advertisers or which may cause Live Nation to lose advertisers to their competitors offering better programs that Live Nation is unable or unwilling to match;

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unfavorable fluctuations in operating costs, including increased guarantees to artists, which Live Nation may be unwilling or unable to pass through to customers via higher ticket prices;

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inability or unwillingness to fund the significant up-front cash requirements associated with Live Nation’s touring and ticketing businesses due to insufficient cash on hand or capacity under their senior secured credit facility, which could result in the loss of key tours to competitors or the inability to secure and retain ticketing clients;

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competitors’ offerings that may include more favorable terms than Live Nation does in order to obtain agreements for new venues or ticketing arrangements or to obtain events for the venues they operate;

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technological changes and innovations that Live Nation is unable to adopt or are late in adopting that offer more attractive entertainment alternatives than they or other live entertainment providers currently offer, which may lead to a reduction in attendance at live events, a loss of ticket sales or lower ticket fees; and

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other entertainment options available to Live Nation’s audiences that they do not offer.

Live Nation’s and Quint’s success depends, in significant part, on entertainment, sporting and leisure events and economic and other factors adversely affecting such events could have a material adverse effect on Live Nation’s and Quint’s respective business, financial condition and results of operations.
A decline in attendance at or reduction in the number of live entertainment, sporting and leisure events may have an adverse effect on Live Nation’s and Quint’s respective revenue and operating income. In addition, during periods of economic slowdown and recession, many consumers have historically reduced their discretionary spending and advertisers have reduced their advertising expenditures. The impact of economic slowdowns on Live Nation’s and/or Quint’s business is difficult to predict, but they may result in reductions in ticket sales, sponsorship opportunities and Live Nation’s and/or Quint’s ability to generate revenue. The risks associated with Live Nation’s and Quint’s respective businesses may become more acute in periods of a slowing economy or recession, which may be accompanied by a decrease in attendance at live entertainment, sporting and leisure events. Many of the factors affecting the number and availability of live entertainment, sporting and leisure events are beyond Live Nation’s and Quint’s control. For instance, certain sports leagues have experienced labor disputes leading to threatened or actual player lockouts. Any such lockouts that result in shortened or canceled seasons would adversely impact Live Nation’s and Quint’s respective businesses to the extent that they provide ticketing services to the affected teams both due to the loss of games and ticketing opportunities as well as the possibility of decreased attendance following such a lockout due to adverse fan reaction. In addition, Live Nation and Quint do not have operational control over such live entertainment, sporting and leisure events, which means the events’ organizers’ decisions may be at odds with Live Nation’s and Quint’s respective interests.
Live Nation’s and Quint’s businesses depend on discretionary consumer and corporate spending. Many factors related to corporate spending and discretionary consumer spending, including economic conditions affecting disposable consumer income such as unemployment levels, fuel prices, interest rates, changes in tax rates and tax laws that impact companies or individuals, and inflation can significantly impact Live Nation’s and Quint’s operating results. Business conditions, as well as various industry conditions, including corporate marketing and promotional spending and interest levels, can also significantly impact Live Nation’s and Quint’s operating results. These factors can affect attendance at Live Nation’s and Quint’s events, premium seat sales, sponsorship, advertising and hospitality spending, concession and merchandise sales, as well as the financial results of sponsors of Live Nation’s and Quint’s venues, events and the industry. Negative factors such as challenging economic conditions and public concerns over terrorism and security incidents, particularly when combined, can impact corporate and consumer spending, and one negative factor can impact Live Nation’s and Quint’s results more than another. There can be no assurance that consumer and corporate spending will not be adversely impacted by current economic conditions, or by any future deterioration in economic conditions, thereby possibly impacting Live Nation’s and Quint’s operating results and growth.
Live Nation is dependent upon their ability to lease, acquire and develop live music venues, and if Live Nation is unable to do so on acceptable terms, or at all, their results of operations could be adversely affected.
Live Nation’s Concerts and Sponsorship & Advertising segments require access to venues to generate revenue from live music events. For these events, Live Nation uses venues that they own, but they also operate a number of live music venues under various agreements which include leases with third parties, ownership through an equity interest or booking agreements, which are agreements where Live Nation contracts to book the events at a venue for a specific period of time. Live Nation’s long-term success in the live music business will depend in part on the availability of venues, their ability to lease these venues and their ability to enter into booking agreements upon their expiration. As many of these agreements are with third parties over whom Live Nation has little or no control, they may be unable to renew these agreements or enter into new agreements on acceptable terms or at all, and may be unable to obtain favorable agreements with venues. Live Nation’s ability to renew these agreements or obtain new agreements on favorable terms depends on a number of other factors, many of which are also beyond their control, such as national and local business conditions and competition from other promoters. If the cost of renewing these agreements is too high or the terms of any new agreement with a new venue are unacceptable or incompatible with Live Nation’s existing operations, they may decide to forego these opportunities. There can be no assurance that Live Nation will be able to renew these agreements on acceptable terms or at all, or that they will be able to obtain attractive agreements with substitute venues, which could have a material adverse effect on Live Nation’s results of operations.
Live Nation may continue to expand their operations through the development of live music venues and the expansion of existing live music venues, which poses a number of risks, including:
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construction of live music venues may result in cost overruns, delays or unanticipated expenses;

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desirable sites for live music venues may be unavailable or costly;

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the attractiveness of Live Nation’s current venues may deteriorate over time; and

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competition may impact Live Nation’s ability to earn attractive returns on their investments.

Growth or maintenance of Live Nation’s existing revenue depends in part on consistent investment in their venues. Therefore, Live Nation expects to continue to make substantial capital improvements to meet long-term increasing demand, improve value and grow revenue. Live Nation frequently has a number of significant capital projects underway. Numerous factors, many of which are beyond Live Nation’s control, may influence the ultimate costs and timing of various capital improvements.

The amount of capital expenditures can vary significantly from year to year. In addition, actual costs could vary materially from Live Nation’s estimates if their assumptions about the quality of materials, equipment or workmanship required or the cost of financing such expenditures were to change. Construction is also subject to governmental permitting processes which, if changed, could materially affect the ultimate cost.
Additionally, the market potential of live music venue sites cannot be precisely determined, and Live Nation’s live music venues may face competition in markets from unexpected sources. Newly constructed live music venues may not perform up to Live Nation’s expectations. Live Nation faces significant competition for potential live music venue locations and for opportunities to acquire existing live music venues. Because of this competition, Live Nation may be unable to add to or maintain the number of their live music venues on terms Live Nation considers acceptable.
There is the risk of personal injuries and accidents in connection with Live Nation’s live music and Quint’s sports and entertainment events, which could subject them to personal injury or other claims and increase their expenses, as well as reduce attendance at such events, causing a decrease in their revenue and/or damage to their reputation.
There are inherent risks involved with producing live music and sports and other entertainment events. As a result, personal injuries and accidents have occurred, and may in the future occur, from time to time, which could subject Live Nation and Quint to claims and liabilities for personal injuries. Incidents in connection with Live Nation’s live music events at any of their venues or festival sites that they own or rent and/or Quint’s sports and entertainment events could also result in claims, reducing operating income or reducing attendance at Live Nation’s and/or Quint’s events, which could cause a decrease in their respective revenue. Live Nation has been subject to wrongful death claims and is currently subject to other litigation. In addition, while there are security protocols in place at Live Nation’s and Quint’s events, illegal drug use or alcohol consumption at such events could result in negative publicity, adverse consequences (including illness, injury or death) to the persons engaged in such activities or others, and litigation against them. While Live Nation and Quint each maintain insurance policies that provide coverage within limits that are sufficient, in management’s judgment, to protect them from material financial loss for personal injuries sustained by persons at their venues or events or accidents in the ordinary course of business, there can be no assurance that such insurance will be adequate at all times and in all circumstances.
On November 5, 2021, the Astroworld music festival was held in Houston, Texas. During the course of the festival, ten members of the audience sustained fatal injuries and others suffered non-fatal injuries. Following these events, hundreds of civil lawsuits have been filed against Live Nation Entertainment, Inc. and related entities, asserting insufficient crowd control and other theories, seeking compensatory and punitive damages. These events were the subject of an inquiry Live Nation received from the House of Representatives Committee on Oversight and Reform. As of December 31, 2024, all wrongful death lawsuits have been resolved, and nearly all claims alleging personal injury have been settled. Live Nation incurred losses in excess of their insurance recovery in connection with those settlements.
Terrorist acts during Live Nation’s live music and Quint’s sports and entertainment events may cause damage and losses that are not covered by insurance.
Live Nation’s live music and Quint’s sports and entertainment events are attended by a large number of spectators. Any such events could be the target of an actual or threatened terrorist act, either of which could be disruptive and lead to the cancellation of such events, increase security requirements and result in a decline of spectator attendance at such events. Additionally, persons harmed in any terrorist act may attempt to seek compensation from Live Nation and/or Quint. The general risk of a terror attack has increased recently in a number of the countries in which Live Nation’s live music and Quint’s sports and entertainment events are held. Live Nation and Quint each purchase annual insurance policies covering all such events, which provide coverage for third party liability covering personal injury, equipment and property damage. However, there can be no assurance that this insurance will be adequate at all times and in all circumstances. If Live Nation or Quint is held liable for damages beyond the scope of its respective insurance coverage and/or is unable to obtain indemnification from the relevant insurer(s), Live Nation and/or Quint’s business, financial condition and results of operations could be materially and adversely affected, which in turn could materially adversely affect Liberty Live.
Events beyond Live Nation’s and/or Quint’s control may cause one or more live events to be cancelled or postponed, which could result in the loss of revenue for Live Nation and/or Quint.
A live event may have to be postponed or cancelled due to factors beyond Live Nation’s and/or Quint’s control, including power failures, natural disasters or extreme weather, geopolitical conditions or international conflicts, embargoes or sanctions, cancellation of large-scale public events by a competent authority due to a security or terrorism risk, or outbreak of disease, which could result in the loss of revenue for Live Nation and/or Quint. If a live event is not held or is cancelled, Live Nation and/or Quint may be required to refund amounts paid for tickets and/or hospitality offerings, as applicable.
Poor weather adversely affects attendance at Live Nation’s live music events and Quint’s sports and entertainment events, which could negatively impact their financial performance from period to period.
Live Nation promotes and/or tickets many live music events and Quint promotes and/or tickets many live sporting and entertainment events. Weather conditions surrounding these events affect sales of tickets, concessions and merchandise, among other things. Poor weather conditions can have a material effect on Live Nation’s and Quint’s respective results of operations particularly because they promote and/or ticket a finite number of events. Increased weather variability due to climate change exacerbates weather-related issues Live Nation and Quint face. Due to weather conditions, Live Nation and/or Quint may be required to cancel or reschedule an event to another available day or a different venue, which would increase Live Nation’s and/or Quint’s respective costs for the event and could negatively impact the attendance at the event, as well as concession and merchandise sales. Poor weather can affect current periods as well as successive events in future periods.
Live Nation and Quint both operate in international markets which subject Live Nation and Quint to risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to such markets, which could adversely affect Live Nation’s and Quint’s respective business, financial condition and results of operations.
Live Nation and Quint provide services in various jurisdictions abroad through a number of brands and businesses that they own and operate, as well as through joint ventures, and they expect to continue to expand their international presence. Live Nation and Quint face, and expect to continue to face, additional risks in the case of their existing and future international operations, including:
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political instability, adverse changes in diplomatic relations and unfavorable economic and business conditions in the markets in which they currently have international operations or into which they may expand, particularly in the case of emerging markets;

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more restrictive or otherwise unfavorable government regulation of the live entertainment and ticketing industries, which could result in increased compliance costs and/or otherwise restrict the manner in which they provide services and the amount of related fees charged for such services;

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limitations on the enforcement of intellectual property rights;

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limitations on the ability of foreign subsidiaries to repatriate profits or otherwise remit earnings;

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adverse tax consequences due both to the complexity of operating across multiple tax regimes as well as changes in, or new interpretations of, international tax treaties and structures;

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expropriations of property and risks of renegotiation or modification of existing agreements with governmental authorities;

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diminished ability to legally enforce their contractual rights in foreign countries;

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limitations on technology infrastructure, which could limit their ability to migrate international operations to a common ticketing system;

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variability in venue security standards and accepted practices;

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lower levels of internet usage, credit card usage and consumer spending in comparison to those in the U.S.; and

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difficulties in managing operations and adapting to consumer desires due to distance, language and cultural differences, including issues associated with (i) business practices and customs that are common in certain foreign countries but might be prohibited by U.S. law and their internal policies and procedures, and (ii) management and operational systems and infrastructures, including internal financial control and reporting systems and functions, staffing and managing of foreign operations, which they might not be able to do effectively or cost-efficiently.

As Live Nation and Quint expand into new markets these risks will be intensified and will have the potential to impact a greater percentage of their business and operating results. Live Nation’s and Quint’s ability to expand their respective international operations into new jurisdictions, or further into existing jurisdictions will depend, in significant part, on their ability to identify potential acquisition candidates, joint venture or other partners, and enter into arrangements with these parties on favorable terms, as well as Live Nation’s and Quint’s ability to make continued investments to maintain and grow existing international operations. If the revenue generated by international operations is insufficient to offset expenses incurred in connection with the maintenance and growth of these operations, Live Nation’s and Quint’s respective business, financial condition and results of operations could be materially and adversely affected. In addition, in an effort to make international operations in one or more given jurisdictions profitable over the long term, significant additional investments that are not profitable over the short term could be required over a prolonged period.
In foreign countries in which Live Nation and Quint operate, a risk exists that their employees, contractors or agents could, in contravention of their policies, engage in business practices prohibited by applicable U.S. laws and regulations, such as the United States Foreign Corrupt Practices Act, as well as the laws and regulations of other countries prohibiting corrupt payments to government officials such as the United Kingdom Bribery Act 2010. Live Nation and Quint maintain policies prohibiting such business practices and have in place global anti-corruption compliance and training programs designed to ensure compliance with these laws and regulations. Nevertheless, the risk remains that one or more employees, contractors or agents, including those based in or from countries where practices that violate such U.S. laws and regulations or the laws and regulations of other countries may be customary, as well as those associated with newly-acquired businesses, will engage in business practices that are prohibited by Live Nation’s or Quint’s policies, circumvent their compliance programs and, by doing so, violate such laws and regulations. Any such violations, even if prohibited by Live Nation’s and Quint’s internal policies, could result in fines, criminal sanctions against them and their employees, prohibitions on the conduct of their business and damage to their reputation, which could adversely affect their business, financial condition and results of operations.
Live Nation and Quint are subject to extensive governmental regulation, and Live Nation’s and/or Quint’s failure to comply with these regulations could adversely affect their respective business, financial condition and results of operations.
Live Nation’s and Quint’s operations are each subject to certain federal, state and local statutes, rules, regulations, policies and procedures, both domestically and internationally, which are subject to change at any time, governing matters such as:
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privacy laws and protection of personal or sensitive information;

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compliance with the United States Foreign Corrupt Practices Act, the United Kingdom Bribery Act 2010 and similar regulations in other countries, as more particularly described above under the risk factor related to Live Nation’s and Quint’s international operations;

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primary ticketing and ticket resale services;

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construction, renovation and operation of Live Nation’s venues;

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licensing, permitting and zoning, including noise ordinances;

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human health, safety, security and sanitation requirements;

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the service of food and alcoholic beverages;

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working conditions, labor, minimum wage and hour, citizenship and employment laws;

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compliance with the ADA and the DDA;

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hazardous and non-hazardous waste and other environmental protection laws;

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sales and other taxes and withholding of taxes;

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marketing activities via the telephone and online; and

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historic landmark rules.

Live Nation’s or Quint’s failure to comply with these laws and regulations, as applicable, could result in proceedings/fines against them by governmental agencies and private actions brought by consumers, which if material, could adversely affect their respective business, financial condition and results of operations. While Live Nation and Quint attempt to conduct their respective business and operations in a manner that they believe to be in compliance with such laws and regulations, there can be no assurance that a law or regulation will not be interpreted or enforced in a manner contrary to their current understanding of the law or regulation. Similar to Live Nation, Quint is subject to applicable licensing, ADA rules and foodservice regulations. However, Quint is only responsible for operating a small portion of the event venues and therefore, the majority of the compliance obligations and liability rests with the rightsholder and/or promoter.
In addition, the promulgation of new laws, rules and regulations could restrict or unfavorably impact Live Nation’s or Quint’s business, which could decrease demand for services, reduce revenue, increase costs and/or subject them to additional liabilities. For example, some legislatures have proposed laws in the past that would impose potential liability on Live Nation and other promoters and producers of live music events for entertainment taxes and for incidents that occur at Live Nation’s events, particularly relating to drugs and alcohol. New legislation could be passed that may negatively impact Live Nation’s business, such as provisions that have recently been proposed in various jurisdictions. Additionally, governmental actions such as the current sanctions by the United States Department of the Treasury’s Office of Foreign Assets Control and European regulators on certain Russian individuals and entities, as well as other sanctions elsewhere in the world, could restrict or limit Live Nation’s and/or Quint’s business activities in certain areas or subject them to sanction for noncompliance, even if inadvertent. From time to time, federal, state and local authorities and/or consumers commence investigations, inquiries or litigation with respect to Live Nation’s compliance with applicable consumer protection, advertising, unfair business practice, antitrust (and similar or related laws) and other laws. Live Nation’s businesses have historically cooperated with authorities in connection with these investigations and have satisfactorily resolved each such material investigation, inquiry or litigation. Live Nation is currently subject to agreements with the States of New Jersey, Maryland, Nevada, Illinois, and North Carolina and the FTC which govern, and in certain cases place limitations on, their ticketing resale practices. Live Nation’s competitors in the secondary ticket sales market are not, to their knowledge, bound by such limitations (other than as a result of laws that apply equally to all secondary ticket sellers) and as a result, Live Nation may be at a competitive disadvantage.
Data loss or other breaches of Live Nation’s and/or Quint’s network security could materially harm Live Nation’s and Quint’s respective business and results of operations, and the processing, storage, use and disclosure of personal or sensitive information could give rise to liabilities and additional costs as a result of governmental regulation, litigation and conflicting legal requirements relating to personal privacy rights.
Due to the nature of Live Nation’s and Quint’s respective businesses, they process, store, use, transfer and disclose certain personal or sensitive information about their customers and employees. Penetration of Live Nation’s or Quint’s network or other misappropriation or misuse of personal or sensitive information and data, including credit card information and other personally identifiable information, could cause interruptions in their operations and subject them to increased costs, litigation, inquiries and actions from governmental authorities, and financial or other liabilities. In addition, security breaches, incidents or the inability to protect information could lead to increased incidents of ticketing fraud and counterfeit tickets. Security breaches and incidents could also significantly damage Live Nation’s and Quint’s reputations with consumers, ticketing clients and other third parties, and could result in significant costs related to remediation efforts, such as credit or identity theft monitoring.

Although Live Nation and Quint have developed systems and processes that are designed to protect customer and employee information and to prevent security breaches or incidents (which could result in data loss or other harm or loss), such measures cannot provide absolute security or certainty. It is possible that advances in computer and hacker capabilities, new variants of malware, the development of new penetration methods and tools, inadvertent violations of company policies or procedures or other developments could result in a compromise of customer or employee information or a breach of the technology and security processes that are used to protect customer and employee information. The techniques used to obtain unauthorized access, automate or expedite transactions or other activities on the respective platforms, disable or degrade service or sabotage systems (or otherwise bring about one or more of these effects) may change frequently and as a result, may be difficult for Live Nation’s or Quint’s business to detect for long periods of time and may impact the efficacy of their defenses and/or the products and services they provide. In addition, despite Live Nation’s and Quint’s best efforts, they may be unaware of or unable to anticipate these techniques or implement adequate preventative measures. Live Nation and Quint have expended significant capital and other resources to protect against and remedy such potential security breaches, incidents and their consequences, including the establishment of a dedicated cybersecurity organization within their larger technology environment, and will continue to do so in the future.
Live Nation and Quint also face risks associated with security breaches and incidents affecting third parties with which they are affiliated or with which they otherwise conduct business. In particular, hardware, software or applications they develop or procure from third parties may contain, and have contained, defects in design or manufacture and/or may pose a security risk that could unexpectedly compromise information security, but none of which have been material to date. Consumers are generally concerned with the security and privacy of the internet, and any publicized security problems affecting Live Nation’s and Quint’s businesses and/or third parties may discourage consumers from doing business with them, which could have an adverse effect on their respective business, financial condition and results of operations.
The U.S. Department of Justice and the attorneys general of certain states have sued Live Nation alleging violations of various federal and state laws pertaining to antitrust, competition, unlawful or unfair business practices, restraint of trade, and other causes of action. An unfavorable outcome in this matter could adversely affect Live Nation’s business and operating results.
In May 2024, Live Nation was sued by state and federal authorities for alleged violations of various laws pertaining to antitrust, competition, unlawful or unfair business practices, restraint of trade, and other causes of action, with various forms of relief requested for the alleged violations, including without limitation the divestiture of Ticketmaster by Live Nation, cancellation of certain ticketing contracts, enjoining Live Nation from engaging in anticompetitive practices, monetary damages, and other forms of relief. While this litigation is at its early stages and Live Nation believes that it has substantial defenses to the claims asserted in the matter, due to the nature of the allegations and the potential remedies being sought, an unfavorable outcome in this matter could have a material adverse impact on Live Nation’s business and operating results.
Weak and uncertain economic conditions may reduce consumer demand for services and events offered by Live Nation’s and/or Quint’s respective businesses.
A weak or uncertain economy in the U.S. or globally could adversely affect demand for Live Nation’s and Quint’s services and events. Live Nation’s and Quint’s businesses depend on discretionary consumer and corporate spending, which typically falls during times of economic recession or instability. Many factors related to corporate spending and discretionary consumer spending, including economic conditions affecting disposable consumer income such as unemployment levels, fuel prices, interest rates, changes in tax rates and tax laws that impact companies or individuals, and inflation can significantly impact Live Nation’s and Quint’s operating results. There remains a high level of uncertainty in the current macroeconomic and geopolitical environments. Economic tensions and changes in international trade policies, including, for example, the recent widespread tariffs announced by the U.S. on its major trading partners, higher tariffs on imported goods and materials and actions taken in response (such as retaliatory tariffs or other trade protectionist measures or the renegotiation of free trade agreements), have increased inflationary cost pressures and recessionary fears. If economic and financial market conditions in the U.S. or other key markets, including Europe, continue to be uncertain or deteriorate, customers may respond by suspending, delaying or further reducing their discretionary spending. A reduction in discretionary spending could adversely affect revenue through reduced live-entertainment and sporting event expenditures. Accordingly, the ability of Live Nation and/or Quint to increase or maintain revenue and earnings could be adversely affected to the extent that relevant economic environments remain weak or decline further. In addition, inflationary pressures, which have been significant, and the risk of another sharp increase remains high, may increase operational costs, including labor costs, and elevated interest rates or further increases in interest rates in response to concerns about inflation may have the effect of further increasing economic uncertainty and heightening these risks. Business conditions, as well as various industry conditions, including corporate marketing and promotional spending and interest levels, can also significantly impact Live Nation’s and Quint’s operating results. These factors can affect attendance at Live Nation’s and Quint’s events, premium seat sales, sponsorship, advertising and hospitality spending, concession and merchandise sales, as well as the financial results of sponsors of Live Nation’s and Quint’s venues, events and the industry. There can be no assurance that consumer and corporate spending will not be adversely impacted by ongoing uncertainty in the macroeconomic and political environments, or by any future deterioration in such environments, thereby possibly impacting Live Nation’s and Quint’s operating results and growth. Live Nation and Quint currently are unable to predict the extent of any of these potential adverse effects.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement/notice/prospectus or in the documents incorporated by reference herein or included as an annex hereto constitute forward-looking statements, including certain statements relating to the completion of the Split-Off, the timing of the Split-Off, the realization of expected benefits from the Split-Off, projected sources and uses of cash, fluctuations in interest rates and stock prices, the anticipated non-material impact of certain contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. In particular, statements in the “Questions and Answers,” “Risk Factors,” “The Proposed Transactions,” “The Special Meeting,” “The Split-Off Proposal,” “Description of Business of Liberty Live,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Liberty Live,” “Executive Compensation of Liberty Live” and “U.S. Federal Income Tax Consequences” contain forward-looking statements. Where, in any forward-looking statement, Liberty Media or Liberty Live expresses an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. In addition to the risk factors described herein under “Risk Factors,” the following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:
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historical financial information and pro forma financial information may not be representative of future results;

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there may be significant transaction costs in connection with the Split-Off;

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Liberty Media and/or Liberty Live may not realize the potential benefits of the Split-Off in the near term or at all;

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an active trading market for New Liberty Live Group common stock may not develop;

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the uncertainty of the market value of the New Liberty Live Group common stock;

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the satisfaction of all conditions to the Split-Off;

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the Split-Off may not be consummated;

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there may be liabilities that are not known, probable or estimable at this time;

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the Split-Off may result in the diversion of management’s time and attention to issues relating to the Split-Off;

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unfavorable outcome of legal proceedings;

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risks related to the Investment Company Act of 1940, as amended (the Investment Company Act);

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risks related to disruption of management time from ongoing business operations due to the Split-Off;

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risks inherent to the business may result in additional strategic and operational risks, which may impact Liberty Media and/or Liberty Live’s risk profiles, which each company may not be able to mitigate effectively;

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Liberty Media’s and Liberty Live’s ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations;

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Liberty Media, Liberty Live and their respective subsidiaries’ indebtedness could adversely affect operations and could limit the ability of such subsidiaries to react to changes in the economy or their industry;

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the success of Liberty Live and the businesses attributed to each of the Liberty Media tracking stock groups and their popularity with audiences;

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Liberty Media, Liberty Live and their respective subsidiaries’ ability to realize the benefits of acquisitions or other strategic investments;

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the impact of weak and uncertain economic conditions on consumer demand for products, services and events offered by Liberty Live and the businesses attributed to each of Liberty Media’s tracking stock groups;

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the outcome of pending or future litigation;

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the operational risks of Liberty Live and Liberty Media’s subsidiaries and business affiliates with operations outside of the U.S.;

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Liberty Live and Liberty Media’s ability to use net operating loss, disallowed business interest and tax credit carryforwards to reduce future tax payments;

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the degradation, failure or misuse of Liberty Live and Liberty Media’s information systems;

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the ability of Liberty Media, Liberty Live and their respective subsidiaries and business affiliates to comply with government regulations, including, without limitation competition laws and adverse outcomes from regulatory proceedings;

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the regulatory and competitive environment of the industries in which Liberty Live, Liberty Media, and the entities in which Liberty Media has interests, operate;

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changes in the nature of key strategic relationships with partners, vendors and joint venturers;

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the ability of Live Nation and its ticketing clients to anticipate or respond to changes in consumer preferences;

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changes in the nature of Live Nation’s and Quint’s relationships between key promoters, executives, agents, managers, artists and clients;

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the ability of Live Nation to maintain or increase its current revenue in the face of intense competition in the live music and ticketing industries;

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economic and other factors affecting entertainment, sporting and leisure events;

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the ability of Live Nation to lease, acquire and develop live music venues;

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the risk of personal injury or other claims in connection with Live Nation’s live music events and Quint’s sports and entertainment events;

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the risk of poor weather adversely affecting attendance at Live Nation’s live music events and Quint’s sports and entertainment events;

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the impact of events involving the assets and business market value of the New Liberty Live Group common stock;

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fluctuations in currencies against the U.S. dollar;

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Liberty Live and/or Liberty Media’s directors’ or officers’ equity ownership may create the appearance of conflicts of interest; and

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geopolitical incidents, accidents, terrorist acts, international conflicts, natural disasters, including the effects of climate change, or other events that cause one or more events to be canceled or postponed, are not covered by insurance, or cause reputational damage to Liberty Media’s or Liberty Live’s respective subsidiaries and business affiliates.

These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this proxy statement/notice/prospectus (or, as to documents incorporated by reference, the date of such documents), and Liberty Media and Liberty Live expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein or therein, to reflect any change in the expectations of Liberty Media or Liberty Live with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in “Risk Factors” and other cautionary statements contained or incorporated by reference in this proxy statement/notice/prospectus. Such risk factors and statements describe circumstances that could cause actual results to differ materially from those contained in any forward-looking statement.
This proxy statement/notice/prospectus includes information concerning public companies in which Liberty Media has controlling and non-controlling interests that file reports and other information with the SEC in accordance with the Exchange Act. Information in this proxy statement/notice/prospectus concerning those companies has been derived from the reports and other information filed by them with the SEC. If you would like further information about these companies, the reports and other information they file with the SEC can be accessed on the Internet website maintained by the SEC at www.sec.gov. Those reports and other information are not incorporated by reference in this proxy statement/notice/prospectus.

THE PROPOSED TRANSACTIONS
Background of the Split-Off
Liberty Media’s Capital Structure
The board of directors of Liberty Media periodically reviews with management the strategic goals and prospects of its various businesses, equity affiliates and other investments. In 2016, Liberty Media recapitalized its common stock into three tracking stock groups, the Liberty SiriusXM Group, the Braves Group and the Liberty Media Group (which was renamed the Formula One Group following the acquisition by Liberty Media of Formula One in January 2017), for the purpose of creating greater transparency for the assets and liabilities attributed to each group, among other reasons. A tracking stock is a type of common stock that the issuing company intends to reflect or “track” the economic performance of a particular business or “group,” rather than the economic performance of Liberty Media as a whole.
In April 2020, Liberty Media’s board of directors approved the immediate reattribution of certain assets and liabilities between the Formula One Group and the Liberty SiriusXM Group. The assets and liabilities reattributed from the Formula One Group to the Liberty SiriusXM Group were valued at $2.8 billion and $1.3 billion, respectively. Similarly, $1.5 billion of net asset value was reattributed from the Liberty SiriusXM Group to the Formula One Group.
On July 18, 2023, Liberty Media completed the split-off (the Atlanta Braves Holdings Split-Off) of its wholly owned subsidiary, Atlanta Braves Holdings, Inc. (Atlanta Braves Holdings). The Atlanta Braves Holdings Split-Off was accomplished by a redemption by Liberty Media of each outstanding share of each series of Liberty Braves common stock in exchange for one share of the corresponding series of Atlanta Braves Holdings common stock. Atlanta Braves Holdings was comprised of the businesses, assets and liabilities attributed to the Liberty Braves Group (the Braves Group) immediately prior to the Atlanta Braves Holdings Split-Off, except for the intergroup interests in the Braves Group attributed to the Liberty SiriusXM Group and the Formula One Group, which were settled and extinguished in connection with the Atlanta Braves Holdings Split-Off.
On August 3, 2023, Liberty Media reclassified its then-outstanding shares of common stock into three new tracking stocks — Liberty SiriusXM common stock, Liberty Formula One common stock and Liberty Live common stock, and, in connection therewith, provided for the attribution of the businesses, assets and liabilities of Liberty Media’s remaining tracking stock groups among its newly created Liberty SiriusXM Group, Formula One Group and Liberty Live Group (the Reclassification). As a result of the Reclassification, each then-outstanding share of each series of Liberty SiriusXM common stock was reclassified into one share of the corresponding series of new Liberty SiriusXM common stock and 0.2500 of a share of the corresponding series of Liberty Live common stock and each outstanding share of each series of Liberty Formula One common stock was reclassified into one share of the corresponding series of new Liberty Formula One common stock and 0.0428 of a share of the corresponding series of Liberty Live common stock, in each case, with cash paid in lieu of any fractional shares of Liberty Live common stock.
On September 9, 2024, Liberty Media completed the split-off (the Liberty Sirius XM Holdings Split-Off) of its wholly owned subsidiary, Liberty Sirius XM Holdings Inc. (Liberty Sirius XM Holdings). The Liberty Sirius XM Holdings Split-Off was accomplished through the redemption by Liberty Media of each outstanding share of Liberty SiriusXM common stock in exchange for 0.8375 of a share of Liberty Sirius XM Holdings common stock, with cash paid in lieu of fractional shares. Liberty Sirius XM Holdings was comprised of the businesses, assets and liabilities attributed to the Liberty SiriusXM Group immediately prior to the Liberty Sirius XM Holdings Split-Off.
Following the Liberty Sirius XM Holdings Split-Off, on September 9, 2024, a wholly owned subsidiary of Liberty Sirius XM Holdings merged with and into Sirius XM Holdings Inc., with Sirius XM Holdings Inc. surviving the merger as a wholly owned subsidiary of Liberty Sirius XM Holdings (the Merger and, together with the Liberty Sirius XM Holdings Split-Off, the Sirius XM Transactions). As a result of the Sirius XM Transactions, Liberty Sirius XM Holdings became an independent public company, separate from Liberty Media.

While the Liberty Live Group and the Formula One Group have separate collections of businesses, assets and liabilities attributed to them, neither group is a separate legal entity and therefore neither group can own assets, issue securities or enter into legally binding agreements. Therefore, the Liberty Live Group and Formula One Group do not represent separate legal entities, but rather represent those businesses, assets and liabilities that have been attributed to each respective group. Holders of tracking stock have no direct claim to the group’s assets and therefore do not own, by virtue of their ownership of a Liberty Media tracking stock, any equity or voting interest in a public company other than Liberty Media, such as Live Nation, in which Liberty Media holds an interest that is attributed to the Liberty Live Group. Holders of a tracking stock are also not represented by separate boards of directors. Instead, holders of a tracking stock are stockholders of Liberty Media, with a single board of directors and subject to all of the risks and liabilities of Liberty Media as a whole.
The outstanding shares of Liberty Live common stock are intended to track and reflect the separate economic performance of the businesses, assets and liabilities attributed to the Liberty Live Group, which, prior to the Reattribution, are comprised primarily of Liberty Media’s interest in Live Nation, Liberty Media’s interests in certain private assets, the 2.375% Exchangeable Senior Debentures due 2053, the undrawn Margin Loan, the 2025 Forward Contracts, and corporate cash.
The outstanding shares of Liberty Formula One common stock are intended to track and reflect the separate economic performance of the businesses, assets and liabilities attributed to the Formula One Group, which, prior to the Reattribution, are comprised primarily of all of the businesses, assets and liabilities of Liberty Media, other than those specifically attributed to the Liberty Live Group, including Liberty Media’s interest in Formula 1, MotoGP, Quint, corporate cash and Liberty Media’s 2.25% Cash Convertible Notes due 2027.
Although the public markets have historically responded favorably to Liberty Media’s tracking stock structure, Liberty Media believes that the public markets continue to apply a meaningful discount to the Liberty Formula One common stock and the Liberty Live common stock as compared to the underlying value of the businesses and assets of each group, and Liberty Media management began to re-evaluate the benefits of keeping Quint and the businesses attributed to its Liberty Live Group under the same parent company with the businesses attributed to its Formula One Group. As a result, in November 2024, the Liberty Media board authorized management to proceed with a plan to pursue the Split-Off.
The Split-Off
Liberty Live is a newly formed, wholly owned subsidiary of Liberty Media. Upon completion of the Split-Off, Liberty Live will be an independent company and Liberty Media will not retain any ownership interest in Liberty Live. Upon the completion of the Split-Off, Liberty Live’s businesses, assets and liabilities will be comprised of, among other things, all of Liberty Media’s shares of Live Nation Common Stock, which represents approximately 30% of the outstanding shares of Live Nation Common Stock as of July 31, 2025, corporate cash, Liberty Media’s interest in certain private assets, including Liberty Media’s wholly owned subsidiary, Quint, the 2.375% Exchangeable Senior Debentures due 2053, the undrawn Margin Loan, and the 2025 Forward Contracts, and will exclude the Liberty Live Group Excluded Assets. The Reattributed Assets will be contributed to, and the Liberty Live Group Excluded Assets will be excluded from, Liberty Live for purposes of achieving what Liberty Media believes is the appropriate asset and liability mix and capitalization for Liberty Live.
Reasons for the Split-Off
As discussed above, Liberty Media’s management and board of directors periodically review the performance of Liberty Media to evaluate and respond to strategic opportunities and to determine if changes to its capital structure would better maximize stockholder value. Based on that review, Liberty Media’s management and board of directors have determined that its current capital structure does not provide investors with sufficient clarity as to all of its businesses and assets and that trading discounts have been associated with Liberty Media’s tracking stocks (and in particular, the Liberty Live common stock). Liberty Media believes that this has resulted in its existing common stock trading at a discount to the aggregate value of its businesses and assets. Accordingly, the Liberty Media board of directors has determined to effect a change in its capital structure by implementing the Split-Off.

In determining to approve the Split-Off, the Liberty Media board of directors believes that the Split-Off will benefit Liberty Media and its businesses and result in the creation of stockholder value (and consequent benefits to Liberty Media and Liberty Live) because, among other things, the aggregate trading value of New Liberty Live Group common stock and Liberty Formula One common stock is expected to exceed the aggregate trading value of Liberty Media’s existing common stock, although there can be no assurance that this will occur. The Liberty Media board of directors determined that separating Liberty Live from Liberty Media through the Split-Off is appropriate, advisable and in the best interests of Liberty Media and its stockholders. The Liberty Media board of directors determined that the Split-Off would be more beneficial to Liberty Media and its businesses and result in greater stockholder value (and consequent benefits to Liberty Media and Liberty Live) as compared to alternative transactions. The Liberty Media board of directors took into account a number of factors (none of which can be guaranteed to occur) when approving the Split-Off, including the following:
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Reduction of historical trading discount.   The Split-Off is expected to cause the trading discount applied to the Liberty Live common stock and the Liberty Formula One common stock, respectively, to be reduced. As a result of the Split-Off, Liberty Media and Liberty Live will be separately traded companies, and neither company will have tracking stock outstanding immediately following the consummation of the Split-Off. The elimination of the tracking stock structure should serve to reduce the key drivers associated with the historical discount applied to Liberty Media’s tracking stocks, including a reduction of the complexity of Liberty Media’s capital structure and uncertainty surrounding the allocation of capital resources and future corporate opportunities.

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Eligibility for Certain Stock Indices.   Liberty Media’s tracking stock structure currently limits its investor base because tracking stocks are excluded from certain indices. Following the Split-Off and the elimination of Liberty Media’s tracking stock structure, the Series C Liberty Formula One common stock would become eligible for inclusion in the S&P 500, which could create net incremental buying demand for such stock if selected for inclusion.

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Acquisitions by Liberty Media and Liberty Live.   The improved market recognition of the value of the businesses and assets of Liberty Media and Liberty Live resulting from the Split-Off, including the more efficiently priced acquisition currencies in the Liberty Formula One common stock and New Liberty Live Group common stock, would enhance the ability of each of Liberty Media and Liberty Live to issue its equity for purposes of making strategic acquisitions with less dilution to each company’s respective stockholder base. Further, following the Split-Off and the creation of independent pure-play companies, the stock of each of Liberty Media and Liberty Live is expected to be a more attractive and less complicated form of acquisition currency for target companies and their stockholders.

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Capital raising by Liberty Media and Liberty Live.   The Split-Off will provide Liberty Media and Liberty Live with their own independent equity currency that each company will be able to use to raise capital at more efficient valuations for organic growth and in responding to strategic opportunities.

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Attract and retain qualified personnel.   The Split-Off is expected to enhance the ability of Liberty Media and Liberty Live to retain and attract qualified personnel by enabling each company to grant equity incentive awards based on its own publicly traded equity with less dilution to its stockholders (as a result of the expected reduction in the discount associated with its equity) and will further enable each company to more effectively tailor employee benefit plans and retention programs and provide improved incentives to the management, employees and future hires of each company that will better and more directly align the incentives for each company’s management and employees with their performance.

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Expectation for tax-free transaction.   The Liberty Media board of directors’ expectation is that the Split-Off will be completed in a manner that is generally tax-free to Liberty Media and its stockholders.

The Liberty Media board of directors also considered a number of potential negative aspects and risks in approving the Split-Off, including the following:
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the risk of being unable to achieve the benefits expected from the Split-Off;

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the potential disruption of the businesses of Liberty Media, as its management and employees devote time and resources to completing the Split-Off;

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the substantial costs of effecting the Split-Off and continued compliance with legal and other requirements applicable to two separate public reporting companies;

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the significant potential tax liabilities that could arise if the IRS were to successfully assert that the Split-Off is taxable to Liberty Media and/or to the holders of Liberty Live common stock;

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the significant potential indemnification obligations of Liberty Live to Liberty Media under the Tax Sharing Agreement if the IRS were successful in such a claim and that such indemnification obligations are not subject to a cap;

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the risk that Liberty Live may determine to forgo certain transactions that might otherwise be advantageous for some period of time following the Split-Off as a result of Liberty Live’s potential indemnification obligations to Liberty Media under the Tax Sharing Agreement; and

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the interests of Liberty Media’s directors and executive officers in the Split-Off described under “The Proposed Transactions — Interests of Certain Persons”.

Liberty Media’s board of directors evaluated the costs and benefits of the Split-Off as a whole and did not find it necessary to assign relative weights to the specific factors considered. Liberty Media’s board of directors concluded, however, that the potential benefits of the Split-Off outweighed the potential costs of such transaction, and that separating Liberty Live from Liberty Media by redeeming each outstanding share of LLYVA, LLYVB and LLYVK in exchange for one share of the corresponding series of New Liberty Live Group common stock is generally tax efficient and is necessary, appropriate, advisable and in the best interests of Liberty Media and its stockholders in order to retire the Liberty Live common stock.
The Liberty Media board of directors unanimously recommends that the holders of shares of LLYVA and LLYVB vote “FOR” the Split-Off Proposal.
Interests of Certain Persons
When considering the recommendation of the Liberty Media board of directors with respect to the Split-Off Proposal and the Adjournment Proposal, holders of shares of LLYVA and LLYVB should be aware that certain of Liberty Media’s directors and executive officers may be deemed to have interests in the Split-Off that are different from, or in addition to, those of holders of shares of Liberty Live common stock. These interests may present such persons with actual or potential conflicts of interest. The Liberty Media board of directors was aware of these interests during the deliberations of the merits of the Split-Off, and in deciding to recommend that you vote for each of the Split-Off Proposal and the Adjournment Proposal. These interests include the following:
Derek Chang, President and Chief Executive Officer and a director of Liberty Media will serve on the board of directors of Liberty Live following the completion of the Split-Off. Robert R. Bennett, who is expected to serve as the Chairman of the board of directors of Liberty Live, is also the Vice Chairman of the board of directors of Liberty Media. Chad R. Hollingsworth, who is expected to serve as President and Chief Executive Officer of Liberty Live following the completion of the Split-Off, is also a Senior Vice President of Liberty Media. See “Risk Factors — Factors Relating to Liberty Live’s Corporate History and the Split-Off — Liberty Live is expected to have overlapping directors and officers with Liberty Media, which may lead to conflicting interests” for a discussion of the conflicts that could arise as a result of their positions with Liberty Media and Liberty Live. Holders of shares of LLYVA and LLYVB should also be aware that certain current executive officers of Liberty Media will also serve as executive officers of Liberty Live immediately following the Split-Off. In addition, Liberty Live and Liberty Media will enter into the Services Agreement pursuant to which Liberty Live will pay Liberty Media a monthly management fee on a fixed fee basis, the amount of which will be subject to quarterly review by Liberty Live’s audit committee, in exchange for the provision of certain administrative and management services by Liberty Media and its employees, including the services of its executive officers. Liberty Live may establish, and grant directly to, certain employees Liberty Live’s allocable portion of the employees’ annual equity-based awards. See “Executive Compensation of Liberty Live” beginning on page 105 for more information on the Services Agreement and certain other aspects of the executive officers’ compensation. Furthermore, the directors and executive officers of Liberty Media and Liberty Live currently have indemnification protections for their service as directors and executive officers pursuant to the organizational documents of Liberty

Media and Liberty Live, as applicable, and the directors and executive officers of Liberty Media and Liberty Live have entered into and/or will enter into indemnification agreements with Liberty Media and Liberty Live, respectively. In addition, directors and executive officers of Liberty Media and Liberty Live have insurance protections under Liberty Media’s director and officer liability insurance policies. For any directors or executive officers of Liberty Media that will serve as directors or executive officers of Liberty Live following the completion of the Split-Off, Liberty Live will obtain director and officer liability insurance to cover all directors and executive officers of Liberty Live from and after completion of the Split-Off.
Executive officers and directors of Liberty Media, other than Mr. Malone, hold original Liberty Live options and original Liberty Live RSUs. As described in more detail below under “The Split-Off Proposal — Effect of the Split-Off on Outstanding Original Liberty Live Equity Awards,” in connection with the Split-Off:
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each holder of an original Liberty Live option outstanding at the Split-Off Effective Time will receive, in substitution for such original Liberty Live option, a Liberty Live option, whereby the exercise price of and the number and series of shares of New Liberty Live Group common stock subject to the Liberty Live option will be the same as those associated with the original Liberty Live option award prior to the Split-Off and, except as described above, all other terms of the Liberty Live option (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the original Liberty Live option; and

•
each holder of an original Liberty Live RSU outstanding at the Split-Off Effective Time will receive, in substitution for such original Liberty Live RSU, a Liberty Live RSU, whereby the number and series of shares of New Liberty Live Group common stock subject to such Liberty Live RSU will be the same as the number and series of shares of Liberty Live common stock subject to the corresponding original Liberty Live RSU and, except as described above, all other terms of the Liberty Live RSUs (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the original Liberty Live RSU.

In addition, Liberty Media has previously entered into the Liberty Media Exchange Agreement with Mr. Malone and the JM Trust, whereby, among other things, Mr. Malone agreed to an arrangement under which his aggregate voting power in Liberty Media would not exceed 49% plus 0.5% (under certain circumstances). The terms and conditions of the Liberty Media Exchange Agreement will continue to apply to Liberty Media and the Liberty Formula One common stock upon completion of the Split-Off. Mr. Malone is not expected to be an officer or director of Liberty Live, thus, pursuant to the terms of the Liberty Media Exchange Agreement, Liberty Live and Mr. Malone will not be required to and are not expected to enter into such an arrangement in connection with the Split-Off.
[As of the date of this proxy statement/notice/prospectus, to Liberty Media’s knowledge, Liberty Media’s executive officers and directors intend to vote all of the shares of LLYVA and LLYVB beneficially owned by them and that are entitled to vote in favor of the Split-Off Proposal and the Adjournment Proposal.] As of the record date, Liberty Media’s executive officers and directors beneficially owned and were entitled to vote, in the aggregate, approximately [    ] % of the voting power of the shares of LLYVA and LLYVB outstanding as of that date.
The Liberty Media board of directors was aware of these interests and considered them when it approved the Split-Off Proposal and the Adjournment Proposal.

THE SPECIAL MEETING
Time, Place and Date
The Special Meeting is to be held at [    ], Mountain time, on [                 ], 2025. The meeting will be held via the Internet and will be a completely virtual meeting of stockholders. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/[                 ]. To enter the meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card. It is recommended that you log in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on [                 ], 2025.
Purpose
At the Special Meeting, holders of shares of LLYVA and LLYVB will be asked to vote on the following proposals:
Split-Off Proposal.   Holders of shares of LLYVA and LLYVB will be asked to consider and vote on the Split-Off Proposal to approve the redemption by Liberty Media of each outstanding share of LLYVA, LLYVB and LLYVK for one share of the corresponding series of New Liberty Live Group common stock.
Please see “The Split-Off Proposal” for more information regarding the Split-Off Proposal.
Adjournment Proposal.   In addition, holders of shares of LLYVA and LLYVB will be asked to consider and vote to approve the adjournment of the Special Meeting by Liberty Media from time to time to solicit additional proxies in favor of the Split-Off Proposal, if there are insufficient votes at the time of such adjournment to approve the Split-Off Proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate.
Please see “Adjournment Proposal” for more information regarding the Adjournment Proposal.
Quorum
In order to conduct the business of the Special Meeting, a quorum must be present. This means that the holders of a majority in aggregate voting power represented by the shares of LLYVA and LLYVB outstanding on the record date and entitled to vote at the Special Meeting must be represented at the Special Meeting either in person or by proxy. For purposes of determining a quorum, your shares of LLYVA and LLYVB will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If you do not instruct your broker, bank or nominee how to vote your shares, they will have no effect on each of the Split-Off Proposal and the Adjournment Proposal (if a quorum is present). You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of LLYVA and LLYVB or when granting or revoking a proxy. Applicable Nasdaq rules that prohibit discretionary voting by brokers with respect to the Split-Off Proposal or Adjournment Proposal may make it more difficult to establish a quorum at the Special Meeting. If a quorum is not present at the Special Meeting, Liberty Media expects the chairman of the meeting to adjourn the meeting in accordance with the terms of Liberty Media’s bylaws for the purpose of soliciting additional proxies.
Who May Vote
Holders of record of shares of LLYVA and LLYVB, in each case, outstanding as of 5:00 p.m., New York City time, on [           ], 2025 (such date and time, the record date for the Special Meeting) will be entitled to vote on each of the Split-Off Proposal and the Adjournment Proposal. Holders of Liberty Formula One common stock and holders of LLYVK are not being asked to vote, and are not entitled to vote, on either of the Split-Off Proposal or the Adjournment Proposal because such vote is not required by Liberty Media’s certificate of incorporation, Liberty Media’s bylaws or the laws of the State of Delaware.
Votes Required
Split-Off Proposal.   The Split-Off Proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of LLYVA and LLYVB outstanding as of the record date, in each case, entitled to vote on such proposal and that are present in person or by proxy at the Special Meeting, voting together as a separate class.
[As of the date of this proxy statement/notice/prospectus, to Liberty Media’s knowledge, Liberty Media’s executive officers and directors intend to vote all of the shares of LLYVA and LLYVB beneficially owned by them and that are entitled to vote in favor of the Split-Off Proposal and the Adjournment Proposal.] As of the record date, Liberty Media’s executive officers and directors beneficially owned and were entitled to vote, in the aggregate, approximately [    ]% of the voting power of the shares of LLYVA and LLYVB outstanding as of that date. Immediately following the Split-Off, Liberty Live will not be deemed a “controlled company” under applicable exchange listing standards.
Adjournment Proposal.   The Adjournment Proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of LLYVA and LLYVB outstanding as of the record date, in each case, entitled to vote on such proposal and that are present in person or by proxy at the Special Meeting, voting together as a separate class.
[As of the date of this proxy statement/notice/prospectus, to Liberty Media’s knowledge, Liberty Media’s executive officers and directors intend to vote all of the shares of LLYVA and LLYVB beneficially owned by them and that are entitled to vote in favor of the Split-Off Proposal and the Adjournment Proposal.] As of the record date, Liberty Media’s executive officers and directors beneficially owned and were entitled to vote, in the aggregate, approximately [    ]% of the voting power of the shares of LLYVA and LLYVB outstanding as of that date.
Liberty Media is seeking approval from holders of shares of LLYVA and LLYVB of each of the Split-Off Proposal and the Adjournment Proposal.
You are encouraged to vote “FOR” both of the proposals presented in this proxy statement/notice/prospectus.
Votes You Have
Pursuant to Liberty Media’s certificate of incorporation, with respect to each of the Split-Off Proposal and the Adjournment Proposal, each holder of record of shares of LLYVA is entitled to one vote per share and each holder of record of shares of LLYVB is entitled to ten votes per share.
Shares Outstanding
As of [           ], 2025, the record date for the Special Meeting, an aggregate of [           ] shares of LLYVA and [           ] shares of LLYVB were issued and outstanding and entitled to vote at the Special Meeting.
Number of Holders
There were, as of the record date for the Special Meeting, approximately [      ] and [      ] record holders of shares of LLYVA and LLYVB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).
Voting Procedures for Record Holders
If you are a stockholder of record, you may also vote via the Internet during the Special Meeting by visiting www.virtualshareholdermeeting.com/[           ]. To enter the Special Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card. It is recommended that you log in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on [           ], 2025.
Voting via the Internet or by Telephone.
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To submit your proxy via the Internet, go to www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to vote your shares.

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To submit your proxy by telephone, call 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions to vote your shares.

If you vote via the Internet or by telephone, you must do so no later than 11:59 p.m., New York City time, on [           ], 2025.
Voting by Mail.   As an alternative to submitting your proxy via the Internet or by telephone, you may submit your proxy by mail. To submit your proxy by mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope. If you do not have the postage-paid envelope, please mail your completed proxy card to the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you send the proxy by mail, there may be unexpected delays in mail processing times. You should allow a sufficient number of days to ensure delivery as your proxy must be received by the day immediately prior to the date of the Special Meeting.
Unless subsequently revoked, shares of LLYVA and LLYVB represented by a proxy submitted as described herein and received at or before the Special Meeting will be voted in accordance with the instructions on the proxy.
YOUR VOTE IS IMPORTANT.   It is recommended that you vote by proxy even if you plan to attend the Special Meeting. You may change your vote at the Special Meeting.
If you submit a proxy but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” the approval of each of the Split-Off Proposal and the Adjournment Proposal.
If you submit a proxy in which you indicate that you abstain from voting, your shares will count as present for purposes of determining a quorum, but your proxy will have the same effect as a vote “AGAINST” each of the Split-Off Proposal and the Adjournment Proposal.
If you do not submit a proxy and you do not vote online at the Special Meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum. Your failure to vote will have no effect on determining whether the Split-Off Proposal or the Adjournment Proposal are approved (if a quorum is present).
Voting Procedures for Shares Held in Street Name
If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares of LLYVA and LLYVB or when granting or revoking a proxy.
Revoking a Proxy
You may change your vote by attending the Special Meeting online and voting via the Internet at the Special Meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Any signed proxy revocation or later-dated proxy must be received by the day immediately prior to the date of the Special Meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 11:59 p.m., New York City time, on [           ], 2025. Your attendance at the Special Meeting will not, by itself, revoke your proxy.
If your shares are held in an account by a broker, bank or other nominee who you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.
Solicitation of Proxies
The accompanying proxy for the Special Meeting is being solicited on behalf of the Liberty Media board of directors. In addition to this mailing, Liberty Media’s employees may solicit proxies personally or by telephone. Liberty Media pays the cost of soliciting these proxies. Liberty Media also reimburses brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Liberty Media has also retained D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost of $12,500, plus reasonable out-of-pocket expenses.
If you have any further questions about voting or attending the Special Meeting, please contact Liberty Media’s Investor Relations at (877) 772-1518 or its proxy solicitor, D.F. King & Co., Inc., at (212) 269-5550 (brokers and banks only) or (800) 549-6697 (toll free) or libertymedia@dfking.com.

THE SPLIT-OFF PROPOSAL
General
Under the terms of Liberty Media’s certificate of incorporation, the Liberty Media board of directors may, subject to the requisite approval of the holders of shares of LLYVA and LLYVB voting together as a separate class, redeem all of the outstanding shares of Liberty Live common stock for outstanding shares of New Liberty Live Group common stock. The Liberty Media board of directors has determined to redeem each outstanding share of Liberty Live common stock for one share of the corresponding series of New Liberty Live Group common stock, subject to the receipt of the requisite stockholder approval and the satisfaction or, if permissible, waiver of the other conditions described below.
Accordingly, the Liberty Media board of directors has determined to submit the Split-Off Proposal for the approval of the holders of shares of LLYVA and LLYVB.
The Split-Off
Pursuant to the Split-Off Proposal, holders of shares of LLYVA and LLYVB voting together as a separate class are being asked to approve the Redemption. As a result of the Split-Off, the businesses, assets and liabilities of Liberty Live will consist of the Liberty Live Assets and Liabilities and Liberty Live will be an independent company. A more complete description of the business and assets that will be held by Liberty Live at the time of the Split-Off can be found in “Description of Business of Liberty Live” in this proxy statement/notice/prospectus.
New Liberty Live Group common stock will be divided into three series with different voting rights. Liberty Live’s restated articles will contain many similar provisions to Liberty Media’s certificate of incorporation; however, Liberty Live is a Nevada corporation and the application of Nevada law to holders of New Liberty Live Group common stock will differ in certain material respects from the application of Delaware law to holders of Liberty Live common stock. For a comparison of rights of holders of New Liberty Live Group common stock and Liberty Live common stock, please see “Description of Liberty Live Capital Stock and Comparison of Stockholder Rights” in this proxy statement/notice/prospectus.
Following the Second Contribution, and subject to the approval of the Split-Off Proposal by the holders representing a majority of the aggregate voting power of the shares of LLYVA and LLYVB outstanding as of the record date, in each case, entitled to vote on such matter and that are present in person or by proxy at the Special Meeting, voting together as a separate class, and the satisfaction or, if permissible, waiver of all conditions to the Split-Off, Liberty Media will redeem each outstanding share of Liberty Live common stock for one share of the corresponding series of New Liberty Live Group common stock.
The actual date on which the Split-Off will become effective will be established by the Liberty Media board of directors following the satisfaction or, where permissible, waiver of all conditions to the Split-Off (other than those which by their terms can only be satisfied concurrently with the Split-Off Effective Time). Once established, the Split-Off Effective Time will be publicly announced by Liberty Media. The Split-Off Effective Time would be [        ], New York City time, on the effective date of the Split-Off.
Effect of the Split-Off
From and after the Split-Off Effective Time, holders of Liberty Live common stock will no longer have any rights with respect to their shares of Liberty Live common stock, except for the right to receive the applicable series and the whole number of shares of New Liberty Live Group common stock to which such holders are entitled.
The number of shares of Liberty Formula One common stock outstanding prior to the Split-Off will not change as a result of the Split-Off. Following the Split-Off, there will no longer be any LLYVA, LLYVB or LLYVK shares outstanding. As a result, following the Split-Off, the voting rights and liquidation units associated with the outstanding shares of Liberty Live common stock will be eliminated.
Exchange of Shares of Liberty Live Common Stock
Accounts holding shares of Liberty Live common stock in book-entry form will be debited for the applicable series and number of shares to be redeemed as of the Split-Off Effective Time, and promptly thereafter credited with the applicable series and number of shares of New Liberty Live Group common stock. Registration in book-entry form refers to a method of recording stock ownership when no physical share certificates are issued to stockholders, as is the case in the Split-Off. No letters of transmittal will be delivered to holders of shares in book-entry form, and holders of book-entry shares of Liberty Live common stock will not need to take any action to receive their shares of New Liberty Live Group common stock in the Split-Off.
Conditions to the Split-Off
Liberty Media’s board of directors has reserved the right, in its sole discretion, to amend, modify, delay or abandon the Split-Off and the related transactions at any time prior to the Split-Off Effective Time. The completion of the Split-Off and related transactions are subject to the satisfaction (as determined by the Liberty Media board of directors in its sole discretion), of the following conditions, two of which may be waived by the Liberty Media board of directors in its sole discretion:
(1)   the receipt of the requisite stockholder approval of the Split-Off Proposal;
(2)   the receipt of the opinion of Skadden Arps, dated as of the Redemption Date and in form and substance reasonably acceptable to Liberty Media, to the effect that, for U.S. federal income tax purposes, (i) the Redemption, taken together with the Contributions, will qualify as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code, (ii) no gain or loss will be recognized by Liberty Media in the Contributions or the transfer of New Liberty Live Group common stock pursuant to the Redemption, and (iii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Live common stock upon the receipt of shares of New Liberty Live Group common stock in the Redemption;
(3)   the effectiveness under the Securities Act of the registration statement, of which this proxy statement/notice/prospectus forms a part, relating to the Split-Off and the issuance of the shares of New LLYVA, New LLYVB and New LLYVK in the Split-Off;
(4)   the effectiveness of the registration of the shares of New LLYVA and New LLYVK under Section 12(b) of the Exchange Act;
(5)   the approval of Nasdaq for the listing of the shares of New LLYVA and New LLYVK;
(6)   (i) any waiting period (and any extension thereof), and any commitments not to close before a certain date under a timing agreement entered into with a governmental authority, applicable to any Liberty Media representative’s receipt of New Liberty Live Group common stock under the HSR Act shall have expired or early termination thereof shall have been granted and (ii) any approval of a governmental authority required under any other law set forth in an exhibit attached to the Reorganization Agreement shall have been obtained or deemed to have been obtained under such applicable law; and
(7)   the receipt of any other regulatory or contractual approvals that Liberty Media’s board of directors determines to obtain.
The first five conditions set forth above are non-waivable. The Liberty Media board of directors may, however, waive the sixth and seventh condition set forth above. In the event the Liberty Media board of directors waives a material condition to the Split-Off, Liberty Media intends to promptly issue a press release and file a Current Report on Form 8-K to report such event.
Effect of the Split-Off on Outstanding Original Liberty Live Equity Awards
Original Liberty Live options, original Liberty Live RSUs and original Liberty Live restricted shares have been granted to various directors and current and former employees of Liberty Media and certain of its subsidiaries pursuant to the various stock incentive plans administered by the Liberty Media board of directors or the compensation committee thereof. Below is a description of the effect of the Split-Off on these outstanding original Liberty Live Equity Awards.

Option Awards
Each holder of an original Liberty Live option at the Split-Off Effective Time will receive, in substitution for such original Liberty Live option, a Liberty Live option. The exercise price of and the number and series of shares of New Liberty Live Group common stock subject to the Liberty Live option will be the same as those associated with the original Liberty Live option prior to the Split-Off.
Except as described above, all other terms of the Liberty Live option (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the original Liberty Live option.
Restricted Stock Units
Each holder of an original Liberty Live RSU at the Split-Off Effective Time will receive, in substitution for such original Liberty Live RSU, a Liberty Live RSU. The number and series of shares of New Liberty Live Group common stock subject to such Liberty Live RSU will be the same as the number and series of shares of Liberty Live common stock subject to the corresponding original Liberty Live RSU. Except as described above, all other terms of the Liberty Live RSUs (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the original Liberty Live RSU.
Restricted Stock Awards
In the Split-Off, each original Liberty Live restricted share will be redeemed for one Liberty Live restricted share. Except as described above, all other terms of the new Liberty Live restricted shares (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the original Liberty Live restricted share.
Transitional Plan
All of the Liberty Live Equity Awards will be issued pursuant to the Liberty Live Holdings, Inc. Transitional Stock Adjustment Plan (the Transitional Plan), a copy of which will be filed with the SEC as an exhibit to the Registration Statement on Form S-4. The Transitional Plan will govern the terms and conditions of the Liberty Live Equity Awards but will not be used to make any grants following the Split-Off.
Effect of the Split-Off on Outstanding Liberty Formula One Equity Awards
Options to purchase shares of Liberty Formula One common stock, RSUs with respect to shares of Liberty Formula One common stock and restricted shares of Liberty Formula One common stock have been granted to various directors and current and former employees of Liberty Media and certain of its subsidiaries pursuant to the various stock incentive plans administered by the Liberty Media board of directors or the compensation committee thereof. The Split-Off will not, itself, have any impact on these outstanding equity awards.
Conduct of the Business of the Liberty Live Group if the Split-Off is Not Completed
If the Split-Off is not completed, Liberty Media intends to continue to conduct the business of the Liberty Live Group as a tracking stock group of Liberty Media substantially in the same manner as it is operated today. From time to time, Liberty Media will evaluate and review its business operations, properties, dividend policy and capitalization, and make such changes as are deemed appropriate, and continue to seek to identify strategic alternatives to maximize stockholder value.
Accounting Treatment
The Split-Off will be accounted for at historical cost due to the fact that New Liberty Live Group common stock will be exchanged pro-rata for shares of Liberty Live common stock.
No Appraisal Rights
Under the DGCL, holders of Liberty Live common stock will not be entitled to exercise appraisal rights in connection with the Split-Off.

Results of the Split-Off
Immediately following the completion of the Split-Off, Liberty Live expects to have outstanding approximately [    ] shares of New LLYVA, approximately [    ] shares of New LLYVB and approximately [    ] shares of New LLYVK, based upon the number of shares of LLYVA, LLYVB and LLYVK outstanding as of the record date. The actual number of shares of New LLYVA, New LLYVB and New LLYVK to be exchanged in connection with the Split-Off will depend upon the actual number of shares of LLYVA, LLYVB and LLYVK outstanding immediately prior to the Split-Off Effective Time.
Immediately following the completion of the Split-Off, Liberty Live expects to have approximately [    ] holders of record of shares of New LLYVA based upon the number of holders of record of shares of LLYVA as of the record date, [    ] holders of record of shares of New LLYVB based upon the number of holders of record of shares of LLYVB as of the record date and [    ] holders of record of shares of New LLYVK, based upon the number of holders of record of shares of LLYVK as of the record date (which amount does not include the number of stockholders whose shares are held of record by banks, brokerage houses or other institutions, but includes each such institution as one stockholder).
Listing and Trading of New Liberty Live Group Common Stock
On the date of this proxy statement/notice/prospectus, Liberty Live is a newly formed, wholly owned subsidiary of Liberty Media. Accordingly, there is no public market for the New Liberty Live Group common stock. Liberty Live expects to list its shares of New LLYVA and New LLYVK on the Nasdaq Global Select Market under the symbols “LLYVA” and “LLYVK,” respectively. Liberty Live currently expects that its shares of New LLYVB will be quoted on the OTC Markets under the symbol “LLYVB.” Neither Liberty Live nor Liberty Media can assure you as to the trading price of any of New LLYVA, New LLYVB or New LLYVK after the Split-Off. The approval of Nasdaq for the listing of the shares of New LLYVA and New LLYVK is a condition to the Split-Off, which may not be waived by the Liberty Media board of directors.
Voting and Conversion Rights
Following the Split-Off, holders of record of shares of New LLYVA will be entitled to one vote for each share of such stock and holders of record of shares of New LLYVB will be entitled to ten votes for each share of such stock on all matters submitted to a vote of stockholders. Holders of record of shares of New LLYVK will not be entitled to any voting rights, except as otherwise required by Nevada law, in which case, each such holder of record of shares of New LLYVK will be entitled to 1/100 of a vote per share. Each share of New LLYVB will be convertible, at the option of the holder, into one share of New LLYVA. Shares of New LLYVA and New LLYVK are not convertible at the option of the holder. For more information regarding the New Liberty Live Group common stock, see “Description of Liberty Live Capital Stock and Comparison of Stockholder Rights.”
Stock Transfer Agent and Registrar
Broadridge is the transfer agent and registrar for all series of Liberty Media common stock, including the Liberty Live common stock, and will be the transfer agent and registrar for all series of New Liberty Live Group common stock.
Required Vote
The Split-Off Proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of LLYVA and LLYVB outstanding as of the record date, in each case, entitled to vote on such proposal and that are present in person or by proxy at the Special Meeting, voting together as a separate class. Pursuant to Liberty Media’s certificate of incorporation, with respect to the Split-Off Proposal, each holder of record of shares of LLYVA is entitled to one vote per share and each holder of record of shares of LLYVB is entitled to ten votes per share. Holders of other classes and series of Liberty Media stock, including shares of Liberty Formula One common stock and/or LLYVK, are not being asked to vote, and are not entitled to vote, on the Split-Off Proposal because such vote is not required by Liberty Media’s certificate of incorporation, Liberty Media’s bylaws or the laws of the State of Delaware.

The Liberty Media board of directors has [unanimously] (a) approved and declared advisable and in the best interests of Liberty Media and its stockholders (including the holders of Liberty Live common stock) the Split-Off and the transactions contemplated thereby, including the Reattribution, the Contributions and the Redemption and the resulting separation of Liberty Live from Liberty Media pursuant to the Redemption, and (b) recommended that holders of shares of LLYVA and LLYVB, voting together as a separate class, approve the Split-Off.
The Liberty Live board of directors has [unanimously] (a) approved and declared advisable and in the best interests of Liberty Live and its sole stockholder, Liberty Media, the Split-Off and the transactions contemplated thereby, including the Reattribution, the Contributions and the Redemption and the resulting separation of Liberty Live from Liberty Media pursuant to the Redemption, (b) approved and declared advisable Liberty Live’s restated articles and recommended that the sole stockholder of Liberty Live approve Liberty Live’s restated articles, and (c) adopted Liberty Live’s amended and restated bylaws as of immediately prior to the Split-Off Effective Time.
Recommendation
The Liberty Media board of directors has [unanimously] approved the Split-Off Proposal and believes that the approval of the Split-Off Proposal is in the best interests of Liberty Media and its stockholders. Accordingly, the Liberty Media board of directors [unanimously] recommends that the holders of shares of LLYVA and LLYVB vote “FOR” the Split-Off Proposal.

ADJOURNMENT PROPOSAL
Liberty Media is asking the holders of shares of LLYVA and LLYVB to approve the adjournment of the Special Meeting by Liberty Media from time to time to solicit additional proxies in favor of the Split-Off Proposal, if there are insufficient votes at the time of such adjournment to approve the Split-Off Proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate. If the Special Meeting is adjourned, and the adjournment is for a period of 30 days or less, no notice of the time or place of the reconvened meeting will be given to the holders of shares of LLYVA and LLYVB other than an announcement made at the Special Meeting. At the adjourned meeting any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than 30 days, however, a notice of the adjourned meeting shall be given to each holder of shares of LLYVA and LLYVB. If after the adjournment a new record date for the holders of shares of LLYVA and LLYVB is fixed for the adjourned meeting, the Liberty Media board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Delaware law, and shall give notice of the adjourned meeting to the holders of shares of LLYVA and LLYVB at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Required Vote
The Adjournment Proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of LLYVA and LLYVB outstanding as of the record date, in each case, entitled to vote on such proposal and that are present in person or by proxy at the Special Meeting, voting together as a separate class. Pursuant to Liberty Media’s certificate of incorporation, with respect to the Adjournment Proposal, each holder of record of shares of LLYVA is entitled to one vote per share and each holder of record of shares of LLYVB is entitled to ten votes per share. Holders of other classes and series of Liberty Media stock, including shares of Liberty Formula One common stock and/or LLYVK, are not being asked to vote, and are not entitled to vote, on the Adjournment Proposal because such vote is not required by Liberty Media’s certificate of incorporation, Liberty Media’s bylaws or the laws of the State of Delaware.
Recommendation
The Liberty Media board of directors has [unanimously] approved the Adjournment Proposal and [unanimously] recommends that the holders of shares of LLYVA and LLYVB vote “FOR” the Adjournment Proposal.

DESCRIPTION OF BUSINESS OF LIBERTY LIVE
Liberty Live is a newly formed, wholly owned subsidiary of Liberty Media. Upon completion of the Split-Off, Liberty Live will be an independent company and Liberty Media will have no continuing stock ownership in Liberty Live. Upon the completion of the Split-Off, Liberty Live’s principal assets will consist of the businesses, assets and liabilities attributed to the Liberty Live Group immediately prior to the Redemption (which, for the avoidance of doubt, excludes the Liberty Live Group Excluded Assets, but includes, among other businesses, assets and liabilities, the Reattributed Assets), including, among others (1) all of Liberty Media’s shares of Live Nation Common Stock, (2) corporate cash, (3) Liberty Media’s interests in certain private assets, including the Reattributed Assets, (4) the 2.375% Exchangeable Senior Debentures due 2053, (5) the undrawn Margin Loan and (6) the 2025 Forward Contracts.
Any references to the “Company,” “we,” “us,” or “ours” refers to Liberty Live and its subsidiaries, as the context requires, following the Split-Off for this section only. The following description assumes that the Split-Off has been completed, and sets forth a description of our principal businesses and assets, including our consolidated subsidiary, Quint, and our equity affiliate, Live Nation.
Description of Business
Live Nation
Overview
Live Nation believes it is the largest live entertainment company in the world, connecting over 788 million fans across all of its concerts and ticketing platforms in 51 countries during 2024.
Live Nation believes it is the largest producer of live music concerts in the world, based on total fans that attend Live Nation events as compared to events of other promoters, connecting over 151 million fans to approximately 11,000 artists at 54,000 events in 2024. Live Nation owns, operates, has exclusive booking rights for or has an equity interest for which it has a significant influence in 394 venues globally, including House of Blues® music venues and prestigious locations such as The Fillmore® in San Francisco, Brooklyn Bowl® in New York City, the Hollywood Palladium in Los Angeles, the Moody Center© arena in Austin, the Ziggo Dome in Amsterdam, 3Arena in Dublin, Royal Arena in Copenhagen and Spark Arena in Auckland. Live Nation believes it is one of the world’s leading artist management companies based on the number of artists represented. Live Nation’s artist management companies manage music artists and acts across all music genres.
Live Nation believes it is the world’s leading live entertainment ticketing sales and marketing company, based on the number of tickets it sells. Ticketmaster provides ticket sales services and marketing and distribution globally through www.ticketmaster.com and www.livenation.com and Live Nation’s mobile apps, other websites and numerous retail outlets, distributing over 637 million tickets through Live Nation’s systems in 2024. Ticketmaster serves approximately 11,500 clients worldwide across multiple event categories, providing ticketing services for leading arenas, stadiums, festival and concert promoters, professional sports franchises and leagues, college sports teams, performing arts venues, museums and theaters.
Live Nation believes its global footprint is one of the world’s largest music advertising networks for corporate brands and includes one of the world’s leading ecommerce websites based on a comparison of gross sales of top internet retailers.
Liberty Media’s Investment in Live Nation
At July 31, 2025, Liberty Media beneficially owned approximately 69.6 million shares of Live Nation Common Stock, which represented approximately 30% of the issued and outstanding shares of Live Nation as of July 31, 2025. Based on a review of Live Nation’s public filings as of August 28, 2025, no other holder of shares of Live Nation Common Stock holds more than 10% of such shares.
Under the Live Nation Stockholder Agreement, Liberty Media has the right to nominate two directors (one of whom must qualify as an independent director) to the Live Nation board of directors, currently comprised of 12 directors, for so long as Liberty Media’s ownership interest provides it with not less than 5%

of the total voting power of Live Nation’s equity securities. Liberty Media is not aware of any other person or entity holding director nomination rights. Liberty Media also has the right to cause one of its nominees to serve on the audit committee and the compensation committee of the board, provided they meet the independence and other qualifications for membership on those committees. Live Nation has waived the director independence requirement with respect to Liberty Media’s nominees to the Live Nation board of directors, and Liberty Media has waived its right to cause one of its nominees to serve on the audit and compensation committees of the board.
Liberty Media has agreed under the Live Nation Stockholder Agreement not to acquire beneficial ownership of Live Nation equity securities that would result in Liberty Media having in excess of 35% of the voting power of Live Nation’s equity securities. That percentage is subject to decrease for specified transfers of Liberty Media’s Live Nation stock. Liberty Media has been exempted from the restrictions on business combinations set forth in Section 203 of the General Corporation Law of the State of Delaware, and Live Nation has agreed in the Live Nation Stockholder Agreement not to take certain actions that would materially and adversely affect Liberty Media’s ability to acquire Live Nation securities representing up to 35% of the voting power of Live Nation’s equity securities. Liberty Media’s rights pursuant to the Live Nation Stockholder Agreement will be assigned to Liberty Live in connection with the Split-Off.
Live Nation’s Strategy
Live Nation’s strategy is to grow its global leadership position in live entertainment, promote more shows, sell more tickets and partner with more sponsors, thereby increasing its revenue, earnings and cash flow. Live Nation serves artists, venues and sports teams and leagues to secure content and tickets; Live Nation invests in technology to build innovative products which advance its ticketing, digital presence, including mobile platforms, and advertising; and Live Nation is paid by advertisers that want to connect their brands with Live Nation’s passionate fan base.
Live Nation’s core businesses surrounding the promotion of live events include ticketing and sponsorship and advertising. Live Nation believes its focus on growing these businesses will increase shareholder value as it continues to enhance its revenue streams and achieve economies of scale with its global platforms. Live Nation also continues to strengthen its core operations, further expanding into global markets and optimizing its cost structure. Live Nation executes on its strategy and thereby grows and innovates through the initiatives listed below.
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Expand Live Nation’s Concert Platform.   Live Nation will deliver more shows, grow its fan base and increase its ticket sales by continuing to build Live Nation’s portfolio of concerts globally, expanding its business into additional top global music markets, and further building its presence in existing markets. This includes investing capital expenditures in new venues and enhancements to existing venues. Through Live Nation’s culture of serving artists and a focus on supporting the development of emerging artists, Live Nation believes it can continue to expand its concert base.

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Grow Live Nation’s Revenue per Show.   Live Nation will grow its revenue per show across its venues through more effective ticket pricing, broader ticketing distribution and more targeted promotional marketing. Live Nation will also grow Live Nation’s onsite fan monetization by improving ease of purchase, through improved onsite food and beverage and other products, merchandising, and enhanced experiences for Live Nation’s fans.

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Invest in Live Nation’s Ticketing Platform.   Live Nation will continue to invest in its ticketing enterprise system and develop innovative products to better serve its enterprise clients and continue to build its global client base. These include technological and digital transformations, enhanced marketing capabilities, and improved analytical tools to meet the needs of venues, event organizers and Live Nation’s fans.

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Grow Live Nation’s Marketplace Capabilities.   Live Nation is focused on selling tickets through a wide set of sales channels including mobile, online and affiliate partners while continuing to broaden its digital rollout. Live Nation will grow the volume of secondary tickets sold through a trusted environment for fan ticket exchanges, allowing its fans to have a dependable, secure destination for secondary ticket acquisition for all events. Within this, Live Nation will continue to invest in tools that reduce fraud and help artists and teams determine how to get their tickets into the hands of real fans. Lastly, Live Nation is focused on leveraging its platform by growing non-service fee revenue streams including insurance, additional enterprise tools, payment integration and other upsells.
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Grow Sponsorship and Advertising Partnerships.   Live Nation will continue to drive growth in its sponsorship relationships and capture a larger share of the global music sponsorship market by further monetizing its fan base and growing its portfolio of brands. Live Nation will focus on expanding existing partnerships and developing new corporate sponsor partners to provide them with targeted strategic programs, accessing the fans attending Live Nation’s shows. Live Nation will continue to develop and to scale new products in order to drive onsite and digital revenue.

Live Nation’s Strengths
Live Nation believes it has unique resources that are unmatched in the live entertainment industry.
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Fans.   During 2024, Live Nation connected over 788 million fans to their favorite live events. Live Nation’s database of fans and their interests provides Live Nation with the means to efficiently communicate to them about shows they are likely to be interested in.

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Artists.   Live Nation has extensive relationships with artists ranging from those just beginning their careers to established superstars. In 2024, Live Nation promoted shows for approximately 11,000 artists globally. In addition, through Live Nation’s artist management companies, it managed more than 380 artists in 2024.

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Digital Platforms and Ticketing.   Live Nation owns and operates various branded websites, both in the United States and abroad, which are customized to reflect services offered in each jurisdiction. Live Nation’s primary commercial websites, www.livenation.com and www.ticketmaster.com, together with its other branded ticketing websites, are designed to promote ticket sales for live events. Live Nation also has both Live Nation and Ticketmaster mobile apps that its fans can use to access event information and buy tickets.

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Distribution Network.   Live Nation believes that its global network of promoters, venues and festivals provides it with a strong position in the live concert industry. Live Nation believes it has one of the largest global networks of live entertainment businesses in the world, with offices in 47 countries worldwide. In addition, Live Nation owns, leases, operates, has exclusive booking rights for, or has an equity interest for which it has a significant influence in 394 venues and has operations located across 51 countries as of the end of 2024, making Live Nation, it believes, the second largest operator of music venues in the world. Live Nation also believes that it is one of the largest music festival producers in the world with 137 festivals globally in 2024. In addition, Live Nation believes that its global ticketing distribution network — with approximately 11,500 clients worldwide in 2024 — makes it the largest ticketing network in the world.

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Sponsors.   Live Nation monetizes its physical and digital assets through long-term sponsorship agreements and advertising. Live Nation employs a sales force of approximately 760 people that worked with more than 1,500 sponsors during 2024, through a combination of strategic partnerships, local venue-related deals, national agreements and digital campaigns, both in North America and internationally. Live Nation’s sponsors include some of the most well-recognized national and global brands across diverse sectors including consumer, financials and leisure, such as Citibank, O, Mastercard, Cisco, Red Bull and Anheuser Busch (each of these brands is a registered trademark of the sponsor).

Live Nation’s Industry
Live Nation operates in the following main industries within the live entertainment business: live music events, music venue operations, the provision of management and other services to artists and athletes, ticketing services and sponsorship and advertising sales.
The live music industry includes concert promotion and/or production of music events or tours. Typically, to initiate live music events or tours, booking agents work with artists. Booking agents then work with promoters, who will contract with them or with artists directly, to promote events. Promoters earn revenue primarily from the sale of tickets. Artists are paid by the promoter under one of several different formulas, which may include fixed guarantees and/or a percentage of ticket sales or event profits. In addition, promoters may also reimburse artists for certain costs of production, such as sound and lights. Under guaranteed payment formulas, promoters assume the risks of unprofitable events. Promoters may renegotiate lower guarantees or cancel events because of insufficient ticket sales in order to reduce their losses. Promoters can also reduce the risk of losses by entering into global or national touring agreements with artists and including the right to offset lower performing shows against higher performing shows on the tour in the determination of overall artist fees. Artist managers primarily provide services to music artists to manage their careers. The artist manager negotiates on behalf of the artist and is paid a fee, generally as a percentage of the artist’s earnings.
Live Nation believes the artist-fan connection is the source of nearly all commercial value and as a result, its artists receive the majority of all ticketing revenue. For music tours, four to eight months typically elapse between initially booking artists and the first performances. Artists, in conjunction with promoters, managers and booking agents, set ticket prices and advertising plans. Promoters market events, sell tickets, rent or otherwise provide venues and arrange for local production services, such as stages and equipment.
Venue operators typically contract with promoters to have their venues rented for specific events on specific dates and receive fixed fees and/or percentages of ticket sales as rental income. In addition, venue operators provide services such as concessions, parking, security, ushering and ticket scanning at the gate, and receive some or all of the revenue from concessions, merchandise, parking and premium seating.
Ticketing services generally refers to the sale of tickets primarily through online and mobile channels, but also include sales through phone, outlet and box office channels. Ticketing companies will contract with venues and/or promoters to sell tickets to events over a period of time, generally three to five years. The ticketing company generally gets paid a fixed fee per ticket sold or a percentage of the total ticket service charges. The ticketing company receives the cash for the ticket sales and related service charges at the time the ticket is sold and periodically remits these receipts to the venue and/or promoter after deducting its fee. Venues will often also sell tickets through a local box office at the venue using the ticketing company’s technology. Venues set the ticketing service fee to be charged on tickets and typically retain the majority of these fees.
Ticketing resale services generally refers to the sale of tickets by a holder who originally obtained the tickets from a venue or other entity. Resale tickets are also referred to as secondary tickets. Generally, the ticket resale company is paid a service charge when the ticket is resold and the remaining ticket value is paid to the holder.
The sponsorship and advertising industry within the live entertainment business involves the sale of international, national, regional and local advertising and promotional programs to a variety of companies to advertise or promote their brand, product or service. These sponsorships typically include venue and festival naming rights, onsite venue signage, online and in-app advertisements and exclusive partner rights in various categories such as credit card, beverage, travel and telecommunications, and may include venue and festival event pre-sales and onsite product activation.
Live Nation’s Business Segments
Live Nation’s reportable segments are Concerts, Ticketing and Sponsorship & Advertising.
Concerts.   Live Nation’s Concerts segment principally involves the global promotion of live music events in Live Nation’s owned or operated venues and in rented third-party venues, the operation and management of music venues, the production of music festivals across the world, the creation of associated content and the provision of management and other services to artists. Including intersegment revenue, Live Nation’s Concerts business generated $19.0 billion, or 82%, of its total revenue during 2024. Live Nation promoted more than 54,000 live music and other events in 2024. While Live Nation’s Concerts segment traditionally operates year-round, Live Nation experiences higher revenue during the second and third quarters due to the seasonal nature of shows at Live Nation’s outdoor amphitheaters and festivals, which primarily occur from May through October. Live Nation expects its seasonality trends to evolve as it continues to expand its global operations.

As a promoter, Live Nation earns revenue primarily from the sale of tickets and pay artists under one of several formulas, including a fixed guaranteed amount and/or a percentage of ticket sales or event profits. For each event Live Nation promotes, it either uses a venue it owns or operates, or rents a third-party venue. Revenue is generally impacted by the number of events, volume of ticket sales and ticket prices. Event costs such as artist fees and production expenses are included in direct operating expenses and are typically substantial in relation to the revenue. As a result, significant increases or decreases in promotion revenue do not typically result in comparable changes to operating income.
As a venue operator, Live Nation generates revenue primarily from the sale of concessions, parking, premium seating, rental income and ticket rebates or service charges earned on tickets sold under ticketing agreements. In Live Nation’s amphitheaters, the sale of concessions is outsourced and Live Nation receives a share of the net revenue from the concessionaire, which is recorded in revenue with limited associated direct operating expenses. Revenue generated from venue operations typically has a higher margin than promotion revenue and therefore typically has a more direct relationship to changes in operating income. As Live Nation has continued to build its skill at venue operations, this has become an increasingly large part of Live Nation’s Concerts strategy, with a substantial focus on building Live Nation’s global owned or operated venue platform.
As a festival promoter, Live Nation typically books artists, secures festival sites, provides for third-party production services, sells tickets and advertises events to attract fans. Live Nation also provides or arranges for third parties to provide operational services as needed such as concessions, merchandising and security. Live Nation earns revenue from the sale of tickets and typically pays artists a fixed guaranteed amount. Live Nation also earns revenue from the sale of concessions, camping fees and service charges earned on tickets sold. For each event, Live Nation either uses a festival site it owns or rents a third-party festival site. Revenue is generally impacted by the number of events, volume of ticket sales and ticket prices. Event costs such as artist fees and production expenses are included in direct operating expenses and are typically substantial in relation to the revenue. Since the artist fees are typically fixed guarantees for these events, significant increases or decreases in festival promotion revenue will generally result in comparable changes to operating income.
Ticketing.   Live Nation’s Ticketing segment is primarily an agency business that sells tickets for events on behalf of its clients and retains a portion of the service charge as its fee. Live Nation sells tickets for its events and also for third-party clients across multiple live event categories, providing ticketing services for leading arenas, stadiums, amphitheaters, music clubs, concert promoters, professional sports franchises and leagues, college sports teams, performing arts venues, museums and theaters. Live Nation sells tickets through mobile apps, websites and ticket outlets. Live Nation’s Ticketing segment also manages its online activities including enhancements to Live Nation’s websites and product offerings. Including intersegment revenue, Live Nation’s Ticketing business generated $3.0 billion, or 13%, of its total revenue during 2024, which excludes the face value of tickets sold and is net of the fees paid to Live Nation’s ticketing clients. Through all of Live Nation’s ticketing services, Live Nation sold approximately 331 million tickets in 2024 on which it was paid fees for its services. In addition, approximately 307 million tickets were sold, for which Live Nation did not receive a fee, using its Ticketmaster systems, including season seat packages, Live Nation’s venue clients’ box offices, and other channels. Live Nation’s ticketing sales are impacted by fluctuations in the availability of events for sale to the public, which may vary depending upon event scheduling by Live Nation’s clients. As ticket sales increase, related ticketing operating income generally increases as well.
Live Nation sells tickets on behalf of Live Nation’s clients through Live Nation’s ticketing platforms across the world. Live Nation generally enters into written agreements with individual clients to provide primary ticketing services for specified multi-year periods, typically ranging from three to five years. Pursuant to these agreements, clients and their content partners generally determine and then tell Live Nation what tickets will be available for sale, when such tickets will go on sale to the public and what the ticket price will be, sometimes with Live Nation’s analytical support. Agreements with venue clients in North America and Australia generally grant Live Nation exclusive rights to sell tickets for all events presented at the relevant venue for which tickets are made available to the general public. Agreements with promoter clients in other international markets generally grant Live Nation the right to an allocation of tickets for events presented by a given promoter at any venue, unless that venue is already covered by an existing exclusive agreement with Live Nation’s ticketing business or another ticketing service provider. Similarly, in such international markets

Live Nation has venue agreements which provide Ticketmaster an allocation of tickets for all events at those venues. While Live Nation generally has the right to sell a substantial portion of its clients’ tickets, venue and promoter clients often sell and distribute a portion of their tickets in-house through their box office and season ticket programs. In addition, under many written agreements between promoters and Live Nation’s clients, and generally subject to Ticketmaster approval, the client may allocate certain tickets for artist, promoter, agent and venue use and do not make those tickets available for sale by Live Nation. Due to these and other permitted third-party ticket distribution channels, Live Nation does not always sell all of its clients’ tickets, even at venues where Live Nation is the exclusive primary ticketing service provider, and the amount of tickets that Live Nation sells varies from client to client and from event to event, and also varies as to any given client from year to year. Live Nation pays its clients for the rights to sell certain tickets, generally in the form of upfront payments, a portion of service fee revenue and the portion of other services at low or no cost.
Live Nation currently offers ticket resale services, sometimes referred to as secondary ticketing, principally through Live Nation’s integrated inventory platform, league/team platforms and other platforms internationally. Live Nation enters into arrangements with the holders of tickets previously distributed by a venue or other source to post those tickets for sale at a purchase price equal to a new sales price, determined by the ticket holder, plus a service fee paid by the buyer. The seller in this circumstance receives the new sales price less a seller service fee.
Sponsorship & Advertising.   Live Nation’s Sponsorship & Advertising segment employs a sales force that creates and maintains relationships with sponsors through a combination of strategic, international, national and local opportunities that allow businesses to reach customers through Live Nation’s concert, festival, venue and ticketing assets, including advertising on Live Nation’s websites. Live Nation works with its corporate clients to help create marketing programs that support their business goals and connect their brands directly with fans and artists. Live Nation also develops, books and produces custom events or programs for its clients’ specific brands, which are typically presented exclusively to the clients’ consumers. These custom events can involve live music events with talent and media, using both online and traditional outlets. Including intersegment revenue, Live Nation’s Sponsorship & Advertising business generated $1.2 billion, or 5%, of Live Nation’s total revenue during 2024. Live Nation typically experiences higher revenue in the second and third quarters as a large portion of sponsorships are usually associated with Live Nation’s outdoor venues and festivals, which are primarily used in or occur from May through October. Live Nation expects its seasonality trends to evolve as it continues to expand its global operations.
Live Nation believes that it has a unique opportunity to connect the music fan to corporate sponsors and therefore seek to optimize this relationship through strategic sponsorship programs. Live Nation continues to also pursue the sale of national and local sponsorships, both domestically and internationally, and placement of advertising, including signage, online advertising and promotional programs. Many of Live Nation’s venues have naming rights sponsorship programs. Live Nation believes national and international sponsorships allow it to maximize its network of venues and festivals and to arrange multi-venue or multi-festival branding opportunities for advertisers. Live Nation’s local and venue-focused sponsorships include venue signage, promotional programs, onsite activation, hospitality and tickets, and are derived from a variety of client companies across various industry categories.
Live Nation’s Venue Details
In the live entertainment industry, venue types generally consist of:
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Stadiums — Stadiums are multi-purpose facilities, often housing local sports teams. Stadiums typically have 30,000 or more seats. Although they are the largest venues available for live music, they are not specifically designed for live music.

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Amphitheaters — Amphitheaters are generally outdoor venues with between 5,000 and 30,000 seats that are used primarily in the summer season. Live Nation believes they are popular because they are designed specifically for concert events, with premium seat packages and better lines of sight and acoustics.

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Arenas — Arenas are indoor venues that are used as multi-purpose facilities, often housing local sports teams. Arenas typically have between 5,000 and 20,000 seats. Because they are indoors, they are able to offer amenities that other similar-sized outdoor venues cannot, such as luxury suites and premium club memberships. As a result, Live Nation believes they are popular for higher-priced concerts aimed at audiences willing to pay for these amenities.
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Theaters — Theaters are indoor venues that are built primarily for music events, but may include theatrical performances. These venues typically have a capacity of between 1,000 and 6,500. Theaters represent less risk to concert promoters because they have lower fixed costs associated with hosting a concert and may provide a more appropriately-sized venue for developing artists and more artists in general. Because these venues have a smaller capacity than an amphitheater or arena, they do not offer as much economic upside on a per show basis. Theaters can also be used year-round.

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Clubs — Clubs are indoor venues that are built primarily for music events, but may also include comedy clubs. These venues typically have a capacity of less than 1,000 and often without full fixed seating. Because of their small size, they do not offer as much economic upside, but they also represent less risk to a concert promoter because they have lower fixed costs associated with hosting a concert and also may provide a more appropriately-sized venue for developing artists. Clubs can also be used year-round.

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Restaurants & Music Halls — Restaurants & Music Halls are indoor venues that offer customers an integrated live music, entertainment and dining experience. This category includes Live Nation’s House of Blues® and Brooklyn Bowl® venues whose live music halls are specially designed to provide optimum acoustics and typically can accommodate between 1,000 to 2,000 guests. A full-service restaurant and bar is located adjacent to the live music hall. Live Nation believes that the strength of the brand and the quality of the food, service and unique atmosphere in Live Nation’s restaurants attract customers to these venues independently from a live music event and generate a significant amount of repeat business from local customers.

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Festival Sites — Festival sites are outdoor locations used primarily in the summer season to stage large single-day or multi-day concert events featuring several artists on multiple stages. Depending on the location, festival site capacities can range from 10,000 to over 100,000 fans per day. Live Nation believes they are popular because of the value provided to the fan by packaging several artists together for an event. While festival sites only host a few events each year, they can provide higher operating income because Live Nation is able to generate income from many different services provided at the event.

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Other Venues — Other venues includes restaurants and exhibition and convention halls that typically are not used for live music events.

The following table summarizes the number of venues by type that Live Nation owned, leased, operated, had exclusive booking rights for or had an equity interest over which Live Nation had a significant influence as of December 31, 2024:

Venue Type	Capacity	Owned	Leased	Operated	Exclusive Booking Rights	Equity Interest	Total
Stadium	More than 30,000	—	2	1	—	—	2
Amphitheater	5,000 – 30,000	10	44	1	18	—	67
Arena	5,000 – 20,000	3	15	2	5	—	24
Theater	1,000 – 6,500	10	76	9	32	2	122
Club	Less than 1,000	5	56	1	13	—	71
Restaurants & Music Halls	1,000 – 2,000	2	15	—	—	—	17
Festival Sites(1)	Varies	2	—	53	—	—	53
Other Venues	Varies	—	14	—	1	2	17
Total venues in operation		32	222	67	69	4	394
Venues currently under construction		—	13	—	—	1	14
Venues not currently in operation		2	—	—	5	3	10
Total venues in operation by location:
North America		22	169	25	68	4	288
International		10	53	42	1	—	106

(1)
Operated festival sites includes multi-year agreements providing Live Nation the right to use public or private land for a defined period of time leading up to and continuing after the festival. Live Nation may enter into multiple agreements for a single festival site or use the same site for multiple festivals. Live Nation has aggregated the agreements for each festival site and reported them as one festival site.

Quint
Overview
Quint is a leading global provider of premium sports and entertainment experiences. Through exclusive rights agreements with sports leagues, event organizers, and governing bodies, Quint designs, develops, and sells official ticket-inclusive hospitality and single to multi-day experiential packages that may include on or off-site experiences, transportation, and hotel accommodations, with involvement of Quint personnel throughout the multi-day experiences. Quint’s solutions are marketed to both individual consumers and corporate clients seeking premium access to live events.
Quint’s services also include event management, travel logistics, digital platform development, customer service, and the fulfillment of all associated hospitality and travel arrangements.
Quint’s principal offerings include:
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Official ticket-inclusive hospitality packages

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Premium seating and suite experiences

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VIP travel programs and concierge services

Business Model and Revenue
Quint secures official rights through contracts with leagues, teams, event promoters, and entertainment properties, which typically grant Quint access to tickets, hospitality rights, marketing rights, and related inventory. Following the acquisition of such rights, Quint develops integrated experience offerings, such as hospitality and single to multi-day experiential packages that may include on or off-site experiences, transportation, and hotel accommodations, with involvement of Quint personnel throughout the multi-day experiences, that are marketed through direct-to-consumer channels, corporate sales teams, and authorized distribution partners, which include entities such as sports agencies and premium entertainment event organizers.

Quint derives substantially all of its revenue from the sale of premium, ticket inclusive experiential packages. Quint’s principal partners are Formula 1, MotoGP, Churchill Downs and the NBA.
Revenue is generally recognized as events are staged and services are rendered to customers. A majority of Quint’s revenue is tied to the successful execution of live sports and entertainment events, and revenue trends are influenced by the timing and nature of these events. Quint’s revenue may be impacted by the scheduling and frequency of major events and is seasonal around its largest events, which are generally during the second and fourth quarters.
Competition
Live Nation
Competition in the live entertainment industry is intense. Live Nation believes that it competes primarily on the basis of its ability to deliver quality music events, sell tickets and provide enhanced fan and artist experiences. Live Nation believes that its primary strengths include:
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the quality of service delivered to Live Nation’s artists, fans, ticketing clients and corporate sponsors;

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Live Nation’s track record and reputation in promoting and producing live music events and tours both domestically and internationally;

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Live Nation’s artist relationships;

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Live Nation’s global footprint;

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the quality of Live Nation’s ticketing software and services;

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Live Nation’s ecommerce site and effective marketing capabilities;

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Live Nation’s diverse distribution platform of venues;

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the scope, effectiveness and expertise of Live Nation’s advertising and sponsorship programs; and

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Live Nation’s financial stability.

Although Live Nation believes that its products and services currently compete favorably with respect to such factors, Live Nation cannot provide any assurance that it can maintain its competitive position against current and potential competitors, especially those with significantly greater brand recognition, or greater financial, marketing, technical and other resources.
In the markets in which Live Nation promotes music concerts, Live Nation faces competition from other promoters and venue operators. Live Nation believes that barriers to entry into the promotion services business are low and that certain local promoters are increasingly expanding the geographic scope of their operations.
Some of Live Nation’s competitors in the live music promotion industry are Anschutz Entertainment Group, or AEG, Another Planet Entertainment, CTS Eventim, Jam Productions, Ltd., I.M.P., Outback Presents and TEG Dainty in addition to numerous smaller regional companies and various casinos and venues in North America, Europe, Asia and Australia. AEG operates under a number of different names including AEG Presents, Concerts West, Frontier Touring, Goldenvoice and Messina Touring Group. Some of Live Nation’s competitors in the live music industry have a stronger presence in certain markets, have access to other sports and entertainment venues and may have greater financial resources in those markets, which may enable them to gain a greater competitive advantage in relation to Live Nation.
In markets where Live Nation owns or operates a venue, Live Nation competes with other venues to serve artists likely to perform in that general region. Consequently, touring artists have various alternatives to Live Nation’s venues when scheduling tours. Live Nation’s main competitors in venue management include ASM Global, Madison Square Garden Entertainment Corp., The Nederlander Organization and Bowery Presents, in addition to numerous smaller regional companies in North America, Europe, Australia and New Zealand. Some of Live Nation’s competitors in venue management may have more attractive or a greater number of venues in certain markets, and may have greater financial resources in those markets.

The ticketing services industry includes the sale of tickets primarily through online and mobile channels, but also through telephone and ticket outlets. The transition to online and mobile ticket purchases has made it easier for technology-based companies to offer primary ticketing services and standalone, automated ticketing systems that enable venues to perform their own ticketing services or utilize self-ticketing systems. In the online environment, Live Nation competes with other websites, online event sites and ticketing companies to provide event information, sell tickets and provide other online services such as fan clubs and artist websites.
Live Nation experiences competition from other national, regional and local primary ticketing service providers to secure new venue clients and to reach fans for events. Resale, or secondary, ticketing services have created more aggressive buying of primary tickets whereby certain brokers are using automated internet “bot” technology to attempt to buy the best tickets when they go on sale, notwithstanding federal and state prohibitions. Live Nation actively develops and applies methods to mitigate the impact of these bots, however, the bot technology constantly evolves and changes. The internet allows fans and other ticket resellers to reach a vastly larger audience through the aggregation of inventory on resale websites and marketplaces, and provides consumers with more convenient access to tickets for a larger number and greater variety of events.
Live Nation also faces significant and increasing competition from companies that sell self-ticketing systems, as well as from venues that choose to integrate self-ticketing systems into their existing operations or acquire primary ticketing service providers. Live Nation’s competitors include primary ticketing companies such as Tickets.com, AXS, Paciolan, Inc., CTS Eventim AG, Eventbrite, eTix, SeatGeek, Ticketek, See Tickets and Dice; secondary ticketing companies such as StubHub, Vivid Seats, Viagogo and SeatGeek; and many others, including large technology and ecommerce companies that could enter these markets.
Live Nation’s main competitors at the local market level for sponsorships and advertising dollars include local sports teams, which often offer state-of-the-art venues, strong brand association and attractive local media packages, as well as festivals, theme parks and other local events. On the national level, Live Nation’s competitors include the major sports leagues that sell sponsorships combined with significant national media packages.
Quint
Quint operates in the global premium sports and entertainment experiences market, which is highly competitive and continually evolving. Quint competes with a range of companies that offer access to marquee events combined with hospitality, travel, and other curated services. Quint’s primary competitors include:
•
On Location, a subsidiary of Endeavor Group Holdings, which provides premium experiences across the NFL, Olympics, UFC;

•
Elevate, a sports and entertainment marketing firm that has expanded into premium hospitality and event packaging; and

•
Revelxp, a premium hospitality provider operating primarily in the college sports space.

Quint also competes with other regional and event-specific providers, including corporate travel and incentive experience firms, hospitality agencies, and digital platforms that offer VIP ticketing and event access. Competition is based on relationships with rights holders, access to high-demand inventory, customer service, pricing, and the ability to deliver a seamless and differentiated experience. Quint’s global footprint, long-standing partnerships with rights holders, and expertise in bundling experiences position it well within this competitive landscape.
Government Regulations
Live Nation
Live Nation is subject to federal, state and local laws, both domestically and internationally, governing matters such as:

•
privacy and the protection of personal or sensitive information;

•
compliance with the United States Foreign Corrupt Practices Act, the United Kingdom Bribery Act 2010 and similar regulations in other countries;

•
primary ticketing and ticket resale services;

•
construction, renovation and operation of Live Nation’s venues;

•
licensing, permitting and zoning, including noise ordinances;

•
human health, safety, security and sanitation requirements;

•
the service of food and alcoholic beverages;

•
working conditions, labor, minimum wage and hour, citizenship and employment laws;

•
compliance with the Americans with Disabilities Act of 1990 (ADA), the United Kingdom’s Disability Discrimination Act of 1995 (DDA) and similar regulations in other countries;

•
hazardous and non-hazardous waste and other environmental protection laws;

•
sales and other taxes and withholding of taxes;

•
marketing activities via the telephone and online; and

•
historic landmark rules.

Live Nation believes that it is materially in compliance with these laws.
Live Nation is required to comply with federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data, an area that is increasingly subject to legislation and regulations in numerous jurisdictions around the world, including the European Union’s GDPR and the California Consumer Protection Act.
Live Nation is required to comply with the laws of the countries in which Live Nation operates and also the United States Foreign Corrupt Practices Act and the United Kingdom Bribery Act 2010 regarding anti-bribery regulations. These regulations make it illegal for Live Nation to pay, promise to pay or receive money or anything of value to, or from, any government or foreign public official for the purpose of directly or indirectly obtaining or retaining business. This ban on illegal payments and bribes also applies to agents or intermediaries who use funds for purposes prohibited by the statute.
From time to time, federal, state, local and international authorities and/or consumers commence investigations, inquiries or litigation with respect to Live Nation’s compliance with applicable consumer protection, advertising, unfair business practice, antitrust (and similar or related laws) and other laws, particularly as related to primary ticketing and ticket resale services.
The regulations relating to Live Nation’s food service operations in Live Nation’s venues are many and complex. A variety of regulations at various governmental levels relating to the handling, preparation and serving of food, the cleanliness of food production facilities and the hygiene of food-handling personnel are enforced primarily at the local public health department level.
Live Nation also must comply with applicable licensing laws, as well as state and local service laws, commonly called dram shop statutes. Dram shop statutes generally prohibit serving alcoholic beverages to certain persons such as an individual who is intoxicated or a minor. If Live Nation violates dram shop laws, it may be liable to third parties for the acts of the customer. Although Live Nation generally hires outside vendors to provide these services at its larger operated venues and regularly sponsor training programs designed to minimize the likelihood of such a situation, Live Nation cannot guarantee that intoxicated or minor customers will not be served or that liability for their acts will not be imposed on Live Nation.
Live Nation is also required to comply with the ADA, the DDA and certain state statutes and local ordinances that, among other things, require that places of public accommodation, including Live Nation’s websites as well as existing and newly constructed venues, be accessible to customers with disabilities. The ADA and the DDA require that venues be constructed to permit persons with disabilities full use of a live entertainment venue. The ADA and the DDA may also require that certain modifications be made to existing venues to make them accessible to customers and employees who are disabled. In order to comply with the ADA, the DDA and other similar ordinances, Live Nation may face substantial capital expenditures in the future.
From time to time, governmental bodies have proposed legislation that could affect Live Nation’s business. For example, some legislatures have proposed laws in the past that would impose potential liability on Live Nation and other promoters and producers of live music events for entertainment taxes and for incidents that occur at Live Nation’s events, particularly relating to drugs and alcohol. Some jurisdictions have also proposed legislation that would restrict ticketing methods or mandate ticket practices.
In addition, Live Nation and its venues are subject to extensive environmental laws and regulations relating to the use, storage, disposal, emission and release of hazardous and non-hazardous substances, as well as zoning and noise level restrictions which may affect, among other things, the hours of operations of and the type of events Live Nation can produce at its venues.
Quint
Quint is subject to federal, state and local laws, both domestically and internationally, governing matters such as:
•
privacy and the protection of personal or sensitive information;

•
compliance with the United States Foreign Corrupt Practices Act, the United Kingdom Bribery Act 2010 and similar regulations in other countries;

•
primary ticketing and ticket resale services;

•
construction, renovation and operation of Quint’s hospitality areas;

•
human health, safety, security and sanitation requirements;

•
the service of food and alcoholic beverages;

•
working conditions, labor, minimum wage and hour, citizenship and employment laws;

•
compliance with the ADA, the DDA and similar regulations in other countries;

•
sales and other taxes and withholding of taxes; and

•
marketing activities via the telephone and online.

Quint believes that it is materially in compliance with these laws.
Quint is required to comply with federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data, an area that is increasingly subject to legislation and regulations in numerous jurisdictions around the world, including the European Union’s GDPR and the California Consumer Protection Act.
Quint is required to comply with the laws of the countries in which Live Nation operates and also the United States Foreign Corrupt Practices Act and the United Kingdom Bribery Act 2010 regarding anti-bribery regulations. These regulations make it illegal for Quint to pay, promise to pay or receive money or anything of value to, or from, any government or foreign public official for the purpose of directly or indirectly obtaining or retaining business. This ban on illegal payments and bribes also applies to agents or intermediaries who use funds for purposes prohibited by the statute.
Similar to Live Nation, Quint is subject to applicable licensing, ADA rules and foodservice regulations. However, Quint is only responsible for operating a small portion of the event venues and therefore, the majority of the compliance obligations and liability rests with the rightsholder and/or promoter.
Quint is subject to applicable laws related to consumer protection, advertising, and unfair business practices which primarily impact its sale of tickets.

Human Capital Resources
General
Liberty Live (on a nonconsolidated basis) currently does not have any corporate employees. Liberty Live anticipates that, subsequent to the Split-Off, Liberty Media will provide Liberty Live with certain transitional services pursuant to the Services Agreement, and that certain of Liberty Media’s corporate employees and executive officers will serve as corporate employees and executive officers of Liberty Live. See “Certain Relationships and Related Party Transactions — Relationships between Liberty Live and Liberty Media.” As of December 31, 2024, Live Nation had approximately 16,200 full-time employees. Live Nation’s staffing needs vary significantly throughout the year and Live Nation also employs seasonal and part-time employees, primarily for its live music venues and festivals. At the end of 2024, Live Nation employed approximately 16,000 seasonal and part-time employees and during peak seasonal periods, particularly in the summer months, Live Nation employed as many as 34,500 seasonal and part-time employees in 2024.
Quint currently has approximately 210 full time-employees. From time to time, it utilizes a small number of temporary/part-time employees to provide operations assistance at its events depending on need.
Talent Development
Live Nation’s compensation philosophy is focused on attracting and retaining talented individuals who contribute to its values and help lead Live Nation’s dynamic and innovative environment. To determine market-competitive pay for Live Nation’s employees, Live Nation uses a combination of entertainment and technology industry benchmarks.
Live Nation is committed to encouraging and rewarding pay-for-performance that is aligned with business objectives in the best interest of Live Nation’s shareholders for long-term growth and profitability. Live Nation further strives to reward individual achievements and contributions that are both aligned with and supportive of Live Nation’s short- and long-term goals and core business values. Live Nation believes that its efforts in these areas are working and contributing to the overall success of Live Nation, as evidenced by accolades such as obtaining a Great Place to Work® certification (2017 – 19, 2022 – 24), placing on Forbes’ World’s Best Employers List (2023), America’s Best Large Employers List (2022 – 24) and America’s Dream Employers List (2025), placing on TIME’s World’s Best Companies (2023) and 100 Most Influential Companies (2023), Newsweek’s America’s Best of the Best (2024) and placing on Fortune’s World’s Most Admired Companies List (2018 – 21, 2024, 2025), Most Innovative Companies List (2024) and 500 List (2010 – 2020, 2023, 2024).
Quint is committed to attracting, developing, and retaining a high-performing team capable of delivering exceptional experiences for its partners and customers. Quint’s focus on talent development includes providing employees with opportunities to grow within the organization, expand their skill sets, and take on new challenges in a dynamic and entrepreneurial environment. Quint believes that fostering a culture of collaboration, innovation, and continuous learning is critical to its long-term success.
Labor Relations
The stagehands at some of Live Nation’s venues and other employees are subject to collective bargaining agreements. Live Nation’s union agreements typically have a term of three years and thus regularly expire and require negotiation in the course of its business. Live Nation believes that it has good relationships with Live Nation’s employees and other unionized labor involved in Live Nation’s events, and there have been no related significant work stoppages in the past three years. Upon the expiration of any of Live Nation’s collective bargaining agreements, however, Live Nation may be unable to renegotiate on terms favorable to it, and Live Nation’s business operations at one or more of Live Nation’s facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating Live Nation’s collective bargaining agreements. In addition, Live Nation’s business operations at one or more of Live Nation’s facilities may also be interrupted as a result of labor disputes by outside unions attempting to unionize a venue even though Live Nation does not have unionized labor at that venue currently. A work stoppage at one or more of Live Nation’s owned or operated venues or at Live Nation’s promoted events could have a material adverse effect on Live Nation’s business, results of operations and financial condition. Live Nation cannot predict the effect that a potential work stoppage will have on Live Nation’s business operations.
Properties
Live Nation
As of December 31, 2024, Live Nation owns, operates or leases 216 entertainment venues throughout North America and 105 entertainment venues internationally. Live Nation has a lease ending June 30, 2030 for its corporate headquarters in Beverly Hills, California, used primarily by Live Nation’s executive group and certain of Live Nation’s domestic operations management staff. Live Nation also leases office space and other facilities in 47 countries that support Live Nation’s Concerts, Ticketing and Sponsorship & Advertising segment operations. Live Nation believes its venues and facilities are generally well-maintained and in good operating condition and have adequate capacity to meet Live Nation’s current business needs.
Live Nation’s leases are for varying terms ranging from monthly to multi-year. These leases can typically be for terms of three to 10 years for Live Nation’s office leases and five to 25 years for Live Nation’s venue leases, and many include renewal options. There is no significant concentration of venues under any one lease or subject to negotiation with any one landlord. Live Nation believes that an important part of its management activity is to negotiate suitable lease renewals and extensions.
Quint
Quint operates through a combination of wholly owned subsidiaries and strategic partnerships in key global markets. In addition to its U.S. headquarters in Charlotte, North Carolina, Quint maintains operating subsidiaries or offices in the United Kingdom, the Netherlands, Monaco, the United Arab Emirates, and Australia, through which it services events located throughout North America, Europe, the Middle East, Asia-Pacific, and select emerging markets.
Legal Proceedings
Live Nation
Astroworld Litigation
On November 5, 2021, the Astroworld music festival was held in Houston, Texas. During the course of the festival, ten members of the audience sustained fatal injuries and others suffered non-fatal injuries. Following these events, at least 450 civil lawsuits have been filed against Live Nation Entertainment, Inc. and related entities, asserting insufficient crowd control and other theories, seeking compensatory and punitive damages. Pursuant to a February 2022 order of the state Multidistrict Litigation Panel, matter 21-1033, the civil cases have been assigned to Judge Kristen Hawkins of the 11th District Court of Harris County, Texas, for oversight of pretrial matters under Texas’s rules governing multidistrict litigation.
During the year ended December 31, 2024, all remaining wrongful death lawsuits were settled, and, with the exception of a small number of claims that are subject to a show cause dismissal order, all pending personal injury lawsuits filed against Live Nation have also been settled. As a result, Live Nation recognized $454.9 million for the year ended December 31, 2024 within selling, general and administrative expenses for the estimated probable losses in excess of Live Nation’s expected insurance recoveries. The amounts recorded as of December 31, 2024 represent Live Nation’s best estimate of the ultimate loss associated with all remaining lawsuits and claims.
Live Nation’s assessment of loss, which resulted from a complex series of judgments about future events and uncertainties, is based on estimates and assumptions that have been deemed reasonable by management, but that may prove to be incomplete or inaccurate, and unanticipated events and circumstances may occur that might cause Live Nation to change those estimates and assumptions or recognize additional losses.
Department of Justice Complaint
In May 2024, the United States Department of Justice, Antitrust Division, together with the attorneys general of twenty-nine states plus the District of Columbia, filed a civil antitrust complaint (the Complaint)

against Live Nation Entertainment, Inc. and Ticketmaster in the United States District Court for the Southern District of New York alleging violations of various federal and state laws pertaining to antitrust, competition, unlawful or unfair business practices, restraint of trade, and other causes of action. The Complaint requests various forms of relief for the alleged violations, including without limitation the divestiture of Ticketmaster by Live Nation, cancellation of certain ticketing contracts, enjoining Live Nation from engaging in anticompetitive practices, and other forms of relief. Certain states also seek unspecified damages for their citizens. Live Nation believes it has substantial defenses to the claims asserted in the lawsuit and will vigorously defend itself.
The United States filed an Amended Complaint in August 2024, adding ten additional states as plaintiffs but not otherwise materially amending the claims asserted in the lawsuit. Live Nation filed a motion to dismiss certain claims in the Amended Complaint in September 2024.
Antitrust Litigation
Live Nation is a defendant in three putative antitrust consumer class actions alleging violations of federal and state antitrust laws, among other causes of action. In Heckman, et al. v. Live Nation Entertainment, et al., filed in the Central District of California in January 2022, the District Court denied defendants’ motion to compel arbitration in August 2023. The Ninth Circuit affirmed the District Court’s ruling in October 2024. In January 2025, Live Nation filed a motion to dismiss the lawsuit. Live Nation believes it has substantial defenses to the claims alleged in the lawsuit and will continue to vigorously defend itself.
Two other putative class actions were filed in the Southern District of New York in August and September 2024: In Re Live Nation Entertainment, Inc. and Ticketmaster L.L.C. Antitrust Litigation, and Jacobson v. Live Nation Entertainment, Inc., et al. While these lawsuits are at their initial stages, Live Nation believes it has substantial defenses to the claims alleged therein and will vigorously defend itself.
Other Litigation
From time to time, Live Nation is involved in other legal proceedings arising in the ordinary course of Live Nation’s business, including proceedings and claims based upon purported violations of antitrust laws, intellectual property rights and tortious interference, which could cause Live Nation to incur significant expenses. Live Nation has also been the subject of personal injury and wrongful death claims relating to accidents at Live Nation’s venues in connection with Live Nation’s operations. As required, Live Nation has accrued Live Nation’s estimate of the probable settlement or other losses for the resolution of any outstanding claims. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, including, in some cases, estimated redemption rates for the settlement offered, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in Live Nation’s assumptions or the effectiveness of Live Nation’s strategies related to these proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information regarding the historical combined results of operations and financial condition of Liberty Live Holdings, Inc. (Liberty Live, the Company, us, we, or our). This discussion should be read in conjunction with our accompanying condensed combined financial statements and the notes thereto.
Overview
Liberty Live is a newly formed, wholly owned subsidiary of Liberty Media. Upon the completion of the Split-Off, Liberty Live’s principal assets will consist of the businesses, assets and liabilities attributed to the Liberty Live Group immediately prior to the Redemption (which, for the avoidance of doubt, excludes the Liberty Live Group Excluded Assets, but includes, among other businesses, assets and liabilities, the Reattributed Assets), including, among others (1) all of Liberty Media’s shares of Live Nation Common Stock, (2) corporate cash, (3) Liberty Media’s interests in certain private assets, including the Reattributed Assets, (4) the 2.375% Exchangeable Senior Debentures due 2053, (5) the undrawn Margin Loan and (6) the 2025 Forward Contracts.
Upon completion of the Split-Off, Liberty Media and Liberty Live will operate as separate, publicly traded companies, and neither is expected to have any continuing stock ownership, beneficial or otherwise, in the other. In connection with the Split-Off, Liberty Media and Liberty Live will enter into certain agreements in order to govern certain of the ongoing relationships between the two companies after the Split-Off and to provide for an orderly transition. These agreements include a Services Agreement, an Aircraft Time Sharing Agreement and a Facilities Sharing Agreement (the Ancillary Agreements) in addition to a Reorganization Agreement and a Tax Sharing Agreement.
The Reorganization Agreement will provide for, among other things, the principal corporate transactions (including the internal restructuring) required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between Liberty Live and Liberty Media with respect to and resulting from the Split-Off. The Tax Sharing Agreement will provide for the allocation and indemnification of tax liabilities and benefits between Liberty Media and Liberty Live and other agreements related to tax matters. Pursuant to the Services Agreement, Liberty Media will provide Liberty Live with general and administrative services including legal, tax, accounting, treasury and investor relations support. Liberty Live will reimburse Liberty Media for direct, out-of-pocket expenses and will pay a services fee to Liberty Media under the Services Agreement that is subject to adjustment quarterly, as necessary. Under the Facilities Sharing Agreement, Liberty Live will share office space with Liberty Media and related amenities at Liberty Media’s corporate headquarters. The Aircraft Time Sharing Agreement will provide for Liberty Media to lease certain aircraft that it or its subsidiaries own to Liberty Live for use on a periodic, non-exclusive time sharing basis.
A portion of Liberty Media’s general and administrative expenses, including legal, tax, accounting, treasury and investor relations support was previously allocated to the Liberty Live Group each reporting period based on an estimate of time spent. The Liberty Live Group paid $7.5 million and $3.2 million during the six months ended June 30, 2025 and 2024, respectively, for shared services and other directly incurred expenses, which are reflected in the condensed combined statements of operations in selling, general and administrative expenses. Following the Split-Off, we anticipate the amount allocated to Liberty Live through the Ancillary Agreements to be approximately $7.5 million annually. Liberty Live expects to incur additional corporate overhead expenses primarily related to being a standalone public company of approximately $8.0 million annually.
Quint designs, develops, and sells official ticket-inclusive hospitality and single to multi-day experiential packages (including on or off-site experiences, transportation, and hotel accommodations) throughout the world, and is a reportable segment. Live Nation believes it is the largest producer of live music concerts in the world, it is the world’s leading live entertainment ticketing sales and marketing company, its global footprint is one of the world’s largest music advertising networks for corporate brands and includes one of the world’s leading ecommerce websites. As a result, Live Nation believes it is the largest live entertainment company in the world, connecting over 788 million fans across all of its concerts and ticketing platforms in

51 countries during 2024, and is a reportable segment. Our “Corporate and other” category includes corporate activity along with various equity investments.
Economic Conditions
A weak or uncertain economy in the U.S. or globally could adversely affect demand for Live Nation’s and Quint’s services and events. Live Nation’s and Quint’s businesses depend on discretionary consumer and corporate spending, which typically falls during times of economic recession or instability. Many factors related to corporate spending and discretionary consumer spending, including economic conditions affecting disposable consumer income such as unemployment levels, fuel prices, interest rates, changes in tax rates and tax laws that impact companies or individuals, and inflation can significantly impact Live Nation’s and Quint’s operating results. There remains a high level of uncertainty in the current macroeconomic and geopolitical environments. Economic tensions and changes in international trade policies, including, for example, the recent widespread tariffs announced by the U.S. on its major trading partners, higher tariffs on imported goods and materials and actions taken in response (such as retaliatory tariffs or other trade protectionist measures or the renegotiation of free trade agreements), have increased inflationary cost pressures and recessionary fears. If economic and financial market conditions in the U.S. or other key markets, including Europe, continue to be uncertain or deteriorate, customers may respond by suspending, delaying or further reducing their discretionary spending. A reduction in discretionary spending could adversely affect revenue through reduced live-entertainment and sporting event expenditures. Accordingly, the ability of Live Nation and/or Quint to increase or maintain revenue and earnings could be adversely affected to the extent that relevant economic environments remain weak or decline further. In addition, inflation, which has significantly risen, may increase operational costs, including labor costs, and elevated interest rates or further increases in interest rates in response to concerns about inflation may have the effect of further increasing economic uncertainty and heightening these risks. Business conditions, as well as various industry conditions, including corporate marketing and promotional spending and interest levels, can also significantly impact Live Nation’s and Quint’s operating results. These factors can affect attendance at Live Nation’s and Quint’s events, premium seat sales, sponsorship, advertising and hospitality spending, concession and merchandise sales, as well as the financial results of sponsors of Live Nation’s and Quint’s venues, events and the industry. There can be no assurance that consumer and corporate spending will not be adversely impacted by ongoing uncertainty in the macroeconomic and political environments, or by any future deterioration in such environments, thereby possibly impacting Live Nation’s and Quint’s operating results and growth.

Results of Operations — Combined — Six Months Ended June 30, 2025 and 2024
General.   Provided in the tables below is information regarding the historical Combined Operating Results and Other Income and Expense of Liberty Live.
	Six months ended June 30,
	2025	2024
	amounts in thousands
Revenue	$185,662	172,018
Cost of revenue (excluding stock-based compensation)	151,962	140,003
Selling, general and administrative expenses (excluding stock-based compensation and acquisition costs)	38,633	28,407
Stock-based compensation	1,943	9,152
Depreciation and amortization	13,057	13,959
Acquisition costs	—	776
Operating income (loss)	(19,933)	(20,279)
Interest expense	(14,759)	(14,348)
Dividend and interest income	8,484	11,076
Share of earnings (loss) of affiliates, net	72,896	55,047
Realized and unrealized gains (losses) on financial instruments, net	(305,824)	19,282
Other income (expense), net	(787)	2,016
	(239,990)	73,073
Net earnings (loss) before income taxes	(259,923)	52,794
Income tax (expense) benefit	50,124	(11,449)
Net earnings (loss)	$(209,799)	41,345
Revenue.   The Company designs and develops ticket-inclusive experiential hospitality packages (including on or off-site experiences, transportation, and hotel accommodations) to major sporting and lifestyle events held globally. Revenue increased $13,644 thousand during the six months ended June 30, 2025, as compared to the same period in the prior year. Revenue related to Formula 1 increased $11,936 thousand compared to the same period in the prior year, primarily due to incremental product offerings and increased prices for experiential packages. Revenue from NBA-related programs increased $8,069 thousand compared to the same period in the prior year, due to an additional international game held in Paris compared to the prior year, as well as incremental experiential product offerings. Revenue increased $2,929 thousand related to hotel room packages for various concerts and sporting events. Revenue increased $1,613 thousand related to a mixed martial arts event package that was not offered in the prior year. Revenue from MotoGP increased $1,524 thousand compared to the same period in the prior year, due to two additional races in the current year compared to the prior year and incremental experiential product offerings. These increases were partially offset by a decrease in revenue tied to the Kentucky Derby of $11,487 thousand, due to lower demand in the current year as compared to the prior year (which had increased demand related to the 150th Anniversary of the Kentucky Derby), and a decrease related to the Super Bowl of $3,225 thousand, due to a reduction in experiential package offerings compared to the prior year.
Cost of revenue, excluding stock-based compensation.   Cost of revenue primarily includes the direct costs to execute and fulfill experiential packages including ticket, hospitality, hotel and transportation costs. Cost of revenue increased $11,959 thousand for the six months ended June 30, 2025, as compared to the same period in the prior year, and as a percentage of revenue increased from 81% to 82%, for the six months ended June 30, 2024 and 2025, respectively. The increase was primarily due to the higher expenses related to Formula 1 of $8,965 thousand, NBA-related programs of $6,692 thousand, hotel room packages of $2,948 thousand, and MotoGP of $1,509 thousand, all associated with increases in revenue, as discussed above, partially offset by a decrease in expenses related to the Kentucky Derby of $6,445 thousand and the Super Bowl of $2,007 thousand, due to lower demand and experiential package offerings, as discussed above.

Selling, general and administrative expenses, excluding stock-based compensation and acquisition costs (SG&A).   SG&A includes personnel costs, marketing costs, software license fees, commissions paid to internal and external sales representatives, interchange fees incurred on credit card transactions and office expenses including rent. SG&A increased $10,226 thousand for the six months ended June 30, 2025, as compared to the same period in the prior year, primarily due to higher legal expenses of $4,276 thousand and a higher allocation of services fees from Liberty Media of $1,643 thousand at the corporate level primarily related to Liberty Media employees spending more time working on the Company related to the Split-Off, and to an increase in personnel costs of $1,213 thousand and an increase in marketing and professional services fees of $668 thousand at Quint.
Stock-based compensation.   Stock-based compensation decreased $7,209 thousand for the six months ended June 30, 2025, as compared to the same period in the prior year, primarily due to a one-time compensation expense recorded on January 2, 2024 related to accelerated vesting of certain outstanding warrants at Quint (see note 8 to the accompanying condensed combined financial statements for additional information).
Depreciation and amortization.   Depreciation and amortization remained relatively flat for the six months ended June 30, 2025, as compared to the same period in the prior year.
Acquisition costs.   Acquisition costs of $776 thousand were recorded during the six months ended June 30, 2024 related to the acquisition of Quint on January 2, 2024.
Adjusted OIBDA.   To provide investors with additional information regarding the Company’s financial results, it also discloses Adjusted OIBDA, which is a non-GAAP financial measure. Adjusted OIBDA is defined as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition costs and impairment charges. Liberty Live’s chief operating decision maker and management team use this measure of performance in conjunction with other measures to evaluate Liberty Live’s businesses and make decisions about allocating resources among Liberty Live’s businesses. Liberty Live believes this is an important indicator of the operational strength and performance of Liberty Live’s businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows Liberty Live to view operating results, perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income (loss), net earnings (loss), cash flow provided by operating activities and other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (GAAP). The following table provides a reconciliation of Operating income (loss) to Adjusted OIBDA:
	Six months ended June 30,
	2025	2024
	amounts in thousands
Operating income (loss)	$(19,933)	(20,279)
Depreciation and amortization	13,057	13,959
Stock-based compensation	1,943	9,152
Acquisition costs	—	776
Adjusted OIBDA	$(4,933)	3,608
Adjusted OIBDA is summarized as follows:
	Six months ended June 30,
	2025	2024
	amounts in thousands
Quint	$4,584	5,718
Corporate and other	(9,517)	(2,110)
Adjusted OIBDA	$(4,933)	3,608

Combined Adjusted OIBDA decreased $8,541 thousand during the six months ended June 30, 2025, as compared to the same period in the prior year.
Quint Adjusted OIBDA decreased $1,134 thousand during the six months ended June 30, 2025, as compared to the same period in the prior year, primarily due to lower margin related to the Kentucky Derby, and an increase in an estimated tax compliance liability (see note 9 to the condensed combined financial statements for additional information), partially offset by increased margin on Formula 1 and NBA-related events.
Corporate and Other Adjusted OIBDA loss increased $7,407 thousand during the six months ended June 30, 2025, as compared to the same period in the prior year, primarily due to increased legal expenses and a higher allocation of services fees from Liberty Media primarily related to Liberty Media employees spending more time working on the Company related to the Split-Off.
Interest Expense.   Interest expense remained relatively flat during the six months ended June 30, 2025, as compared to the same period in the prior year.
Dividend and interest income.   Dividend and interest income decreased $2,592 thousand during the six months ended June 30, 2025, as compared to the same period in the prior year, primarily due to lower interest rates compared to the prior year.
Share of earnings (loss) of affiliates, net.   The Company’s share of earnings of affiliates increased $17,849 thousand during the six months ended June 30, 2025, as compared to the same period in the prior year. Share of earnings (losses) from affiliates is primarily attributable to the Company’s ownership interest in Live Nation. Upon the Company’s initial investment in Live Nation, the Company allocated the excess basis, between the book basis of Live Nation and fair value of the shares acquired and ascribed remaining useful lives to amortizable intangible assets and deferred taxes. As of June 30, 2025, amortizable intangible assets had a remaining weighted average useful life of 6.6 years. Amortization related to intangible assets with identifiable useful lives is included in the Company’s share of earnings (loss) of affiliates line item in the accompanying condensed combined statements of operations and aggregated $9,191 thousand and $16,041 thousand, net of related taxes, for the six months ended June 30, 2025 and 2024, respectively. The decrease in amortization was related to the full amortization of certain historical excess cost amounts.
The following is a discussion of Live Nation’s results of operations. Live Nation is a separate publicly traded company and additional information about Live Nation can be obtained through its website and public filings. In order to provide a better understanding of Live Nation’s operations, we have included a summarized presentation of Live Nation’s results from operations.
	Six months ended June 30,
	2025	2024
	amounts in millions
Revenue	$10,389	9,823
Operating expenses:
Direct operating expenses	(7,466)	(7,060)
Selling, general and administrative expenses	(1,782)	(1,908)
Depreciation and amortization	(308)	(270)
Corporate and other expenses	(232)	(161)
Operating income (loss)	601	424
Interest expense	(152)	(161)
Interest income	72	88
Other income (expense), net	(35)	104
Earnings (loss) before income taxes	486	455
Income tax (expense) benefit	(137)	(121)
Net earnings (loss)	349	334
Less net earnings (loss) attributable to noncontrolling interests	82	91
Net earnings (loss) attributable to Live Nation stockholders	$267	243

Revenue.   Live Nation’s revenue increased $565.8 million during the six months ended June 30, 2025, as compared to the same period in the prior year, driven by increased revenue in the Concerts segment of $564.0 million and Sponsorship & Advertising segment of $33.1 million, partially offset by a $16.5 million decrease in the Ticketing segment. Concerts revenue increased $564.0 million during the six months ended June 30, 2025, as compared to the same period of the prior year, primarily due to more stadium shows. Concerts had incremental revenue of $139.3 million during the six months ended June 30, 2025 from acquisitions and new venues. Sponsorship & Advertising revenue increased $33.1 million during the six months ended June 30, 2025, as compared to the same period of the prior year, primarily due to increased sponsorship activity in the U.S. and international markets, notably for Live Nation’s operated venues as well as ticket onsale deals. Ticketing revenue decreased $16.5 million during the six months ended June 30, 2025, as compared to the same period of the prior year, primarily due to a reduction in ticket sales in North America.
Operating Income.   Operating income increased $177.0 million during the six months ended June 30, 2025, as compared to the same period of the prior year, primarily driven by increased operating income in the Concerts segment of $282.2 million and Sponsorship & Advertising segment of $14.0 million. These were partially offset by certain acquisition expenses of $65.7 million as well as decreased operating income in the Ticketing segment of $46.2 million.
Other income (expense), net.   For the six months ended June 30, 2025, Live Nation had other expense, net of $35.0 million which primarily includes net foreign exchange rate losses of $34.5 million. For the six months ended June 30, 2024, Live Nation had other income, net of $104.0 million, which includes mark to market adjustments for certain investments in nonconsolidated affiliates of $88.8 million. The net foreign exchange rate losses result primarily from revaluation of certain foreign currency denominated net assets held internationally.
Income Taxes.   For the six months ended June 30, 2025, Live Nation had income tax expense of $137.4 million on earnings before income taxes of $486.4 million compared to income tax expense of $121.2 million on earnings before income taxes of $454.7 million for the six months ended June 30, 2024. For the six months ended June 30, 2025, income tax expense consisted of $93.8 million related to foreign entities, $34.3 million related to U.S. federal taxes and $9.3 million related to state and local income taxes. The net increase in tax expense of $16.2 million, as compared to the same period in the prior year, was primarily due to higher income in certain foreign jurisdictions.
Realized and unrealized gains (losses) on financial instruments, net.   Realized and unrealized gains (losses) on financial instruments, net are comprised of changes in the fair value of the following:
	Six months ended June 30,
	2025	2024
	amounts in thousands
Equity securities	$(6,943)	14,737
Financial instrument liabilities	(89,914)	(11,715)
Debt	(208,967)	16,260
	$(305,824)	19,282
The changes in these accounts are primarily due to changes in market factors and changes in the fair value of the underlying stocks or financial instruments to which these related (see note 7 to the accompanying condensed combined financial statements for additional discussion related to debt). The increases in realized and unrealized losses of $325,106 thousand for the six months ended June 30, 2025, compared to the corresponding period in the prior year, was primarily due to an increase in unrealized losses on the 2.375% Exchangeable Senior Debentures due 2053 and an increase in unrealized losses related to a derivative instrument entered into during the second quarter of 2025 (2025 Forward Contracts) (see note 7 to the accompanying condensed combined financial statements), primarily attributable to an increase in the market value of Live Nation’s common stock.
Other income (expense), net.   Other income (expense), net decreased $2,803 thousand during the six months ended June 30, 2025, as compared to the same period in the prior year, primarily due to losses on dilution of investment in affiliate compared to gains in the prior year, partially offset by foreign exchange gains compared to losses in the prior year.
Income taxes.   Earnings (loss) before income taxes, income tax (expense) benefit, and the effective tax rates for the six months ended June 30, 2025 and 2024 are summarized below:
	Six months ended June 30,
	2025	2024
Earnings (loss) before income taxes	$(259,923)	52,794
Income tax (expense) benefit	$50,124	(11,449)
Effective income tax rate	19%	22%
During the six months ended June 30, 2025, income tax benefit was less than the U.S. statutory rate of 21% due to income tax expense resulting from an adjustment to the Company’s tax basis in certain investment assets.
During the six months ended June 30, 2024, income tax benefit was slightly greater than the U.S. statutory rate of 21% due to taxes on foreign earnings.
Net earnings (loss).   The Company had net losses of $209,799 thousand and net earnings of $41,345 thousand for the six months ended June 30, 2025 and 2024, respectively. The change in net earnings (loss) was the result of the fluctuations in Liberty Live’s revenue, expenses and other gains and losses, as described above.
Results of Operations — Combined — Years Ended December 31, 2024 and 2023
General.   Provided in the tables below is information regarding the historical Combined Operating Results and Other Income and Expense of Liberty Live.
	Years ended December 31,
	2024	2023
	amounts in thousands
Revenue	$340,493	—
Cost of revenue (excluding stock-based compensation)	286,070	—
Selling, general and administrative expenses (excluding stock-based compensation and acquisition costs)	64,365	8,833
Stock-based compensation	11,007	2,053
Depreciation and amortization	27,447	—
Impairment of intangible assets	67,066	—
Acquisition costs	812	6,490
Operating income (loss)	(116,274)	(17,376)
Interest expense	(29,121)	(13,992)
Dividend and interest income	21,782	5,813
Share of earnings (loss) of affiliates, net	237,666	140,217
Realized and unrealized gains (losses), net	(262,733)	(226,427)
Gain (loss) on dilution of investment in affiliate	5,846	(3,864)
Other, net	(1,284)	47
	(27,844)	(98,206)
Net earnings (loss) before income taxes	(144,118)	(115,582)
Income tax (expense) benefit	30,034	24,366
Net earnings (loss)	$(114,084)	(91,216)

Revenue.   The Company designs and develops ticket-inclusive experiential hospitality packages (including on or off-site experiences, transportation, and hotel accommodations) to major sporting and lifestyle events held globally. Revenue increased $340,493 thousand during the year ended December 31, 2024, as compared to the prior year, due to the acquisition of Quint on January 2, 2024.
Cost of revenue, excluding stock-based compensation.   Cost of revenue primarily includes the direct costs to execute and fulfill experiential packages including ticket, hospitality, hotel and transportation costs. Cost of revenue increased $286,070 thousand for the year ended December 31, 2024, compared to the prior year, due to the acquisition of Quint on January 2, 2024.
Selling, general and administrative expenses, excluding stock-based compensation and acquisition costs (SG&A).   SG&A includes personnel costs, marketing costs, software license fees, commissions paid to internal and external sales representatives, interchange fees incurred on credit card transactions and office expenses including rent. SG&A increased $55,532 thousand for the year ended December 31, 2024, as compared to the prior year, due to the acquisition of Quint on January 2, 2024 and higher corporate level legal expenses, partially offset by lower allocated corporate expenses and lower professional services fees as a result of a corporate reclassification at Liberty Media that occurred in August 2023.
Stock-based compensation.   Stock-based compensation increased $8,954 thousand for the year ended December 31, 2024, as compared to the prior year primarily related to the accelerated vesting of certain outstanding warrants at Quint (see note 4 to the accompanying combined financial statements for additional information), which was acquired on January 2, 2024.
Depreciation and amortization.   Depreciation and amortization increased $27,447 thousand for the year ended December 31, 2024, as compared to the prior year, due to the acquisition of Quint on January 2, 2024.
Impairment of intangible assets.   The Company recorded a goodwill impairment loss of $67,066 thousand during the year ended December 31, 2024. See additional details about the impairment in note 7 to the accompanying combined financial statements.
Acquisition costs.   The Company recorded acquisition costs of $812 thousand and $6,490 thousand during the years ended December 31, 2024 and 2023, respectively, related to the acquisition of Quint.
Adjusted OIBDA.   To provide investors with additional information regarding the Company’s financial results, it also discloses Adjusted OIBDA, which is a non-GAAP financial measure. Adjusted OIBDA is defined as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and impairment charges. Liberty Live’s chief operating decision maker and management team use this measure of performance in conjunction with other measures to evaluate Liberty Live’s businesses and make decisions about allocating resources among Liberty Live’s businesses. Liberty Live believes this is an important indicator of the operational strength and performance of Liberty Live’s businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows Liberty Live to view operating results, perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income (loss), net earnings (loss), cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.

The following table provides a reconciliation of Operating income (loss) to Adjusted OIBDA:
	Years ended December 31,
	2024	2023
	amounts in thousands
Operating income (loss)	$(116,274)	(17,376)
Depreciation and amortization	27,447	—
Stock-based compensation	11,007	2,053
Impairment of intangible assets	67,066	—
Acquisition costs	812	6,490
Adjusted OIBDA	$(9,942)	(8,833)
Adjusted OIBDA is summarized as follows:
	Years ended December 31,
	2024	2023
	amounts in thousands
Quint	$(2,912)	—
Corporate and other	(7,030)	(8,833)
Adjusted OIBDA	$(9,942)	(8,833)
Combined Adjusted OIBDA loss increased $1,109 thousand during the year ended December 31, 2024 as compared to the prior year.
Quint Adjusted OIBDA loss increased $2,912 thousand during the year ended December 31, 2024 as compared to the prior year, due to the acquisition of Quint on January 2, 2024.
Corporate and Other Adjusted OIBDA loss decreased $1,803 thousand during the year ended December 31, 2024 as compared to the prior year, primarily due to lower allocated corporate expenses and lower professional services fees as a result of a corporate reclassification at Liberty Media that occurred in August 2023, partially offset by higher legal expenses.
Interest expense.   Interest expense increased $15,129 thousand during the year ended December 31, 2024 as compared to the prior year, primarily related to the 2.375% Exchangeable Senior Debentures due 2053, which were outstanding for a full year in 2024, compared to only part of the year in 2023, partially offset by less interest recorded in 2024 related to the 0.5% Exchangeable Senior Debentures due 2050, which were repaid in full in September 2024.
Dividend and interest income.   Dividend and interest income increased $15,969 thousand during the year ended December 31, 2024 as compared to the prior year, primarily due to cash invested for a full year in 2024, as opposed to part of the year in 2023 as a result of a corporate reclassification at Liberty Media that occurred in August 2023.
Share of earnings (loss) of affiliates, net.   The Company’s share of earnings of affiliates increased $97,449 thousand during the year ended December 31, 2024, compared to the same period in 2023. Share of earnings (loss) from affiliates is primarily attributable to the Company’s ownership interest in Live Nation. Upon the Company’s initial investment in Live Nation, the Company allocated the excess basis between the book basis of Live Nation and fair value of the shares acquired and ascribed remaining useful lives to amortizable intangible assets and deferred taxes. As of December 31, 2024, amortizable intangible assets had a remaining weighted average useful life of 6.5 years. Amortization related to intangible assets with identifiable useful lives is included in the Company’s share of earnings (loss) of affiliates line item in the accompanying combined statements of operations and aggregated $31,233 thousand and $28,785 thousand, net of related taxes, for the years ended December 31, 2024 and 2023, respectively.
The following is a discussion of Live Nation’s results of operations. Live Nation is a separate publicly traded company and additional information about Live Nation can be obtained through its website and public filings, which are incorporated by reference herein. In order to provide a better understanding of Live Nation’s operations, we have included a summarized presentation of Live Nation’s results from operations.
	December 31,
	2024	2023
	amounts in millions
Revenue	$23,156	22,726
Operating expenses:
Direct operating expenses	(17,328)	(17,251)
Selling, general and administrative expenses	(4,096)	(3,557)
Depreciation and amortization	(550)	(517)
Corporate and other expenses	(357)	(316)
Operating income (loss)	825	1,085
Interest expense	(326)	(350)
Interest income	156	238
Other income (expense), net	84	(60)
Earnings (loss) before income taxes	739	913
Income tax (expense) benefit	392	(209)
Net earnings (loss)	1,131	704
Less net earnings (loss) attributable to noncontrolling interests	235	147
Net earnings (loss) attributable to Live Nation stockholders	$896	557
Revenue.   Live Nation’s revenue increased $429.3 million during the year ended December 31, 2024, as compared to the same period in 2023, primarily due to increased concert, ticketing, and sponsorship and advertising revenue. Concerts revenue increased $283.4 million during the year ended December 31, 2024, as compared to the prior year, attributable to acquisitions and new venues as well as increased show count and fan growth. In particular, higher arena and amphitheater shows and related fan count partially offset by fewer stadium shows contributed to the increase in revenue. Ticketing revenue increased $29.2 million during the year ended December 31, 2024, as compared to the prior year. Ticket sales and gross transaction value for concerts, sporting and family and arts events were largely in line with 2023. For concert events, higher sales for arena and amphitheater shows were mostly offset by a reduction in stadium shows, coming off a record year of stadium activity in 2023. Sponsorship and advertising revenue increased $99.8 million during the year ended December 31, 2024, as compared to the prior year, primarily driven by increased sponsorship activity from Live Nation’s international markets and onsite sponsorships.
Operating Income.   Operating income decreased $260.4 million during the year ended December 31, 2024, as compared to the prior year, primarily driven by decreased operating income related to concerts of $313.2 million which included Astroworld estimated loss contingencies of $454.9 million, and decreased operating income related to ticketing of $20.7 million. These decreases in operating income were partially offset by increased operating income related to sponsorship and advertising of $99.2 million.
Interest expense.   Interest expense decreased $24.3 million during the year ended December 31, 2024, as compared to the same period in 2023, driven by lower debt balance throughout 2024 as compared to 2023.
Interest income.   Interest income decreased $81.6 million during the year ended December 31, 2024, as compared to the prior year, primarily attributed to lower rate of return on Live Nation’s cash and cash equivalents in 2024 and a decrease in its cash and cash equivalents.
Other income (expense), net.   For the year ended December 31, 2024, Other income, net increased $143.9 million, compared to the prior year, primarily driven by mark to market adjustments for certain investments in nonconsolidated affiliates and decreases in foreign exchange rate losses.

Income Taxes.   For the year ended December 31, 2024, Live Nation had a net tax benefit of $391.7 million on income before income taxes of $739.4 million compared to a net tax expense of $209.5 million on income before income taxes of $913.3 million for 2023. In 2024, the net income tax benefit consisted of $518.3 million of tax benefit related to United States federal income taxes, $127.0 million of tax expense related to foreign entities and $0.4 million of tax benefit related to state and local income taxes. The net decrease in tax expense of $601.2 million is related to a valuation allowance release, due to changes in judgment regarding the realizability of certain deferred tax assets.
Realized and unrealized gains (losses), net.   Realized and unrealized gains (losses) on financial instruments, net are comprised of changes in the fair value of the following:
	Years ended December 31,
	2024	2023
	amounts in thousands
Equity securities	$(7,136)	23,107
Financial instrument liabilities	(11,716)	(4,494)
Debt	(243,881)	(245,040)
	$(262,733)	(226,427)
The changes in these accounts are primarily due to changes in market factors and changes in the fair value of the underlying stocks or financial instruments to which these related (see note 8 to the accompanying combined financial statements for additional discussion related to debt).
Gain (loss) on dilution of investment in affiliate.   The gain on dilution of investment in affiliate increased $9,710 thousand during the year ended December 31, 2024, as compared to the same period in the prior year, due to a debt conversion transaction at Live Nation in 2023.
Other, net.   Other, net decreased $1,331 thousand during the year ended December 31, 2024, as compared to the same period in 2023, primarily due to net unrealized foreign exchange losses during the current year, compared to net unrealized foreign exchange gains in the prior year.
Income taxes.   Earnings (loss) before income taxes, income tax (expense) benefit, and the effective tax rates for the years ended December 31, 2024 and 2023 are summarized below:
	Years ended December 31,
	2024	2023
Earnings (loss) before income taxes	$(144,118)	(115,582)
Income tax (expense) benefit	$30,034	24,366
Effective income tax rate	21%	21%
During the year ended December 31, 2024, income tax benefit does not materially differ from the U.S. statutory rate of 21% due to state income tax benefits on losses, offset by taxes on foreign earnings.
During the year ended December 31, 2023, income tax benefit does not materially differ from the U.S. statutory rate of 21% due to state income tax benefits on losses, offset by the tax effect of certain nondeductible expenses.
Net earnings (loss).   The Company had net losses of $114,084 thousand and $91,216 thousand for the years ended December 31, 2024 and 2023, respectively. The change in net earnings (loss) was the result of the fluctuations in Liberty Live’s revenue, expenses and other gains and losses, as described above.

Off-Balance Sheet Arrangements and Material Cash Requirements
Information concerning the amount and timing of material cash requirements, both accrued and off-balance sheet, as of December 31, 2024, is summarized below.
	Payments due by period
	Total	Less than 1 year	2 – 3 years	4 – 5 years	After 5 years
	amounts in thousands
Material cash requirements
Long-term debt(1)	$1,150,000	—	—	—	1,150,000
Interest payments(2)	788,616	29,313	56,006	54,625	648,672
Rightsholder relationships(3)	14,484	6,173	8,311	—	—
Purchase orders and other obligations(4)	21,791	17,045	2,402	1,864	480
Total	$1,974,891	52,531	66,719	56,489	1,799,152

(1)
Amounts are stated at the face amount at maturity and do not assume additional borrowings or refinancings of existing debt.

(2)
Amounts (i) are based on the Company’s outstanding debt at December 31, 2024 and (ii) assume that its existing debt is repaid at maturity.

(3)
Quint has entered into contracts with various rightsholders to obtain the ability to utilize the rightsholders’ intellectual property (logos, brand names, etc.) and to gain access to ticket inventory in order to sell event experiential packages under the rightsholders’ brand. The commitments included within this table represent the minimum guaranteed payments to be made to the rightsholders.

(4)
Amounts due in less than one year primarily relate to open purchase orders at Quint. Amounts in other periods primarily relate to operating leases at Quint.

Liquidity and Capital Resources
As of June 30, 2025, the Company’s liquidity position included the following:
Cash and cash equivalents
amounts in thousands
Quint	$70,109
Corporate and other	308,339
Total Liberty Live	$378,448
Substantially all of its cash and cash equivalents are invested in U.S. Treasury securities, other government securities or government guaranteed funds, AAA rated money market funds and other highly rated financial and corporate debt instruments.
The following are potential sources of liquidity: available cash balances, cash generated by Quint operating activities (to the extent such cash exceeds Quint’s working capital needs and is not otherwise restricted), net proceeds from asset sales, debt borrowings, available borrowing capacity under a margin loan secured by shares of Live Nation (the Live Nation Margin Loan), the 2025 Forward Contracts and interest and dividend receipts.

As of June 30, 2025, the Company had $400 million available under the Live Nation Margin Loan. The Company is in compliance with all financial debt covenants as of June 30, 2025.
	Six months ended June 30,
	2025	2024
	amounts in thousands
Cash Flow Information
Net cash provided (used) by operating activities	$(26,835)	(40,778)
Net cash provided (used) by investing activities	$(3,525)	(97,398)
Net cash provided (used) by financing activities	$(1,853)	305,408
During the six months ended June 30, 2025, the Company’s primary use of cash was for operations, including cash paid for interest expense. During the six months ended June 30, 2024, the Company’s primary source of cash was parent contributions of $308,024 thousand, and the Company’s primary use of cash was $205,211 thousand for the acquisition of Quint, net of cash acquired.
	Years ended December 31,
	2024	2023
	amounts in thousands
Cash Flow Information
Net cash provided (used) by operating activities	$(25,228)	(21,054)
Net cash provided (used) by investing activities	$(97,514)	(84,989)
Net cash provided (used) by financing activities	$227,832	410,972
During the year ended December 31, 2024, the Company’s primary sources of cash were a contribution from Liberty Media of $305,259 thousand primarily to fund the acquisition of Quint and proceeds from the sale of investments of $108,275 thousand. The Company’s primary uses of cash were acquisitions, net of cash received of $205,211 thousand and repayments of debt of $71,484 thousand. During the year ended December 31, 2023, the Company’s primary sources of cash were net debt borrowings of $215,724 thousand, and contribution from Liberty Media of $195,387 thousand primarily related to a corporate reclassification and the purchase of equity securities. The Company’s primary use of cash was for investments in equity securities of $122,368 thousand.
The Company’s projected uses of cash for the remainder of the year, outside of normal operating expenses (inclusive of tax payments), are interest payments of approximately $14,650 thousand and fees to Liberty Media for providing certain services pursuant to the Ancillary Agreements. The Company expects to fund its projected uses of cash with cash on hand, cash provided by operations, and debt borrowings under the Live Nation Margin Loan. Liberty Live believes that the available sources of liquidity are sufficient to cover its projected future uses of cash.
Critical Accounting Estimates
The preparation of Liberty Live’s combined financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Listed below are the accounting estimates that Liberty Live believes are critical to its combined financial statements due to the degree of uncertainty regarding the estimates or assumptions involved and the magnitude of the asset, liability, revenue or expense being reported.
Application of the Equity Method of Accounting for Investments in Affiliates.   For those investments in affiliates in which the Company has the ability to exercise significant influence, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company’s share of net earnings or losses of the affiliate as they occur rather than as dividends or other distributions are received. Losses are limited to the extent of the Company’s investment in, advances to and commitments for the equity method investee. The Company determines the difference between the purchase price of the equity method investee and the underlying equity which results in an excess basis in the investment. This excess basis is allocated to the underlying assets and liabilities of the Company’s equity method investee through an acquisition accounting exercise and is allocated within memo accounts used for equity method accounting purposes. Depending on the applicable underlying assets, these amounts are either amortized over the applicable useful lives or determined to be indefinite lived.
Changes in the Company’s proportionate share of the underlying equity of an equity method investee, which result from the issuance of additional equity securities by such equity method investee, to investors other than the Company, are recognized in the statement of operations through the gain (loss) on dilution of investment in affiliate line item. We periodically evaluate our equity method investments to determine if decreases in fair value below our cost basis are other than temporary. If a decline in fair value is determined to be other than temporary, we are required to reflect such decline in our combined statements of operations. Other than temporary declines in fair value of our equity method investment would be included in share of earnings (losses) of affiliates in our combined statement of operations.
The primary factors we consider in our determination of whether declines in fair value are other than temporary are the length of time that the fair value of the investment is below our carrying value; the severity of the decline; and the financial condition, operating performance and near term prospects of the equity method investee. In addition, we consider the reason for the decline in fair value, be it general market conditions, industry specific or equity method investee specific; analysts’ ratings and estimates of 12 month share price targets for the equity method investee; changes in stock price or valuation subsequent to the balance sheet date; and our intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value.
Our evaluation of the fair value of our investments and any resulting impairment charges are made as of the most recent balance sheet date. Changes in fair value subsequent to the balance sheet date due to the factors described above are possible. Subsequent decreases in fair value will be recognized in our combined statement of operations in the period in which they occur to the extent such decreases are deemed to be other than temporary. Subsequent increases in fair value will be recognized in our combined statement of operations only upon our ultimate disposition of the investment.
Non-Financial Instrument Valuations.   Liberty Live’s non-financial instrument valuations are primarily comprised of its annual assessment of the recoverability of its goodwill, and its evaluation of the recoverability of its other long-lived assets upon certain triggering events. If the carrying value of Liberty Live’s long-lived assets exceeds their estimated fair value, Liberty Live is required to write the carrying value down to fair value. Any such writedown is included in impairment of intangible assets in the combined statement of operations. Judgment is required to estimate the fair value of Liberty Live’s intangible assets. Liberty Live may use quoted market prices, prices for similar assets, present value techniques and other valuation techniques to prepare these estimates. Liberty Live may need to make estimates of future cash flows and discount rates as well as other assumptions in order to implement these valuation techniques. Due to the judgment involved in Liberty Live’s estimation techniques, any value ultimately derived from Liberty Live’s intangible assets may differ from its estimate of fair value.
As of December 31, 2024, the Company had $125,495 thousand of goodwill. The Company’s goodwill is allocated to the Quint reportable segment. The Company performs its annual assessment of the recoverability of its indefinite-lived intangible assets in the fourth quarter each year, or more frequently if events and circumstances indicate impairment may have occurred. The accounting guidance permits entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the quantitative goodwill impairment test. The accounting guidance also allows entities the option to bypass the qualitative assessment for any reporting unit in any period and proceed directly to the quantitative impairment test. The entity may resume performing the qualitative assessment in any subsequent period. In evaluating goodwill on a qualitative basis, the Company reviews the business performance of each reporting unit and evaluates other relevant factors as identified in the relevant accounting guidance to determine whether it is more likely than not that an indicated impairment exists for any of its reporting units. The Company considers whether there are any negative macroeconomic conditions, industry-specific conditions, market changes, increased competition, increased costs in doing business, management challenges, the legal environments and how these factors might impact company specific performance in future periods. As part of the analysis, the Company also considers fair value determinations for certain reporting units that have been made at various points throughout the current and prior year for other purposes. If based on the qualitative analysis it is more likely than not that an impairment exists, the Company performs the quantitative impairment test.
The Company performed a quantitative analysis of Quint during the fourth quarter of 2024. Based on near-term business trends and their impact on long-term assumptions, we concluded that the estimated fair value of Quint was less than its carrying value. As a result, Quint recognized a goodwill impairment loss of $67,066 thousand during the year ended December 31, 2024. The fair value was determined using a discounted cash flow (income approach) calculation (Level 3).
Due to the goodwill impairment loss recorded, Quint’s carrying value approximates its estimated fair value as of December 31, 2024. The Company will continue to monitor Quint’s business performance versus the current and updated long-term forecasts, among other relevant considerations, to determine if the carrying value of its assets (including goodwill and other intangible assets) is appropriate. Declines in forecasted revenue, cash flows, or other factors could result in a sustained decrease in fair value that may result in a determination that carrying value adjustments are required, which could be material.
Income Taxes.   The Company is required to estimate the amount of tax payable or refundable for the current year and the deferred income tax liabilities and assets for the future tax consequences of events that have been reflected in its combined financial statements or tax returns for each taxing jurisdiction in which the Company operates. This process requires the Company’s management to make judgments regarding the timing and probability of the ultimate tax impact of the various agreements and transactions that it enters into. Based on these judgments, the Company may record tax reserves or adjustments to valuation allowances on deferred tax assets to reflect the expected realizability of future tax benefits. Actual income taxes could vary from these estimates due to future changes in income tax law, significant changes in the jurisdictions in which the Company operates, our inability to generate sufficient future taxable income or unpredicted results from the final determination of each year’s liability by taxing authorities. These changes could have a significant impact on the Company’s financial position.
Quantitative and Qualitative Disclosures about Market Risk
Liberty Live is exposed to market risk in the normal course of business due to ongoing investing and financial activities and the conduct of operations. Market risk refers to the risk of loss arising from adverse changes in stock prices and interest rates. The risk of loss can be assessed from the perspective of adverse changes in fair values, cash flows and future earnings. Liberty Live has established policies, procedures and internal processes governing its management of market risks and the use of financial instruments to manage its exposure to such risks.
Liberty Live is exposed to changes in interest rates primarily as a result of its borrowing activities, which include fixed and floating rate debt instruments and borrowings used to maintain liquidity and to fund business operations. The nature and amount of its long-term and short-term debt are expected to vary as a result of future requirements, market conditions and other factors. Liberty Live manages its exposure to interest rates by maintaining what it believes is an appropriate mix of fixed and variable rate debt. Liberty Live believes this best protects its business from interest rate risk. Liberty Live may achieve this mix by (i) issuing fixed rate debt that it believes has a low stated interest rate and significant term to maturity, (ii) issuing variable rate debt with appropriate maturities and interest rates, and (iii) entering into interest rate swap arrangements when deemed appropriate.
As of June 30, 2025, Liberty Live had $1,150,000 thousand principal amount of fixed rate debt with a weighted average interest rate of 2.375%, and no outstanding variable rate debt.
Additionally, our stock in Live Nation (an equity method affiliate), a publicly traded security, is not reflected at fair value in our balance sheet. This security is also subject to market risk that is not directly reflected in our financial statements, and had the market price of such security been 10% lower at June 30, 2025, the aggregate value of such security would have been $1,053,590 thousand lower.

MANAGEMENT OF LIBERTY LIVE
The following section discusses the expected management of Liberty Live immediately following the Split-Off, including its directors and its executive officers, as well as certain related matters as required by the rules and regulations of the SEC.
Directors
The following sets forth certain information concerning persons who are expected to serve as the directors of Liberty Live immediately following the Split-Off, including their ages, directorships held and a description of their business experience, including, if applicable, current positions held with Liberty Media.
Name	Positions
Robert R. Bennett Age: 67
Chairman of the Board of Liberty Live.
Mr. Bennett has also served as Vice Chairman of the board of Liberty Media since January 2025 and a director of Liberty Media since September 2011, Managing Director of Hilltop Investments LLC, a private investment company, and a director of Flutter Entertainment plc since July 2024. Mr. Bennett previously served as Chief Executive Officer of the predecessor to Liberty Media (Old Liberty) from April 1997 to August 2005 and its President from April 1997 to February 2006 and held various executive positions with Old Liberty from 1991 to 1997. Mr. Bennett also previously served as a director of HP, Inc. from July 2013 to April 2025, director of Warner Bros. Discovery from April 2022 to March 2023, director of Discovery from September 2008 to April 2022, director of Old Liberty from September 1994 to December 2011, director of Demand Media, Inc. from January 2011 to February 2014, director of Sprint Corporation from October 2006 to November 2016 and director of DHC from May 2005 to September 2008.
Mr. Bennett brings in-depth knowledge of the media and telecommunications industry. Mr. Bennett also has an in-depth understanding of finance and has held various financial management positions during the course of his career.

Derek Chang Age: 57
Director of Liberty Live.
Mr. Chang has also served as President and Chief Executive Officer of Liberty Media since February 2025 and as a director since March 2021. Mr. Chang also served as co-founder and director of EverPass Media, LLC since April 2023, and as Executive Chairman from April 2023 to January 2025. Mr. Chang previously served as Chief Executive Officer of Friend MTS Ltd., a provider of content security technology, cloud video security services and related applications to media from May 2021 to December 2021, Chief Executive Officer of NBA China from June 2018 to May 2020, Head of International Lifestyle Channels from July 2016 to April 2018, and Managing Director of Asia Pacific operations from April 2013 to July 2016, for Scripps, a media company until its merger with Discovery Communications, Executive Vice President of Content Strategy and Development of DIRECTV (and its predecessor, The DirecTV Group, Inc.), a television service provider from March 2006 to January 2013, Executive Vice President-Finance and Strategy of Charter, a cable television and broadband services provider from December 2003 to April 2005 and as its interim Co-Chief Financial Officer from August 2004 to April 2005, Executive Vice President-Development of the

Name	Positions

Yankees Entertainment and Sports Network, a pay television company that broadcasts New York Yankees baseball and Brooklyn Nets basketball games. from its inception in 2001 to January 2003, a director of Playfly Sports, LLC from February 2023 to January 2025, and a director of Professional Fighters League from June 2021 to February 2023. Mr. Chang also previously served as a director of Isos Acquisition Corp. from March 2021 to December 2021, director of Vobile Group Limited from July 2020 to June 2021 and director of STARZ from January 2013 to June 2013.
Mr. Chang brings extensive knowledge of media, entertainment and sports industries across all global markets with particular focus on the United States and Asia Pacific. He brings considerable operating and financial expertise from his leadership roles and operational experience from his policy making positions at NBA China, DIRECTV, Scripps and Charter.

Carl E. Vogel Age: 67
Director of Liberty Live.
Mr. Vogel is a private investor and an industry advisor focused on media and communications for KKR & Co Inc., a global investment firm. Mr. Vogel formed Bulldog Capital Partners, Inc., a vehicle focused on the telecommunications, media and telecom sector as well as advisory and co-investment opportunities with private equity investors, in 2009. Mr. Vogel has also served as Interim CEO of Production Resource Group, a KKR portfolio company, since March 2025. Mr. Vogel has also served as a director of Live Nation Entertainment Company since April 2025 and AMC Networks since 2013. Mr. Vogel previously served as a director of Sphere Entertainment Company from the time of its spinoff from Madison Square Garden Entertainment in April 2020 to June 2025, director of Sirius XM Holdings Inc. from April 2011 to August 2024, and director of Dish Network Corporation from June 2005 to May 2021. Mr. Vogel also previously served as Vice Chairman and President of Dish Network LLC from 2005 until 2009, President and Chief Executive Officer of Charter Communications, Inc. from 2001 until 2005. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with Liberty Media from 1998 to 2001.
Mr. Vogel is a highly regarded and experienced C-level executive and has enjoyed a successful career spanning more than four decades in the media distribution industry in North America. Mr. Vogel has demonstrated strong operational leadership and consistent financial discipline in challenging and competitive situations while maintaining the highest level of personal integrity and transparency.

David J.A. Flowers Age: 71
Director of Liberty Live.
Mr. Flowers previously served in various executive positions at Liberty Media and its predecessors from 1995 until his retirement in June 2014. Mr. Flowers also served as a director of CIIG Merger Corp. from 2019 to 2021 and CIIG Merger Corp. II from 2021 to 2023. Mr. Flowers also previously served as a director of Sirius XM Holdings Inc. from 2009 to 2014 and as a director of Interval Leisure Group, Inc. from 2008 to 2018. Previously, Mr. Flowers worked in various treasury positions at Toronto Dominion Bank and ended his career there as a Managing Director of Media Telecom.

Name	Positions
Mr. Flowers brings to the board significant financial, investment and public company experience as a senior finance executive of large public companies. His extensive experience leading finance and business development initiatives in the technology, media and telecommunications areas is a significant asset to the board.
Bill Kurtz Age: 56
Director of Liberty Live.
Mr. Kurtz has also served as a Senior Advisor to the Chief Executive Officer of DSST Public Schools since June 2024 and previously served as Chief Executive Officer from 2004 to June 2024. Mr. Kurtz also served as a director of AdvancEDU since 2023, director and Chair of the Audit Committee of National Alliance for Public Charter Schools since 2020, and director of Cross Purpose since 2020.
Mr. Kurtz brings to the board significant financial experience.

Executive Officers
The following sets forth certain information concerning persons who are expected to serve as the executive officers of Liberty Live immediately following the Split-Off, including their ages, directorships held and a description of their business experience, including, if applicable, current positions held with Liberty Media.
Mr. Hollingsworth, Mr. Wendling and Ms. Wilm also serve as officers at Liberty Media and also provide services to, as applicable, Liberty Broadband and GCI Liberty pursuant to existing services agreements between such entities and Liberty Media. Notwithstanding the multiple roles to be served by these persons at Liberty Live, Liberty Media and these other companies following the Split-Off, Liberty Live and Liberty Media believe the officers described below are the most qualified and appropriate to serve in the roles set forth below following the Split-Off given such person’s in-depth knowledge of and experience with the businesses of Liberty Live.
Name	Positions
Chad R. Hollingsworth Age: 49
President and Chief Executive Officer of Liberty Live.
Mr. Hollingsworth has also served as Senior Vice President of Liberty Broadband and Liberty Media since January 2016 and of GCI Liberty since December 2024.
Mr. Hollingsworth also previously served as Senior Vice President of QVC Group, Inc. (formerly Qurate Retail, Inc.) (QVC Group) from January 2016 to March 2025, Liberty TripAdvisor Holdings, Inc. (Liberty TripAdvisor) from January 2016 to April 2025, Atlanta Braves Holdings from December 2022 to August 2024, Liberty Media Acquisition Corporation (LMAC) from November 2020 to December 2022 and prior GCI Liberty, Inc. (prior GCI Liberty) from March 2018 to December 2020. Prior to January 2016, Mr. Hollingsworth held various positions with certain of these companies and their predecessors since 2007, including Manager, Director and Vice President.
Mr. Hollingsworth has served on the board of directors of Live Nation since 2020. He also currently serves as a director for Rocky Mountain PBS and Invest in Kids, both Colorado-based nonprofits.

Name	Positions
Brian J. Wendling Age: 53
Chief Accounting Officer and Principal Financial Officer of Liberty Live.
Mr. Wendling has also served as Principal Financial Officer and Chief Accounting Officer, since July 2019 and January 2020, respectively, of Liberty Broadband and Liberty Media and, since December 2024, of GCI Liberty.
Mr. Wendling has held various positions with certain of these companies and their predecessors since 1999. Mr. Wendling also previously served as Principal Financial Officer and Chief Accounting Officer of QVC Group from July 2019 and January 2020, respectively, to March 2025, Senior Vice President and Chief Financial Officer of Liberty TripAdvisor from January 2016 to April 2025 and Principal Financial Officer and Chief Accounting Officer of Atlanta Braves Holdings from December 2022 to August 2024, LMAC from November 2020 to December 2022 and prior GCI Liberty from July 2019 and January 2020, respectively, to December 2020.
Mr. Wendling has served on the board of directors of comScore, Inc. since March 2021.

Renee L. Wilm Age: 51
Chief Legal Officer and Chief Administrative Officer of Liberty Live.
Ms. Wilm has also served as Chief Legal Officer and Chief Administrative Officer, since September 2019 and January 2021, respectively, of Liberty Broadband and Liberty Media and, since December 2024, of GCI Liberty.
Ms. Wilm previously served as Chief Legal Officer and Chief Administrative Officer of QVC Group from September 2019 and January 2021, respectively, to May 2025 and March 2025, respectively, Liberty TripAdvisor from September 2019 and January 2021, respectively, to April 2025, Atlanta Braves Holdings from December 2022 to August 2024, and LMAC from November 2020 and January 2021, respectively, to December 2022, a director of LMAC from January 2021 to December 2022 and the Chief Legal Officer of prior GCI Liberty from September 2019 to December 2020. Ms. Wilm also served as Chief Executive Officer of Las Vegas Grand Prix, Inc., a wholly owned subsidiary of Liberty Media and Formula 1, from January 2022 to February 2025.
Prior to September 2019, Ms. Wilm was a Senior Partner with the law firm Baker Botts L.L.P., where she represented Liberty TripAdvisor, Liberty Media, QVC Group, Liberty Broadband and prior GCI Liberty and their predecessors for over twenty years, specializing in mergers and acquisitions, complex capital structures and shareholder arrangements, as well as securities offerings and matters of corporate governance and securities law compliance. At Baker Botts, Ms. Wilm was a member of the Executive Committee, the East Coast Corporate Department Chair and Partner-in-Charge of the New York office.

Liberty Live’s executive officers will serve in such capacities until the first annual meeting of Liberty Live’s board of directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of Liberty Live’s executive officers or directors, by blood, marriage or adoption.
During the past ten years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.

Classification of Directors
Concurrently with the Split-Off, the Liberty Live board of directors will be classified and divided into three classes, designated Class I, Class II and Class III. Immediately following the completion of the Split-Off, the Class I directors are expected to be [      ] and they will initially serve for a term expiring at the first annual meeting of stockholders held following the separation. Immediately following the completion of the Split-Off, the Class II directors are expected to be [      ] and they will initially serve for a term expiring at the second annual meeting of stockholders held following the Split-Off. Immediately following the completion of the Split-Off, the Class III directors are expected to be [      ] and they will initially serve for a term expiring at the third annual meeting of stockholders held following the separation. The members of each class will serve for a staggered three-year term. The Liberty Live board of directors will be authorized to assign members of the board of directors already in office to their respective class. At each annual meeting of stockholders held after the Split-Off, successors to the class of directors whose term expires at that annual meeting will be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until the election and qualification of their respective successors.
Director Independence
It will be Liberty Live’s policy that a majority of the members of its board of directors will be independent of its management. For a director to be deemed independent, Liberty Live’s board of directors must affirmatively determine that the director has no direct or indirect material relationship with Liberty Live. To assist Liberty Live’s board of directors in determining which of its directors will qualify as independent, the nominating and corporate governance committee of Liberty Live’s board is expected to follow the Corporate Governance Rules of Nasdaq on the criteria for director independence.
In accordance with these criteria, it is expected that the Liberty Live board of directors will determine that each of Mr. Bennett, Mr. Vogel, Mr. Flowers and Mr. Kurtz qualifies as an independent director of Liberty Live.
Board Committees
It is expected that Liberty Live’s board of directors will form the following committees: audit committee, compensation committee, nominating and corporate governance committee and executive committee, which will have comparable responsibilities to the corresponding committees of Liberty Media’s board. It is currently contemplated that the members and chairmen of these committees (with the exception of the executive committee, which will not have a chairman) will be appointed prior to the completion of the Split-Off. In addition, it is currently contemplated that the “audit committee financial expert” for purposes of the Exchange Act and the rules and regulations of Nasdaq will be designated at such time.
Board Composition
The board of directors of Liberty Live will be comprised of directors with a broad range of backgrounds and skill sets, including in sports media and telecommunications, private investment and auditing. Detailed information on Liberty Live’s policies with respect to board candidates will be available following the establishment of the board’s nominating and corporate governance committee.
Compensation Committee Interlocks and Insider Participation
Liberty Live’s board of directors does not currently have a compensation committee. It is expected that no member of Liberty Live’s compensation committee (once formed) will be or will have been, during 2025, an officer or employee of Liberty Live or Liberty Media. It is expected that no interlocking relationship will exist between the Liberty Live board of directors and its compensation committee and the board of directors or compensation committee of any other company.

EXECUTIVE COMPENSATION OF LIBERTY LIVE
Executive Officers of Liberty Live
The initial executive officers of Liberty Live following the completion of the Split-Off will be comprised of Chad Hollingsworth, as the President and Chief Executive Officer of Liberty Live, Brian J. Wendling as the Principal Financial Officer and Chief Accounting Officer of Liberty Live, and Renee L. Wilm as the Chief Legal Officer and Chief Administrative Officer of Liberty Live. Liberty Live is a newly formed company, and therefore, has not paid any compensation to any of its executive officers.
Liberty Media is a party to services agreements with certain entities, including each of Liberty Broadband and GCI Liberty (each a service company), pursuant to which Liberty Media’s employees, including Mr. Hollingsworth, Mr. Wendling and Ms. Wilm, provide certain administrative and management services to each service company. In connection with the Split-Off, Liberty Live and Liberty Media will enter into the Services Agreement pursuant to which Liberty Live will pay Liberty Media a monthly management fee on a fixed fee basis, the amount of which will be subject to quarterly review by Liberty Live’s audit committee, in exchange for the provision of certain administrative and management services by Liberty Media and its employees, including the services of Mr. Hollingsworth, Mr. Wendling and Ms. Wilm. For more information regarding the Services Agreement between Liberty Live and Liberty Media, please see “Certain Relationships and Related Party Transactions — Agreements Relating to the Split-Off — Services Agreement.” Liberty Live may establish, and pay or grant directly to, certain employees Liberty Live’s allocable portion of the employees’ annual equity-based awards. Liberty Live anticipates that the named executive officers of Liberty Live will be Mr. Hollingsworth, Mr. Wendling and Ms. Wilm. Because each of Mr. Hollingsworth, Mr. Wendling and Ms. Wilm is an employee of Liberty Media, historical compensation paid to each of them prior to the Split-Off has been for their respective services to Liberty Media and the other service companies and is not described in this proxy statement/notice/prospectus.
Directors
Liberty Live has not yet paid any compensation or made any determinations with respect to the compensation of the non-employee directors who will serve on its board of directors. Compensation decisions with respect to compensation to be paid by Liberty Live to its non-employee directors following the Split-Off will be made by the Liberty Live board of directors. Any equity incentive awards granted to non-employee directors of Liberty Live following the Split-Off will be granted pursuant to the Liberty Live Holdings, Inc. 2025 Omnibus Incentive Plan, which is described under “— Equity Incentive Plans” below.
Equity Incentive Plans
Liberty Live Holdings, Inc. 2025 Omnibus Incentive Plan
In connection with the Split-Off, Liberty Live will adopt the Liberty Live Holdings, Inc. 2025 Omnibus Incentive Plan (the incentive plan). The incentive plan is designed to provide additional remuneration to officers, employees, nonemployee directors and independent contractors for exceptional service and to encourage their investment in Liberty Live. Non-qualified stock options, SARs, restricted shares, RSUs, cash awards, performance awards or any combination of the foregoing may be granted under the incentive plan (collectively, awards). The maximum number of shares of New Liberty Live Group common stock and Ventures Group common stock with respect to which awards may be granted is [                 ] million, subject to anti-dilution and other adjustment provisions of the incentive plan. No nonemployee director may be granted during any calendar year awards having a value (as determined on the grant date of such award) in excess of $[1] million. Shares of New Liberty Live Group common stock and Ventures Group common stock issuable pursuant to awards will be made available from either authorized but unissued shares or shares that have been issued but reacquired by Liberty Live. The incentive plan will be administered by Liberty Live’s compensation committee with regard to all awards granted under the incentive plan (other than awards granted to the nonemployee directors), and Liberty Live’s compensation committee will have full power and authority to determine the terms and conditions of such awards. The incentive plan will be administered by Liberty Live’s full board of directors with regard to all awards granted under the incentive plan to nonemployee directors, and Liberty Live’s full board of directors will have full power and authority to determine the terms and conditions of such awards.
Liberty Live Holdings, Inc. Transitional Stock Adjustment Plan
At the time of the Split-Off, Liberty Live will also have awards outstanding under the Transitional Plan as described under “The Split-Off Proposal — Effect of the Split-Off on Outstanding Original Liberty Live Equity Awards.”
Equity Compensation Plan Information
At the time of the Split-Off, Liberty Live will have two equity compensation plans, each of which is listed below. The following table reflects the awards that would have been outstanding as of [       ], assuming (i) the Split-Off had occurred on that date and (ii) the treatment of the outstanding equity awards with respect to Liberty Live common stock as described under “The Split-Off Proposal — Effect of the Split-Off on Outstanding Original Liberty Live Equity Awards” above.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)(2)
Equity compensation plans approved by security holders(1)
Liberty Live Holdings, Inc. 2025 Omnibus Incentive Plan			[ ]
New LLYVA	—	—
New LLYVB	—	—
New LLYVK	—	—
Series A Ventures Group common stock	—	—
Series B Ventures Group common stock	—	—
Series C Ventures Group common stock	—	—
Liberty Live Holdings, Inc. Transitional Stock Adjustment Plan			—(3)
New LLYVA	—	—
New LLYVB	—	—
New LLYVK	[ ](4)	$(5)
Total
New LLYVA	—
New LLYVB	—
New LLYVK	—

(1)
Each plan will be approved by Liberty Media in its capacity as the sole stockholder of Liberty Live prior to the Split-Off.

(2)
Each plan permits grants of, or with respect to, shares of any series of New Liberty Live Group common stock and, under the incentive plan, Ventures Group common stock, subject to a single, aggregate limit.

(3)
The Liberty Live Holdings, Inc. Transitional Stock Adjustment Plan will govern the terms and conditions of awards with respect to New Liberty Live Group common stock that will be granted in connection with the adjustments to awards relating to the Liberty Live Group common stock granted prior to the Split-Off, as described under “The Split-Off Proposal — Effect of the Split-Off on Outstanding Original Liberty Live Equity Awards” above. As a result, Liberty Live does not anticipate further grants will be permitted under this plan.
(4)
This amount reflects [                 ] shares of New LLYVK issuable upon the exercise of options and [                 ] shares of New LLYVK issuable upon the settlement of RSUs.

(5)
The weighted average exercise price relates solely to outstanding options and does not take into account RSUs, which by their nature do not have an exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Pro Forma Security Ownership of Certain Beneficial Owners of Liberty Live
The following table sets forth information concerning the estimated beneficial ownership of each person or entity who is expected to beneficially own more than five percent of the outstanding shares of New Liberty Live Group common stock immediately following the consummation of the Split-Off, assuming that the Split-Off occurred on [           ], 2025. All of such information is based on publicly available filings, unless otherwise known to Liberty Media or Liberty Live from other sources.
Unless otherwise indicated, the pro forma security ownership information for New Liberty Live Group common stock has been estimated based upon outstanding stock information for Liberty Live Group common stock as of [         ], 2025, and, in the case of percentage ownership information, has been estimated based upon [       ] shares of New LLYVA, [      ] shares of New LLYVB and [       ] shares of New LLYVK expected to be outstanding upon the consummation of the Split-Off, which excludes [the impact of existing Liberty Media equity awards assuming that the Split-Off occurred on [        ], 2025].
So far as is known to us, the persons indicated below are expected to have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.
Name and Address of Beneficial Owner	Title of Series	Amount and Nature of Beneficial Ownership (in thousands)	Percent of Series (%)	Voting Power (%)
[John C. Malone c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112]	New LLYVA	[ ]	[ ]	[ ]
	New LLYVB	[ ]	[ ]
	New LLYVK	[ ]	[ ]
[ ]	New LLYVA	[ ]	[ ]	[ ]
	New LLYVB	[ ]	[ ]
	New LLYVK	[ ]	[ ]
[ ]	New LLYVA	[ ]	[ ]	[ ]
	New LLYVB	[ ]	[ ]
	New LLYVK	[ ]	[ ]
[ ]	New LLYVA	[ ]	[ ]	[ ]
	New LLYVB	[ ]	[ ]
	New LLYVK	[ ]	[ ]
[ ]	New LLYVA	[ ]	[ ]	[ ]
	New LLYVB	[ ]	[ ]
	New LLYVK	[ ]	[ ]
[ ]	New LLYVA	[ ]	[ ]	[ ]
	New LLYVB	[ ]	[ ]
	New LLYVK	[ ]	[ ]
Pro Forma Security Ownership of Management of Liberty Live
The following table sets forth information concerning the estimated beneficial ownership by each person who is expected to serve as a director or named executive officer of Liberty Live and all persons expected to serve as a director or executive officer as a group of shares of New Liberty Live Group common stock immediately following the consummation of the Split-Off, assuming that the Split-Off occurred on [             ], 2025. The pro forma security ownership information for New Liberty Live Group common stock has been estimated based upon outstanding stock information for Liberty Live Group common stock as of [             ], 2025, and, in the case of percentage ownership information, has been estimated

based upon [             ] shares of New LLYVA, [       ] shares of New LLYVB and [       ] shares of New LLYVK expected to be outstanding upon the consummation of the Split-Off, which excludes [the impact of existing Liberty Media equity awards assuming that the Split-Off occurred on [          ], 2025].
The pro forma security ownership information for New Liberty Live Group common stock reflects the expected treatment of equity incentive awards in the Split-Off, as summarized below:
•
each holder of an original Liberty Live option outstanding at the Split-Off Effective Time will receive, in substitution for such original Liberty Live option, a Liberty Live option, whereby the exercise price of and the number and series of shares of New Liberty Live Group common stock subject to the Liberty Live option will be the same as those associated with the original Liberty Live option award prior to the Split-Off and, except as described above, all other terms of the Liberty Live option (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the original Liberty Live option; and

•
each holder of an original Liberty Live RSU outstanding at the Split-Off Effective Time will receive, in substitution for such original Liberty Live RSU, a Liberty Live RSU, whereby the number and series of shares of New Liberty Live Group common stock subject to such Liberty Live RSU will be the same as the number and series of shares of Liberty Live common stock subject to the corresponding original Liberty Live RSU and, except as described above, all other terms of the Liberty Live RSUs (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the original Liberty Live RSU. For additional information, see “The Split-Off Proposal — Effect of the Split-Off on Outstanding Original Liberty Live Equity Awards.”

Shares of New Liberty Live Group common stock, as applicable, issuable upon exercise or conversion of options, warrants or convertible securities or the vesting of RSUs that were exercisable, convertible or would vest on or within 60 days after [          ], 2025 are included in the table below as beneficially owned by the person holding the options, warrants, convertible securities or RSUs for the purpose of computing the voting percentage and percentage ownership of that person and for the aggregate percentage expected to be owned by each person who is expected to serve as a director or executive officer of Liberty Live as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person.
So far as is known to us, the persons indicated below are expected to have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

Name	Title of Series	Amount and Nature of Beneficial Ownership (in thousands)	Percent of Series (%)	Voting Power (%)
Robert R. Bennett Chairman of the Board	New LLYVA	[ ]	[ ]	[ ]
	New LLYVB	[ ]	[ ]
	New LLYVK	[ ]	[ ]
Derek Chang Director	New LLYVA	[ ]	[ ]	[ ]
	New LLYVB	[ ]	[ ]
	New LLYVK	[ ]	[ ]
Carl E. Vogel Director	New LLYVA	[ ]	[ ]	[ ]
	New LLYVB	[ ]	[ ]
	New LLYVK	[ ]	[ ]
David J.A. Flowers Director	New LLYVA	[ ]	[ ]	[ ]
	New LLYVB	[ ]	[ ]
	New LLYVK	[ ]	[ ]
Bill Kurtz Director	New LLYVA	[ ]	[ ]	[ ]
	New LLYVB	[ ]	[ ]
	New LLYVK	[ ]	[ ]
Chad R. Hollingsworth President and Chief Executive Officer	New LLYVA	[ ]	[ ]	[ ]
	New LLYVB	[ ]	[ ]
	New LLYVK	[ ]	[ ]
Brian J. Wendling Chief Accounting Officer and Principal Financial Officer	New LLYVA	[ ]	[ ]	[ ]
	New LLYVB	[ ]	[ ]
	New LLYVK	[ ]	[ ]
Renee L. Wilm Chief Legal Officer and Chief Administrative Officer	New LLYVA	[ ]	[ ]	[ ]
	New LLYVB	[ ]	[ ]
	New LLYVK	[ ]	[ ]
All directors and executive officers as a group (8 persons)	New LLYVA	[ ]	[ ]	[ ]
	New LLYVB	[ ]	[ ]
	New LLYVK	[ ]	[ ]

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In connection with the Split-Off, Liberty Live expects that its board of directors will adopt a formal written policy for the review, approval or ratification of any transactions or arrangements involving related parties. Following the Split-Off, all of Liberty Live’s directors, executive officers and employees will be subject to the policy and will be asked to promptly report any such related party transaction. Liberty Live expects that the formal written policy will provide that, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed “related-person transaction” (as defined by Item 404 of Regulation S-K)), the director or executive officer should promptly inform the person designated by its board to address such actual or potential conflicts. Liberty Live expects that the formal written policy will also provide that no related party transaction may be effected by Liberty Live without the approval of the audit committee of its board or another independent body of its board designated to address such actual or potential conflicts. Liberty Live also expects that directors will be asked to recuse themselves from any discussion or decision by the board or a board committee that involves or affects their personal, business or professional interests.
Relationships Between Liberty Live and Liberty Media
Following the Split-Off, Liberty Media and Liberty Live will operate independently, and neither will have any ownership interest in the other. In order to govern certain of the ongoing relationships between Liberty Media and Liberty Live after the Split-Off and to provide mechanisms for an orderly transition, Liberty Media and Liberty Live are entering into certain agreements, the terms of which are summarized in the section “— Agreements Relating to the Split-Off” below. In addition, Liberty Media anticipates entering into, from time to time, agreements and arrangements with Liberty Live and certain of its related entities, in connection with, and in the ordinary course of, its business.
Prior to the completion of the Split-Off, Liberty Media owns a 100% equity interest in Liberty Live.
Agreements Relating to the Split-Off
Reorganization Agreement
A copy of the “form of” Reorganization Agreement is to be filed as an exhibit to the registration statement of which this proxy statement/notice/prospectus forms a part. The provisions of the “form of” Reorganization Agreement are extensive and not easily summarized. Accordingly, this summary does not purport to be complete and may not contain all of the information about the “form of” Reorganization Agreement that is important to you. We encourage you to read the “form of” Reorganization Agreement carefully in its entirety for a more complete understanding of the Reorganization Agreement that the parties expect to enter into.
Prior to the completion of the Split-Off, Liberty Live will enter into the Reorganization Agreement to provide for, among other things, the principal corporate transactions required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between Liberty Live and Liberty Media with respect to and resulting from the Split-Off.
The Reorganization Agreement will provide that, prior to the Split-Off Effective Time, Liberty Media will transfer to Liberty Live the Liberty Live Assets and Liabilities. The Reorganization Agreement will also provide for mutual indemnification obligations, which are designed to make Liberty Live financially responsible for substantially all of the liabilities that may exist relating to the businesses included in Liberty Live at the time of the Split-Off together with certain other specified liabilities, as well as for all liabilities incurred by Liberty Live after the Split-Off, and to make Liberty Media financially responsible for all potential liabilities of Liberty Live which are not related to Liberty Live’s businesses, including, for example, any liabilities arising as a result of Liberty Live having been a subsidiary of Liberty Media, together with certain other specified liabilities. These indemnification obligations exclude any matters relating to taxes. For a description of the allocation of tax-related obligations, please see “— Tax Sharing Agreement” below.
In addition, the Reorganization Agreement will provide for each of Liberty Live and Liberty Media to preserve the confidentiality of all confidential or proprietary information of the other party for the longer of five years following the Split-Off or three years following the disclosure of such information, subject to customary exceptions, including disclosures required by law, court order or government regulation.
The Reorganization Agreement may be terminated and the Split-Off may be abandoned, at any time prior to the Split-Off Effective Time, by and in the sole discretion of the Liberty Media board of directors. In such event, neither Liberty Media nor Liberty Live will have liabilities to any person under the Reorganization Agreement or any obligation to effect the Split-Off.
This summary is qualified by reference to the full text of the Reorganization Agreement, a form of which is to be filed as an exhibit to Liberty Live’s registration statement on Forms S-4 of which this proxy statement/notice/prospectus forms a part.
Tax Sharing Agreement
A copy of the “form of” Tax Sharing Agreement is to be filed as an exhibit to the registration statement of which this proxy statement/notice/prospectus forms a part. The provisions of the “form of” Tax Sharing Agreement are extensive and not easily summarized. Accordingly, this summary does not purport to be complete and may not contain all of the information about the “form of” Tax Sharing Agreement that is important to you. We encourage you to read the “form of” Tax Sharing Agreement carefully in its entirety for a more complete understanding of the Tax Sharing Agreement that the parties expect to enter into.
In connection with the Split-Off, Liberty Live and Liberty Media will enter into the Tax Sharing Agreement. The Tax Sharing Agreement generally allocates taxes, tax benefits, tax items, and tax-related losses between Liberty Media and Liberty Live in a manner consistent with the tax sharing policies of Liberty Media in effect prior to the Split-Off, with taxes, tax benefits and tax items attributable to the assets, liabilities and activities attributed to the Formula One Group being allocated to Liberty Media, and taxes, tax benefits and tax items attributable to the assets, liabilities and activities attributed to the Liberty Live Group being allocated to Liberty Live. In addition, the Tax Sharing Agreement includes additional provisions, some of which are not specifically addressed by the Liberty Media tax sharing policies, related to the manner in which any taxes or tax-related losses arising from the Split-Off, as well as from prior transactions that have been effected by Liberty Media and its subsidiaries, will be allocated between the parties and provides restrictive covenants intended to preserve the tax-free treatment of the Split-Off. The failure by a party to comply with its restrictive covenants may change the general allocation of taxes, tax benefits and tax items between the parties related to those transactions. The Tax Sharing Agreement also provides for the agreements between the parties related to the filing of tax returns, control of tax audits, cooperation on tax matters, retention of tax records, indemnification, and other tax matters.
References in this summary (i) to the terms tax or taxes mean U.S. federal, state, local and foreign taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes, (ii) to the term tax-related losses refers to certain losses arising from the failure of a transaction to qualify as a tax-free transaction for U.S. federal income tax purposes, (iii) to the term compensatory equity interests refers to options, stock appreciation rights, restricted stock, restricted stock units or other similar rights with respect to the equity of any entity that are granted on or prior to the Split-Off date in connection with employee, independent contractor or director compensation, (iv) to the term Old Liberty Media common stock refers to Liberty Media’s previously outstanding series of common stock designated as Series A Liberty Media common stock, Series B Liberty Media common stock and Series C Liberty Media common stock for any taxable period (or portion thereof) beginning at or after the effective time of Liberty Media’s reclassification of its common stock into tracking stocks in April 2016 (the 2016 Reclassification) and ending prior to such stock’s redesignation as the Liberty Formula One common stock, (v) to the term Liberty Formula One common stock refers to the Liberty Formula One common stock and, for any taxable period (or portion thereof) ending prior to the redesignation of such stock as the Liberty Formula One common stock and beginning at or after the 2016 Reclassification, the Old Liberty Media common stock, and (vi) to the term Old LMC common stock refers to the common stock of Liberty Media prior to the 2016 Reclassification.
In addition, references in this summary to the SplitCo group mean, following the Split-Off Effective Time, Liberty Live and its subsidiaries, and references to the SplitCo business generally mean:
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with respect to any tax period (or portion thereof) beginning at or after the effective time of the Reclassification and ending at or before the Split-Off Effective Time, the businesses, assets and liabilities that were attributed to the Liberty Live Group during such tax period (or portion thereof), but only while such businesses, assets and liabilities were so attributed; and
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with respect to any tax period (or portion thereof) beginning after the Split-Off Effective Time (a post-redemption period), the businesses, assets and liabilities of the SplitCo group.

For purposes of the Tax Sharing Agreement, no assets and liabilities of Liberty Media for periods (or portions thereof) ending prior to the effective time of the Reclassification are attributed to the SplitCo business.
References in this summary to the Liberty Media group mean, following the Split-Off Effective Time, Liberty Media and its subsidiaries, and references to the Liberty Media business generally mean, (i) with respect to any tax period (or portion thereof) ending at or before the Split-Off Effective Time (a pre-redemption period), the businesses, assets and liabilities of Liberty Media and its subsidiaries (other than the SplitCo business as of such time), and (ii) with respect to any post-redemption period, the businesses, assets and liabilities of the Liberty Media group.
Certain of the subsidiaries contributed to Liberty Live in connection with the Split-Off (the Contributed Subsidiaries) currently join with Liberty Media in the filing of a consolidated return for U.S. federal income tax purposes and also join with Liberty Media in the filing of certain consolidated, combined, and unitary returns for state, local, and foreign tax purposes. However, generally for tax periods beginning after the Split-Off, these subsidiaries of Liberty Live will not join with Liberty Media in the filing of federal, state, local or foreign consolidated, combined or unitary tax returns.
Under the Tax Sharing Agreement, Liberty Media is liable for the taxes (determined without regard to tax benefits) allocated to it, as reduced first by any tax benefits allocated to it and then by any tax benefits allocated to Liberty Live (to the extent such benefits are not first used by Liberty Live), and must pay such taxes, as so reduced, to the applicable tax authority or to Liberty Live (if Liberty Live is responsible for preparing the applicable tax return), and Liberty Media is liable for paying Liberty Live for any tax benefits allocated to Liberty Live that are used by Liberty Media to reduce the taxes allocated to it. Similarly, Liberty Live is liable for the taxes (determined without regard to tax benefits) allocated to Liberty Live, as reduced first by any tax benefits allocated to it and then by any tax benefits allocated to Liberty Media (to the extent such benefits are not first used by Liberty Media), and must pay such taxes, as so reduced, to the applicable tax authority or to Liberty Media (if Liberty Media is responsible for preparing the applicable tax return), and Liberty Live is liable for paying Liberty Media for any tax benefits allocated to Liberty Media that are used by Liberty Live to reduce the taxes allocated to it.
Generally, taxes (determined without regard to tax benefits) for any tax period (or portion thereof) shall be allocated between Liberty Live and Liberty Media based on the taxable income or other applicable items of the SplitCo business and the Liberty Media business that contribute to such taxes, and tax benefits shall be allocated between Liberty Live and Liberty Media based on the losses, credits or other applicable items of the SplitCo business and the Liberty Media business that contribute to such tax benefits, in each case, as determined by Liberty Media in its reasonable discretion.
Special allocation rules apply, however, as follows:
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Liberty Live shall be allocated any taxes and tax-related losses that result from the Split-Off, except that Liberty Media shall be allocated any such taxes or tax-related losses that (i) result primarily from, individually or in the aggregate, any breach or non-performance by Liberty Media of any of its restrictive covenants described below, or (ii) result from Section 355(e) of the Code applying to the Split-Off as a result of the Split-Off being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Liberty Media;

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Liberty Live shall be allocated any taxes and tax-related losses that result from the Liberty Sirius XM Holdings Split-Off, except that any such taxes and tax-related losses that (i) result primarily from, individually or in the aggregate, any breach or non-performance by Liberty Media following the Liberty Sirius XM Holdings Split-Off of any of Liberty Media’s covenants pursuant to the tax sharing agreement entered into between Liberty Sirius XM Holdings and Liberty Media in connection with the Liberty Sirius XM Holdings Split-Off or (ii) result from Section 355(e) of the Code applying to the Liberty Sirius XM Holdings Split-Off as a result of the Liberty Sirius XM Holdings Split-Off being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Liberty Media shall, in each case, be allocated between Liberty Media and Liberty Live proportionately based upon, in the case of Liberty Media, the aggregate market capitalization of Liberty Formula One common stock and, in the case of Liberty Live, the aggregate market capitalization of Liberty Live common stock (in each case, determined based upon the volume weighted average price for the shares of FWONK or the shares of LLYVK, as applicable, over the first three trading days following the commencement of regular way trading of each such series of stock after the date of the Liberty Sirius XM Holdings Split-Off);
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Liberty Media and Liberty Live shall each be allocated a proportionate amount, based upon, in the case of Liberty Media, the aggregate market capitalization of Liberty Formula One common stock and Liberty SiriusXM common stock and, in the case of Liberty Live, the aggregate market capitalization of Liberty Live common stock (in each case, determined based upon the volume weighted average price for the shares of FWONK, the shares of Series C Liberty Sirius XM common stock, par value $0.01 per share (LSXMK) or the shares of LLYVK, as applicable, over the first three trading days following the commencement of regular way trading of each such series of stock after the date of the Reclassification), of any taxes or losses resulting from (i) the Reclassification failing to qualify as a reorganization within the meaning of Section 368(a) of the Code, (ii) the treatment, for U.S. federal income tax purposes, of any of Liberty Media’s tracking stocks as other than stock of Liberty Media or as Section 306 stock within the meaning of Section 306(c) of the Code as a result of the Reclassification, (iii) the actual or deemed disposition or exchange of any assets or liabilities of Liberty Media or its subsidiaries for U.S. federal income tax purposes resulting from the Reclassification, or (iv) any income, gain or loss recognized by Liberty Media’s stockholders for U.S. federal income tax purposes as a result of the Reclassification (except with respect to the receipt of cash in lieu of fractional shares); provided, however, that any taxes and losses resulting from (x) deferred intercompany items or excess loss accounts (within the meaning of applicable U.S. Treasury Regulations) recognized as a result of the Reclassification, and that would otherwise be allocable to the SplitCo business, shall be allocated to Liberty Live, and (y) all other deferred intercompany items or excess loss accounts recognized as a result of the Reclassification shall be allocated to Liberty Media;

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Liberty Media and Liberty Live shall each be allocated a proportionate amount, based upon, in the case of Liberty Media, the aggregate market capitalization of Liberty Formula One common stock and Liberty SiriusXM common stock and, in the case of Liberty Live, the aggregate market capitalization of Liberty Live common stock (in each case, determined based upon the volume weighted average price for the shares of FWONK, the shares of LSXMK or the shares of LLYVK, as applicable, over the first three trading days following the commencement of regular way trading of each such series of stock after the date of the Reclassification) of any taxes and losses resulting from the Atlanta Braves Holdings Split-Off, to the extent such taxes and losses are not allocated and paid by Atlanta Braves Holdings pursuant to the tax sharing agreement entered into between Liberty Media and Atlanta Braves Holdings in connection with the Atlanta Braves Holdings Split-Off, except that Liberty Media shall be allocated all taxes and losses arising from the Atlanta Braves Holdings Split-Off that are (i) attributable to the distribution of Atlanta Braves Holdings common stock to holders of Liberty Formula One common stock, or (ii) arise from a debt-for-equity exchange undertaken in connection with the Atlanta Braves Holdings Split-Off;

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Liberty Media shall be allocated any taxes and tax items arising from (i) the distribution of rights to acquire Series C Liberty SiriusXM common stock on May 15, 2020, (ii) the distribution of rights to acquire Series C Liberty Braves common stock on May 18, 2016, (iii) the 2016 Reclassification, (iv) Liberty Media’s spin-off from Starz, and (v) Liberty Media’s spin-off of Liberty Broadband;

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Liberty Live shall be allocated any tax benefit resulting from the carryback of a tax benefit allocated to Liberty Live during any taxable period, except that Liberty Media shall be allocated any tax benefit that results from the carryback of a tax item that would otherwise be allocated to Liberty Live during a tax period beginning after the Split-Off date to a tax return that Liberty Media is responsible for filing for a pre-redemption period to the extent (and only to such extent) that such carryback increases the taxes or reduces the tax benefits that would otherwise be allocable to Liberty Media;
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for any pre-redemption period ending before the Reclassification, Liberty Media shall be allocated any taxes and tax items arising from the issuance, vesting, exercise or settlement of any compensatory equity interests with respect to any series of compensatory equity interests of Liberty Media and any other taxes or tax items related to employee, independent contractor or director compensation or employee benefits;

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for any pre-redemption period beginning at or after the Reclassification: (i) Liberty Media shall be allocated any taxes and tax items arising from the issuance, vesting, exercise or settlement of any compensatory equity interests with respect to any series of Liberty Formula One common stock, Liberty SiriusXM common stock, or with respect to stock or equity interests of any person that was owned directly or indirectly by Liberty Media during the period prior to the Redemption (except to the extent such person is or was tracked during such period by the Liberty Live common stock), (ii) Liberty Live shall be allocated any taxes and tax items arising from the issuance, vesting, exercise or settlement of any compensatory equity interests with respect to any series of Liberty Live common stock, and (iii) any other taxes or tax items related to employee, independent contractor or director compensation or employee benefits shall be allocated to Liberty Media to the extent that the Liberty Media business is or was responsible for the underlying obligation and to Liberty Live to the extent that the SplitCo business is or was responsible for the underlying obligation;

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for any post-redemption period: (i) Liberty Media shall be allocated any taxes and tax items arising from the issuance, vesting, exercise or settlement of any compensatory equity interests with respect to any class or series of Liberty Formula One common stock or equity interests of any person that was owned directly or indirectly by Liberty Media during the period prior to the Redemption (except to the extent such person is or was owned by Liberty Live following the Redemption), (ii) Liberty Live shall be allocated any taxes and tax items arising from the issuance, vesting, exercise or settlement of any compensatory equity interests with respect to any class or series of Liberty Live stock, and (iii) any other taxes or tax items related to employee, independent contractor or director compensation or employee benefits shall be allocated to Liberty Media to the extent that the Liberty Media business is or was responsible for the underlying obligation and to Liberty Live to the extent that the SplitCo business is or was responsible for the underlying obligation;

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any alternative minimum federal tax credit shall be allocated between Liberty Live and Liberty Media in a manner that offsets the excess of the net payments previously made between the parties with respect to the tax return in which the corresponding alternative minimum federal tax liability was reported and the net payments that would have been made between the parties if no alternative minimum federal tax liability had been owed with respect to such tax return (treating any payment received as a negative amount of net payments made for this purpose);

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for any tax period (whether beginning before, at or after the Split-Off Effective Time), taxes and tax items of any subsidiary that is acquired, directly or indirectly, after the Split-Off by any member of the SplitCo group or by any member of the Liberty Media group shall generally be allocated to Liberty Live or Liberty Media, respectively;

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all obligations or liabilities of Liberty Media to make any payment, and rights of Liberty Media to receive any payment, pursuant to its tax sharing agreements with Starz, Liberty Broadband, Atlanta Braves Holdings and Liberty Sirius XM Holdings shall be allocated to Liberty Media, except that (i) certain payments received by Liberty Media from Atlanta Braves Holdings pursuant to the tax sharing agreement with Atlanta Braves Holdings in respect of taxes and losses arising from the Atlanta Braves Holdings Split-Off shall be allocated to Liberty Media and Liberty Live in proportion to the amount of such taxes and losses, as applicable, that are allocated to Liberty Media and Liberty Live pursuant to the Tax Sharing Agreement, and (ii) certain payments received by Liberty Media from Liberty Sirius XM Holdings pursuant to the tax sharing agreement with Liberty Sirius XM Holdings in respect of taxes and losses arising from the Liberty Sirius XM Holdings Split-Off shall be allocated to Liberty Media and Liberty Live in proportion to the amount of such taxes and losses, as applicable, that are allocated to Liberty Media and Liberty Live pursuant to the Tax Sharing Agreement; and

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any tax benefits realized by the SplitCo group attributable to an increase in the tax basis of the assets of the SplitCo group as a result of any election under Section 336(e) of the Code shall be allocated between Liberty Media and Liberty Live in a manner that is proportionate to the taxes paid by Liberty Media and Liberty Live, as applicable, pursuant to the terms of the Tax Sharing Agreement as a result of the failure of the Split-Off to qualify as tax-free.

Except as described below, payments will initially be made between Liberty Media and Liberty Live on the basis of the tax returns as filed, or if the tax is not reported on a tax return, on the basis of the amount of tax initially paid to the tax authority. Additional payments will then be made if additional taxes are subsequently paid, refunds or tax benefits are subsequently received or utilized, or the amount or character of any tax item is adjusted or redetermined. Payments that are not made within the time period prescribed by the Tax Sharing Agreement will bear interest until they are made. For purposes of the Tax Sharing Agreement, taxes with respect to a pre-redemption period that were allocated and debited to the Liberty Live Group in accordance with the tax sharing policies of Liberty Media in effect prior to the Split-Off shall be treated as payments that were made by Liberty Live to Liberty Media in respect of such taxes, and tax benefits with respect to a pre-redemption period that were allocated and credited to the Liberty Live Group in accordance with the tax sharing policies of Liberty Media in effect prior to the Split-Off as a result of the use of those tax benefits by one or more of Liberty Media’s tracking stock groups other than the Liberty Live Group shall be treated as payments that were made by Liberty Media to Liberty Live in respect of such tax benefits.
Liberty Media will be responsible for preparing and filing all tax returns for any tax period beginning on or before the date of the Split-Off which include tax items allocable to both the SplitCo business and Liberty Media business, and any tax returns for any tax period beginning after the date of the Split-Off that include one or more members of the SplitCo group and the Liberty Media group. In addition, for any tax period beginning on or before the date of the Split-Off, Liberty Media will be responsible for preparing and filing any tax returns that include only tax items allocable to Liberty Media’s business, and Liberty Live will be responsible for preparing and filing any tax returns that include only tax items allocable to the SplitCo business, and for any tax period beginning after the date of the Split-Off, Liberty Media will be responsible for preparing and filing any tax returns that include only one or more members of the Liberty Media group, and Liberty Live will be responsible for preparing and filing any tax returns that include only one or more members of the SplitCo group.
On any tax return that Liberty Live is responsible for preparing and filing, Liberty Live may not take (and shall cause the members of the SplitCo group not to take) any position that it knows, or reasonably should know, is inconsistent with the methods, conventions, practices, principles, positions, or elections used by Liberty Media in preparing any tax return that includes tax items of the SplitCo business and Liberty Media business (unless (x) the failure to take such position would be contrary to applicable law or (y) taking such position would not reasonably be expected to adversely affect any member of the Liberty Media group), and Liberty Live and the members of the SplitCo group must allocate tax items between any tax returns for which Liberty Live is responsible and any related tax return for which Liberty Media is responsible that are filed with respect to the same tax period in a manner that is consistent with the reporting of such tax items on the tax return prepared by Liberty Media. Liberty Live has also agreed to make any elections under applicable tax law necessary to effect such allocation. Liberty Live’s ability to obtain a refund from the carryback of a tax benefit that is allocable to the SplitCo business in a tax period beginning after the Split-Off to a tax return for which Liberty Media is responsible for preparing in a tax period beginning prior to the Split-Off will be at the discretion of Liberty Media. Moreover, any refund that Liberty Live may obtain will be net of any portion of such tax benefit that is allocated to Liberty Media under the special allocation rules described above.
Liberty Media will generally have the authority to respond to and control all tax proceedings, including tax audits, involving any taxes reported on tax returns for which Liberty Media is responsible for preparing and filing, and Liberty Live will have the right to participate, at Liberty Live’s own cost and expense, in such tax proceedings to the extent they involve taxes or tax benefits allocable to Liberty Live. Liberty Live will generally have the authority to respond to and control all tax proceedings, including tax audits, involving any taxes reported on tax returns for which Liberty Live is responsible for preparing and filing, and Liberty Media will have the right to participate, at its own cost and expense, in such tax proceedings to the extent they involve taxes or tax benefits allocable to Liberty Media. Notwithstanding the foregoing, Liberty Media and Liberty Live will generally have the authority to jointly control all proceedings, including tax audits, involving any taxes or tax-related losses arising from the Split-Off or the Liberty Sirius XM Holdings Split-Off, provided that in the case of any such tax audit or proceeding subject to the indemnification provisions of the tax sharing agreement entered into between Liberty Media and Liberty Sirius XM Holdings in connection with the Liberty Sirius XM Holdings Split-Off, Liberty Live’s right to jointly control will be subject to the terms of such tax sharing agreement.
The Tax Sharing Agreement further provides for the exchange of information for tax matters (and confidentiality protections related to such exchanged information), the retention of records that may affect the tax liabilities of the parties to the agreement, and cooperation between Liberty Media and Liberty Live with respect to tax matters.
To the extent permitted by applicable tax law, Liberty Live and Liberty Media will treat any payments made under the Tax Sharing Agreement or the Reorganization Agreement as a capital contribution or distribution (as applicable) immediately prior to the Split-Off.
Each of Liberty Media and Liberty Live will be restricted by certain covenants related to the Split-Off. These restrictive covenants require that none of Liberty Media, Liberty Live, any member of their respective groups, or any of their respective affiliates take, or fail to take, any action following the Redemption if such action or failure to act (i) would be inconsistent with or preclude the Redemption, taken together with the Contributions, from qualifying as a tax-free transaction under Section 355, Section 368(a)(1)(D) and Section 361 of the Code, or (ii) would cause Liberty Media, Liberty Live, any of their respective subsidiaries at the time of the Redemption, or the Liberty Media stockholders who receive shares of Liberty Live stock pursuant to the Redemption to recognize gain or loss, or otherwise include any amount in income, as a result of the Redemption for U.S. federal income tax purposes.
Further, each party will be restricted from taking any position for tax purposes that is inconsistent with the tax opinion received in connection with the Split-Off.
Liberty Media and Liberty Live may make a protective election pursuant to Section 336(e) of the Code to treat the Redemption as a deemed transfer of the assets of Liberty Live in a fully taxable transaction (a Section 336(e) Election), which election would generally become effective only in the event the Redemption failed to qualify as a tax-free transaction to Liberty Media. Pursuant to the Tax Sharing Agreement, Liberty Live will have the sole discretion to determine whether the parties will make a Section 336(e) Election.
The parties must indemnify each other for taxes and losses allocated to them under the Tax Sharing Agreement and for taxes and losses arising from a breach by them of their respective covenants and obligations under the Tax Sharing Agreement.
Notwithstanding the Tax Sharing Agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods prior to the Split-Off in which certain of the Contributed Subsidiaries have been included in Liberty Media’s consolidated group or another company’s consolidated group, the Contributed Subsidiaries could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, Liberty Live would generally be entitled to be indemnified by Liberty Media for tax liabilities allocated to Liberty Media under the Tax Sharing Agreement.
This summary is qualified by reference to the full text of the Tax Sharing Agreement, a form of which is to be filed as an exhibit to Liberty Live’s Registration Statement on Form S-4 of which this proxy statement/notice/prospectus forms a part.
Services Agreement
A copy of the “form of” Services Agreement is to be filed as an exhibit to the registration statement of which this proxy statement/notice/prospectus forms a part. The provisions of the “form of” Services Agreement are extensive and not easily summarized. Accordingly, this summary does not purport to be complete and may not contain all of the information about the “form of” Services Agreement that is important to you. We encourage you to read the “form of” Services Agreement carefully in its entirety for a more complete understanding of the Services Agreement that the parties expect to enter into.
In connection with the Split-Off, Liberty Live will enter into the Services Agreement with Liberty Media, pursuant to which, following the Split-Off, Liberty Media will provide Liberty Live with specified services, including:
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insurance administration and risk management services;

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other services typically performed by Liberty Media’s legal, investor relations, tax, accounting, treasury and internal audit departments; and

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such other services as Liberty Media may obtain from its officers, employees and consultants in the management of its own operations that Liberty Live may from time to time request or require.

In addition, Liberty Media will provide to Liberty Live certain technical and information technology services, including management information systems, computer, data storage, network and telecommunications services.
Liberty Live will pay Liberty Media a services fee, payable in monthly installments, which Liberty Live and Liberty Media will review and evaluate for reasonableness on a quarterly basis. In addition, the services will be subject to quarterly review by Liberty Live’s audit committee and at least annual review by Liberty Live’s compensation committee. The fees payable to Liberty Media for the first year of the Services Agreement are not expected to exceed approximately $7.5 million. In addition, Liberty Live will reimburse Liberty Media for all out-of-pocket expenses incurred by Liberty Media in providing the services.
The Services Agreement will generally continue in effect until December 31st of the third calendar year following the effective date of the Split-Off, unless earlier terminated (1) at any time on at least 30 days’ prior written notice by either party, (2) by Liberty Media upon written notice to Liberty Live following a change in control or certain bankruptcy or insolvency-related events affecting Liberty Live or (3) by Liberty Live, upon written notice to Liberty Media, following certain changes in control of Liberty Media or Liberty Media being the subject of certain bankruptcy or insolvency-related events.
This summary is qualified by reference to the full text of the Services Agreement, a form of which is to be filed as an exhibit to Liberty Live’s registration statement on Form S-4 of which this proxy statement/notice/prospectus forms a part.
Facilities Sharing Agreement
A copy of the “form of” Facilities Sharing Agreement is to be filed as an exhibit to the registration statement of which this proxy statement/notice/prospectus forms a part. The provisions of the “form of” Facilities Sharing Agreement are extensive and not easily summarized. Accordingly, this summary does not purport to be complete and may not contain all of the information about the “form of” Facilities Sharing Agreement that is important to you. We encourage you to read the “form of” Facilities Sharing Agreement carefully in its entirety for a more complete understanding of the Facilities Sharing Agreement that the parties expect to enter into.
In connection with the Split-Off, Liberty Live will enter into the Facilities Sharing Agreement with Liberty Media and Liberty Property Holdings, Inc. (LPH), a wholly owned subsidiary of Liberty Media, pursuant to which, following the Split-Off, Liberty Live will share office facilities with Liberty Media located at 12300 Liberty Boulevard, Englewood, Colorado. Liberty Live will pay a sharing fee for use of the office based on a comparable fair market rental rate and an estimate of the usage of the office facilities by or on behalf of Liberty Live. The Facilities Sharing Agreement will generally continue in effect for an initial three-year term, unless earlier terminated (1) by Liberty Live at any time on at least 30 days’ prior written notice, (2) concurrently with the termination of the Services Agreement, (3) by LPH upon written notice to Liberty Live following a default by Liberty Live of any of its material obligations under the Facilities Sharing Agreement, which default remains unremedied for 30 days after written notice of such default is provided, (4) by Liberty Live upon written notice to LPH, following certain changes in control of Liberty Media or Liberty Media being the subject of certain bankruptcy or insolvency-related events or (5) by LPH upon written notice to Liberty Live, following certain changes in control of Liberty Live or Liberty Live being the subject of certain bankruptcy or insolvency-related events.
This summary is qualified by reference to the full text of the Facilities Sharing Agreement, a form of which is to be filed as an exhibit to Liberty Live’s registration statement on Form S-4 of which this proxy statement/notice/prospectus forms a part.
Aircraft Time Sharing Agreement
A copy of the “form of” Aircraft Time Sharing Agreement is to be filed as an exhibit to the registration statement of which this proxy statement/notice/prospectus forms a part. The provisions of the “form of” Aircraft Time Sharing Agreement are extensive and not easily summarized. Accordingly, this summary does not purport to be complete and may not contain all of the information about the “form of” Aircraft Time Sharing Agreement that is important to you. We encourage you to read the “form of” Aircraft Time Sharing Agreement carefully in its entirety for a more complete understanding of the Aircraft Time Sharing Agreement that the parties expect to enter into.
In connection with the Split-Off, Liberty Live will enter into the Aircraft Time Sharing Agreement with Liberty Media for an aircraft owned by Liberty Media. The Aircraft Time Sharing Agreement will provide that Liberty Media will lease an aircraft to Liberty Live and provide or arrange for a fully qualified flight crew for all operations on a periodic, non-exclusive time sharing basis. Liberty Live will pay Liberty Media an amount equal to the actual expenses of each flight conducted under the Aircraft Time Sharing Agreement to the maximum extent permitted under Federal Aviation Administration rules (which Liberty Live estimates will be a de minimis amount for the first year under the Aircraft Time Sharing Agreement). Such expenses may include fuel, oil, lubricants and other additives (plus an additional charge of 100% thereof), travel expenses of the crew, hanger and tie down costs, insurance obtained for a specific flight, landing fees, airport taxes and similar assessments, customs and similar fees, in-flight food and beverage costs, ground transportation, flight planning and weather contact services. The Aircraft Time Sharing Agreement will continue in effect until the close of business on the first anniversary of the Split-Off, and then will be automatically renewed on a month-to-month basis, unless terminated earlier by either party upon at least 30 days’ prior written notice or upon a sale of an aircraft.
This summary is qualified by reference to the full text of the Aircraft Time Sharing Agreement, a form of which is to be filed as an exhibit to Liberty Live’s registration statement on Form S-4 of which this proxy statement/notice/prospectus forms a part.

DESCRIPTION OF LIBERTY LIVE CAPITAL STOCK AND COMPARISON OF STOCKHOLDER RIGHTS
Comparison of Stockholder Rights
Liberty Media and Liberty Live are incorporated under the laws of the State of Delaware and the laws of the State of Nevada, respectively, and, accordingly, are subject to the provisions of the DGCL and NRS, respectively. Holders of Liberty Live common stock, whose rights are currently governed by Liberty Media’s existing certificate of incorporation, Liberty Media’s bylaws and the DGCL, will receive shares of New Liberty Live Group common stock in the Redemption and become stockholders of Liberty Live, and their rights with respect to New Liberty Live Group common stock will be governed by Liberty Live’s restated articles, Liberty Live’s amended and restated bylaws and the NRS.
The following is a description of (a) the terms of Liberty Media’s existing Liberty Live common stock under Liberty Media’s certificate of incorporation and Liberty Media’s bylaws and (b) the terms of the New Liberty Live Group common stock, as they will be in effect upon filing of Liberty Live’s restated articles and Liberty Live’s amended and restated bylaws, including a comparison of such terms. For the purposes of the following discussion, unless the context otherwise indicates, Liberty Live has assumed that the Split-Off Proposal is approved and that Liberty Live’s restated articles and Liberty Live’s amended and restated bylaws have been filed. Any discussion in this summary that reflects the existence of the Ventures Group, unless the context otherwise indicates, assumes Ventures Group common stock has been issued. Immediately following the Split-Off, no shares of Ventures Group common stock will have been issued.
Liberty Live’s restated articles anticipate that each series of the New Liberty Live Group common stock and the corresponding series of Ventures Group common stock, if and when issued, in each case, except as otherwise specified, will have equal rights, powers and privileges. Further, where one or more series of New Liberty Live Group common stock is discussed in relation to one or more series of Ventures Group common stock (whether with respect to securities distributions, conversions, redemptions, intergroup interests or otherwise), the equivalent will be true with respect to the Ventures Group common stock in relation to the New Liberty Live Group common stock.
The following discussion is qualified in its entirety by reference to the full text of Liberty Media’s certificate of incorporation and Liberty Media’s bylaws and the full text of Liberty Live’s restated articles and Liberty Live’s amended and restated bylaws, which are to be included as Annex A and Annex B, respectively, to this proxy statement/notice/prospectus. Liberty Media’s certificate of incorporation and bylaws have been filed by Liberty Media with the SEC. Please see “Additional Information — Where You Can Find More Information” for more information regarding Liberty Media’s filings.
Liberty Live Common Stock Under Liberty Media’s Certificate of Incorporation and Bylaws	New Liberty Live Group Common Stock Under Liberty Live’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws
Authorized Capital Stock
Liberty Media is authorized to issue up to 1,062,352,500 shares of Liberty Live common stock, of which 521,400,000 are designated as Series A Liberty Live common stock, 19,552,500 are designated as Series B Liberty Live common stock, and 521,400,000 are designated as Series C Liberty Live common stock. See Article IV, Section A.1. of Liberty Media’s certificate of incorporation.
Liberty Live’s authorized capital stock will consist of [          ] shares of common stock, par value $0.01 per share, and [          ] shares of preferred stock, par value $0.01 per share. See Article IV(a) of Liberty Live’s restated articles.
Liberty Live is authorized to issue up to [          ] shares of New Liberty Live Group common stock, of which [          ] shares are designated as New LLYVA, [          ] shares are designated as New LLYVB, and [          ] shares are designated as New LLYVK. See Article IV, Section A.1. of Liberty Live’s restated articles.

Liberty Live Common Stock Under Liberty Media’s Certificate of Incorporation and Bylaws	New Liberty Live Group Common Stock Under Liberty Live’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws
Further, Liberty Live is authorized to issue up to [ ] shares of Ventures Group common stock, of which [ ] shares are designated as Series A Ventures Group common stock, par value $0.01 per share (the Series A Ventures Group common stock), [ ] shares are designated as Series B Ventures Group common stock, par value $0.01 per share (the Series B Ventures Group common stock), and [ ] shares are designated as Series C Ventures Group common stock (the Series C Ventures Group common stock, and together with the Series A Ventures Group common stock and the Series B Ventures Group common stock, the Ventures Group common stock). See Article IV, Section A.1. of Liberty Live’s restated articles.
Dividends and Securities Distributions

Subject to the terms of any series of preferred stock, Liberty Media is permitted to pay dividends on Liberty Live common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the “Live Group Available Dividend Amount” (defined generally as the excess of the total assets less the total liabilities of the Liberty Live Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Live common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Liberty Live Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Liberty Live common stock, an equal per share dividend will be concurrently paid on the other series of Liberty Live common stock. See Article IV, Section A.2.(c)(ii) of Liberty Media’s certificate of incorporation.
Liberty Media is permitted to make (i) share distributions of (A) LLYVK to holders of all series of Liberty Live common stock, on an equal per share basis; and (B) LLYVA to holders of LLYVA and, on an equal per share basis, shares of LLYVB to holders of LLYVB and, on an equal per share basis, shares of LLYVK to holders of LLYVK; and (ii) share distributions of (A) FWONK to holders of all series of Liberty Live common stock, on an equal per share basis, subject to certain limitations; and (B) FWONA to holders of LLYVA and, on an equal per share basis, shares of FWONB to holders of LLYVB and, on an equal per share basis, shares

Subject to the terms of any series of preferred stock, Liberty Live is permitted to pay dividends on New Liberty Live Group common stock out of the lesser of its assets legally available for the payment of dividends under Nevada law and the “Liberty Live Group Available Dividend Amount” (defined generally as the excess of the total assets less total liabilities of the Liberty Live Group (as defined in Liberty Live’s restated articles) over the par value of, or any greater amount determined to be capital in respect of, all outstanding shares of New Liberty Live Group common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the New Liberty Live Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of New Liberty Live Group common stock, an equal per share dividend will be concurrently paid on the other series of New Liberty Live Group common stock. See Article IV, Section A.2.(c)(i) of Liberty Live’s restated articles.
Liberty Live is permitted to make (i) share distributions of (A) New LLYVK to holders of all series of New Liberty Live Group common stock, on an equal per share basis; and (B) New LLYVA to holders of New LLYVA, New LLYVB to holders of New LLYVB and New LLYVK to holders of New LLYVK, in each case, on an equal per share basis and subject to certain limitations; and (ii) share distributions of (A) Series C Ventures Group common stock to holders of all series of New Liberty Live Group common stock, on an equal per

Liberty Live Common Stock Under Liberty Media’s Certificate of Incorporation and Bylaws	New Liberty Live Group Common Stock Under Liberty Live’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws
of FWONK to holders of LLYVK, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of Liberty Media’s securities or the securities of any other person to holders of all series of Liberty Live common stock, on an equal per share basis, subject to certain limitations. See Article IV, Section A.2.(d)(ii) of Liberty Media’s certificate of incorporation.	share basis, subject to certain limitations; and (B) Series A Ventures Group common stock to holders of New LLYVA, Series B Ventures Group common stock to holders of New LLYVB and Series C Ventures Group common stock to holders of New LLYVK, in each case, on an equal per share basis and subject to certain limitations; and (iii) share distributions of any other class or series of Liberty Live’s securities or the securities of any other person to holders of all series of New Liberty Live Group common stock, on an equal per share basis, subject to certain limitations. See Article IV, Section A.2.(d)(i) of Liberty Live’s restated articles.
Conversion of Common Stock at Option of Holder
Each share of LLYVB is convertible, at the option of the holder, into one share of LLYVA. Shares of LLYVA and LLYVK are not convertible at the option of the holder. See Article IV, Section A.2.(b)(i)(A) of Liberty Media’s certificate of incorporation.	Each share of New LLYVB is convertible, at the option of the holder, into one share of New LLYVA. Shares of New LLYVA and New LLYVK are not convertible at the option of the holder. See Article IV, Section A.2.(b)(i)(A) of Liberty Live’s restated articles.
Conversion of Common Stock at Option of Issuer

Liberty Media can convert each share of LLYVA, LLYVB and LLYVK into a number of shares of the corresponding series of Liberty Formula One common stock at a ratio based on the relative trading prices of the LLYVA (or another series of Liberty Live common stock subject to certain limitations) and FWONA (or another series of Liberty Formula One common stock, subject to certain limitations) over a specified 20-trading day period. See Article IV, Section A.2.(b)(v) of Liberty Media’s certificate of incorporation.
Liberty Media also can convert each share of FWONA, FWONB or FWONK into a number of shares of the corresponding series of Liberty Live common stock at a ratio based on the relative trading prices of FWONA (or another series of Liberty Formula One common stock subject to certain limitations) to the LLYVA (or another series of Liberty Live common stock subject to certain limitations) over a specified 20-trading day period. See Article IV, Section A.2.(b)(iii) of Liberty Media’s certificate of incorporation.
Liberty Live can convert each share of New LLYVA, New LLYVB and New LLYVK into a number of shares of the corresponding series of Ventures Group common stock at a ratio based on the relative trading prices of New LLYVK (or another series of New Liberty Live Group common stock subject to certain limitations) and Series C Ventures Group common stock (or another series of Ventures Group common stock, subject to certain limitations) over a specified 20-trading day period. See Article IV, Section A.2.(b)(ii) of Liberty Live’s restated articles.
Optional Redemption of Common Stock for Stock of a Subsidiary
Liberty Media may redeem outstanding shares of Liberty Live common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Liberty Live Group (and may or may not hold assets and liabilities attributed to the	Liberty Live may redeem outstanding shares of New Liberty Live Group common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the New Liberty Live Group (and may or may not hold assets and

Liberty Live Common Stock Under Liberty Media’s Certificate of Incorporation and Bylaws	New Liberty Live Group Common Stock Under Liberty Live’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Formula One Group), provided that the board of directors seeks and receives the approval to such redemption of holders of Liberty Live common stock, voting together as a separate class.
If Liberty Media were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the Formula One Group, shares of Liberty Formula One common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of Liberty Live common stock described above as well as the separate class vote of the holders of Liberty Formula One common stock. See Article IV, Section A.2.(f)(i) of Liberty Media’s certificate of incorporation.

liabilities attributed to the Ventures Group (as defined in Liberty Live’s restated articles)), provided that Liberty Live’s board of directors seeks and receives the approval to such redemption of holders of a majority of the aggregate voting power of the outstanding New Liberty Live Group common stock, voting together as a separate class.
If Liberty Live were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the Ventures Group, shares of Ventures Group common stock shall also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of New Liberty Live Group common stock described above as well as the separate class vote of the holders of Ventures Group common stock, as the case may be. See Article IV, Section A.2(e)(i) of Liberty Live’s restated articles.

Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

If Liberty Media disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Liberty Live Group, it is required to choose one of the following four alternatives, unless the board obtains approval of the holders of Liberty Live common stock not to take such action or the disposition qualifies under a specified exemption (in which case Liberty Media will not be required to take any of the following actions):
•
pay a dividend to holders of Liberty Live common stock out of the available net proceeds of such disposition; or

•
proceeds of such disposition; or
if there are legally sufficient assets and the Liberty Live Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Liberty Live Group, redeem all outstanding shares of Liberty Live common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Liberty Live Group, redeem a portion of the outstanding shares of Liberty Live common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net

If Liberty Live disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the New Liberty Live Group, it is required to choose one of the following four alternatives, unless Liberty Live’s board of directors obtains the requisite approval of the holders of shares of New LLYVA and New LLYVB (together, New Liberty Live Group Voting Securities) not to take such action or the disposition otherwise qualifies as an exempt disposition (in which case Liberty Live will not be required to take any of the following actions):
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pay a dividend to holders of New Liberty Live Group common stock out of the available net proceeds of such disposition; or

•
if there are legally sufficient assets and the “Liberty Live Group Available Dividend Amount” (as such term is defined in Article IV, Section A.2.(i) of Liberty Live’s restated articles) would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the New Liberty Live Group, redeem all outstanding shares of New Liberty Live Group common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the New

Liberty Live Common Stock Under Liberty Media’s Certificate of Incorporation and Bylaws	New Liberty Live Group Common Stock Under Liberty Live’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

•
convert each outstanding share of each series of Liberty Live common stock into a number of shares of the corresponding series of Liberty Formula One common stock at a specified premium; or

•
combine a conversion of a portion of the outstanding shares of Liberty Live common stock into a number of shares of the corresponding series of Liberty Formula One common stock with either the payment of a dividend on or a redemption of shares of Liberty Live common stock, subject to certain limitations. See Article IV, Section A.2.(f)(ii) of Liberty Media’s certificate of incorporation.

Pursuant to Liberty Media’s certificate of incorporation, an exempt disposition includes the following with respect to each tracking stock group:
•
the Disposition (as defined in Liberty Media’s certificate of incorporation) of all or substantially all of Liberty Media’s assets in one transaction or series of related transactions in connection with the liquidation, dissolution or winding up of Liberty Media [within the meaning of paragraph (h) of Section A.2. of Liberty Media’s certificate of incorporation];

•
a dividend, other distribution or redemption in accordance with the applicable provisions of Liberty Media’s certificate of incorporation;

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a group Disposition to one or more persons that Liberty Media, directly or indirectly, after giving effect to the group Disposition, controls;

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by Liberty Media’s board of directors; or
a group Disposition in connection with any disposition of all or substantially all of the assets of such tracking stock group in which Liberty Media receives as proceeds of such disposition primarily capital stock or other equity securities of the purchaser or acquiror of such assets of the group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to such group prior to such disposition, as determined in good faith

Liberty Live Group, redeem a portion of the outstanding shares of New Liberty Live Group common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or
•
convert each outstanding share of each series of New Liberty Live Group common stock into a number of shares of the corresponding series of Ventures Group common stock at a specified premium; or

•
combine a conversion of a portion of the outstanding shares of New Liberty Live Group common stock into a number of shares of the corresponding series of Ventures Group common stock with either the payment of a dividend on or a redemption of shares of New Liberty Live Group common stock, subject to certain limitations. See Article IV, Section A.2.(e)(ii) of Liberty Live’s restated articles.

Pursuant to Liberty Live’s restated articles, an exempt disposition includes the following with respect to each tracking stock group:
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the disposition of all or substantially all of Liberty Live’s assets in one transaction or series of related transactions in connection with the liquidation, dissolution or winding up of Liberty Live;

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a dividend, other distribution or redemption in accordance with Liberty Live’s restated articles;

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a group disposition to one or more persons that following the group disposition, Liberty Live controls;

•
a group disposition in connection with any disposition of all or substantially all of the assets of such tracking stock group in which Liberty Live receives as proceeds of such disposition primarily capital stock or other equity securities of the purchaser, acquiror or third party issuer, if a significant portion of the business of such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to such group prior to such disposition, as determined in good faith by Liberty Live’s board of directors; or

Liberty Live Common Stock Under Liberty Media’s Certificate of Incorporation and Bylaws	New Liberty Live Group Common Stock Under Liberty Live’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

•
a group Disposition as to which Liberty Media’s board of directors obtains the requisite approval of the applicable voting stockholders to classify such group Disposition as an exempt Disposition in accordance with the applicable provisions of Liberty Media’s certificate of incorporation. See Article IV, Section A.2.(j) of Liberty Media’s certificate of incorporation.

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a group disposition as to which Liberty Live’s board of directors obtains the requisite approval of the applicable voting stockholders to classify such group disposition as an exempt disposition. See Article IV, Section A.2.(i) of Liberty Live’s restated articles.

Appraisal Rights/Dissenter’s Rights

Under the DGCL, a stockholder who has neither voted in favor of certain mergers, consolidations or conversions of a corporation to another entity, nor consented thereto in writing, who has properly demanded appraisal of their shares, and who otherwise complies with the requirements for perfecting and preserving their appraisal rights under Section 262 of the DGCL may be entitled to receive payment in cash for the fair value of their shares (exclusive of any element of value arising from the accomplishment or expectation of such merger, consolidation or conversion), together with interest (if any) to be paid on the amount determined to be fair value of such shares, as appraised by the Court of Chancery of the State of Delaware in an appraisal proceeding. However, unless the corporation’s certificate of incorporation provides otherwise, appraisal rights are not available for shares of capital stock that, at the record date for determination of stockholders entitled to receive notice of the meeting of stockholders (or at the record date for determination of stockholders entitled to consent pursuant to Section 228 of the DGCL) to act upon the merger, consolidation or conversion, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Further, unless the corporation’s certificate of incorporation provides otherwise, no appraisal rights are available to stockholders of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation as provided in Section 251(f) of the DGCL.
Notwithstanding the foregoing, appraisal rights are available if stockholders are required to accept for their shares anything other than (i) shares of capital stock of the surviving corporation (or of the converted entity if such entity is a corporation), (ii) shares of capital stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000

A stockholder of a Nevada corporation may be entitled to dissent from, and obtain payment of the fair value of his or her shares in connection with, certain transactions involving the Nevada corporation, including, among others, most mergers, conversions in which the stockholder’s interests will be converted, and exchanges in which the stockholder’s shares are to be acquired.
However, there is no right of dissent in favor of stockholders of: (i) any class or series which is a “covered security” under section 18(b)(1)(A) or (B) of the Securities Act; (ii) any class or series which is traded in an organized market, has at least 2,000 stockholders and has a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10% of such shares; or (iii) certain securities issued by an open end management investment company registered with the SEC.
Notwithstanding the limitations on rights of dissent in the foregoing paragraph, dissenter’s rights are available if stockholders are required by the terms of the corporate action to accept for their shares anything other than (i) cash, (ii) securities or other proprietary interests of any other entity that will satisfy the marketability standards set forth in the prior paragraph, or (iii) any combination of clauses (i) and (ii).
A stockholder who wishes to assert dissenter’s rights, to the extent available, must comply with all of the requirements for asserting and preserving their dissenter’s rights under the NRS Section 92A.300 – 92A.500, including, among others, delivering a statement of intent with respect to the corporate action prior to the taking of the vote at a meeting (or the date set in an advance notice statement given by the company in the case of an action to be taken by written consent of the

Liberty Live Common Stock Under Liberty Media’s Certificate of Incorporation and Bylaws	New Liberty Live Group Common Stock Under Liberty Live’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

holders, (iii) cash in lieu of fractional shares or (iv) any combination of clauses (i)  – (iii). Appraisal rights are also available under the DGCL in certain other circumstances, including in certain parent-subsidiary mergers and in certain circumstances where the certificate of incorporation so provides.
Neither Liberty Media’s certificate of incorporation nor Liberty Media’s bylaws provide for appraisal rights in any additional circumstance other than as required by applicable law.
See Section 262 of the DGCL.
stockholders for which the corporation gives an advance notice statement), and delivering a written demand for payment by the date set in a dissenter’s notice given by the corporation.
Voting Rights

Holders of shares of LLYVA are entitled to one vote for each share of such stock held and holders of shares of LLYVB are entitled to ten votes for each share of such stock held on all matters submitted to a vote of stockholders. Holders of shares of LLYVK are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of Liberty Media’s certificate of incorporation), except as otherwise required by Delaware law. When so required, holders of shares of LLYVK will be entitled to 1/100th of a vote for each share of such stock held. See Article IV, Section A.2.(a) of Liberty Media’s certificate of incorporation.
Holders of Liberty Live common stock will vote as one class with holders of Liberty Formula One common stock on all matters that are submitted to a vote of stockholders unless a separate class vote is required by the terms of Liberty Media’s certificate of incorporation or Delaware law. In connection with certain dispositions of Liberty Live Group assets as described above, the Liberty Media board of directors may determine to seek approval of the holders of Liberty Live common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under Liberty Media’s certificate of incorporation. See Article IV, Section A.2.(a)(iv)(B) of Liberty Media’s certificate of incorporation.
Liberty Media may not redeem outstanding shares of Liberty Live common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Liberty Live Group unless the board of directors seeks and receives the approval to such redemption of holders of Liberty Live common stock, voting together as a separate class, and, if such subsidiary also holds assets and

Holders of shares of New LLYVA are entitled to one vote for each share of such stock held and holders of shares of New LLYVB are entitled to ten votes for each share of such stock held on all matters submitted to a vote of stockholders. Holders of shares of New LLYVK are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of Liberty Live’s restated articles), except as otherwise required by Nevada law. When so required, holders of shares of New LLYVK will be entitled to 1/100th of a vote for each share of such stock held. See Article IV, Section A.2.(a) of Liberty Live’s restated articles.
Holders of New Liberty Live Group Voting Securities will vote as one class with holders of Series A Ventures Group common stock and Series B Ventures Group common stock (together, the Ventures Group Voting Securities) and the holders of any shares of preferred stock that is designated as a voting security (together with the New Liberty Live Group Voting Securities and the Ventures Group Voting Securities, the Voting Securities), on all matters that are submitted to a vote of stockholders unless a separate class vote is required by the terms of Liberty Live’s restated articles or Nevada law. See Article IV, Section A.2.(a)(iii) of Liberty Live’s restated articles.
Except as required under Nevada law, the holders of any shares of any class or series of Liberty Live capital stock can validly approve a proposal that has been submitted by Liberty Live’s board of directors to the stockholders for approval to amend Liberty Live’s restated articles in any manner that affects one or more classes or series of Liberty Live capital stock that has been authorized even if no shares of

Liberty Live Common Stock Under Liberty Media’s Certificate of Incorporation and Bylaws	New Liberty Live Group Common Stock Under Liberty Live’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

liabilities of the Formula One Group, the approval of holders of Liberty Formula One common stock to the Liberty Formula One common stock redemption, with each affected group voting as a separate class. See Article IV, Section A.2.(a)(v)(B) of Liberty Media’s certificate of incorporation.
Liberty Media’s certificate of incorporation imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2∕3% of the aggregate voting power of Liberty Media’s outstanding voting securities, voting together as a single class. See Article IX of Liberty Media’s certificate of incorporation.

such class or series of authorized Liberty Live capital stock is outstanding as of the date of such approval. In connection with certain dispositions of New Liberty Live Group assets as described above, Liberty Live’s board of directors may determine to seek approval of the New Liberty Live Group Voting Securities, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under Liberty Live’s restated articles. See Article IV, Section A.2.(a)(iii) of Liberty Live’s restated articles.
Liberty Live may not redeem outstanding shares of New Liberty Live Group common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the New Liberty Live Group unless Liberty Live’s board of directors seeks and receives the approval to such redemption of a requisite number of holders of New Liberty Live Group Voting Securities, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Ventures Group, the approval of holders of Ventures Group Voting Securities, to the corresponding Ventures Group common stock redemption, with each affected group voting as a separate class. See Article IV, Section A.2.(a)(v)(A) of Liberty Live’s restated articles.
Liberty Live’s restated articles impose supermajority voting requirements in connection with certain articles amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2∕3% of the aggregate voting power of the then outstanding Voting Securities, voting together as a single class. See Article IX of Liberty Live’s restated articles.

Indemnification of, and Advancement of Expenses to, Directors and Officers
Liberty Media’s certificate of incorporation provides that, subject to certain exceptions, to the fullest extent permitted by applicable law, Liberty Media shall indemnify any person who is or was made, or threatened to be made, a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Liberty Media, or is or was serving at the request of Liberty Media as a director, officer, employee or	Liberty Live’s restated articles will provide that, subject to certain exceptions, to the fullest extent permitted by applicable law, Liberty Live shall indemnify any person who was or is a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person, or a person for whom such person is the legal representative, is or was a director or officer of Liberty Live, or is or was serving at the request of Liberty Live as a director, officer, employee or agent of another corporation,

Liberty Live Common Stock Under Liberty Media’s Certificate of Incorporation and Bylaws	New Liberty Live Group Common Stock Under Liberty Live’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprises, against all liability and loss suffered and expenses incurred by such person. See Article V, Section E.2 of Liberty Media’s certificate of incorporation.
Liberty Media will pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, subject to certain conditions. Liberty Media is required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Liberty Media board of directors.

partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. See Article V, Section E.2. of Liberty Live’s restated articles.
Liberty Live shall pay the reasonable expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, subject to certain conditions. Payment of such expenses incurred by other employees and agents of Liberty Live may be made by the Board in its discretion upon such terms and conditions, if any, as it deems appropriate.

Intergroup Interest

From time to time, the Liberty Media board of directors may determine to create an intergroup interest in the Liberty Live Group in favor of the Formula One Group, subject to the terms of Liberty Media’s certificate of incorporation.
If the Liberty Live Group has an intergroup interest in the Formula One Group at such time as any extraordinary action is taken with respect to the Liberty Formula One common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Formula One Group’s assets), the board will consider what actions are required, or permitted, to be taken under Liberty Media’s certificate of incorporation with respect to the Liberty Live Group’s intergroup interest in the Formula One Group. For example, in some instances, the board may determine that a portion of the aggregate consideration that is available for distribution to holders of Liberty Formula One common stock must be allocated to the Liberty Live Group to compensate the Liberty Live Group on a pro rata basis for its interest in the Formula One Group.
Similarly, if the Formula One Group has an intergroup interest in the Liberty Live Group at such time as any extraordinary action is taken with respect to the Liberty Live common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Liberty

From time to time, the Liberty Live board of directors may determine to create an intergroup interest in the New Liberty Live Group in favor of the Ventures Group, subject to the terms of Liberty Live’s restated articles and applicable Nevada law.
If the New Liberty Live Group has an intergroup interest in the Ventures Group at such time as any extraordinary action is taken with respect to the Ventures Group common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Ventures Group assets), the Liberty Live board of directors will consider what actions are required, or permitted, to be taken under Liberty Live’s restated articles with respect to the New Liberty Live Group intergroup interest in the Ventures Group. For example, in some instances, the Liberty Live board of directors may determine that a portion of the aggregate consideration that is available for distribution to holders of Ventures Group common stock must be allocated to the New Liberty Live Group to compensate the New Liberty Live Group on a pro rata basis for its interest in the Ventures Group.
All such board determinations will be made in accordance with Liberty Live’s restated articles and applicable Nevada law.
Upon the effectiveness of Liberty Live’s restated articles, no intergroup interests will exist.
See Article IV, Section A.2 of Liberty Live’s restated articles.

Liberty Live Common Stock Under Liberty Media’s Certificate of Incorporation and Bylaws	New Liberty Live Group Common Stock Under Liberty Live’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Live Group’s assets), the board will consider what actions are required, or permitted, to be taken under Liberty Media’s certificate of incorporation with respect to the Formula One Group’s intergroup interest in the Liberty Live Group.
All such board determinations will be made in accordance with Liberty Media’s certificate of incorporation and applicable Delaware law.
Neither of the Formula One Group or the Liberty Live Group has an intergroup interest in the other group.
See Article IV, Section A.2 of Liberty Media’s certificate of incorporation.

Liquidation

Upon Liberty Media’s liquidation, dissolution or winding up, holders of shares of Liberty Live common stock will be entitled to receive in respect of such stock their proportionate interests in Liberty Media’s assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share. See Article IV, Section A.2.(h) of Liberty Media’s certificate of incorporation.
Each share of Liberty Live common stock is entitled to the number of liquidation units as set forth in the statement on file with the Secretary of Liberty Media, a copy of which will be furnished by Liberty Media, on request and without cost, to any stockholder of Liberty Media. Liquidation units per share of Liberty Live common stock are subject to adjustment for certain anti-dilutive events.

Upon Liberty Live’s liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of shares of New Liberty Live Group common stock will be entitled to receive in respect of such stock their proportionate interests in Liberty Live’s assets, if any, remaining for distribution to holders of Liberty Live common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share. See Article IV, Section A.2.(g) of Liberty Live’s restated articles.
Each share of New Liberty Live Group common stock will have one liquidation unit. From and after the first date following the distribution date that shares of Ventures Group common stock have been issued and are outstanding (the Ventures Issuance Date), each share of Ventures Group common stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to the amount (calculated to five decimal places) obtained (I) if the Ventures Group common stock is issued in connection with a transaction (including, without limitation, a share distribution, dividend or redemption) resulting in the Ventures Group Reference Share (as defined in Liberty Live’s restated articles) being publicly traded following the Ventures Issuance Date, by dividing (x) the average of the daily volume weighted average prices of the Ventures Group Reference Share over the 20-trading day period commencing on (and including) the first trading day on which the Ventures Group Reference Share trade in the “regular way” market by (y) the average of the daily volume weighted average prices of the Liberty Live Group Reference Share (as

Liberty Live Common Stock Under Liberty Media’s Certificate of Incorporation and Bylaws	New Liberty Live Group Common Stock Under Liberty Live’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws
defined in Liberty Live’s restated articles) over the 20-trading day period referenced in clause (x) or (II) if clause (I) is not applicable because the Ventures Group Reference Share are not publicly traded following the Ventures Issuance Date, by dividing (x) the fair value of a share of Ventures Group common stock as of the Ventures Issuance Date by (y) the average of the daily volume weighted average prices of the Liberty Live Group Reference Share over the 20-day trading day period commencing on (and including) the Ventures Issuance Date. After the initial determination of the number of liquidation units applicable to the Ventures Group common stock, the number of liquidation units per share of New Liberty Live Group common stock or Ventures Group common stock is subject to adjustment for certain anti-dilutive events.
Anti-Takeover Provisions
Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and certain other transactions, by a corporation or certain of its subsidiaries with an “interested stockholder” (as defined under Section 203 of the DGCL), for a period of three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the corporation has approved, before such person or entity became an interested stockholder, either the business combination or the transaction that resulted in the person becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the “voting stock” of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) at or subsequent to the person or entity becoming an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2∕3% of the outstanding voting stock not owned by the interested stockholder. A Delaware corporation may opt out of Section 203 in its certificate of incorporation or a stockholder approved bylaw.
Business Combinations: Sections 78.411 through 78.444 of the NRS (the Nevada Combinations Statute) generally prohibit “combinations” including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a Nevada corporation having a requisite number (which Liberty Live expects to have) of stockholders of record, with any person who beneficially owns (or any affiliate or associate of the corporation who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the corporation (an interested stockholder), within two years after such person first became an interested stockholder unless (i) the board of directors of the corporation approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the corporation has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.
Beginning two years after the date the person first became an interested stockholder, a combination may also be permitted if the interested stockholder

Liberty Live Common Stock Under Liberty Media’s Certificate of Incorporation and Bylaws	New Liberty Live Group Common Stock Under Liberty Live’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws
Liberty Media has not opted out of the protections of Section 203 of the DGCL. As a result, the statute applies to Liberty Media.
satisfies certain requirements with respect to the aggregate consideration to be received by holders of outstanding shares in the combination. The Nevada Combinations Statute does not apply to combinations with an interested stockholder after the expiration of four years from when the person first became an interested stockholder.
Liberty Live has elected not to be governed by the Nevada Combination Statute in its articles of incorporation as currently in effect.
Liberty Live’s restated articles will also elect not to be governed by the Nevada Combination Statute.

Anti-Takeover Provisions (cont.)
Delaware does not have a statute comparable to the Nevada Control Share Statute, as described opposite.	Acquisitions of a Controlling Interest: Sections 78.378 through 78.3793, inclusive, of the NRS (the Nevada Control Share Statute), pertaining to the acquisition of controlling interests, apply to “issuing corporations” that are Nevada corporations doing business, directly or through an affiliate, in Nevada and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation. Under those provisions, any person who acquires a controlling interest in a corporation may not exercise voting rights of any “control shares” unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request, and at the expense, of the acquiring person. The statute applies to acquisition of a “controlling interest” in ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one third, (ii) one third or more but less than a majority or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and voting rights must be conferred by a majority of the disinterested stockholders as each threshold is reached and/or exceeded. “Control shares” also include shares acquired by persons acting in association with an acquiring person and those acquired within 90 days immediately preceding the date of the acquisition triggering the statute. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any

Liberty Live Common Stock Under Liberty Media’s Certificate of Incorporation and Bylaws	New Liberty Live Group Common Stock Under Liberty Live’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares pursuant to the Nevada dissenter’s rights statute.
The Nevada Control Share Statute does not apply to any acquisition of a controlling interest in an issuing corporation if the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by the acquiring person provide that the provisions of those sections do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. Therefore, the board of directors of a Nevada corporation usually may unilaterally avoid the imposition of burdens imposed by the control share statute by promptly amending the bylaws of the corporation in connection with a transaction. A Nevada corporation may impose stricter requirements if it so desires.
Liberty Live has opted out of the provisions of the Nevada Control Share Statute in its articles of incorporation as currently in effect. Liberty Live’s restated articles will opt out of the provisions of the Nevada Control Share Statute.

Other Provisions of Liberty Live’s Amended and Restated Bylaws and Liberty Live’s Restated Articles
Preferred Stock
Liberty Live’s restated articles will authorize the Liberty Live board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including:
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the designation of the series;

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the number of authorized shares of the series, which number the Liberty Live board of directors may subsequently increase or decrease but not below the number of such shares of such series of preferred stock then outstanding;

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the dividend rate or amounts, if any, and, in the case of cumulative dividends, the date or dates from which dividends on all shares of the series will be cumulative and the relative preferences or rights of priority or participation with respect to such dividends;

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the rights of the series in the event of Liberty Live’s voluntary or involuntary liquidation, dissolution or winding up and the relative preferences or rights of priority of payment;

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the rights, if any, of holders of the series to convert into or exchange for other classes or series of stock or indebtedness and the terms and conditions of any such conversion or exchange, including provision for adjustments within the discretion of the Liberty Live board of directors;

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the voting power, if any, of the series;

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the terms and conditions, if any, for Liberty Live to purchase or redeem the shares of the series; and

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any other relative rights, preferences, restrictions and limitations of the series.

Liberty Live believes that the ability of the Liberty Live board of directors to issue one or more series of its preferred stock will provide it with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by stockholders, unless such action is required by applicable law or the rules of any stock exchange or automatic quotation system on which Liberty Live’s securities may be listed or traded.
Although the Liberty Live board of directors has no intention at the present time of doing so, it may issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Liberty Live board of directors will make any determination to issue such shares based upon its judgment as to the best interests of Liberty Live’s stockholders. The Liberty Live board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the board of directors, including a tender offer or other transaction that some, or a majority, of stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of the stock.
Limitation on Liability and Indemnification of Directors and Officers
To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, Liberty Live’s directors and officers are not liable to Liberty Live or any of its stockholders or creditors for monetary damages for breaches of fiduciary duties as a director or officer. Nevada law has a broader provision limiting or eliminating the individual liability of both officers and directors than corresponding Delaware law. Under Nevada law, unless otherwise provided in the articles of incorporation or pursuant to certain statutory exceptions, a director or officer is not individually liable to the corporation’s stockholders or creditors for damages as a result of an act or failure to act in his or her capacity as a director or officer unless a statutory presumption that such person acted in good faith and with a view to the interests of the corporation has been rebutted. In addition, it must be proven both that the act or failure to act constituted a breach of a fiduciary duty as a director or officer and that such breach involved intentional misconduct, fraud or a knowing violation of law. Liberty Live’s restated articles will provide that, to the fullest extent permitted by Nevada law, Liberty Live’s directors and officers will not be individually liable to Liberty Live or any of its stockholders or creditors for damages as a result of any act or failure to act in his or her capacity as a director or officer.
Liberty Live’s restated articles will provide that, to the fullest extent permitted by applicable law, Liberty Live will indemnify any person who was or is a party or is threatened to be made a party or is otherwise involved in any investigation, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person, or a person for whom such person is the legal representative, is or was a director or officer of Liberty Live, or is or was serving at the request of Liberty Live as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to nonprofit entities or employee benefit plans, against all expenses, including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the investigation, action, suit or proceeding.
Board of Directors
Liberty Live’s restated articles will provide that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of directors will not be less than three and the exact number will be fixed from time to time by a resolution of the Liberty Live board of directors. The members of the Liberty Live board of directors, other than those who may be elected by holders of any preferred stock, are divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members.
The term of office of the Class I directors expires at the first annual meeting of stockholders held following the separation. The term of office of the Class II directors expires at the second annual meeting of stockholders held following the separation. The term of office of the Class III directors expires at the third annual meeting of stockholders held following the separation.
At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.
Liberty Live’s restated articles will provide that, subject to the rights of the holders of any series of preferred stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least 66 2∕3% of the aggregate voting power of Liberty Live’s capital stock generally entitled to vote upon all matters submitted to stockholders, voting together as a single class.
Liberty Live’s restated articles will provide that, subject to the rights of the holders of any series of preferred stock, vacancies on the Liberty Live board of directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Liberty Live board of directors, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until that director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Liberty Live board of directors will shorten the term of any incumbent director, except as may be provided in any certificate of designation with respect to a series of preferred stock with respect to any additional director elected by the holders of that series of preferred stock.
These provisions, in addition to our classified board provisions described above, would preclude a stockholder or group of stockholders holding a majority of the voting power of Liberty Live from removing incumbent directors and simultaneously gaining control of the Liberty Live board of directors by filling the vacancies created by removal with its own nominees as would take at least two elections of directors for any individual or group to do so. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Liberty Live.
No Stockholder Action by Written Consent; Special Meetings
Liberty Live’s restated articles will provide that (except as otherwise provided in the terms of any series of preferred stock), any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Liberty Live’s preferred stock, special meetings of Liberty Live stockholders for any purpose or purposes may be called only by its Secretary (i) upon the written request of the holders of not less than 66 2∕3% of the aggregate voting power of Liberty Live’s capital stock generally entitled to vote upon all matters submitted to stockholders, or (ii) at the request of at least 75% of the members of the Liberty Live board of directors then in office.
Amendments
Liberty Live’s restated articles will go beyond the general Nevada law requirement of approval by stockholders holding shares in the corporation representing at least a majority of the voting power and will provide that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66 2∕3% of the aggregate voting power of Liberty Live’s outstanding capital stock generally entitled to vote upon all matters submitted to stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of Liberty Live’s restated articles or to add or insert any provision therein, provided, that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (i) as to which the laws of the State of Nevada, as then in effect, do not require the consent of Liberty Live stockholders or (ii) which has been approved by at least 75% of the members of the Liberty Live board of directors then in office, in which case the general Nevada majority approval requirement will apply.

Liberty Live’s restated articles will further provide that the affirmative vote of the holders of at least 66 2∕3% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of its bylaws, provided that the foregoing enhanced voting requirement will not apply to (and no stockholder approval will be required for) any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of the Liberty Live board of directors then in office.
Supermajority Voting Provisions
In addition to the voting provisions and the supermajority voting provisions discussed under “— Comparison of Stockholder Rights — Voting Rights” above and the supermajority voting provisions discussed under “— Amendments” above, Liberty Live’s restated articles provide that, subject to the rights of the holders of any series of its preferred stock, an enhanced requirement of the affirmative vote of the holders of at least 66 2∕3% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required for:
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the merger or consolidation of Liberty Live with or into any other corporation, provided, that the foregoing enhanced voting requirement will not apply to any such merger or consolidation (1) as to which the laws of the State of Nevada, as then in effect, do not require the vote of Liberty Live stockholders, or (2) that at least 75% of the members of the Liberty Live board of directors then in office have approved;

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the sale, lease or exchange of all, or substantially all, of Liberty Live’s assets, provided, that the foregoing enhanced voting requirement will not apply to any such sale, lease or exchange that at least 75% of the members of the Liberty Live board of directors then in office have approved; or

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the dissolution of Liberty Live, provided, that the foregoing enhanced voting requirement will not apply to such dissolution if at least 75% of the members of the Liberty Live board of directors then in office have approved such dissolution.

Where the enhanced voting requirement does not apply, stockholder approval will be as required by Nevada Statute (generally, approval by a majority of the voting power of the stockholders, subject to rights of classes or series of stock).
Corporate Opportunity
Liberty Live’s restated articles will acknowledge that Liberty Live may have overlapping directors and officers with other entities that compete with Liberty Live’s businesses and that Liberty Live may engage in material business transactions with such other entities. Liberty Live has renounced its rights to certain business opportunities and Liberty Live’s restated articles will provide that no director or officer of Liberty Live will breach their fiduciary duty and therefore be liable to Liberty Live or its stockholders by reason of the fact that any such individual directs a corporate opportunity to another person or entity (including Liberty Media) instead of Liberty Live, or does not refer or communicate information regarding such corporate opportunity to Liberty Live, unless (x) such opportunity was expressly offered to such person solely in his or her capacity as a director or officer of Liberty Live or as a director or officer of any of Liberty Live’s subsidiaries and (y) such opportunity relates to a line of business in which Liberty Live or any of its subsidiaries is then directly engaged.
Inspection of Books and Records
Inspection rights under Nevada law are more limited than those provided under Delaware law. Nevada law grants any person who has been a stockholder of record of a corporation for at least six months immediately preceding the demand, or any person holding, or thereunto authorized in writing by the holders of, at least 5% of all of its outstanding shares, upon at least five days’ written demand, the right to inspect in person or by agent or attorney, during usual business hours (i) the articles of incorporation and all amendments thereto, (ii) the bylaws and all amendments thereto and (iii) a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively. A stockholder or person seeking such records must furnish the corporation with an affidavit that such inspection is not desired for a purpose other than the business of the corporation and that the stockholder or other person seeking the records has not at any time sold or offered for sale any list of stockholders of any corporation, or aided or abetted any person in procuring any such record of stockholders for any such sale or offer for sale.
In addition, Nevada law grants certain stockholders the right to inspect, copy and audit other books of account and records of a corporation for any proper purpose. The right to inspect the books of account and all financial records of a corporation, to make copies of records and to conduct an audit of such records is granted only to a stockholder who owns at least 15% of the issued and outstanding shares of a Nevada corporation, or who has been authorized in writing by the holders of at least 15% of such shares. Such right of inspection is subject to such stockholder’s delivery of an affidavit that such inspection, copy or audit is not desired for any purpose not related to his or her interest as a stockholder and the stockholder’s entry into, and compliance with, a confidentiality agreement reasonably protecting the legitimate interests of the corporation. However, these inspection rights do not apply to any corporation that furnishes to its stockholders a detailed, annual financial statement or any corporation that has filed during the preceding 12 months all reports required to be filed pursuant to Section 13 or Section 15(d) of the Exchange Act.
Exclusive Forum
Liberty Live’s restated articles will provide that, unless Liberty Live consents in writing to an alternative forum, and to the fullest extent permitted by law, including the applicable jurisdictional requirements and laws of the United States, the Nevada Eighth Judicial District Court (or if the Nevada Eighth Judicial District Court does not have jurisdiction, any other state district court located in the State of Nevada, and if no state district court in the State of Nevada has jurisdiction, any federal court located in the State of Nevada), will, to the fullest extent permitted by law, be the exclusive forum for “internal actions” as defined under the NRS, including any action, suit or proceeding (a) brought in the name or right of Liberty Live or on its behalf; (b) for or based upon a breach of fiduciary duty against any director, officer, employee or agent of Liberty Live in such capacity; or (c) arising pursuant to, or to interpret, apply, enforce or determine the validity of, any provision of the Nevada statutes with respect to business entities, the articles of incorporation or the bylaws of Liberty Live or certain voting agreements or trusts to which it may be a party. In addition, Liberty Live’s restated articles will provide that, unless Liberty Live consents in writing to the selection of an alternative forum, and to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Liberty Live’s restated articles will further provide that, for the avoidance of doubt, this exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Group Policies
If and when Liberty Live issues shares of the Ventures Group common stock, the New Liberty Live Group common stock and Ventures Group common stock will become tracking stocks of Liberty Live, and it is expected that the Liberty Live board of directors will adopt management and allocation policies designed to assist it in managing and separately presenting the businesses and operations attributed to the tracking stock groups, and allocating among those groups other items (such as debt, corporate overhead, taxes, corporate opportunities and other charges and obligations) in a manner it deems reasonable after taking into account all material factors. The Liberty Live board of directors will be able to, without stockholder approval, modify, change, rescind or create exceptions to these policies, or adopt additional policies. Any such modifications, changes, rescissions, exceptions or additional policies would be binding and conclusive unless otherwise determined by the Liberty Live board of directors.
If and when Liberty Live issues shares of the Ventures Group common stock, because the New Liberty Live Group and the Ventures Group will continue to be part of a single company, Liberty Live’s directors and officers will have the same fiduciary duties to stockholders of Liberty Live as a whole (and not the holders of any particular tracking stock). If and when there are conflicting interests between the New Liberty Live Group and Ventures Group, Liberty Live’s directors will use good faith business judgment to resolve such conflicts. In cases where a material corporate opportunity may appropriately be viewed as one that could be pursued by more than one group, the Liberty Live board of directors may, independently or at the request of management, review the allocation of that corporate opportunity to one of, or between or among, such groups. In accordance with Nevada law, the Liberty Live board of directors will make its determination with regard to the allocation of any such opportunity and the benefit of such opportunity in accordance with their good faith business judgment of Liberty Live’s best interests and the best interests of its stockholders as a whole.
Federal Securities Law Consequences
The issuance of shares of New Liberty Live Group common stock in the Split-Off will be registered under the Securities Act, and the shares of New Liberty Live Group common stock so issued will be freely transferable under the Securities Act, except for shares of New Liberty Live Group common stock issued to any person who is deemed to be an “affiliate” of Liberty Live after completion of the Split-Off. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Liberty Live and may include directors and significant stockholders of Liberty Live. Affiliates may not sell their shares of New Liberty Live Group common stock, except:
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pursuant to an effective registration statement under the Securities Act covering the resale of those shares;

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in compliance with Rule 144 under the Securities Act; or

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pursuant to any other applicable exemption under the Securities Act.

The registration statement on Form S-4, of which this proxy statement/notice/prospectus forms a part, will not cover the resale of shares of New Liberty Live Group common stock to be received by Liberty Live’s affiliates.

U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion summarizes the U.S. federal income tax consequences of the Redemption to holders of Liberty Live common stock that exchange their shares of Liberty Live common stock for shares of New Liberty Live Group common stock.
This discussion is based on the Code, applicable U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all as in effect as of the date of this document, and all of which are subject to change at any time, possibly with retroactive effect. This discussion addresses only those stockholders who hold their shares of Liberty Live common stock as capital assets within the meaning of Section 1221 of the Code. This discussion is limited to stockholders that are U.S. holders (as defined below). Further, this discussion does not discuss all tax considerations that may be relevant to holders of Liberty Live common stock in light of their particular circumstances, nor does it address any tax consequences to stockholders subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, partnerships (including entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes), persons who acquired their shares of Liberty Live common stock pursuant to the exercise of employee stock options or otherwise as compensation, U.S. expatriates, foreign pension funds, financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies, dealers or traders in securities, persons that have a functional currency other than the U.S. dollar, and persons who hold their shares of Liberty Live common stock as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment, or other risk-reduction transaction for U.S. federal income tax purposes. This discussion does not address any U.S. federal estate, gift, or other non-income tax consequences, any state, local, or foreign tax consequences, or the Medicare tax on net investment income.
If a partnership (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds shares of Liberty Live common stock, the tax treatment of a partner, member, or other beneficial owner of such partnership or other pass-through entity will generally depend upon the status of the partner, member, or other beneficial owner, the activities of the partnership or other pass-through entity, and certain determinations made at the partner, member, or other beneficial owner level. If you are a partner, member, or other beneficial owner of a partnership or other pass-through entity holding shares of Liberty Live common stock, you are urged to consult your tax advisor regarding the tax consequences of the Redemption.
For purposes of this section, a U.S. holder is a beneficial owner of Liberty Live common stock that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or a resident of the U.S.; (b) a corporation, or other entity subject to tax as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S., any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust, if (i) a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) it has a valid election in place under applicable U.S. Treasury Regulations to be treated as a U.S. person.
All holders of Liberty Live common stock are urged to consult their tax advisors as to the particular tax consequences to them as a result of the Redemption.
Tax Opinion
The completion of the Redemption is conditioned upon, among other things, the receipt by Liberty Media of the opinion of Skadden Arps, dated as of the Redemption Date and in form and substance reasonably acceptable to Liberty Media, to the effect that, for U.S. federal income tax purposes, (i) the Redemption, taken together with the Contributions, will qualify as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code, (ii) no gain or loss will be recognized by Liberty Media in the Contributions or the transfer of New Liberty Live Group common stock pursuant to the Redemption, and (iii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Live common stock upon the receipt of shares of New Liberty Live Group common stock in the Redemption.

The condition to the completion of the Redemption described in the preceding paragraph may not be waived by Liberty Media. The opinion of Skadden Arps will be based on the law in effect as of the time of the Redemption and will rely on certain assumptions, as well as statements, representations, and undertakings made by officers of Liberty Media, Liberty Live, and certain other individuals. These assumptions, statements, representations, and undertakings are expected to relate to, among other things, the parties’ business reasons for engaging in the Split-Off, the conduct of certain business activities by Liberty Media and Liberty Live, and the plans and intentions of Liberty Media and Liberty Live to continue conducting those business activities and not to materially modify their ownership or capital structure following the Split-Off. If any of those statements, representations, or assumptions is incorrect or untrue in any material respect or any of those undertakings is not complied with, or if the facts upon which the opinion of Skadden Arps is based are materially different from the actual facts that exist at the time of the Split-Off, the conclusions reached in such opinion could be adversely affected.
The parties do not intend to seek a ruling from the IRS regarding the U.S. federal income tax treatment of the Split-Off. The legal authorities upon which the opinion of Skadden Arps will be based are subject to change or differing interpretations at any time, possibly with retroactive effect. An opinion of counsel is not binding on courts or the IRS, and there can be no assurance that the IRS will not challenge the conclusions reached in such opinion or that a court would not sustain such a challenge.
U.S. Federal Income Tax Treatment of the Split-Off
Assuming, consistent with the opinion of Skadden Arps, that the Redemption, taken together with the Contributions, qualify as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code, then, for U.S. federal income tax purposes:
•
subject to the discussion below regarding Section 355(e) of the Code, no gain or loss will be recognized by Liberty Media with respect to the New Liberty Live Group common stock transferred pursuant to the Redemption;

•
no gain or loss will be recognized by, and no amount will be included in the income of, a holder of Liberty Live common stock upon the receipt of shares of New Liberty Live Group common stock pursuant to the Redemption;

•
the aggregate tax basis of the shares of New Liberty Live Group common stock received in the Redemption by a holder of Liberty Live common stock will equal the aggregate tax basis of the shares of Liberty Live common stock exchanged therefor; and

•
the holding period of the shares of New Liberty Live Group common stock received in the Redemption by a holder of Liberty Live common stock will include the holding period of the shares of Liberty Live common stock exchanged therefor.

Stockholders who have acquired different blocks of Liberty Live common stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate tax basis among, and the holding period of, the shares of New Liberty Live Group common stock received in exchange for such blocks of Liberty Live common stock.
If the Redemption were determined not to qualify under Section 355 of the Code, Liberty Media would generally be subject to tax as if it sold the shares of New Liberty Live Group common stock transferred in the Redemption in a taxable transaction. Liberty Media would recognize taxable gain in an amount generally equal to the excess of (a) the total fair market value of all shares of New Liberty Live Group common stock transferred in the Redemption over (b) Liberty Media’s aggregate tax basis in such shares of New Liberty Live Group common stock (or, if certain elections are made with respect to the Redemption, in an amount generally equal to the excess of (a) the sum of (i) the total fair market value of all assets held by Liberty Live and certain of its subsidiaries, plus (ii) the liabilities of Liberty Live and such subsidiaries, over (b) the aggregate tax basis of such assets). A holder of Liberty Live common stock who receives shares of New Liberty Live Group common stock in the Redemption would be treated as either (a) recognizing capital gain or loss equal to the difference between the fair market value of the shares of New Liberty Live Group common stock received and the stockholder’s tax basis in Liberty Live common stock exchanged therefor or, in certain circumstances, (b) receiving a taxable distribution in an amount equal to the total fair market value of the shares of New Liberty Live Group common stock received, which would generally be taxed (i) as a dividend to the extent of Liberty Media’s current and accumulated earnings and profits, then (ii) as a non-taxable return of capital to the extent of the stockholder’s tax basis in its shares of Liberty Live common stock with respect to which the distribution was made, and thereafter (iii) as capital gain with respect to the remaining value. If the Redemption were determined not to qualify under Section 355 of the Code, a stockholder would have a tax basis in its shares of New Liberty Live Group common stock following the Redemption equal to the fair market value of such stock. Certain stockholders may be subject to special rules governing taxable distributions, such as those that relate to the dividends received deduction, extraordinary dividends, and qualified dividend income.
Even if the Redemption, taken together with the Contributions, otherwise qualify under Section 355, Section 368(a)(1)(D) and related provisions of the Code, the Redemption would result in a significant U.S. federal income tax liability to Liberty Media (but not to holders of Liberty Live common stock) under Section 355(e) of the Code if one or more persons acquire, directly or indirectly, a 50% or greater interest (measured by vote or value) in the stock of Liberty Media or Liberty Live (or any successor corporation) (excluding, for this purpose, the acquisition of New Liberty Live Group common stock by holders of Liberty Live common stock in the Redemption) as part of a plan or series of related transactions that includes the Redemption. Any acquisition of the stock of Liberty Media or Liberty Live (or any successor corporation) within two years before or after the Split-Off would generally be presumed to be part of a plan that includes the Redemption, although the parties may be able to rebut that presumption under certain circumstances. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual in nature, and subject to a comprehensive analysis of the facts and circumstances of the particular case. Notwithstanding the opinion of Skadden Arps described above, Liberty Media or Liberty Live might inadvertently cause or permit a prohibited change in the ownership of Liberty Media or Liberty Live to occur. If the Redemption were determined to be taxable to Liberty Media under Section 355(e) of the Code, Liberty Media would recognize taxable gain in an amount generally equal to the excess of (a) the total fair market value of all shares of New Liberty Live Group common stock transferred in the Redemption over (b) Liberty Media’s aggregate tax basis in such shares of New Liberty Live Group common stock (or, if certain elections are made with respect to the Redemption, in an amount generally equal to the excess of (a) the sum of (i) the fair market value of all assets held by Liberty Live and certain of its subsidiaries, plus (ii) the liabilities of Liberty Live and such subsidiaries, over (b) the aggregate tax basis of such assets).
Pursuant to the Tax Sharing Agreement, Liberty Live will be required to indemnify Liberty Media, its subsidiaries, and certain related persons for taxes and losses resulting from the failure of the Redemption, taken together with the Contributions, to qualify under Section 355, Section 368(a)(1)(D) and related provisions of the Code, except to the extent that such taxes and losses (a) result primarily from, individually or in the aggregate, the breach of certain covenants made or to be performed by Liberty Media (applicable to actions or failures to act by Liberty Media and its subsidiaries following the completion of the Split-Off), or (b) result from the application of Section 355(e) of the Code to the Redemption as a result of the treatment of the Redemption as part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, a 50% or greater interest (measured by vote or value) in the stock of Liberty Media (or any successor corporation).
Information Reporting
A holder of Liberty Live common stock who owns at least 5% of the outstanding stock of Liberty Media (measured by vote or value) immediately before the Redemption and who receives shares of New Liberty Live Group common stock pursuant to the Redemption will generally be required to attach to such stockholder’s U.S. federal income tax return for the year in which the Redemption occurs a statement setting forth certain information relating to the Redemption, including (a) the aggregate tax basis of such stockholder’s shares of Liberty Live common stock exchanged in the Redemption, if any, and (b) the aggregate fair market value of such stockholder’s shares of New Liberty Live Group common stock received in the Redemption. Stockholders should consult their tax advisors to determine whether they are required to provide the foregoing statement.

DESCRIPTION OF CERTAIN INDEBTEDNESS
The following is a summary of certain indebtedness of Liberty Live and its consolidated subsidiaries (assuming that the Split-Off has been completed) and does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the corresponding agreements related thereto, including the definitions of certain terms therein, which are incorporated by reference into this proxy statement/notice/prospectus/information statement.
Following completion of the Split-Off, Liberty Live and its consolidated subsidiaries will have significant indebtedness outstanding.
Liberty Live
2.375% Exchangeable Senior Debentures due 2053
Concurrently with the completion of the Split-Off, Liberty Live will enter into a supplemental indenture by which Liberty Live will assume all obligations under the 2.375% Exchangeable Senior Debentures due 2053. The 2.375% Exchangeable Senior Debentures due 2053 were issued by Liberty Media on September 14, 2023 and are attributed to the Liberty Live Group. Subject to certain terms and conditions, upon exchange of a debenture that represents the 2.375% Exchangeable Senior Debentures due 2053 (a debenture), Liberty Media (or, following the Split-Off, Liberty Live), at its option, may deliver shares of Live Nation Common Stock, cash or a combination of shares of Live Nation Common Stock and/or cash. Prior to the assumption of the 2.375% Exchangeable Senior Debentures due 2053 by Liberty Live, Liberty Media will enter into a supplemental indenture by which Liberty Media (or, following the Split-Off, Liberty Live) will irrevocably elect to only deliver cash upon exchange of a debenture. The number of shares of Live Nation Common Stock attributable to a debenture represents an initial exchange price of approximately $104.91 per share. A total of approximately 11 million shares of Live Nation Common Stock are attributable to the 2.375% Exchangeable Senior Debentures due 2053. Interest is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year.
The 2.375% Exchangeable Senior Debentures due 2053 may be redeemed by Liberty Media (or, following the Split-Off, Liberty Live), in whole or in part, on or after September 30, 2028. Holders of the 2.375% Exchangeable Senior Debentures due 2053 have the right to require Liberty Media (or, following the Split-Off, Liberty Live) to purchase their debentures on September 30, 2028. Pursuant to the terms of the 2.375% Exchangeable Senior Debentures due 2053, as a result of the Split-Off, holders of the 2.375% Exchangeable Senior Debentures due 2053 will have the right to require Liberty Live (as issuer by assumption of the 2.375% Exchangeable Senior Debentures due 2053) to repurchase the 2.375% Exchangeable Senior Debentures due 2053 after completion of the Split-Off (the Split-Off Repurchase Option). The redemption and purchase price of the 2.375% Exchangeable Senior Debentures due 2053 will generally equal 100% of the adjusted principal amount of the debentures plus accrued and unpaid interest to the redemption date, plus any final period distribution. In addition, in connection with the Split-Off, holders will also have the right to exchange the 2.375% Exchangeable Senior Debentures due 2053 for the cash value of the Live Nation Common Stock attributable to each debenture exchanged after completion of the Split-Off (the Split-Off Exchange Option). To the extent the 2.375% Exchangeable Senior Debentures due 2053 remain outstanding following expiration of the holders’ repurchase rights (and assuming no redemption right or exchange right is exercised), the 2.375% Exchangeable Senior Debentures due 2053 will remain outstanding as indebtedness of Liberty Live.
As of June 30, 2025, the adjusted principal amount of the 2.375% Exchangeable Senior Debentures due 2053 was $1,150 million.
Liberty Live’s Subsidiaries
Live Nation Margin Loan
On November 8, 2016, LMC LYV, LLC, a bankruptcy remote wholly owned subsidiary of Liberty Media that will be a bankruptcy remote wholly owned subsidiary of Liberty Live following the Split-Off (MarginCo), entered into a Margin Loan Agreement (as amended most recently by an Amendment No. 9 to

Margin Loan Agreement, dated as of September 5, 2023, and as further amended from time to time, the Margin Loan Agreement) with a group of lenders. The Margin Loan Agreement provides for a revolving credit facility in an aggregate principal amount of $400 million (the Margin Loan Facility). MarginCo’s obligations under the Margin Loan Facility are secured by shares of Live Nation Common Stock owned by MarginCo. The Margin Loan Agreement has a scheduled maturity date of September 9, 2026. No borrowings were outstanding under the Margin Loan Facility as of June 30, 2025.
The borrowings under the Margin Loan Facility accrue interest at a rate equal to the three-month Secured Overnight Financing Rate plus a per annum spread of 2.00% (unless and until the replacement of such rate as provided for under the Margin Loan Agreement). The Margin Loan Agreement also has a commitment fee equal to 0.50% per annum on the daily unused amount of the Margin Loan Facility.
The Margin Loan Agreement contains various affirmative and negative covenants that restrict the activities of MarginCo (and, in some cases, following the Split-Off, Liberty Live and its subsidiaries) with respect to shares of Live Nation Common Stock owned by, following the Split-Off, Liberty Live and its subsidiaries. The Margin Loan Agreement does not include any financial covenants.
MarginCo’s obligations under the Margin Loan Agreement are secured by first priority liens on a portion of Liberty Media’s ownership interest in Live Nation, sufficient for MarginCo to meet the loan to value requirements under the Margin Loan Agreement. As of June 30, 2025, 9.0 million shares of Live Nation Common Stock with a value of $1,357 million were held in collateral accounts related to the Margin Loan Agreement.
2025 Forward Contracts
On May 28, 2025, LNSPV, a wholly owned special purpose subsidiary of Liberty Live, entered into the 2025 Forward Contracts establishing the terms and conditions of variable forward transactions with each of Banco Santander, S.A., Citibank, N.A., Morgan Stanley Bank, N.A., and Mizuho Markets Americas LLC (collectively, the Dealers). The 2025 Forward Contracts, in the aggregate, obligate LNSPV to deliver to the Dealers (or any of their respective assignees thereof in accordance with each of the 2025 Forward Contracts) up to an aggregate of 10,488,960 shares of the Live Nation Common Stock, based on the share prices for Live Nation Common Stock over a specified period ending in the first quarter of 2027 (the Valuation Period). Alternatively, LNSPV may choose to deliver an amount of cash based on a measure of the average share price over the Valuation Period. The 2025 Forward Contracts allow LNSPV to receive prepayment amounts up to the present value of the 2025 Forward Contracts at such time or times of approximately $1.15 billion from the Dealers, in the aggregate.
The 2025 Forward Contracts are intended to provide a source of liquidity, if needed, to Liberty Live to satisfy the exercise (if any) by any holder of the 2.375% Exchangeable Senior Debentures due 2053 of the Split-Off Repurchase Option or Split-Off Exchange Option. Liberty Live does not intend to cause LNSPV to receive any prepayment amounts under the 2025 Forward Contracts unless necessary to cash settle the Split-Off Repurchase Option or Split-Off Exchange Option made by holders of the 2.375% Exchangeable Senior Debentures due 2053.

ADDITIONAL INFORMATION
Legal Matters
Certain legal matters in connection with the Split-Off will be passed upon by O’Melveny & Myers LLP. Certain matters with respect to Nevada law will be passed upon by Greenberg Traurig, LLP. Legal matters relating to the U.S. federal income tax consequences of the Split-Off will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP.
Experts
Liberty Live
The combined financial statements of Liberty Live Holdings, Inc. as of December 31, 2024 and 2023 and for the years then ended have been included herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon authority of such firm as experts in accounting and auditing.
Live Nation
The consolidated financial statements of Live Nation Entertainment, Inc. at December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in the Proxy Statement of Liberty Media Corporation and Prospectus and Registration Statement of Liberty Live Holdings, Inc., which are referred to and made a part of this Proxy Statement, Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Liberty Media
The consolidated financial statements of Liberty Media and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference in this proxy statement/notice/prospectus, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference, and upon authority of such firm as experts in accounting and auditing.
Householding Information
Liberty Media has adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record entitled to receive this proxy statement/notice/prospectus who have the same address and last name will receive only one copy of this proxy statement/notice/prospectus, unless Liberty Media is notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce Liberty Media’s printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this proxy statement/notice/prospectus or if you hold Liberty Media’s voting stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc. by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling, toll-free in the U.S., 1-866-540-7095. If you participate in householding and wish to receive a separate copy of this proxy statement/notice/prospectus or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Solutions, Inc. as indicated above.
Stockholder Proposals
Liberty Live
Liberty Live’s first annual meeting of stockholders is currently expected to be held during the [second quarter of 2026]. In order to be eligible for inclusion in Liberty Live’s proxy materials for such annual meeting, any stockholder proposal must be submitted in writing to Liberty Live’s Corporate Secretary and received at Liberty Live’s executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on or after [           ] but no later than [           ], unless a later date is determined and announced in connection with the actual scheduling of the annual meeting.
All stockholder proposals for inclusion in Liberty Live’s proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, Liberty Live’s restated articles and Liberty Live’s amended and restated bylaws and Nevada law.
Liberty Media
Based solely on the May 12, 2025 date of Liberty Media’s annual meeting of stockholders for the calendar year 2025 and the March 28, 2025 date of Liberty Media’s proxy statement for the 2025 annual meeting, (a) a stockholder proposal must be submitted in writing to Liberty Media’s Corporate Secretary and received at Liberty Media’s executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on November 28, 2025 in order to be eligible for inclusion in Liberty Media’s proxy materials for the annual meeting of stockholders for the calendar year 2026 (the 2026 annual meeting), and (b) a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at Liberty Media’s executive offices at the foregoing address not earlier than January 12, 2026 and not later than February 11, 2026 to be considered for presentation at the 2026 annual meeting. Liberty Media currently anticipates that the 2026 annual meeting will be held during the second quarter of 2026. If the 2026 annual meeting takes place more than 20 days before or 70 days after May 12, 2026 (the anniversary of the 2025 annual meeting), a stockholder proposal, or any nomination by stockholders of a person or persons for election to the Liberty Media board of directors, will instead be required to be received at Liberty Media’s executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2026 annual meeting is communicated to stockholders or public announcement of the date of the 2026 annual meeting is made, whichever occurs first, in order to be considered for presentation at the 2026 annual meeting. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Liberty Media nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 13, 2026.
All stockholder proposals for inclusion in Liberty Media’s proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, Liberty Media’s certificate of incorporation and Liberty Media’s bylaws and Delaware law.
Where You Can Find More Information
Liberty Live is filing the registration statement with the SEC under the Securities Act with respect to the shares of New Liberty Live Group common stock to be offered by this proxy statement/notice/prospectus. This proxy statement/notice/prospectus is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules thereto. For further information with respect to Liberty Live, please refer to the registration statement, including its exhibits and schedules. Statements made in this proxy statement/notice/prospectus relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.
Liberty Media is, and Liberty Live will become, subject to the information and reporting requirements of the Exchange Act. In accordance with the Exchange Act, Liberty Media files, and Liberty Live will file, periodic reports, proxy statements and other information with the SEC. You may inspect any document that Liberty Media or Liberty Live files with the SEC, including the registration statement and its exhibits and schedules, on the Internet website maintained by the SEC at www.sec.gov. Liberty Live’s website will be www.[           ].com and Liberty Media’s website is www.libertymedia.com, and each of Liberty Live and Liberty Media intend to make its periodic reports and other information filed with or furnished to the SEC available, free of charge, through its website, as soon as reasonably practicable after its reports and other information are electronically filed with or furnished to the SEC. Information contained on any website referenced in this proxy statement/notice/prospectus is not incorporated by reference in this proxy statement/notice/prospectus and does not constitute a part of this proxy statement/notice/prospectus.

You may request a copy of any of Liberty Live’s or Liberty Media’s filings with the SEC at no cost, by writing or telephoning the office of:
Investor Relations
Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (877) 772-1518
Before the Split-Off, if you have questions relating to the Split-Off, you should contact the office of Investor Relations of Liberty Media at the address and telephone number listed above. Pursuant to a services agreement to be entered into between Liberty Live and Liberty Media, Liberty Media will provide Liberty Live with investor relations assistance for a period following the Split-Off. Accordingly, if you have questions relating to Liberty Live following the Split-Off, you should contact the office of Investor Relations of Liberty Media at the address and telephone number listed above.
Liberty Live intends to furnish holders of New Liberty Live Group common stock, and Liberty Media furnishes holders of Liberty Media common stock, with annual reports containing consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles and audited and reported on, with an opinion expressed by, an independent public accounting firm.
The SEC allows Liberty Media to “incorporate by reference” information into this proxy statement/notice/prospectus, which means that Liberty Media can disclose important information about itself to you by referring you to other documents. The information incorporated by reference is an important part of this proxy statement/notice/prospectus and is deemed to be part of this document except for any information superseded by the information contained in this document or in any other later filed document incorporated by reference into this document. Documents incorporated by reference herein will be made available to you, at no cost, upon your oral or written request to Liberty Media’s Investor Relations office. Liberty Media incorporates by reference the documents listed below that Liberty Media has previously filed with the SEC (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K):
(a)
Liberty Media’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 27, 2025;

(b)
Liberty Media’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed on May 7, 2025, and for the quarter ended June 30, 2025, filed on August 7, 2025;

(c)
Liberty Media’s Definitive Proxy Statement on Schedule 14A filed on March 28, 2025; and

(d)
Liberty Media’s Current Reports on Form 8-K filed on January 8, 2025, May 14, 2025, May 29, 2025, May 30, 2025 and July 3, 2025 (other than any portion thereof not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

In addition, Liberty Media incorporates by reference into this proxy statement/notice/prospectus any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/notice/prospectus and prior to the date on which the Special Meeting is held (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K). Such documents are considered to be a part of this proxy statement/notice/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
This proxy statement/notice/prospectus includes and incorporates by reference information concerning Liberty Media, which is a public company and files reports and other information with the SEC in accordance with the requirements of the Securities Act and the Exchange Act. Information included in, incorporated by reference in or included as an annex to this proxy statement/notice/prospectus concerning Liberty Media has been derived from the reports and other information filed by Liberty Media with the SEC. This proxy statement/notice/prospectus also includes information concerning Live Nation, Liberty Media’s equity method affiliate that files reports and other information with the SEC in accordance with the Exchange Act.

Information in this proxy statement/notice/prospectus concerning Live Nation has been derived from the reports and other information filed by Live Nation with the SEC. If you would like further information about Live Nation, the reports and other information it files with the SEC can be accessed on the Internet website maintained by the SEC at http://www.sec.gov. Unless explicitly stated herein, those reports and other information are not incorporated by reference in this proxy statement/notice/prospectus. Neither Liberty Media nor Liberty Live had a part in the preparation of those reports and other information. You may read and copy any reports and other information filed by these companies as set forth above.
This document is a proxy statement/notice/prospectus of Liberty Live and Liberty Media. Neither Liberty Live nor Liberty Media has authorized anyone to give any information or make any representation about the Split-Off that is different from, or in addition to, that contained in this proxy statement/notice/prospectus or in any of the materials that is incorporated by reference into this proxy statement/notice/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/notice/prospectus reads only as of the date of this proxy statement/notice/prospectus unless the information specifically indicates that another date applies.

LIBERTY LIVE HOLDINGS, INC.
CONDENSED COMBINED BALANCE SHEETS
(unaudited)
	June 30, 2025	December 31, 2024
	amounts in thousands
Assets
Current assets:
Cash and cash equivalents	$378,448	402,641
Trade and other receivables, net of allowance for credit losses of $1,094 and $1,382, respectively	40,132	24,655
Prepaid assets	44,012	38,093
Due from related parties, net	1,227	—
Other current assets	6,998	6,987
Total current assets	470,817	472,376
Investments in equity securities	166,889	173,349
Investments in affiliates, accounted for using the equity method (note 5)	560,866	430,435
Goodwill (note 6)	127,018	125,495
Intangible assets subject to amortization, net (note 6)	129,659	141,782
Deferred tax assets	273,146	234,097
Other assets, at cost, net of accumulated amortization	8,698	7,492
Total assets	1,737,093	1,585,026
Liabilities and Equity
Current liabilities:
Accounts payable	15,166	16,284
Accrued liabilities	44,743	34,610
Deferred revenue	133,979	126,752
Due to related parties, net	—	8,786
Current portion of long-term debt, measured at fair value (note 7)	1,768,965	—
Other current liabilities	2,276	1,067
Total current liabilities	1,965,129	187,499
Long-term debt, measured at fair value (note 7)	—	1,556,399
Financial instrument liabilities (notes 4 and 7)	89,914	—
Other liabilities	20,791	18,250
Total liabilities	2,075,834	1,762,148
Equity:
Parent’s investment	260,262	256,874
Retained earnings (deficit)	(577,677)	(369,970)
Accumulated other comprehensive earnings (loss), net of taxes	(43,439)	(86,139)
Total Parent’s investment	(360,854)	(199,235)
Noncontrolling interests in equity of subsidiaries	22,113	22,113
Total equity (deficit)	(338,741)	(177,122)
Commitments and contingencies (note 9)
Total liabilities and equity	$1,737,093	1,585,026
See accompanying notes to condensed combined financial statements.

LIBERTY LIVE HOLDINGS, INC.
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(unaudited)
	Six months ended June 30,
	2025	2024
	amounts in thousands, except per share amounts
Revenue, net	$185,207	171,842
Related party revenue, net	455	176
Total revenue, net	185,662	172,018
Operating costs and expenses:
Cost of revenue, including stock-based compensation	126,625	126,515
Related party cost of revenue	25,337	20,653
Selling, general and administrative expenses, including stock-based compensation and acquisition costs	40,576	31,170
Depreciation and amortization	13,057	13,959
	205,595	192,297
Operating income (loss)	(19,933)	(20,279)
Other income (expense):
Interest expense	(14,759)	(14,348)
Dividend and interest income	8,484	11,076
Share of earnings (loss) of affiliates, net (note 5)	72,896	55,047
Realized and unrealized gains (losses) on financial instruments, net (note 4)	(305,824)	19,282
Other, net	(787)	2,016
	(239,990)	73,073
Earnings (loss) before income taxes	(259,923)	52,794
Income tax (expense) benefit	50,124	(11,449)
Net earnings (loss)	(209,799)	41,345
Less net earnings attributable to noncontrolling interests	—	(38)
Net earnings (loss) attributable to Liberty Live	$(209,799)	41,383
Pro Forma basic net earnings (loss) attributable to Series A, Series B and Series C Liberty Live Group shareholders per common share (note 2)	$(2.28)	NA
See accompanying notes to condensed combined financial statements.

LIBERTY LIVE HOLDINGS, INC.
CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE EARNINGS (LOSS)
(unaudited)
	Six months ended June 30,
	2025	2024
	amounts in thousands
Net earnings (loss)	$(209,799)	41,345
Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	2,606	(1,030)
Credit risk on fair value debt instruments gains (losses)	(2,826)	(2,105)
Share of other comprehensive earnings (loss) of equity affiliates	42,920	(35,544)
Other comprehensive earnings (loss)	42,700	(38,679)
Comprehensive earnings (loss)	(167,099)	2,666
Less comprehensive earnings (loss) attributable to the noncontrolling interests	—	(38)
Comprehensive earnings (loss) attributable to Liberty Live	$(167,099)	2,704
See accompanying notes to condensed combined financial statements.

LIBERTY LIVE HOLDINGS, INC.
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(unaudited)
	Six months ended June 30,
	2025	2024
	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(209,799)	41,345
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	13,057	13,959
Stock-based compensation	1,943	9,152
Share of (earnings) losses of affiliate, net	(72,896)	(55,047)
Realized and unrealized (gains) losses on financial instruments, net	305,824	(19,282)
Deferred income tax expense (benefit)	(50,813)	10,997
Minimum guaranteed rightsholder relationships expense	4,162	1,151
Other noncash charges (credits), net	2,160	(1,566)
Changes in operating assets and liabilities
Decrease (increase) in accounts receivable	(15,477)	2,855
Decrease (increase) in prepaid expenses	(5,919)	(15,400)
Decrease (increase) in other assets	(6,501)	1,112
(Decrease) increase in trade accounts payable and accrued liabilities	8,399	(3,975)
(Decrease) increase in deferred revenue	7,227	(6,205)
(Decrease) increase in amounts due to/from related parties, net	(10,013)	(1,476)
(Decrease) increase in other liabilities	1,811	(18,398)
Net cash provided (used) by operating activities	(26,835)	(40,778)
Cash flows from investing activities:
Cash (paid) received for acquisitions, net of cash acquired	—	(205,211)
Proceeds from the sale of equity securities	—	108,275
Investments in equity securities	(3,331)	(250)
Other investing activities, net	(194)	(212)
Net cash provided (used) by investing activities	(3,525)	(97,398)
Cash flows from financing activities:
Parent contribution (distribution)	2,136	308,024
Minimum guaranteed payments on rightsholder relationships	(4,162)	(1,151)
Other financing activities, net	173	(1,465)
Net cash provided (used) by financing activities	(1,853)	305,408
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	1,155	(130)
Net increase (decrease) in cash, cash equivalents and restricted cash	(31,058)	167,102
Cash, cash equivalents and restricted cash at beginning of period	409,506	304,929
Cash, cash equivalents and restricted cash at end of period	$378,448	472,031
The following table reconciles cash and cash equivalents and restricted cash reported in the Company’s condensed combined balance sheets to the total amount presented in its condensed combined statements of cash flows:
	June 30, 2025	December 31, 2024
	amounts in thousands
Cash and cash equivalents	$378,448	402,641
Restricted cash included in other current assets	—	6,865
Total cash, cash equivalents and restricted cash	$378,448	409,506
See accompanying notes to condensed combined financial statements.

LIBERTY LIVE HOLDINGS, INC.
CONDENSED COMBINED STATEMENTS OF EQUITY
(unaudited)
	Total Parent’s Investment
	Parent’s Investment	Accumulated other comprehensive earnings (loss), net of taxes	Retained Earnings (Deficit)	Noncontrolling interest in equity of subsidiaries	Total equity (deficit)
	amounts in thousands
Balance at January 1, 2025	$256,874	(86,139)	(369,970)	22,113	(177,122)
Net earnings (loss)	—	—	(209,799)	—	(209,799)
Other comprehensive earnings (loss)	—	42,700	—	—	42,700
Parent contribution (distribution)	2,136	—	—	—	2,136
Stock-based compensation	1,943	—	—	—	1,943
Share of Live Nation change in accounting policies	—	—	2,092	—	2,092
Other	(691)	—	—	—	(691)
Balance at June 30, 2025	$260,262	(43,439)	(577,677)	22,113	(338,741)
	Total Parent’s Investment
	Parent’s Investment	Accumulated other comprehensive earnings (loss), net of taxes	Retained Earnings (Deficit)	Noncontrolling interest in equity of subsidiaries	Total equity (deficit)
	amounts in thousands
Balance at January 1, 2024	$(44,534)	54,344	(257,206)	23,433	(223,963)
Net earnings (loss)	—	—	41,383	(38)	41,345
Other comprehensive earnings (loss)	—	(38,679)	—	—	(38,679)
Parent contribution (distribution)	308,024	—	—	—	308,024
Stock-based compensation	1,987	—	—	—	1,987
Share of Live Nation’s sales (purchases) of noncontrolling interests	(6,961)	—	—	—	(6,961)
Other	(843)	—	—	—	(843)
Balance at June 30, 2024	$257,673	15,665	(215,823)	23,395	80,910
See accompanying notes to condensed combined financial statements.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Condensed Combined Financial Statements (unaudited)
(1)
Basis of Presentation

In November 2024, the board of directors of Liberty Media Corporation (“Liberty Media” or “Parent”) authorized Liberty Media management to pursue a plan to split-off the Liberty Live Group (the “Split-Off”). Immediately prior to effecting the Split-Off, Liberty Media’s subsidiary QuintEvents, LLC (“Quint”), interests in certain private assets and cash will be reattributed from the Formula One Group to the Liberty Live Group in exchange for interests in certain other private assets. Any cash consideration will be determined at a future date based on relative valuations of the assets that are being reattributed. Liberty Media will effect the Split-Off through the redemption of Liberty Media’s Liberty Live common stock in exchange for common stock of a newly formed company called Liberty Live Holdings, Inc. (“Liberty Live” or the “Company”) Liberty Media will redeem each outstanding share of its Series A, Series B and Series C Liberty Live common stock for one share of the corresponding series of common stock of Liberty Live.
Liberty Live will beneficially own approximately 69.6 million shares of Live Nation Entertainment, Inc. (“Live Nation”) common stock, Quint, interests in certain private assets currently attributed or to be attributed to Liberty Live Group, corporate cash and debt obligations attributed to the Liberty Live Group, together with other assets as may be determined by Liberty Media prior to the Split-Off. Liberty Media will contribute a to be determined amount of corporate cash to Liberty Live in connection with the Split-Off.
The Split-Off is subject to various conditions including, among other things, approval of holders of Series A and Series B Liberty Live common stock and the receipt of an opinion of tax counsel. The Split-Off is intended to be tax-free to stockholders of Liberty Media.
The accompanying (a) condensed combined balance sheet as of December 31, 2024, which has been derived from audited financial statements, and (b) the interim unaudited condensed combined financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X as promulgated by the Securities and Exchange Commission. Accordingly, they do not include all of the information and notes to the financial statements required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results for such periods have been included. Additionally, certain prior period amounts have been reclassified for comparability with current period presentation. These condensed combined financial statements should be read in conjunction with the combined financial statements and notes thereto for the year ended December 31, 2024.
These condensed combined financial statements refer to the combination of businesses, assets and liabilities to be included in Liberty Live as, “Liberty Live,” “the Company,” “us,” “we” and “our” in the notes to the condensed combined financial statements. The Split-Off will be accounted for at historical cost due to the pro rata nature of the distribution to holders of Liberty Live common stock. All significant intercompany accounts and transactions have been eliminated in the condensed combined financial statements.
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Liberty Live considers (i) application of the equity method of accounting for investments in affiliates (ii) fair value of non-financial instruments and (iii) accounting for income taxes to be its most significant estimates.
As Liberty Live does not control the decision making process or business management practices of our affiliates accounted for using the equity method, Liberty Live relies on management of its affiliates to provide it with accurate financial information prepared in accordance with GAAP that the Company uses in the application of the equity method. In addition, Liberty Live relies on the audit reports that are provided by

LIBERTY LIVE HOLDINGS, INC.
Notes to the Condensed Combined Financial Statements (unaudited)
the affiliates’ independent auditors on the financial statements of such affiliate. The Company is not aware, however, of any errors in or possible misstatements of the financial information provided by its equity affiliates that would have a material effect on Liberty Live’s condensed combined financial statements.
Quint revenue is seasonal due to its highest revenue earning events taking place during the second and fourth quarters each year.
Split-Off of Liberty Live from Liberty Media
Upon completion of the Split-Off, Liberty Media and Liberty Live will operate as separate, publicly traded companies, and neither is expected to have any continuing stock ownership, beneficial or otherwise, in the other. In connection with the Split-Off, Liberty Media and Liberty Live will enter into certain agreements in order to govern certain of the ongoing relationships between the two companies after the Split-Off and to provide for an orderly transition. These agreements include a services agreement, an aircraft time sharing agreement, and a facilities sharing agreement (the “Ancillary Agreements”) in addition to a reorganization agreement and a tax sharing agreement.
The reorganization agreement will provide for, among other things, the principal corporate transactions (including the internal restructuring) required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between Liberty Live and Liberty Media with respect to and resulting from the Split-Off. The tax sharing agreement will provide for the allocation and indemnification of tax liabilities and benefits between Liberty Media and Liberty Live and other agreements related to tax matters. Pursuant to the services agreement, Liberty Media will provide Liberty Live with general and administrative services including legal, tax, accounting, treasury and investor relations support. Liberty Live will reimburse Liberty Media for direct, out-of-pocket expenses and will pay a fee to Liberty Media under the services agreement that is subject to adjustment quarterly, as necessary. Under the facilities sharing agreement, Liberty Live will share office space with Liberty Media and related amenities at Liberty Media’s corporate headquarters. The aircraft time sharing agreement will provide for Liberty Media to lease certain aircraft that it or its subsidiaries own to Liberty Live for use on a periodic, non-exclusive time sharing basis.
A portion of Liberty Media’s general and administrative expenses, including legal, tax, accounting, treasury and investor relations support was previously allocated to the Liberty Live Group each reporting period based on an estimate of time spent. The Liberty Live Group paid $7.5 million and $3.2 million during the six months ended June 30, 2025 and 2024, respectively, for shared services and other directly incurred expenses, which are reflected in the condensed combined statements of operations in selling, general and administrative expenses. Following the Split-Off, we anticipate the amount allocated to Liberty Live through the Ancillary Agreements to be approximately $7.5 million annually. Liberty Live expects to incur additional corporate overhead expenses primarily related to being a standalone public company of approximately $8.0 million annually.
(2)
Pro Forma Earnings per Share

Unaudited pro forma earnings (loss) per common share is computed by dividing net earnings (loss) by 91,883 thousand common shares, which is the aggregate number of shares of Series A Liberty Live Group common stock, Series B Liberty Live Group common stock and Series C Liberty Live Group common stock that would have been issued if the separation had occurred on June 30, 2025, based on the number of shares of each series of Liberty Live Group common stock outstanding as of June 30, 2025.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Condensed Combined Financial Statements (unaudited)
Six months ended June 30, 2025
amounts in thousands, except per share amounts
Net earnings (loss)	$(209,799)
Pro Forma shares outstanding	91,883
Unaudited pro forma net earnings (loss) per share	$(2.28)

(3)
Supplemental Cash Flow Information

	Six months ended June 30,
	2025	2024
	amounts in thousands
Cash paid for acquisitions:
Fair value of assets acquired	$—	66,479
Intangible assets not subject to amortization	—	194,270
Intangible assets subject to amortization	—	170,078
Net liabilities assumed	—	(206,052)
Deferred tax assets (liabilities)	—	(19,564)
Cash paid (received) for acquisitions, net of cash acquired	$—	205,211

(4)
Fair Value Measurement

For assets and liabilities required to be reported at fair value, GAAP provides a hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three broad levels. Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs, other than quoted market prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability. The Company does not have any recurring assets or liabilities measured at fair value that would be considered Level 3.
	June 30, 2025			December 31, 2024
Description	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)
	amounts in thousands
Cash equivalents	$319,689	319,689	—	335,345	335,345	—
Financial instrument liabilities	$89,914	—	89,914	—	—	—
Debt	$1,768,965	—	1,768,965	1,556,399	—	1,556,399
The fair value of debt and derivative related instruments, which includes forward contracts, is based on quoted market prices but is not considered to be traded on “active markets,” as defined by GAAP. Accordingly, those debt and derivative related instruments are reported in the foregoing table as Level 2 fair value. As of June 30, 2025, financial instrument liabilities are comprised of the 2025 Forward Contracts, as defined in note 7. The fair value of the 2025 Forward Contracts was derived from a Black — Scholes —  Merton model using observable market data as the significant inputs.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Condensed Combined Financial Statements (unaudited)
Changes in the fair values of the 2025 Forward Contracts are recognized in realized and unrealized gains (losses) on financial instruments, net in the condensed combined statements of operations.
Realized and Unrealized Gains (Losses) on Financial Instruments, net
Realized and unrealized gains (losses) on financial instruments, net are comprised of changes in the fair value of the following:
	Six months ended June 30,
	2025	2024
	amounts in thousands
Equity securities	$(6,943)	14,737
Financial instrument liabilities	(89,914)	(11,715)
Debt	(208,967)	16,260
	$(305,824)	19,282
The Company uses the measurement alternative (defined as the cost of the security, adjusted for changes in fair value when there are observable prices, less impairments) for its equity securities without readily determinable fair values. For such securities the downward adjustments for the six months ended June 30, 2025 and 2024 were $6,943 thousand and $206 thousand, respectively, and the cumulative downward adjustments as of June 30, 2025 were $21,184 thousand. The upward adjustments for the six months ended June 30, 2025 and 2024 were not material, and the cumulative upward adjustments as of June 30, 2025 were $127,113 thousand. There were no impairments for the six months ended June 30, 2025 and 2024, and cumulative impairments as of June 30, 2025 were $10,630 thousand.
The Company elected to account for its exchangeable senior debentures (as described in note 7) using the fair value option. Changes in the fair value of the exchangeable senior debentures recognized in the condensed combined statements of operations are due to market factors primarily driven by changes in the risk-free rate and in the fair value of the underlying shares into which the debt is exchangeable. The Company isolates the portion of the unrealized gain (loss) attributable to changes in the instrument specific credit risk and recognizes such amount in other comprehensive earnings (loss). The change in the fair value of the exchangeable senior debentures attributable to changes in the instrument specific credit risk before tax was a loss of $3,600 thousand and a loss of $2,682 thousand for the six months ended June 30, 2025 and 2024, respectively. The cumulative change since issuance was a loss of $21,172 thousand as of June 30, 2025, net of the recognition of previously unrecognized gains and losses.
(5)
Investments in Affiliates Accounted for Using the Equity Method

The following table includes the Company’s carrying amount and percentage ownership of its investments in affiliates:
	June 30, 2025		December 31, 2024
	Percentage Ownership	Carrying amount	Carrying amount
		amounts in thousands
Live Nation	30%	$542,826	417,751
Other	various	18,040	12,684
Total		$560,866	430,435

LIBERTY LIVE HOLDINGS, INC.
Notes to the Condensed Combined Financial Statements (unaudited)
The following table presents the Company’s share of earnings (losses) of affiliates:
	Six months ended June 30,
	2025	2024
	amounts in thousands
Live Nation	$70,871	57,556
Other	2,025	(2,509)
Total	$72,896	55,047
Live Nation
Live Nation believes it is the world’s leading live entertainment company and seeks to innovate and enhance the live entertainment experience for artists and fans before, during and after the show. As of June 30, 2025, the market value of Liberty Live’s ownership in Live Nation was approximately $10.5 billion.
The excess basis has been allocated within memo accounts used for equity method accounting purposes as follows:
	June 30, 2025	December 31, 2024
	amounts in thousands
Amortizable assets	$158,529	124,601
Nonamortizable assets	324,675	279,300
Deferred taxes and other assets	(48,485)	(38,414)
	$434,719	365,487
Amortizable intangible assets have a weighted average remaining useful life of approximately 6.6 years. The increase in excess basis for the six months ended June 30, 2025, was primarily due to the Company’s share of certain of Live Nation’s equity activity partially offset by an increase in amortization on the value ascribed to amortizable intangibles. Included in our share of earnings from Live Nation of $70,871 thousand and $57,556 thousand for the six months ended June 30, 2025 and 2024, respectively, are $9,191 thousand and $16,041 thousand of losses, net of related taxes, respectively, due to the amortization of the excess basis related to assets with identifiable useful lives.
Summarized financial information for Live Nation is as follows:
Consolidated Balance Sheets
	June 30, 2025	December 31, 2024
	amounts in millions
Current assets	$11,823	9,290
Property, plant and equipment, net	2,949	2,442
Intangible assets	1,461	1,366
Goodwill	2,821	2,621
Investments in affiliates, accounted for using the equity method	484	504
Other assets	3,612	3,416
Total assets	$23,150	19,639
Current liabilities	$13,458	9,358
Long-term debt, net	4,991	6,177
Other liabilities	2,395	2,159
Redeemable noncontrolling interests	1,378	1,126
Equity	928	819
Total liabilities and equity	$23,150	19,639

LIBERTY LIVE HOLDINGS, INC.
Notes to the Condensed Combined Financial Statements (unaudited)
Consolidated Statements of Operations
	Six months ended June 30,
	2025	2024
	amounts in millions
Revenue	$10,389	9,823
Operating expenses:
Direct operating expenses	(7,466)	(7,060)
Selling, general and administrative expenses	(1,782)	(1,908)
Depreciation and amortization	(308)	(270)
Other operating expenses	(232)	(161)
Operating income (loss)	601	424
Interest expense	(152)	(161)
Interest income	72	88
Other income (expense), net	(35)	104
Earnings (loss) before income taxes	486	455
Income tax (expense) benefit	(137)	(121)
Net earnings (loss)	349	334
Less net earnings (loss) attributable to noncontrolling interests	82	91
Net earnings (loss) attributable to Live Nation stockholders	$267	243

(6)
Goodwill and Intangible Assets

Goodwill
	Quint	Corporate and Other	Total
	amounts in thousands
Balance at January 1, 2025	$125,495	—	125,495
Foreign currency translation adjustments	1,523	—	1,523
Balance at June 30, 2025	$127,018	—	127,018
Intangible Assets Subject to Amortization
Intangible assets subject to amortization are comprised of the following:
	June 30, 2025			December 31, 2024
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
	amounts in thousands
Rightsholder relationships	$166,400	(38,271)	128,129	166,400	(25,483)	140,917
Licensing agreements	1,606	(359)	1,247	4,463	(3,725)	738
Capitalized software	2,574	(2,291)	283	2,382	(2,255)	127
Total	$170,580	(40,921)	129,659	173,245	(31,463)	141,782

LIBERTY LIVE HOLDINGS, INC.
Notes to the Condensed Combined Financial Statements (unaudited)
Rightsholder relationships are amortized over 8 to 13 years, and licensing agreements are amortized over 3 to 4 years. Capitalized software is amortized over 3 years. Amortization expense was $12,820 thousand and $13,675 thousand for the six months ended June 30, 2025 and 2024, respectively.
(7)
Debt

Debt is summarized as follows:
	Outstanding principal June 30, 2025	Carrying value
		June 30, 2025	December 31, 2024
	amounts in thousands
2.375% Exchangeable Debentures due 2053	$1,150,000	1,768,965	1,556,399
Live Nation Margin Loan	—	—	—
Total Liberty Live debt	$1,150,000	1,768,965	1,556,399
Less debt classified as current		(1,768,965)	—
Total long-term debt		$—	1,556,399
2.375% Exchangeable Senior Debentures due 2053 and Live Nation Forward Contracts
In September 2023, Liberty Media closed a private offering of approximately $1,150 million aggregate principal amount of its 2.375% exchangeable senior debentures due 2053 (the “Debentures”). Upon an exchange of the Debentures, Liberty Media, at its option, may deliver Live Nation common stock (“LYV”), cash or a combination of LYV and/or cash. The number of shares of LYV attributable to a Debenture represents an initial exchange price of approximately $104.91 per share. A total of approximately 11 million shares of LYV are attributable to the debentures. Interest is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. The Debentures may be redeemed by Liberty Media, in whole or in part, on or after September 30, 2028. Holders of the Debentures also have the right to require Liberty Media to purchase their Debentures on September 30, 2028. The redemption and purchase price will generally equal 100% of the adjusted principal amount of the Debentures plus accrued and unpaid interest to the redemption date, plus any final period distribution. Liberty has elected to account for the Debentures using the fair value option. See note 4 for information related to unrealized gains (losses) on debt measured at fair value. The assumption of the Debentures by Liberty Live in connection with the Split-Off entitles the holders of the Debentures, for a brief period after the Split-Off, to the right to either put at par or exchange their Debentures for shares of LYV, or an equivalent cash amount, at the election of Liberty Live, on the terms described in the indenture under which the Debentures were issued.
In May 2025, LN Holdings I, LLC (“LNSPV”), an indirect wholly owned special purpose subsidiary of Liberty Media, entered into certain agreements (the “2025 Forward Contracts”), which obligate LNSPV to deliver up to an aggregate of 10,488,960 shares of LYV based on the share prices for LYV over a specified period ending in the first quarter of 2027. Alternatively, LNSPV may choose to deliver cash. As of June 30, 2025, approximately 10.5 million of the Company’s LYV shares with a value of $1,587 million were pledged as collateral to the 2025 Forward Contracts. The 2025 Forward Contracts allow LNSPV to elect to receive prepayment amounts up to the present value at such time or times of approximately $1.15 billion, in the aggregate, which is intended to provide a source of liquidity, if needed, to satisfy any puts or exchanges of the Debentures. Liberty Live does not intend to cause LNSPV to receive any such prepayment amounts under the 2025 Forward Contracts unless necessary to cash settle puts or exchanges made by holders of the Debentures.
As of June 30, 2025, the holders of the Debentures will have the ability to exchange their Debentures for the period from July 1, 2025 to September 30, 2025, given that the trading value of the reference shares exceeded 130% of the par value for at least twenty of the last thirty trading days in the second quarter of 2025.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Condensed Combined Financial Statements (unaudited)
Given the holders’ ability to exchange the Debentures within a one-year period from the balance sheet date and the Company’s option to settle any exchange in cash, shares of LYV, or a combination of cash and shares of LYV, the Debentures have been classified as current within the condensed combined balance sheet as of June 30, 2025.
Live Nation Margin Loan
The Live Nation Margin Loan agreement is a $400 million revolving line of credit with a maturity date of September 9, 2026. The interest rate is Adjusted Term Secured Overnight Financing Rate plus 2.0%. The undrawn portion carries a commitment fee of 0.50% per annum. Interest on the margin loan is payable on the last business day of each calendar quarter. As of June 30, 2025, availability under the Live Nation Margin Loan was $400 million. As of June 30, 2025, 9.0 million shares of the Company’s LYV with a value of $1,357 million were pledged as collateral to the loan. The Live Nation Margin Loan contains various affirmative and negative covenants that restrict the activities of the borrower. The loan agreement does not include any financial covenants.
Fair Value of Debt
Due to the variable rate nature of the Live Nation Margin Loan, the carrying amount approximates fair value as of June 30, 2025.
(8)
Stock-Based Compensation

Liberty Media — Incentive Plans
Liberty Media granted, to certain of its directors and employees, restricted stock (“RSAs”), restricted stock units (“RSUs”) and stock options to purchase shares of Liberty Live common stock (collectively, “Awards”). The Company measures the cost of employee services received in exchange for an equity classified Award (such as stock options and restricted stock) based on the grant-date fair value (“GDFV”) of the Award, and recognizes that cost over the period during which the employee is required to provide service (usually the vesting period of the Award). The Company measures the cost of employee services received in exchange for a liability classified Award based on the current fair value of the Award, and remeasures the fair value of the Award at each reporting date.
Pursuant to the Liberty Media Corporation 2022 Omnibus Incentive Plan (the “2022 Plan”), Liberty Media may grant Awards in respect of a maximum of 16.8 million shares of Series A, Series B and Series C Liberty Media Corporation common stock plus the shares remaining available for Awards under the prior Liberty Media Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”), as of close of business on May 24, 2022, the effective date of the 2022 Plan. Any forfeited shares from the 2017 Plan shall also be available again under the 2022 Plan. Awards generally vest over 1-5 years and have a term of 7-8 years. Liberty Media issues new shares upon exercise of equity awards.
At the time of the Split-Off, the Awards are expected to be exchanged into RSAs, RSUs and stock options to purchase shares of Liberty Live common stock.
Included in selling, general and administrative expenses in the accompanying condensed combined statements of operations are $1,943 thousand and $1,987 thousand of stock-based compensation during the six months ended June 30, 2025 and 2024, respectively. Included in cost of revenue is $7,165 thousand of stock-based compensation during the six months ended June 30, 2024. No stock-based compensation expense was recorded in cost of revenue during the six months ended June 30, 2025.
In connection with the acquisition of Quint, the Company issued replacement warrants valued in total at $21,499 thousand, $14,334 thousand of which was included as part of the total consideration transferred and $7,165 thousand related to the post acquisition period. The $7,165 thousand in warrants value related to the post acquisition period was expensed immediately in the combined statement of operations given there

LIBERTY LIVE HOLDINGS, INC.
Notes to the Condensed Combined Financial Statements (unaudited)
was no further vesting required. Such amount is recorded as stock-based compensation included within cost of revenue in the condensed combined statements of operations for the six months ended June 30, 2024.
Liberty Live — Grants of Awards
During the six months ended June 30, 2025, Liberty Media granted 24 thousand options to purchase shares of Series C Liberty Live common stock to its Chief Executive Officer in connection with his employment arrangement. Such options had a GDFV of $30.40 per share and vest equally over five years. During the six months ended June 30, 2024, Liberty Media granted 70 thousand options to purchase shares of Series C Liberty Live common stock to its employees. Such options had a GDFV of $16.07 per share and cliff vested in December 2024. Liberty Media did not grant any options to purchase shares of Series A or Series B Liberty Live common stock during the six months ended June 30, 2025 and 2024.
Also during the six months ended June 30, 2025, Liberty Media granted 62 thousand time-based RSUs of Series C Liberty Live common stock to our Chief Executive Officer in connection with his employment arrangement. The RSUs have a weighted average GDFV of $76.45 per share and cliff vest on December 15, 2029.
The Company has calculated the GDFV for all of its equity classified options using the Black-Scholes Model. The Company estimates the expected term of the options based on historical exercise and forfeiture data. The volatility used in the calculation for options is based on the historical volatility of Liberty Live common stock and its predecessor Liberty SiriusXM common stock. The Company uses a zero-dividend rate and the risk-free rate for Treasury Bonds with a term similar to that of the subject options.
Liberty Live — Outstanding Awards
The following table presents the number and weighted average exercise price (“WAEP”) of options to purchase Liberty Live common stock granted to certain officers, employees and directors, as well as the weighted average remaining life and aggregate intrinsic value of the options.
	Liberty Live Series C
	Options (thousands)	WAEP	Weighted average remaining life	Aggregate intrinsic value (in thousands)
Options outstanding at January 1, 2025	1,230	$42.68
Granted	24	$76.45
Exercised	(51)	$40.06
Forfeited/Cancelled	—	$—
Options outstanding at June 30, 2025	1,203	$43.45	2.7 years	$45,365
Options exercisable at June 30, 2025	1,121	$43.08	2.4 years	$42,701
As of June 30, 2025, there were no outstanding options to purchase shares of Series A or Series B Liberty Live common stock.
As of June 30, 2025, the total unrecognized compensation cost related to unvested Liberty Live Awards was approximately $5.8 million. Such amount will be recognized in the Company’s combined statements of operations over a weighted average period of approximately 3.3 years.
As of June 30, 2025, 1.2 million shares of Series C Liberty Live common stock were reserved by Liberty Media for issuance under exercise privileges of outstanding stock options.
Liberty Live — Exercises
The aggregate intrinsic value of all Series C Liberty Live options exercised during the six months ended June 30, 2025 and 2024 was $1.8 million and $1.2 million, respectively.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Condensed Combined Financial Statements (unaudited)
Liberty Live — Restricted Stock and Restricted Stock Units
Liberty Media had approximately 136 thousand unvested RSAs and RSUs of Liberty Live common stock held by certain directors, officers and employees as of June 30, 2025. These Series C unvested RSAs and RSUs of Liberty Live common stock had a weighted average GDFV of $65.51 per share.
The aggregate fair value of all RSAs and RSUs of Liberty Live common stock that vested during the six months ended June 30, 2025 and 2024 was $1.0 million and $934 thousand, respectively.
(9)
Commitments and Contingencies

Quint operates in many different jurisdictions globally that require revenue generating entities to comply with regulations including value-added tax and sales and use tax. In 2023, Quint identified exposure as it relates to certain jurisdictions whereby either Quint was not properly registered, or the historical compliance returns filed with the different jurisdictions were incomplete or inaccurate. Quint has recognized a total estimated liability for a probable loss of approximately $32,885 thousand as of June 30, 2025, $19,787 thousand of which is recorded in accrued liabilities, and $13,098 thousand is recorded in other long-term liabilities in the condensed combined balance sheets. Of the total $32,885 thousand liability, $19,893 thousand was recorded prior to the Company’s acquisition of Quint and $4,561 thousand and $2,732 thousand was recognized as an expense during the six months ended June 30, 2025 and 2024, respectively, within cost of revenue in the condensed combined statements of operations. As Quint continues to work to become compliant within these jurisdictions, additional exposure of taxes, interest and penalties is reasonably possible but Quint is currently unable to assess the ultimate outcome and is unable to reasonably estimate any range of additional loss in excess of the estimated liability it has currently recognized.
General Litigation
The Company has contingent liabilities at times related to legal and tax proceedings and other matters arising in the ordinary course of business other than those matters previously discussed. Although it is reasonably possible the Company may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.
(10)
Related Party Transactions

Quint and Delta Topco Limited (the parent company of Formula 1) are related parties through Liberty Media’s common control. Quint maintains a licensing agreement with Formula 1 to execute, produce and fulfill experiential packages utilizing their naming rights and the event tickets purchased from Formula 1 to market and sell these packages to third-parties, which are disclosed in the condensed combined statement of operations as related party cost of revenue. Quint also acts as a reseller of the products Formula 1 produces, which are disclosed in the condensed combined statement of operations as related party revenue, net.
(11)
Segment Information

The Company, through its ownership of Quint and Live Nation, is primarily engaged in the entertainment and hospitality industries. The Company identifies its reportable segments as those operating segments that represent 10% or more of its combined annual revenue, annual Adjusted OIBDA (as defined below) or total assets.
The Company’s chief operating decision maker (“CODM”), the chief executive officer, evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as revenue, cost of revenue, operating expenses, selling, general and administrative expenses, and Adjusted OIBDA (as defined below). In addition, the Company reviews nonfinancial measures such as website traffic.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Condensed Combined Financial Statements (unaudited)
For segment reporting purposes, the Company defines Adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses excluding all stock-based compensation, separately reported litigation settlements and restructuring, acquisition costs and impairment charges. The Company believes this measure is an important indicator of the operational strength and performance of its businesses, by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net earnings (loss), cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.
The Company has identified the following as its reportable segments:

•
Quint — Quint designs and develops ticket-inclusive experiential hospitality packages (including on or off-site experiences, transportation, and hotel accommodations) throughout the world.

•
Live Nation — Live Nation believes it is the world’s leading live entertainment company.

As of December 31, 2024, Live Nation met the Company’s reportable segment threshold for equity method affiliates. See note 5 for segment disclosures related to Live Nation.
The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies, differing revenue sources and marketing strategies.
Revenue
When consideration is received from a customer prior to transferring services to the customer under the terms of a contract, deferred revenue is recorded. Quint’s customers generally pay for services in advance of the performance obligation and therefore these prepayments are recorded as deferred revenue. The deferred revenue is recognized as revenue in the accompanying condensed combined statements of operations as the services are provided.
As of January 1, 2025, the Company had deferred revenue of $126,752 thousand, of which $96,659 thousand was recognized as revenue during the six months ended June 30, 2025. As of January 1, 2024, the Company had deferred revenue of zero, and subsequent to the acquisition of Quint on January 2, 2024, the Company had current deferred revenue of $122,620 thousand, of which $99,528 thousand was recognized as revenue during the six months ended June 30, 2024. Changes in the deferred revenue balance for the Company were not materially impacted by other factors.
The Company anticipates recognizing revenue from the delivery of performance obligations that extend beyond one year of approximately $3,041 thousand in the remainder of 2025, and $2,004 thousand in 2026. All amounts in years thereafter are considered immaterial.
The Company applies certain practical expedients as permitted and does not disclose information about remaining performance obligations that have original expected durations of one year or less, information about revenue remaining from usage based performance obligations that are recognized over time as-invoiced, or variable consideration allocated to wholly unsatisfied performance obligations. The majority of the Company’s performance obligations have expected durations of one year or less.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Condensed Combined Financial Statements (unaudited)
Performance Measures
	Six months ended June 30, 2025
	Quint	Corporate and Other	Total
	amounts in thousands
Revenue	$185,662	—	185,662
Cost of revenue	(151,962)	—	(151,962)
Selling, general and administrative expenses (excluding stock-based compensation)	(29,116)	(9,517)	(38,633)
Adjusted OIBDA	$4,584	(9,517)	(4,933)
	Six months ended June 30, 2024
	Quint	Corporate and Other	Total
	amounts in thousands
Revenue	$172,018	—	172,018
Cost of revenue (excluding stock-based compensation)	(140,002)	—	(140,002)
Selling, general and administrative expenses (excluding stock-based compensation and acquisition costs)	(26,298)	(2,110)	(28,408)
Adjusted OIBDA	$5,718	(2,110)	3,608
Other Information
	June 30, 2025
	Total assets	Investments in affiliates
	amounts in thousands
Quint	$431,553	—
Corporate and other	1,305,540	560,866
Combined Liberty Live	$1,737,093	560,866
The following table provides a reconciliation of Adjusted OIBDA to Operating income (loss) and Earnings (loss) before income taxes:
	Six months ended June 30,
	2025	2024
	amounts in thousands
Combined segment Adjusted OIBDA	$(4,933)	3,608
Stock-based compensation	(1,943)	(9,152)
Depreciation and amortization	(13,057)	(13,959)
Acquisition costs	—	(776)
Operating income (loss)	(19,933)	(20,279)
Interest expense	(14,759)	(14,348)
Dividend and interest income	8,484	11,076
Share of earnings (loss) of affiliates, net	72,896	55,047
Realized and unrealized gains (losses) on financial instruments, net	(305,824)	19,282
Other, net	(787)	2,016
Earnings (loss) before income taxes	$(259,923)	52,794

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
Liberty Media Corporation:
Opinion on the Combined Financial Statements
We have audited the accompanying combined balance sheets of Liberty Live Holdings, Inc. and subsidiaries (the Company) as of December 31, 2024 and 2023, the related combined statements of operations, comprehensive earnings (loss), cash flows, and equity for the years then ended and the related notes (collectively, the combined financial statements). In our opinion, based on our audits and the report of Ernst & Young LLP for the year ended December 31, 2023, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.
We did not audit the financial statements of Live Nation Entertainment, Inc. (a 30 percent owned investee company) for the year ended December 31, 2023. The Company’s investment in Live Nation Entertainment, Inc. was $291 million as of December 31, 2023, and its equity in earnings of Live Nation Entertainment, Inc. was $141 million for the year ended December 31, 2023. The financial statements of Live Nation Entertainment, Inc. for the year ended December 31, 2023 were audited by Ernst & Young LLP, whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Live Nation Entertainment, Inc. for the year ended December 31, 2023, is based solely on the report of Ernst & Young LLP for the year ended December 31, 2023.
Basis for Opinion
These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide and the report of Ernst & Young LLP provide a reasonable basis for our opinion.
/s/ KPMG LLP
We have served as the Company’s auditor since 2025.
Denver, Colorado
July 25, 2025

LIBERTY LIVE HOLDINGS, INC.
Combined Balance Sheets
December 31, 2024 and 2023
	2024	2023
	amounts in thousands
Assets
Current assets:
Cash and cash equivalents	$402,641	304,929
Trade and other receivables, net	24,655	105
Prepaid assets	38,093	—
Other current assets	6,987	—
Total current assets	472,376	305,034
Investments in equity securities	173,349	309,112
Investments in equity affiliates, accounted for using the equity method	430,435	305,249
Goodwill (note 7)	125,495	—
Intangible assets subject to amortization, net (note 7)	141,782	—
Deferred tax assets (note 9)	234,097	184,515
Other assets, at cost, net of accumulated amortization	7,492	—
Total assets	1,585,026	1,103,910
Liabilities and Equity
Current liabilities:
Accounts payable	16,284	—
Accrued liabilities	34,610	869
Deferred revenue	126,752	—
Current portion of debt, measured at fair value (note 8)	—	69,269
Amounts due to related parties	8,786	2,400
Other current liabilities	1,067	7,833
Total current liabilities	187,499	80,371
Long-term debt, measured at fair value (note 8)	1,556,399	1,247,348
Other liabilities	18,250	154
Total liabilities	1,762,148	1,327,873
Equity:
Parent’s investment	256,874	(44,534)
Retained earnings (accumulated deficit)	(369,970)	(257,206)
Accumulated other comprehensive earnings (loss), net of taxes	(86,139)	54,344
Total Parent’s investment	(199,235)	(247,396)
Noncontrolling interests in equity of subsidiaries	22,113	23,433
Total equity (deficit)	(177,122)	(223,963)
Commitments and contingencies (note 12)
Total liabilities and equity	$1,585,026	1,103,910
See accompanying notes to combined financial statements.

LIBERTY LIVE HOLDINGS, INC.
Combined Statements of Operations
Years ended December 31, 2024 and 2023
	2024	2023
	amounts in thousands, except per share amounts
Revenue, net	$334,725	—
Related party revenue, net	5,768	—
Total revenue, net	340,493	—
Operating costs and expenses:
Cost of revenue, including stock-based compensation	224,347	—
Related party cost of revenue	68,888	—
Selling, general and administrative expenses, including stock-based compensation and acquisition costs	69,019	17,376
Depreciation and amortization	27,447	—
Impairment of intangible assets (note 7)	67,066	—
	456,767	17,376
Operating income (loss)	(116,274)	(17,376)
Other income (expense):
Interest expense	(29,121)	(13,992)
Dividend and interest income	21,782	5,813
Share of earnings (loss) of affiliates, net (note 6)	237,666	140,217
Realized and unrealized gains (losses), net (note 5)	(262,733)	(226,427)
Gain (loss) on dilution of investment in affiliate	5,846	(3,864)
Other, net	(1,284)	47
	(27,844)	(98,206)
Earnings (loss) before income taxes	(144,118)	(115,582)
Income tax (expense) benefit (note 9)	30,034	24,366
Net earnings (loss)	(114,084)	(91,216)
Less net earnings attributable to noncontrolling interests	(1,320)	(963)
Net earnings (loss) attributable to Liberty Live	$(112,764)	(90,253)
Unaudited Pro Forma basic net earnings (loss) attributable to Series A, Series B and Series C Liberty Live Group shareholders per common share (note 2)	$(1.23)	NA
See accompanying notes to combined financial statements.

LIBERTY LIVE HOLDINGS, INC.
Combined Statements of Comprehensive Earnings (Loss)
Years ended December 31, 2024 and 2023
	2024	2023
	amounts in thousands
Net earnings (loss)	$(114,084)	(91,216)
Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	(1,776)	—
Credit risk on fair value debt instruments gains (losses)	(54,266)	28,607
Share of other comprehensive earnings (loss) of equity affiliates	(85,810)	28,114
Recognition of previously unrealized (gains) losses on debt	1,369	21,706
Other comprehensive earnings (loss)	(140,483)	78,427
Comprehensive earnings (loss)	(254,567)	(12,789)
Less comprehensive earnings (loss) attributable to the noncontrolling interests	(1,320)	(963)
Comprehensive earnings (loss) attributable to Liberty Live	$(253,247)	(11,826)
See accompanying notes to combined financial statements.

LIBERTY LIVE HOLDINGS, INC.
Combined Statements of Cash Flows
Years ended December 31, 2024 and 2023
	2024	2023
	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(114,084)	(91,216)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	27,447	—
Impairment of intangible assets	67,066	—
Stock-based compensation	11,007	2,053
Share of (earnings) losses of affiliate, net	(237,666)	(140,217)
(Gain) loss on dilution of investment in affiliates	(5,846)	3,864
Realized and unrealized gains (losses), net	262,733	226,427
Deferred income tax expense (benefit)	(30,848)	(24,366)
Minimum guaranteed rightsholder relationships expense	4,616	—
Other noncash charges (credits), net	2,891	(365)
Changes in operating assets and liabilities
Decrease (increase) in accounts receivable	233	(105)
Decrease (increase) in prepaid expenses	(5,560)	—
Decrease (increase) in other assets	2,017	—
(Decrease) increase in trade accounts payable and accrued liabilities	(7,953)	484
(Decrease) increase in deferred revenue	4,132	—
(Decrease) increase in amounts due to/from related parties, net	6,386	2,400
(Decrease) increase in other liabilities	(11,799)	(13)
Net cash provided (used) by operating activities	(25,228)	(21,054)
Cash flows from investing activities:
Proceeds from sale of investments	108,275	33,577
Cash (paid) received for acquisitions, net of cash acquired	(205,211)	—
Investments in equity securities	(250)	(122,368)
Other investing activities, net	(328)	3,802
Net cash provided (used) by investing activities	(97,514)	(84,989)
Cash flows from financing activities:
Borrowings of debt	—	1,134,188
Repayments of debt	(71,484)	(918,464)
Parent contribution	305,259	195,387
Minimum guaranteed payments on rightsholder relationships	(4,616)	—
Other financing activities, net	(1,327)	(139)
Net cash provided (used) by financing activities	227,832	410,972
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	(513)	—
Net increase (decrease) in cash, cash equivalents and restricted cash	104,577	304,929
Cash, cash equivalents and restricted cash at beginning of period	304,929	—
Cash, cash equivalents and restricted cash at end of period	$409,506	304,929
The following table reconciles cash and cash equivalents and restricted cash reported in the Company’s combined balance sheets to the total amount presented in its combined statements of cash flows:
	December 31,
	2024	2023
	amounts in thousands
Cash and cash equivalents	$402,641	304,929
Restricted cash included in other current assets	6,865	—
Total cash, cash equivalents and restricted cash	$409,506	304,929
See accompanying notes to combined financial statements.

LIBERTY LIVE HOLDINGS, INC.
Combined Statements of Equity
Years ended December 31, 2024 and 2023
	Total Parent’s Investment
	Parent’s Investment (deficit)	Accumulated other comprehensive earnings (loss), net of taxes	Retained earnings (deficit)	Noncontrolling interest in equity of subsidiaries	Total equity (deficit)
	amounts in thousands
Balance at December 31, 2022	$(220,246)	(24,083)	(166,953)	24,396	(386,886)
Net earnings (loss)	—	—	(90,253)	(963)	(91,216)
Other comprehensive earnings (loss)	—	78,427	—	—	78,427
Stock-based compensation	2,053	—	—	—	2,053
Parent contribution	197,804	—	—	—	197,804
Share of Live Nation sales (purchases) of noncontrolling interests	(24,134)	—	—	—	(24,134)
Other	(11)	—	—	—	(11)
Balance at December 31, 2023	(44,534)	54,344	(257,206)	23,433	(223,963)
Net earnings (loss)	—	—	(112,764)	(1,320)	(114,084)
Other comprehensive earnings (loss)	—	(140,483)	—	—	(140,483)
Stock-based compensation	3,842	—	—	—	3,842
Parent contribution	305,259	—	—	—	305,259
Withholding on net-share settlements	(3,649)	—	—	—	(3,649)
Share of Live Nation sales (purchases) of noncontrolling interests	(7,132)	—	—	—	(7,132)
Other	3,088	—	—	—	3,088
Balance at December 31, 2024	$256,874	(86,139)	(369,970)	22,113	(177,122)
See accompanying notes to combined financial statements.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
(1)
Basis of Presentation

In November 2024, the board of directors of Liberty Media Corporation (“Liberty Media” or “Parent”) authorized Liberty Media management to pursue a plan to split off the Liberty Live Group (the “Split-Off”). Immediately prior to effecting the Split-Off, Liberty Media’s subsidiary QuintEvents, LLC (“Quint”), interests in certain private assets and cash will be reattributed from the Formula One Group to the Liberty Live Group in exchange for interests in certain other private assets. Any cash consideration will be determined at a future date based on relative valuations of the assets that are being reattributed. Liberty Media will effect the Split-Off through the redemption of Liberty Media’s Liberty Live common stock in exchange for common stock of a newly formed company called Liberty Live Holdings, Inc. (“Liberty Live” or the “Company”) Liberty Media will redeem each outstanding share of its Series A, Series B and Series C Liberty Live common stock for one share of the corresponding series of common stock of Liberty Live.
Liberty Live will beneficially own approximately 69.6 million shares of Live Nation Entertainment, Inc. (“Live Nation”) common stock, Quint, interests in certain private assets currently attributed or to be reattributed to Liberty Live Group, corporate cash and debt obligations attributed to the Liberty Live Group, together with other assets as may be determined by Liberty Media prior to the Split-Off. Liberty Media will contribute a to be determined amount of corporate cash to Liberty Live in connection with the Split-Off.
The Split-Off is subject to various conditions including, among other things, approval of holders of Series A and Series B Liberty Live common stock and the receipt of an opinion of tax counsel. The Split-Off is intended to be tax-free to stockholders of Liberty Media.
The accompanying combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and represent a combination of the historical financial information of Quint and the Liberty Live Group. These combined financial statements refer to the combination of businesses, assets and liabilities to be included in Liberty Live as, “Liberty Live,” “the Company,” “us,” “we” and “our” in the notes to the combined financial statements. The Split-Off will be accounted for at historical cost due to the pro rata nature of the distribution to holders of Liberty Live common stock. All significant intercompany accounts and transactions have been eliminated in the combined financial statements. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Description of Business
Quint
Quint is a leading global provider of premium sports and entertainment experiences. Through exclusive rights agreements with sports leagues, event organizers, and governing bodies, Quint designs, develops, and sells official ticket-inclusive hospitality and single to multi-day experiential packages that may include on or off-site experiences, transportation, and hotel accommodations, with involvement of Quint personnel throughout the multi-day experiences. Quint’s solutions are marketed to both individual consumers and corporate clients seeking premium access to live events.
Quint’s services also include event management, travel logistics, digital platform development, customer service, and the fulfillment of all associated hospitality and travel arrangements.
Quint revenue is seasonal due to its highest revenue earning events taking place during the second and fourth quarters each year.
Live Nation
Live Nation is one of the largest live entertainment companies in the world, and the largest producer of live music concerts in the world, based on total fans that attend Live Nation events as compared to events

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
of other promoters. Live Nation is one of the world’s leading artist management companies based on the number of artists represented. Live Nation’s artist management companies manage music artists and acts across all music genres. Live Nation is one of the world’s leading live entertainment ticketing sales and marketing companies, based on the number of tickets it sells. Live Nation’s global footprint is one of the world’s largest music advertising networks for corporate brands and includes one of the world’s leading ecommerce websites based on a comparison of gross sales of top internet retailers.
Terms of Live Nation Investment
At December 31, 2024, we beneficially owned approximately 69.6 million shares of Live Nation common stock, which represented approximately 30% of the issued and outstanding shares as of December 31, 2024.
Under our stockholders agreement with Live Nation, we have the right to nominate two directors (one of whom must qualify as an independent director) to the Live Nation board of directors, currently comprised of 12 directors, for so long as our ownership interest provides us with not less than 5% of the total voting power of Live Nation’s equity securities. We also have the right to cause one of our nominees to serve on the audit committee and the compensation committee of the board, provided they meet the independence and other qualifications for membership on those committees. Live Nation has waived the director independence requirement with respect to our nominees to the Live Nation board of directors, and we have waived our right to cause one of our nominees to serve on the audit and compensation committees of the board.
We have agreed under the stockholders agreement not to acquire beneficial ownership of Live Nation equity securities that would result in our having in excess of 35% of the voting power of Live Nation’s equity securities. That percentage is subject to decrease for specified transfers of our Live Nation stock. We have been exempted from the restrictions on business combinations set forth in Section 203 of the General Corporation Law of the State of Delaware, and Live Nation has agreed in the stockholders agreement not to take certain actions that would materially and adversely affect our ability to acquire Live Nation securities representing up to 35% of the voting power of Live Nation’s equity securities.
Split-Off of Liberty Live from Liberty Media
Upon completion of the Split-Off, Liberty Media and Liberty Live will operate as separate, publicly traded companies, and neither is expected to have any continuing stock ownership, beneficial or otherwise, in the other. In connection with the Split-Off, Liberty Media and Liberty Live will enter into certain agreements in order to govern certain of the ongoing relationships between the two companies after the Split-Off and to provide for an orderly transition. These agreements include a services agreement, an aircraft time sharing agreement, and a facilities sharing agreement (the “Ancillary Agreements”) in addition to a reorganization agreement and a tax sharing agreement.
The reorganization agreement will provide for, among other things, the principal corporate transactions (including the internal restructuring) required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between Liberty Live and Liberty Media with respect to and resulting from the Split-Off. The tax sharing agreement will provide for the allocation and indemnification of tax liabilities and benefits between Liberty Media and Liberty Live and other agreements related to tax matters. Pursuant to the services agreement, Liberty Media will provide Liberty Live with general and administrative services including legal, tax, accounting, treasury and investor relations support. Liberty Live will reimburse Liberty Media for direct, out-of-pocket expenses, will pay a services fee to Liberty Media under the services agreement that is subject to adjustment quarterly, as necessary. Under the facilities sharing agreement, Liberty Live will share office space with Liberty Media and related amenities at Liberty Media’s corporate headquarters. The aircraft time sharing agreements will provide for Liberty Media to lease certain aircraft that it or its subsidiaries own to Liberty Live for use on a periodic, non-exclusive time sharing basis.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
A portion of Liberty Media’s general and administrative expenses, including legal, tax, accounting, treasury and investor relations support was previously allocated to the Liberty Live Group each reporting period based on an estimate of time spent. The Liberty Live Group paid $5.2 million and $5.9 million during the years ended December 31, 2024 and 2023, respectively, for shared services and other directly incurred expenses, which are reflected in the combined statements of operations in selling, general and administrative expenses. Following the Split-Off, we anticipate the amount allocated to Liberty Live through the Ancillary Agreements to be approximately $7.5 million annually. Liberty Live expects to incur additional corporate overhead expenses primarily related to being a standalone public company of approximately $8.0 million annually.
(2)
Summary of Significant Accounting Policies

Cash and Cash Equivalents
The Company maintains cash deposits with financial institutions that at times may exceed federally insured limits. The Company maintains deposits held in money market fund accounts that are measured at fair value (level 1). The balance held in money market funds as of December 31, 2024 and 2023, was $335,345 thousand and $304,178 thousand, respectively.
Prepaid Assets
Quint has prepaid assets that primarily consist of pre-purchased event tickets along with other prepaid assets related to delivering experiential programs to its customers. In the event that Quint cannot utilize the prepaid assets or to the extent such assets will be sold at an amount that is less than the cost to purchase, Quint records an impairment expense through cost of revenue in the combined statements of operations.
Assets and Liabilities Measured at Fair Value
For assets and liabilities required to be reported at fair value, GAAP provides a hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three broad levels. Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs, other than quoted market prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability.
Accounts Receivable and Contract Assets, net of Allowance for Credit Losses
An account receivable is recorded when there is an unconditional right to consideration based on a contract with a customer. For certain types of contracts with customers, the Company may recognize revenue in advance of the contractual right to invoice the customer, resulting in an amount recorded to contract assets. Once the Company has an unconditional right to consideration under these contracts, the contract assets are reclassified to accounts receivable.
The Company applies the expected credit loss methodology in estimating its allowance for credit losses by first considering historical losses and adding consideration of current market conditions, the customers’ financial condition, the amount of receivables in dispute, the current receivables aging and current payment patterns. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
A summary of activity in the allowance for credit losses is as follows:
	Balance beginning of year	Additions Charged to expense	Deductions- write-offs	Balance end of year
	amounts in thousands
2024	$—	2,517	(1,135)	1,382
2023	$—	—	—	—
Derivative Instruments and Hedging Activities
All of the Company’s derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive earnings and are recognized in the statements of operations when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings. If the derivative is not designated as a hedge, changes in the fair value of the derivative are recognized in earnings.
The Company generally enters into derivative contracts that it intends to designate as a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). For all hedging relationships, the Company formally documents the hedging relationship and its risk management objective and strategy for undertaking the hedge, the hedging instrument, the hedged item, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method of measuring ineffectiveness. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting cash flows of hedged items. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash flow hedge are recorded in accumulated other comprehensive income to the extent that the derivative is effective as a hedge, until earnings are affected by the variability in cash flows of the designated hedged item. The ineffective portion of the change in fair value of a derivative instrument that qualifies as a cash flow hedge is reported in earnings.
Investments in equity securities
All marketable equity securities held by the Company are carried at fair value, generally based on quoted market prices and changes in the fair value of such securities are reported in realized and unrealized gain (losses) on financial instruments in the accompanying combined statements of operations. The Company elected the measurement alternative (defined as the cost of the security, adjusted for changes in fair value when there are observable prices, less impairments) for its equity securities without readily determinable fair values.
The Company performs a qualitative assessment for equity securities without readily determinable fair values each reporting period to determine whether the security could be impaired. If the qualitative assessment indicates that an impairment could exist, we estimate the fair value of the investments, and, to the extent the security’s fair value is less than its carrying value, an impairment is recorded in the combined statements of operations.
Investments in equity affiliates, accounted for using the equity method
For those investments in affiliates in which the Company has the ability to exercise significant influence, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company’s share of net earnings or losses of the affiliate as they occur rather than

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
as dividends or other distributions are received. Losses are limited to the extent of the Company’s investment in, advances to and commitments for the equity method investee. The Company determines the difference between the purchase price of the equity method investee and the underlying equity which results in an excess basis in the investment. When applicable, this excess basis is allocated to the underlying assets and liabilities of the Company’s equity method investee through an acquisition accounting exercise and is allocated within memo accounts used for equity method accounting purposes. Depending on the applicable underlying assets, these amounts are either amortized over the applicable useful lives or determined to be indefinite lived. In the event the Company is unable to obtain accurate financial information from an equity affiliate in a timely manner, the Company records its share of earnings or losses of such affiliate on a lag.
Changes in the Company’s proportionate share of the underlying equity of an equity method investee, which result from the issuance of additional equity securities by such equity method investee, are recognized in the statement of operations through the Gain (loss) on dilution of investment in affiliate line item. We periodically evaluate our equity method investment to determine if decreases in fair value below our cost basis are other than temporary. If a decline in fair value is determined to be other than temporary, we are required to reflect such decline in our combined statements of operations. Other than temporary declines in fair value of our equity method investment would be included in Share of earnings (losses) of affiliates in our combined statements of operations.
The primary factors we consider in our determination of whether declines in fair value are other than temporary are the length of time that the fair value of the investment is below our carrying value; the severity of the decline; and the financial condition, operating performance and near term prospects of the equity method investee. In addition, we consider the reason for the decline in fair value, be it general market conditions, industry specific or equity method investee specific; analysts’ ratings and estimates of 12 month share price targets for the equity method investee; changes in stock price or valuation subsequent to the balance sheet date; and our intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value.
As Liberty Live does not control the decision making process or business management practices of our affiliates accounted for using the equity method, Liberty Live relies on management of its affiliates to provide it with accurate financial information prepared in accordance with GAAP that the Company uses in the application of the equity method. In addition, Liberty Live relies on the audit reports that are provided by the affiliates’ independent auditors on the financial statements of such affiliate. The Company is not aware, however, of any errors in or possible misstatements of the financial information provided by its equity affiliates that would have a material effect on Liberty Live’s combined financial statements. See note 6 for additional discussion regarding our investment in Live Nation.
Intangible Assets
Goodwill is not amortized, but instead is tested for impairment at least annually. The annual impairment assessment of the Company’s goodwill is performed during the fourth quarter of each year, or more frequently if events and circumstances indicate impairment may have occurred.
The accounting guidance permits entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the quantitative goodwill impairment test. The accounting guidance also allows entities the option to bypass the qualitative assessment for any reporting unit in any period and proceed directly to the quantitative impairment test. The entity may resume performing the qualitative assessment in any subsequent period.
In evaluating goodwill on a qualitative basis, the Company reviews the business performance of each reporting unit and evaluates other relevant factors as identified in the relevant accounting guidance to determine whether it is more likely than not that an indicated impairment exists for any of our reporting units. The Company considers whether there are any negative macroeconomic conditions, industry specific conditions, market changes, increased competition, increased costs in doing business, management challenges,

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
the legal environments and how these factors might impact company specific performance in future periods. As part of the analysis, the Company also considers fair value determinations for certain reporting units that have been made at various points throughout the current and prior years for other purposes. If based on the qualitative analysis it is more likely than not that an impairment exists, the Company performs the quantitative impairment test.
The quantitative goodwill impairment test compares the estimated fair value of a reporting unit to its carrying value. Developing estimates of fair value requires significant judgments, including making assumptions about appropriate discount rates, perpetual growth rates, relevant comparable market multiples, public trading prices and the amount and timing of expected future cash flows. The cash flows employed in the Company’s valuation analysis are based on management’s best estimates considering current marketplace factors and risks as well as assumptions of growth rates in future years. There is no assurance that actual results in the future will approximate these forecasts. If the carrying value of a reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.
Rightsholder Relationships
Quint enters into contracts with various rightsholders to obtain the ability to utilize the rightsholders’ intellectual property (logos, brand names, etc.) and to gain access to ticket inventory in order to sell event experiential packages under the rightsholders’ brand. Generally, the contracts are multi-year arrangements in which Quint pays an annual fee to obtain the right to sell event experiential packages and separately purchases event tickets from the rightsholder. The annual fee Quint will pay over the contractual term to obtain the right to sell event experiential packages is capitalized and accounted for as an intangible asset along with a corresponding liability. All of Quint’s rightsholder relationships were initially recorded at fair value as part of the acquisition of Quint (see note 4). Any event tickets purchased are included within prepaid assets on the combined balance sheets.
Impairment of Long-Lived Assets
Long-lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or an asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows using an appropriate discount rate. Management judgment is necessary to estimate the fair value of asset groups. Accordingly, actual results could vary significantly from such estimates. Asset groups to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.
Revenue Recognition
The Company recognizes revenue in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers. Sales, value add, and other taxes, when collected concurrently with revenue producing activities, are excluded from revenue. Incremental costs of obtaining a contract are expensed when the amortization period of the asset is one year or less. To the extent the incremental costs of obtaining a contract relate to a period greater than one year, the Company capitalizes and amortizes such incremental costs in a manner that is consistent with the transfer to the customer of the goods or services to which the asset relates. If, at contract inception, we determine the time period between when we transfer a promised good or service to a customer and when the customer pays us for that good or service is one year or less, we do not adjust the promised amount of consideration for the effects of a significant financing component. To the extent that an event is cancelled and the Company can’t deliver on its performance obligation, the Company will provide a credit to the customer to be used towards a future event.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
Nature of Service and Products
Quint generates revenue primarily through the sale of multi-day experiential packages for sports and entertainment experiences with such experiential packages being designed and developed around a ticket- inclusive hospitality package for customers that are seeking access to premium live events. To a much smaller extent, Quint also generates revenue from single-day experiential packages that are similar to the multi- day packages. The multi-day experiential packages may also include on or off-site experiences, transportation, and hotel accommodations, which are all curated and delivered by Quint while the single-day experiential packages may include the same items except that hotel accommodations are generally not included for single-day experiential packages.
Revenue from multi-day experiential packages is recognized over time using a time-based output method as the events occur since the customer simultaneously receives and consumes the benefits provided by Quint’s performance over the multi-day period. Although each of the services provided throughout each day of a multi-day experiential package are considered distinct performance obligations, Quint generally accounts for each of the distinct performance obligations as a series resulting in a single performance obligation for each service provided over the multi-day experiential package. Revenue from single-day experiential packages is recognized at a point in time. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or services to a customer (transaction price).
Arrangements with Multiple Performance Obligations
Contracts with customers may contain multiple performance obligations. For such arrangements, the transaction price is allocated to each performance obligation based on the estimated relative stand-alone selling prices of the promised products or services underlying each performance obligation. The Company determines stand-alone selling prices based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable, the Company estimates the stand-alone selling price considering available information, such as market conditions and internal pricing guidelines related to the performance obligations.
Contract Balances
When consideration is received from a customer prior to transferring services to the customer under the terms of a contract, deferred revenue is recorded. Quint’s customers generally pay for services in advance of the performance obligation and therefore these prepayments are recorded as deferred revenue. The deferred revenue is recognized as revenue in the accompanying combined statements of operations as the services are provided.
As of both January 1, 2024 and 2023, the Company had total deferred revenue of zero. Subsequent to the acquisition of Quint on January 2, 2024, the Company had total deferred revenue of $122,620 thousand. During the year ended December 31, 2024, $122,031 thousand was recognized as revenue. Changes in the deferred revenue balance for the Company during 2024 were not materially impacted by other factors.
A portion of the total transaction price is related to undelivered performance obligations that are under contractual arrangements that extend beyond one year. The Company anticipates recognizing revenue from the delivery of such performance obligations of approximately $7,236 thousand in 2025, and all amounts in years thereafter are considered immaterial.
Principal versus Agent
The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. The determination of whether the Company acts as a principal or an agent in a transaction is based on an evaluation of whether the Company controls the good or service before transfer to the customer. When the Company concludes that it controls the good or

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
service before transfer to the customer, the Company is considered a principal in the transaction and records revenue on a gross basis. When the Company concludes that it does not control the good or service before transfer to the customer but arranges for another entity to provide the good or service, the Company acts as an agent and records revenue on a net basis in the amount it earns for its agency service. Quint primarily acts as the principal for its experiential packages that it designs and develops around a ticket- inclusive hospitality package (including on or off-site experiences, transportation, and hotel accommodations) as in most cases it purchases these items and bears the risk of loss, therefore, the related revenues and costs are recorded on a gross basis. For arrangements where Quint acts as the agent, the related revenues and costs are recorded on a net basis.
Practical Expedients
The Company applies certain practical expedients as permitted and does not disclose information about remaining performance obligations that have original expected durations of one year or less, information about revenue remaining from usage based performance obligations that are recognized over time as-invoiced. The majority of the Company’s performance obligations have expected durations of one year or less.
Cost of Revenue
Cost of revenue primarily includes the direct costs to execute and deliver Quint’s experiential packages that it designs and develops around a ticket-inclusive hospitality package including on or off-site experiences, transportation and hotel accommodations.
Advertising Costs
Advertising costs are expensed as incurred. Advertising costs aggregated $4,314 thousand and zero for the years ended December 31, 2024 and 2023, respectively, and were recorded in the selling, general and administrative expenses line in the combined statements of operations.
Stock-Based Compensation
As more fully described in note 10, Liberty Media has granted to its directors, employees and employees of Liberty Media, certain equity-classified awards (collectively, “Awards”). The Company measures the cost of employee services received in exchange for Awards based on the grant date fair value of the Award, and recognizes that cost over the period during which the employee is required to provide service (usually the vesting period of the Awards). The Company estimates grant date fair value using the Black-Scholes valuation model. During the years ended December 31, 2024 and 2023, the Company recorded stock-based compensation expense of $11,007 thousand and $2,053 thousand, respectively. For the year ended December 31, 2024, $7,165 thousand was included in cost of revenue (see note 4), and $3,842 thousand was included in selling, general and administrative expense in the combined statements of operations. For the year ended December 31, 2023, $2,053 thousand was included in selling, general and administrative expense in the combined statements of operations.
Income Taxes
Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Net deferred tax assets are then reduced by a valuation allowance if the Company believes it is more likely than not such net deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.
Pro Forma Earnings (Loss) per Share
Unaudited pro forma earnings (loss) per common share is computed by dividing net earnings (loss) by 91,833 thousand common shares, which is the aggregate number of shares of Series A Liberty Live Group common stock, Series B Liberty Live Group common stock and Series C Liberty Live Group common stock that would have been issued if the separation had occurred on December 31, 2024, based on the number of shares of each series of Liberty Live Group common stock outstanding as of December 31, 2024.
Year ended December 31, 2024
amounts in thousands, except per share amounts
Net earnings (loss)	$(112,764)
Pro Forma shares outstanding	91,833
Unaudited pro forma net earnings (loss) per share	$(1.23)
Estimates
The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company considers (i) application of the equity method of accounting for investments in affiliates (ii) fair value of non-financial instruments and (iii) accounting for income taxes to be its most significant estimates.
Reclasses and adjustments
Certain prior period amounts have been reclassified for comparability with current period presentation. The Company reclassed certain immaterial amounts from accounts payable and other current liabilities to amounts due to related parties in the combined balance sheets as of December 31, 2024 and 2023. Additionally, the Company included certain incremental captions related to reconciling items within the changes in operating assets and liabilities section of the combined statements of cash flows for the years ended December 31, 2024 and 2023. These changes had no impact on the subtotals for any of the sections of the combined balance sheets or the combined statements of cash flows.
Loss Contingencies
Periodically, we review the status of all significant outstanding matters to assess any potential financial exposure. When it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated, we record the estimated loss in our combined statements of operations. We provide disclosure in the notes to the combined financial statements for loss contingencies that do not meet both these conditions if there is a reasonable possibility that a loss may have been incurred that would be material to the financial statements. Significant judgment is required to determine the probability that a liability has been incurred and whether such liability is reasonably estimable. We base accruals made on the best information available at the time which can be highly subjective. The final outcome of these matters could vary significantly from the amounts included in the accompanying combined financial statements.
Foreign Currency Translation
The functional currency of the Company is the U.S. Dollar. The functional currency of the Company’s foreign operations generally is the applicable local currency for each foreign subsidiary. Assets and liabilities

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
of foreign subsidiaries are translated at the spot rate in effect at the applicable reporting date, and the combined statements of operations are translated at the average exchange rates in effect during the applicable period. The resulting unrealized cumulative translation adjustment, net of applicable income taxes, is recorded as a component of accumulated other comprehensive earnings (loss) in stockholders’ equity.
Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in the accompanying combined statements of operations and comprehensive earnings (loss) as unrealized (based on the applicable period-end exchange rate) or realized upon settlement of the transactions. These realized and unrealized gains and losses are reported in the other, net line item in the combined statements of operations.
Comprehensive Earnings (Loss)
Comprehensive earnings (loss) consists of net earnings (loss), comprehensive earnings (loss) attributable to debt credit risk adjustments, foreign currency translation adjustments, and the Company’s share of the comprehensive earnings (loss) of our equity method affiliates.
Noncontrolling Interests
The Company reports noncontrolling interests of subsidiaries within equity in the balance sheet and the amount of consolidated net income (loss) attributable to the Parent and to the noncontrolling interest is presented in the statement of operations. Also, changes in ownership interests in subsidiaries in which the Company maintains a controlling interest are recorded in equity.
Recent Accounting Pronouncements
In December 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires more detailed income tax disclosures. ASU 2023-09 requires entities to disclose disaggregated information about their effective tax rate reconciliation as well as expanded information on income taxes paid by jurisdiction. The disclosure requirements will be applied on a prospective basis, with the option to apply them retrospectively. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is in the process of evaluating the disclosure requirements related to ASU 2023-09.
In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which expands disclosures about specific expense categories at interim and annual reporting periods. The standard is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is in the process of evaluating the impact of the new standard on the related disclosures.
Recently Adopted Accounting Pronouncements
In November 2023, the FASB issued Accounting Standards Update 2023-07, Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through additional disclosures about significant segment expenses. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. ASU 2023-07 should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted ASU 2023-07 as of December 31, 2024. See note 14, Segment Information, for further details.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
(3)
Supplemental Disclosures to the Combined Statement of Cash Flows

	December 31,
	2024	2023
	amounts in thousands
Cash paid for acquisitions:
Fair value of assets acquired	$66,479	—
Intangible assets not subject to amortization	194,270	—
Intangible assets subject to amortization	170,078	—
Net liabilities assumed	(206,052)	—
Deferred tax assets (liabilities)	(19,564)	—
Cash paid (received) for acquisitions, net of cash acquired	$205,211	—
Cash paid for interest	$29,619	13,823
Cash paid (refunds received) for income taxes	$(1,330)	—

(4)
Acquisition

On January 2, 2024, the Company completed the acquisition of 100% of the equity interest in Quint. The total consideration transferred was $271.5 million, comprised of $257.1 million of cash and $14.4 million of replacement warrants. In connection with the acquisition, the Company issued replacement warrants valued in total at $21,499 thousand, of which, $14,334 thousand was included as part of the total consideration transferred and $7,165 thousand related to the post acquisition period. The $7,165 thousand in replacement warrants value related to the post acquisition period was expensed immediately in the combined statement of operations given there was no further vesting required. Such amount is recorded as stock-based compensation included within cost of revenue in the combined statements of operations.
The final acquisition price allocation for Quint is as follows (amounts in thousands):
Cash and cash equivalents	$66,259
Receivables	24,783
Goodwill	194,270
Intangible assets subject to amortization	170,078
Other assets	41,696
Deferred revenue	(122,620)
Other liabilities assumed	(83,432)
Deferred tax liabilities	(19,564)
Total purchase consideration	$271,470
Goodwill is calculated as the excess of the consideration transferred over the identifiable net assets acquired and represents the future economic benefits expected to arise from other intangible assets acquired that do not qualify for separate recognition, including assembled workforce, value associated with future customers, continued innovation and noncontractual relationships. Quint amortizable intangible assets were comprised of rightsholder relationships and other intangible assets of $166.4 million and $3.7 million with a weighted average remaining life of approximately 9.3 years and 1.1 years, respectively. Approximately $92.6 million of acquired goodwill is expected to be deductible for tax purposes. As of December 31, 2024, the valuation related to the Quint acquisition price allocation is final.
Included in net earnings (loss) for the year ended December 31, 2024 are losses of $81.1 million related to Quint’s operations since the date of acquisition.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
The unaudited pro forma revenue and net earnings of the Company, prepared utilizing the historical financial statements of Quint, giving effect to acquisition accounting related adjustments made at the time of acquisition, as if the acquisition of Quint discussed above occurred on January 1, 2023, are as follows:
Year ended December 31, 2023
amounts in thousands
Revenue	$347,219
Net earnings (loss)	$(129,883)
Net earnings (loss) attributable to Liberty Live	$(128,920)
The pro forma results include adjustments primarily related to the amortization of acquired intangible assets, as well as a non-recurring adjustment related to the replacement warrants discussed above. The pro forma information is not representative of the Company’s future results of operations nor does it reflect what the Company’s results of operations would have been if the acquisition of Quint had occurred previously and the Company consolidated Quint during the periods presented.
(5)
Fair Value Measurement

For assets and liabilities required to be reported at fair value, GAAP provides a hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three broad levels. Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs, other than quoted market prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability. The Company does not have any recurring assets or liabilities measured at fair value that would be considered Level 3.
	December 31, 2024			December 31, 2023
Description	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)
	amounts in thousands
Cash equivalents	$335,345	335,345	—	304,178	304,178	—
Equity securities	—	—	—	113,047	113,047	—
Financial instrument liabilities	—	—	—	7,833	—	7,833
Debt	$1,556,399	—	1,556,399	1,316,617	—	1,316,617
Liberty Live’s Level 2 financial instruments are debt related instruments and derivative instruments. These liabilities are not always traded publicly or not considered to be traded on “active markets,” as defined in GAAP. The fair values for such instruments are derived from a typical model using observable market data as the significant inputs or a trading price of a similar liability is utilized. The fair value of debt related instruments are based on quoted market prices but not considered to be traded on “active markets,” as defined by GAAP. Accordingly, those financial instruments and debt or debt related instruments are reported in the foregoing table as Level 2 fair value.
Financial instrument liabilities are included in other current liabilities on the combined balance sheet as of December 31, 2023.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
Realized and Unrealized Gains (Losses) on Financial Instruments, net
Realized and unrealized gains (losses) on financial instruments, net are comprised of changes in the fair value of the following:
	Years ended December 31,
	2024	2023
	amounts in thousands
Equity securities	$(7,136)	23,107
Financial instrument liabilities	(11,716)	(4,494)
Debt	(243,881)	(245,040)
	$(262,733)	(226,427)
The Company uses the measurement alternative (defined as the cost of the security, adjusted for changes in fair value when there are observable prices, less impairments) for its equity securities without readily determinable fair values. For such securities the downward adjustments for the years ended December 31, 2024 and 2023 were $11,402 thousand and $1,084 thousand, respectively, and the cumulative downward adjustments as of December 31, 2024 were $14,241 thousand. The upward adjustments for the years ended December 31, 2024 and 2023 were not material, and the cumulative upward adjustments as of December 31, 2024 were $127,113 thousand. Impairments for the years ended December 31, 2024 and 2023 were $10,630 thousand and zero, respectively, and the cumulative impairments as of December 31, 2024 were $10,630 thousand.
The Company elected to account for its exchangeable senior debentures (as described in note 8) using the fair value option. Changes in the fair value of the exchangeable senior debentures recognized in the combined statements of operations are due to market factors primarily driven by changes in the risk-free rate and in the fair value of the underlying shares into which the debt is exchangeable. The Company isolates the portion of the unrealized gain (loss) attributable to changes in the instrument specific credit risk and recognizes such amount in other comprehensive earnings (loss). During the years ended December 31, 2024 and 2023, the Company recognized $1,743 thousand and $27,650 thousand, respectively, of previously unrecognized gains related to the retirement of a portion of the 0.5% Exchangeable Senior Debentures, which was recognized through realized and unrealized gains (losses) on financial instruments, net on the combined statement of operations. The change in the fair value of the exchangeable senior debentures attributable to changes in the instrument specific credit risk before tax was a loss of $69,129 thousand and gain of $36,441 thousand for the years ended December 31, 2024 and 2023, respectively. The cumulative change since issuance was a loss of $17,572 thousand as of December 31, 2024, net of the recognition of previously unrecognized gains and losses.
(6)
Investments in Affiliates Accounted for Using the Equity Method

The following table includes the Company’s carrying amount and percentage ownership of its investments in affiliates:
	December 31, 2024		December 31, 2023
	Percentage Ownership	Carrying amount	Carrying amount
	amounts in thousands
Live Nation	30%	$417,751	291,031
Other	various	12,684	14,218
Total		$430,435	305,249

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
The following table presents the Company’s share of earnings (losses) of affiliates:
	Years ended December 31,
	2024	2023
	amounts in thousands
Live Nation	$239,449	140,917
Other	(1,783)	(700)
Total	$237,666	140,217
Live Nation
Live Nation believes it is the world’s leading live entertainment company and seeks to innovate and enhance the live entertainment experience for artists and fans before, during and after the show. As of December 31, 2024, the market value of Liberty Live’s ownership in Live Nation was approximately $9.0 billion.
The excess basis has been allocated within memo accounts used for equity method accounting purposes as follows:
	Years ended December 31,
	2024	2023
	amounts in thousands
Amortizable assets	$124,601	112,673
Nonamortizable assets	279,300	227,674
Deferred taxes and other assets	(38,414)	(33,434)
	$365,487	306,913
Amortizable intangible assets have a weighted average remaining useful life of approximately 6.5 years. The increase in excess basis for the year ended December 31, 2024 was primarily due to the Company’s share of certain of Live Nation’s equity activity partially offset by an increase in amortization on the value ascribed to amortizable intangibles. Included in our shares of earnings from Live Nation of $239,449 thousand and $140,917 thousand for the years ended December 31, 2024 and 2023, respectively, are $31,233 thousand and $28,785 thousand, respectively of losses, net of related taxes, due to the amortization of the excess basis related to assets with identifiable useful lives.
Summarized financial information for Live Nation is as follows:
Consolidated Balance Sheets
	December 31,
	2024	2023
	amounts in millions
Current assets	$9,290	9,533
Property, plant and equipment, net	2,442	2,101
Intangible assets	1,366	1,539
Goodwill	2,621	2,691
Investments in affiliates, accounted for using the equity method	504	447
Other assets	3,416	2,719
Total assets	$19,639	19,030
Current liabilities	$9,358	9,984
Long-term debt, net	6,177	5,459
Other liabilities	2,159	2,175
Redeemable noncontrolling interests	1,126	860
Equity	819	552
Total liabilities and equity	$19,639	19,030

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
Consolidated Statements of Operations
	Years ended December 31,
	2024	2023
	amounts in millions
Revenue	$23,156	22,726
Operating expenses:
Direct operating expenses	(17,328)	(17,251)
Selling, general and administrative expenses	(4,096)	(3,557)
Depreciation and amortization	(550)	(517)
Other operating expenses	(357)	(316)
Operating income (loss)	825	1,085
Interest expense	(326)	(350)
Interest income	156	238
Other income (expense), net	84	(60)
Earnings (loss) before income taxes	739	913
Income tax (expense) benefit	392	(209)
Net earnings (loss)	1,131	704
Less net earnings (loss) attributable to noncontrolling interests	235	147
Net earnings (loss) attributable to Live Nation stockholders	$896	557

(7)
Goodwill and Intangible Assets

Goodwill
Changes in the carrying amount of goodwill are as follows:
	Quint	Corporate and Other	Total
	amounts in thousands
Balance at January 1, 2024	$—	—	—
Acquisition(1)	194,270	—	194,270
Impairments(2)	(67,066)	—	(67,066)
Foreign currency translation adjustments	(1,709)	—	(1,709)
Balance at December 31, 2024	$125,495	—	125,495

(1)
See note 4 to the accompanying combined financial statements for additional information about the acquisition of Quint.

(2)
See discussion of the impairment to Quint below.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
Intangible Assets Subject to Amortization
Intangible assets subject to amortization are comprised of the following:
	December 31, 2024			December 31, 2023
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
	amounts in thousands
Rightsholder relationships	$166,400	(25,483)	140,917	—	—	—
Licensing agreements	4,463	(3,725)	738	—	—	—
Capitalized software	2,382	(2,255)	127	—	—	—
Total	$173,245	(31,463)	141,782	—	—	—
Rightsholder relationships are amortized over 8 to 13 years, and licensing agreements are amortized over 3 to 4 years. Capitalized software is amortized over 3 years. Amortization expense was $26,883 thousand and zero for the years ended December 31, 2024 and 2023, respectively. Based on its amortizable intangible assets as of December 31, 2024, Liberty Live expects that amortization expense will be as follows for the next five years (amounts in thousands):
2025	$26,244
2026	$25,451
2027	$18,696
2028	$17,532
2029	$16,033
Impairments
The Company performed a quantitative analysis of the reporting units that comprise the Quint reportable segment during the fourth quarter of 2024. Based on near-term business trends and their impact on long-term assumptions, we concluded that the estimated fair values of certain of Quint’s reporting units were less than their respective carrying values. As a result, the Company recognized a goodwill impairment loss of $67,066 thousand during the year ended December 31, 2024. The fair value was determined using a discounted cash flow (income approach) calculation (Level 3).
Based on the impairment losses recorded, the estimated fair values of certain reporting units that comprise the Quint reportable segment do not significantly exceed their carrying values as of December 31, 2024. As of December 31, 2024 the Company had accumulated goodwill impairment losses of $67,066 thousand attributed to Quint.
(8)
Debt

Debt is summarized as follows:
	Outstanding principal December 31, 2024	Carrying value
		December 31, 2024	December 31, 2023
	amounts in thousands
0.50% Exchangeable Debentures due 2050	$—	—	69,269
2.375% Exchangeable Debentures due 2053	1,150,000	1,556,399	1,247,348
Live Nation Margin Loan	—	—	—
Total debt	$1,150,000	1,556,399	1,316,617
Less debt classified as current		—	(69,269)
Total long-term debt		$1,556,399	1,247,348

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
0.5% Exchangeable Senior Debentures due 2050
In November 2020, Liberty Media closed a private offering of approximately $920 million aggregate principal amount of its 0.5% exchangeable senior debentures due 2050 (the “0.5% Exchangeable Senior Debentures due 2050”). Upon an exchange of debentures, pursuant to a supplemental indenture entered into in July 2024, Liberty Media delivered solely cash to satisfy its exchange obligations. The number of shares of Live Nation common stock attributable to a debenture represented an initial exchange price of approximately $90.10 per share. Interest was payable quarterly on March 1, June 1, September 1 and December 1 of each year. During the year ended December 31, 2023, Liberty paid approximately $918.5 million to repurchase $857.6 million aggregate principal amount of the debentures. Holders of the debentures had the right to require Liberty to purchase their debentures on September 1, 2024. In August 2024, Liberty issued a redemption notice for all of its 0.5% Exchangeable Senior Debentures due 2050. Any debentures that were not so purchased or properly surrendered for exchange were redeemed in full on September 1, 2024. Settlement of any debentures properly surrendered for exchange was completed in October 2024. Pursuant to a supplemental indenture entered into in July 2024, Liberty delivered cash to satisfy its exchange obligations. During the year ended December 31, 2024, Liberty paid approximately $71.5 million to settle the remaining 0.5% Exchangeable Senior Debentures due 2050. Liberty elected to account for the debentures using the fair value option. See note 5 for information related to unrealized gains (losses) on debt measured at fair value.
2.375% Exchangeable Senior Debentures due 2053
In September 2023, Liberty Media closed a private offering of approximately $1,150 million aggregate principal amount of its 2.375% exchangeable senior debentures due 2053 (the “2.375% Exchangeable Senior Debentures”). Upon an exchange of debentures, Liberty Media, at its option, may deliver Live Nation common stock, cash or a combination of Live Nation common stock and/or cash. The number of shares of Live Nation common stock attributable to a debenture represents an initial exchange price of approximately $104.91 per share. A total of approximately 11 million shares of Live Nation common stock are attributable to the debentures. Interest is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. The debentures may be redeemed by Liberty Media, in whole or in part, on or after September 30, 2028. Holders of the debentures also have the right to require Liberty Media to purchase their debentures on September 30, 2028. The redemption and purchase price will generally equal 100% of the adjusted principal amount of the debentures plus accrued and unpaid interest to the redemption date, plus any final period distribution. Liberty has elected to account for the debentures using the fair value option. See note 5 for information related to unrealized gains (losses) on debt measured at fair value.
The assumption of the Debentures by Liberty Live in connection with the Split-Off entitles the holders of the Debentures, for a brief period after the Split-Off, to the right to either put at par or exchange their Debentures for shares of Live Nation common stock, or an equivalent cash amount, at the election of Liberty Live, on the terms described in the indenture under which the Debentures were issued.
Live Nation Margin Loan
The Live Nation Margin Loan agreement is a $400 million revolving line of credit with a maturity date of September 9, 2026. The interest rate is Adjusted Term Secured Overnight Financing Rate plus 2.0%. The undrawn portion carries a commitment fee of 0.50% per annum. Interest on the margin loan is payable on the last business day of each calendar quarter. As of December 31, 2024, availability under the Live Nation Margin Loan was $400 million. As of December 31, 2024, 9.0 million shares of the Company’s Live Nation common stock with a value of $1,162 million were pledged as collateral to the loan. The Live Nation Margin Loan contains various affirmative and negative covenants that restrict the activities of the borrower. The loan agreement does not include any financial covenants.
Five Year Maturities
As of December 31, 2024, there are no principal maturities of outstanding debt obligations for each of the next five years.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
Fair Value of Debt
Due to the variable rate nature of the Live Nation Margin Loan, the carrying amount approximates fair value as of December 31, 2024.
(9)
Income Taxes

Certain entities and activities attributed to Liberty Live were included in the federal combined income tax returns of Liberty Media during the periods presented. The tax provision included in these combined financial statements has been prepared on a stand-alone basis, as if Liberty Live was not part of the consolidated Liberty Media tax group. To the extent tax benefits of Liberty Live are utilized by Liberty Media, tax sharing payments are credited by Liberty Media to Liberty Live in accordance with Liberty Media’s tax sharing policies. As of December 31, 2024, Liberty Live had deferred tax assets of $27,711 thousand related to net operating loss and interest expense carryforwards, which represent the amount of tax benefits generated by Liberty Live on a stand-alone basis. To the extent these tax benefits are not utilized by Liberty Live or Liberty Media prior to the Split-Off, the remaining balance of these deferred tax assets is expected to be reduced to zero and a tax sharing receivable (from Liberty Media) will be recorded.
Income tax benefit (expense) consists of:
	Years ended December 31,
	2024	2023
	amounts in thousands
Current:
Federal	$—	—
State and local	—	—
Foreign	(814)	—
	(814)	—
Deferred:
Federal	29,748	23,368
State and local	1,100	998
Foreign	—	—
	30,848	24,366
Income tax benefit (expense)	$30,034	24,366
The following table presents a summary of our domestic and foreign earnings (loss) before income taxes:
	Years ended December 31,
	2024	2023
	amounts in thousands
Domestic	$(144,441)	(115,582)
Foreign	323	—
Total	$(144,118)	(115,582)

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal statutory rate of 21% as a result of the following:
	Years ended December 31,
	2024	2023
	amounts in thousands
Computed expected tax benefit (expense)	$30,265	24,272
State and local income taxes, net of federal income taxes	869	789
Tax on foreign earnings, net of federal tax benefits	(814)	—
Other, net	(286)	(695)
Income tax benefit (expense)	$30,034	24,366
During the year ended December 31, 2024, income tax benefit does not materially differ from the U.S. statutory rate of 21% due to state income tax benefits on losses, offset by taxes on foreign earnings.
During the year ended December 31, 2023, income tax benefit does not materially differ from the U.S. statutory rate of 21% due to state income tax benefits on losses, offset by the tax effect of certain nondeductible expenses.
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:
	December 31,
	2024	2023
	amounts in thousands
Deferred tax assets:
Tax losses and credit carryforwards	$27,711	26,629
Investments	113,743	131,826
Discount on debt	87,376	18,861
Other	5,267	7,199
Deferred tax assets	234,097	184,515
Valuation allowance	—	—
Net deferred tax assets	$234,097	184,515
In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible.
At December 31, 2024, the Company had deferred tax assets of $27,711 thousand for federal and state net operating losses and interest expense carryforwards, which may be utilized to offset taxable income in future years. These carryforwards do not expire under current law. In addition, the Company had deferred tax assets of $206,386 thousand for deductible temporary differences primarily related to Investments and Exchangeable Debt. The Company believes that it is more likely than not that it will realize the benefits of these deferred tax assets based upon the Company’s ability to generate taxable income in future periods upon the implementation of certain business strategies or transactions.
As of December 31, 2024 and 2023, the Company had not recorded tax reserves related to unrecognized tax benefits for uncertain tax positions.
As of December 31, 2024, Liberty Media’s tax years prior to 2021 are closed for federal income tax purposes. Liberty Media’s 2021 tax year has not been audited by the Internal Revenue Service (the “IRS”),

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
but remains open until the statute of limitations lapses on October 15, 2025. The IRS has completed its examination of Liberty Media’s 2022 tax year, but 2022 remains open until the statute of limitations lapses on October 15, 2026. Liberty Media’s 2023 tax year is currently being audited by the IRS. Liberty Media’s 2024 tax year is currently under examination as part of the IRS Compliance Assurance Process program. Various states are currently examining Liberty Media’s prior years’ state income tax returns. We do not expect the ultimate disposition of these audits to have a material adverse effect on our financial position or results of operations.
(10)
Stock-Based Compensation

Liberty Media — Incentive Plans
Liberty Media granted, to certain of its directors, employees and employees of Liberty Media, restricted stock (“RSAs”), restricted stock units (“RSUs”) and stock options to purchase shares of Liberty Live common stock (collectively, “Awards”). The Company measures the cost of employee services received in exchange for an equity classified Award (such as stock options and restricted stock) based on the grant-date fair value (“GDFV”) of the Award, and recognizes that cost over the period during which the employee is required to provide service (usually the vesting period of the Award). The Company measures the cost of employee services received in exchange for a liability classified Award based on the current fair value of the Award, and remeasures the fair value of the Award at each reporting date.
Pursuant to the Liberty Media Corporation 2022 Omnibus Incentive Plan (the “2022 Plan”), Liberty Media may grant Awards in respect of a maximum of 16.8 million shares of Series A, Series B and Series C Liberty Media Corporation common stock plus the shares remaining available for Awards under the prior Liberty Media Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”), as of close of business on May 24, 2022, the effective date of the 2022 Plan. Any forfeited shares from the 2017 Plan shall also be available again under the 2022 Plan. Awards generally vest over 1-5 years and have a term of 7-8 years. Liberty Media issues new shares upon exercise of equity awards.
At the time of the Split-Off, the Awards are expected to be exchanged into RSAs, RSUs and stock options to purchase shares of Liberty Live common stock.
Liberty Live — Grants of Awards
During the years ended December 31, 2024 and 2023, Liberty Media granted 76 thousand and 74 thousand options, respectively, to purchase shares of Series C Liberty Live common stock to its employees and directors. Such options had a weighted average GDFV of $16.77 per share and $13.71 per share, respectively, and mainly vest between one and three years for employees and in one year for directors. Liberty Media did not grant any options to purchase shares of Series A or Series B Liberty Live common stock during the years ended December 31, 2024 and 2023.
The Company has calculated the GDFV for all of its equity classified options using the Black-Scholes Model. The Company estimates the expected term of the options based on historical exercise and forfeiture data. For grants made in 2024 and 2023, the expected term was 5.6 years. For 2024, the volatility used in the calculation for options is based on the historical volatility of Liberty Live common stock and its predecessor Liberty SiriusXM common stock. For 2023, the volatility used in the calculation for options is based on the historical volatility of Liberty SiriusXM common stock along with the implied volatility of publicly traded Liberty SiriusXM options. For grants made in 2024 and 2023, the range of volatilities was 34.6% to 34.9%. The Company uses a zero dividend rate and the risk-free rate for Treasury Bonds with a term similar to that of the subject options.
Liberty Live — Outstanding Awards
The following table presents the number and weighted average exercise price (“WAEP”) of options to purchase Liberty Live common stock granted to certain officers, employees and directors, as well as the weighted average remaining life and aggregate intrinsic value of the options.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
	Liberty Live Series C
	Options (thousands)	WAEP	Weighted average remaining life	Aggregate intrinsic value (in thousands)
Options outstanding at January 1, 2024	1,652	$42.36
Granted	76	$41.87
Exercised	(488)	$41.45
Forfeited/Cancelled	(10)	$42.29
Options outstanding at December 31, 2024	1,230	$42.68	3.1 years	$31,242
Options exercisable at December 31, 2024	1,169	$42.98	2.9 years	$29,334
As of December 31, 2024, there were no outstanding Series A or Series B options to purchase shares of Series A or Series B Liberty Live common stock.
As of December 31, 2024, the total unrecognized compensation cost related to unvested Liberty Live Awards was approximately $2.9 million. Such amount will be recognized in the Company’s combined statements of operations over a weighted average period of approximately 1.3 years.
As of December 31, 2024, 1.2 million shares of Series C Liberty Live common stock were reserved by Liberty Media for issuance under exercise privileges of outstanding stock options.
Liberty Live — Exercises
The aggregate intrinsic value of all Series C Liberty Live options exercised during the years ended December 31, 2024 and 2023 was $7.1 million and $9 thousand, respectively.
Liberty Live — Restricted Stock and Restricted Stock Units
Liberty Media had approximately 60 thousand unvested RSAs and RSUs of Liberty Live common stock held by certain directors, officers and employees as of December 31, 2024. These Series C unvested RSAs and RSUs of Liberty Live common stock had a weighted average GDFV of $41.88 per share.
The aggregate fair value of all RSAs and RSUs of Liberty Live common stock that vested during the years ended December 31, 2024 and 2023 was $2.8 million and $511 thousand, respectively.
(11)
Other Comprehensive Earnings (Loss)

Accumulated other comprehensive earnings (loss) included in Liberty Live’s combined balance sheets and combined statements of equity reflect the aggregate of foreign currency translation adjustments, comprehensive earnings (loss) attributable to credit risk adjustments, share of other comprehensive earnings (loss) of equity affiliates and recognition of previously unrealized losses (gains) on debt, net.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
The change in the components of accumulated other comprehensive earnings (loss), net of taxes (“AOCI”), is summarized as follows:
	Share of AOCI of equity affiliates	Comprehensive Earnings (Loss) Attributable to Credit Risk Adjustments	Other	AOCI
	amounts in thousands
Balance at January 1, 2023	$(12,874)	(11,209)	—	(24,083)
Other comprehensive earnings (loss) attributable to Liberty Live stockholders	28,114	28,607	21,706	78,427
Balance at December 31, 2023	$15,240	17,398	21,706	54,344
Other comprehensive earnings (loss) attributable to Liberty Live stockholders	(85,810)	(54,266)	(407)	(140,483)
Balance at December 31, 2024	$(70,570)	(36,868)	21,299	(86,139)
The components of other comprehensive earnings (loss) are reflected in Liberty Live’s combined statements of comprehensive earnings (loss) net of taxes. The following table summarizes the tax effects related to each component of other comprehensive earnings (loss).
	Before-tax amount	Tax (expense) benefit	Net-of-tax amount
	amounts in thousands
Year ended December 31, 2023:
Comprehensive earnings (loss) attributable to credit risk adjustments	$36,442	(7,835)	28,607
Share of other comprehensive earnings (loss) of equity affiliates	35,814	(7,700)	28,114
Recognition of previously unrealized losses (gains) on debt, net	27,651	(5,945)	21,706
Other comprehensive earnings (loss)	$99,907	(21,480)	78,427
Year ended December 31, 2024:
Foreign currency translation adjustments	$(2,041)	265	(1,776)
Comprehensive earnings (loss) attributable to credit risk adjustments	(69,129)	14,863	(54,266)
Share of other comprehensive earnings (loss) of equity affiliates	(109,492)	23,682	(85,810)
Recognition of previously unrealized losses (gains) on debt, net	1,744	(375)	1,369
Other comprehensive earnings (loss)	$(178,918)	38,435	(140,483)

(12)
Commitments and Contingencies

Quint acts as an official partner for certain entities which guarantees Quint allocations of tickets to various events. Certain agreements with these entities require Quint to satisfy minimum guarantees regarding event profitability targets. All minimum ticket sales were met during 2024. The terms of the agreements range from events to be held in 2025 to 2026. Event packages with the largest two partners represented approximately 74% of total combined revenue earned during the year ended December 31, 2024.
Quint operates in many different jurisdictions globally that require revenue generating entities to comply with regulations including value-added tax and sales and use tax. In 2023, Quint identified exposure as it relates to certain jurisdictions whereby either Quint was not properly registered, or the historical compliance returns filed with the different jurisdictions were incomplete or inaccurate. Quint has recognized a total estimated liability for a probable loss of approximately $28,336 thousand as of December 31, 2024, $15,198 thousand of which is recorded in accrued liabilities, and $13,138 thousand is recorded in other

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
long-term liabilities in the combined balance sheets. Of the total $28,336 thousand liability, $19,893 thousand was recorded prior to the Company’s acquisition of Quint and $8,443 thousand was recognized as an expense during the year ended December 31, 2024 within cost of revenue on the combined statements of operations. As Quint continues to work to become compliant within these jurisdictions, additional exposure of taxes, interest and penalties are reasonably possible but Quint is currently unable to assess the ultimate outcome and is unable to reasonably estimate any range of additional loss in excess of the estimated liability it has currently recognized.
General Litigation
The Company has contingent liabilities at times related to legal and tax proceedings and other matters arising in the ordinary course of business other than those matters previously discussed. Although it is reasonably possible the Company may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.
(13)
Related Party Transactions

Quint and Delta Topco Limited (the parent company of Formula 1) are related parties through Liberty Media’s common control. Quint maintains a licensing agreement with Formula 1 to execute, produce and fulfill experiential packages utilizing their naming rights and the event tickets purchased from Formula 1 to market and sell these packages to third-parties, which are disclosed in the combined statement of operations as related party cost of revenue. Quint also acts as a reseller of the products Formula 1 produces, which are disclosed in the combined statement of operations as related party revenue, net.
(14)
Segment Information

The Company, through its ownership of Quint and Live Nation, is primarily engaged in the entertainment and hospitality industries. The Company identifies its reportable segments as those operating segments that represent 10% or more of its combined annual revenue, annual Adjusted OIBDA (as defined below) or total assets.
The Company’s CODM, the chief executive officer, evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as revenue, cost of revenue, operating expenses, selling, general and administrative expenses, and Adjusted OIBDA (as defined below). In addition, the Company reviews nonfinancial measures such as website traffic.
For segment reporting purposes, the Company defines Adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses excluding all stock-based compensation, separately reported litigation settlements and restructuring, acquisition and impairment charges. The Company believes this measure is an important indicator of the operational strength and performance of its businesses, by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net earnings (loss), cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.
The Company has identified the following as its reportable segments:

•
Quint — Quint designs and develops ticket-inclusive experiential hospitality packages (including on or off-site experiences, transportation, and hotel accommodations) throughout the world.

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements

•
Live Nation — Live Nation believes it is the world’s leading live entertainment company.

As of December 31, 2024, Live Nation met the Company’s reportable segment threshold for equity method affiliates. See note 6 for segment disclosures related to Live Nation.
The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies, differing revenue sources and marketing strategies.
Performance Measures
	Year ended December 31, 2024
	Quint	Corporate and Other	Total
	amounts in thousands
Revenue	$340,493	—	340,493
Cost of revenue (excluding stock-based compensation)	(286,070)	—	(286,070)
Selling, general and administrative expenses (excluding stock-based compensation and acquisition costs)	(57,335)	(7,030)	(64,365)
Adjusted OIBDA	$(2,912)	(7,030)	(9,942)
	Year ended December 31, 2023
	Quint	Corporate and Other	Total
	amounts in thousands
Revenue	$—	—	—
Cost of revenue (excluding stock-based compensation)	—	—	—
Selling, general and administrative expenses (excluding stock-based compensation and acquisition costs)	—	(8,833)	(8,833)
Adjusted OIBDA	$—	(8,833)	(8,833)
Other Information
	December 31, 2024		December 31, 2023
	Total assets	Investments in affiliates	Total assets	Investments in affiliates
	amounts in thousands
Quint	$422,101	—	—	—
Corporate and other	1,162,925	430,435	1,103,910	305,249
Total Liberty Live	$1,585,026	430,435	1,103,910	305,249
Revenue by Geographic Area
	Years ended December 31,
	2024	2023
	amounts in thousands
United States	$304,141	—
Other countries	36,352	—
	$340,493	—

LIBERTY LIVE HOLDINGS, INC.
Notes to the Combined Financial Statements
The following table provides a reconciliation of Adjusted OIBDA to Operating income (loss) and Earnings (loss) before income taxes:
	Years ended December 31,
	2024	2023
	amounts in thousands
Combined segment Adjusted OIBDA	$(9,942)	(8,833)
Stock-based compensation	(11,007)	(2,053)
Depreciation and amortization	(27,447)	—
Impairment of intangible assets	(67,066)	—
Acquisition costs	(812)	(6,490)
Operating income (loss)	(116,274)	(17,376)
Interest expense	(29,121)	(13,992)
Dividend and interest income	21,782	5,813
Share of earnings (loss) of affiliates, net	237,666	140,217
Realized and unrealized gains (losses), net	(262,733)	(226,427)
Gain (loss) on dilution of investment in affiliate	5,846	(3,864)
Other, net	(1,284)	47
Earnings (loss) before income taxes	$(144,118)	(115,582)

Liberty Media Corporation
Pro Forma Condensed Consolidated Financial Statements
(unaudited)
Introduction
During November 2024, the board of directors of Liberty Media Corporation (“Liberty Media” or the “Company”) authorized Liberty Media management to pursue a plan to splitoff the Liberty Live Group (the “Split-Off”). Immediately prior to effecting the Split-Off, Liberty Media’s subsidiary, QuintEvents, LLC (“Quint”), interests in certain private assets and cash will be reattributed from the Formula One Group to the Liberty Live Group in exchange for interests in certain other private assets. Any cash consideration will be determined at a future date based on relative valuations at the time of the reattribution. Liberty Media will effect the Split-Off through the redemption of Liberty Media’s Liberty Live common stock in exchange for common stock of a newly formed company to be called Liberty Live Holdings, Inc. (“Liberty Live”). Liberty Media will redeem each outstanding share of its Series A, Series B and Series C Liberty Live common stock for one share of the corresponding series of common stock of Liberty Live.
Liberty Live will beneficially own approximately 69.6 million shares of Live Nation Entertainment, Inc. (“Live Nation”) common stock, Quint, interests in certain private assets currently attributed to or to be reattributed to the Liberty Live Group, corporate cash and debt obligations attributed to the Liberty Live Group, together with other assets as may be determined by Liberty Media prior to the Split-Off.
The following unaudited pro forma condensed consolidated financial statements have been prepared giving effect to the Split-Off as if it occurred as of June 30, 2025 for the pro forma condensed consolidated balance sheet and January 1, 2024 for the pro forma condensed consolidated statements of operations. The unaudited pro forma condensed consolidated financial statements do not purport to represent what the Company’s financial position actually would have been had the Split-Off occurred on the dates indicated or to project the Company’s operating results for any future period.
The divestiture of the Company’s interest in Live Nation is expected to represent a strategic shift that will have a major effect on the Company’s operations due to the relative materiality of the Company’s interest in Live Nation. Accordingly, the Company intends to present its divestiture of Live Nation as a discontinued operation. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the publicly available information of Liberty Media, including the Form 10-K, as filed on February 27, 2025 with the Securities and Exchange Commission (the “SEC”) and the Form 10-Q, as filed on August 7, 2025 with the SEC.

Liberty Media Corporation
Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2025
(unaudited)
	Liberty Media historical(1)	Less: Liberty Live historical(2)	Liberty Media Pro forma
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$3,448	378	3,070
Trade and other receivables, net	144	48	96
Other current assets	510	59	451
Total current assets	4,102	485	3,617
Investments in affiliates, accounted for using the equity method	622	575	47
Property and equipment, at cost	1,012	3	1,009
Accumulated depreciation	(184)	(1)	(183)
	828	2	826
Goodwill	4,135	179	3,956
Intangible assets subject to amortization, net	2,570	80	2,490
Deferred income tax assets	790	256	534
Other assets	774	174	600
Total assets	$13,821	1,751	12,070
Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$470	67	403
Current portion of debt	1,803	1,769	34
Deferred revenue	780	134	646
Other current liabilities	50	2	48
Total current liabilities	3,103	1,972	1,131
Long-term debt	2,996	—	2,996
Other liabilities	359	111	248
Total liabilities	6,458	2,083	4,375

Liberty Media Corporation
Pro Forma Condensed Consolidated Balance Sheet (continued)
As of June 30, 2025
(unaudited)
	Liberty Media historical(1)	Less: Liberty Live historical(2)	Liberty Media Pro forma
	amounts in millions
Stockholder’s equity
Preferred stock	—	—	—
Series A Liberty Formula One common stock	—	—	—
Series A Liberty Live common stock	—	—	—
Series B Liberty Formula One common stock	—	—	—
Series B Liberty Live common stock	—	—	—
Series C Liberty Formula One common stock	2	—	2
Series C Liberty Live common stock	1	1	—
Additional paid-in capital	—	—	—
Accumulated other comprehensive earnings (loss), net of taxes)	(81)	(43)	(38)
Retained earnings	7,419	(312)	7,731
Total stockholders’ equity	7,341	(354)	7,695
Noncontrolling interests in equity of subsidiaries	22	22	—
Total equity	7,363	(332)	7,695
Total liabilities and equity	$13,821	1,751	12,070

Liberty Media Corporation
Pro Forma Condensed Consolidated Statement of Operations
For the six months ended June 30, 2025
(unaudited)
	Liberty Media historical(1)	Less: Liberty Live historical(2)	Less: Eliminations(3)	Liberty Media Pro forma
	amounts in millions
Revenue:
Formula 1 revenue	$1,603	—	(26)	1,629
Other revenue	185	186	(1)	—
Total revenue	1,788	186	(27)	1,629
Operating costs and expenses:
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	1,065	—	(2)	1,067
Other cost of sales	127	152	(25)	—
Selling, general and administrative, including stock-based compensation	223	40	—	183
Depreciation and amortization	157	11	—	146
Acquisition costs	14	—	—	14
	1,586	203	(27)	1,410
Operating income (loss)	202	(17)	—	219
Other income (expense):			—
Interest expense	(112)	(15)	—	(97)
Share of earnings (losses) of affiliates, net	72	75	—	(3)
Realized and unrealized gains (losses) on financial instruments, net	(64)	(306)	—	242
Other, net	106	7	—	99
	2	(239)	—	241
Earnings (loss) before income taxes	204	(256)	—	460
Income tax (expense) benefit	5	54	—	(49)
Net earnings (loss)	209	(202)	—	411
Less net earnings (loss) attributable to the noncontrolling interests	—	—	—	—
Net earnings (loss) attributable to Liberty stockholders	$209	(202)	—	411

Liberty Media Corporation
Pro Forma Condensed Consolidated Statement of Operations (continued)
For the six months ended June 30, 2025
(unaudited)
	Liberty Media historical(1)	Less: Liberty Live historical(2)	Liberty Media Pro forma
	amounts in millions, except per share amounts
Net earnings (loss) from continuing operations attributable to Liberty stockholders
Liberty Formula One common stock	404	(7)	411
Liberty Live Common Stock	(195)	(195)	—
Basic net earnings (loss) from continuing operations attributable to Liberty stockholders per common share
Series A, B and C Liberty Formula One common stock	1.62		1.65
Series A, B and C Liberty Live common stock	(2.12)		NA
Diluted net earnings (loss) from continuing operations attributable to Liberty stockholders per common share
Series A, B and C Liberty Formula One common stock	1.55		1.58
Series A, B and C Liberty Live common stock	(2.12)		NA
Basic Weighted Average Shares Outstanding
Liberty Formula One common stock	249		249
Liberty Live common stock	92		NA
Diluted Weighted Average Shares Outstanding
Liberty Formula One common stock	255		255
Liberty Live common stock	92		NA

Liberty Media Corporation
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2024
(unaudited)
	Liberty Media historical(1)	Less: Liberty Live historical(2)	Less: Eliminations(3)	Liberty Media Pro forma
	amounts in millions
Revenue:
Formula 1 revenue	$3,318	—	(93)	3,411
Other revenue	335	340	(5)	—
Total revenue	3,653	340	(98)	3,411
Operating costs and expenses:
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	2,294	—	(5)	2,299
Other cost of sales	194	286	(92)	—
Selling, general and administrative, including stock-based compensation	432	75	(1)	358
Depreciation and amortization	352	23	—	329
Impairment and acquisition costs	105	74	—	31
	3,377	458	(98)	3,017
Operating income (loss)	276	(118)	—	394
Other income (expense):
Interest expense	(237)	(29)	—	(208)
Share of earnings (losses) of affiliates, net	228	234	—	(6)
Realized and unrealized gains (losses) on financial instruments, net	(383)	(263)	—	(120)
Other, net	92	26	—	66
	(300)	(32)	—	(268)
Earnings (loss) from continuing operations before income taxes	(24)	(150)	—	126
Income tax (expense) benefit	(39)	31	—	(70)
Net earnings (loss) from continuing operations	(63)	(119)	—	56
Net earnings (loss) from discontinued operations	(2,412)	—	(2,412)	—
Net earnings (loss)	(2,475)	(119)	(2,412)	56
Less net earnings (loss) attributable to the noncontrolling interests	(412)	(2)	(410)	—
Net earnings (loss) attributable to Liberty stockholders	$(2,063)	(117)	(2,002)	56

Liberty Media Corporation
Pro Forma Consolidated Statement of Operations (continued)
For the year ended December 31, 2024
(unaudited)
	Liberty Media historical(1)	Less: Liberty Live historical(2)	Liberty Media Pro forma
	amounts in millions, except per share amounts
Net earnings (loss) from continuing operations attributable to Liberty stockholders
Liberty Formula One common stock	$(30)	(86)	56
Liberty Live Common Stock	$(31)	(31)	—
Basic net earnings (loss) from continuing operations attributable to Liberty stockholders per common share
Series A, B and C Liberty Formula One common stock	$(0.13)		0.23
Series A, B and C Liberty Live common stock	$(0.34)		NA
Diluted net earnings (loss) from continuing operations attributable to Liberty stockholders per common share
Series A, B and C Liberty Formula One common stock	$(0.13)		0.23
Series A, B and C Liberty Live common stock	$(0.34)		NA
Basic Weighted Average Shares Outstanding
Liberty Formula One common stock	240		240
Liberty Live common stock	92		NA
Diluted Weighted Average Shares Outstanding
Liberty Formula One common stock	243		243
Liberty Live common stock	92		NA

(1)
Represents the historical financial position and results of operations of Liberty Media. Such amounts were derived from the historical consolidated financial statements of Liberty Media as filed with the SEC on Form 10-K on February 27, 2025 and on Form 10-Q on August 7, 2025.

(2)
Represents the historical financial position and results of operations of Liberty Live from the perspective of Liberty Media.

(3)
Eliminations relate to i) transactions that eliminated in consolidation for purposes of Liberty Media’s historical consolidated financial statements, but that would not eliminate after giving effect to the Split-Off or ii) historical discontinued operations.

ANNEX A: Form of Liberty Live’s Restated Articles

A-1

ANNEX B: Form of Liberty Live’s Restated Bylaws

B-1